Exhibit 10.1

ASSET PURCHASE AGREEMENT

AMONG

PRAIRIE CAPITAL MANAGEMENT LLC,

a Delaware limited liability company,

UMB ADVISORS, LLC,

a Delaware limited liability company,

PCM LLC,

a Delaware limited liability company,

UMB MERCHANT BANC, LLC,

a Missouri limited liability company,

UMB FINANCIAL CORPORATION,

a Missouri corporation,

BRIAN KAUFMAN,

ROBYN SCHNEIDER,

CURTIS KRIZEK

and

GEORGE K. BAUM HOLDINGS, INC.

dated as of June 27, 2010

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5.10.	Employees; Employee Benefits Matters; Labor Matters	21

5.11.	Litigation	22

5.12.	Intellectual Property	23

5.13.	Taxes	24

5.14.	Insurance	25

5.15.	Advisor Seller’s Business	25

5.16.	Investment Management Contracts	28

5.17.	Other Agreements of Advisor Seller	29

5.18.	Real Property	29

5.19.	Broker’s or Finder’s Fees	30

5.20.	No Material Adverse Effect	30

5.21.	No Other Representation; No Reliance	30

5.22.	Authentication	31

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF UMB AND BUYERS		31

6.1.	Capacity of Buyers	31

6.2.	Authority	31

6.3.	No Conflict; No Consent	32

6.4.	Litigation	32

6.5.	Broker’s or Finder’s Fees	32

6.6.	No Material Adverse Effect	32

ARTICLE VII. COVENANTS OF SELLERS AND MEMBERS		32

7.1.	General	32

7.2.	Non-Solicitation; Non-Competition	33

7.3.	Individual Member Agreements	36

7.4.	Taxes	36

7.5.	Chicago Lease	36

7.6.	GP Seller and the Funds	36

7.7.	Incentive Bonus Plan	36

7.8.	Baum Agreements	36

7.9.	GKB Obligations	37

7.10.	Brokerage Relationship	37

7.11.	New Name	37

7.12.	Release of Liens	37

ARTICLE VIII. COVENANTS OF BUYERS AND UMB		37

8.1.	General	37

8.2.	Notice of Developments	37

8.3.	Advisor Buyer Agreements	38

8.4.	GP Buyer and the Funds	38

8.5.	Incentive Bonus Plan	38

8.6.	Investment Adviser Registration	38

8.7.	Actions by UMB	38

8.8.	Employment	39

8.9.	Retention and Access to Books and Records	39

8.10.	Retention Bonuses	39

8.11.	UMBFSI Agreements	39

8.12.	Post-Closing Assistance	40

8.13.	No Financing	40

ARTICLE IX. CONDITIONS TO OBLIGATIONS OF SELLERS AND MEMBERS		40

9.1.	Accuracy of Representations and Warranties	40

9.2.	Performance by Buyers and UMB	40

9.3.	Certificate of Compliance	40

9.4.	Legal Challenge	40

9.5.	Approvals; No Prohibition	41

9.6.	Deliveries	41

9.7.	Consents	41

9.8.	Professional Liability Policy	42

9.9.	Tax Clearance Letter	42

9.10.	Material Adverse Effect	42

9.11.	Other Documents	42

ARTICLE X. CONDITIONS TO OBLIGATIONS OF BUYERS AND UMB		42

10.1.	Accuracy of Representations and Warranties	42

10.2.	Performance by Sellers and Members	42

10.3.	Certificate of Compliance	42

10.4.	Legal Challenge	43

10.5.	Approvals; No Prohibition	43

10.6.	Deliveries	43

10.7.	Required Consents	43

10.8.	Professional Liability Policy	43

10.9.	Tax Clearance Letter	43

10.10.	Retention Bonus Agreements	43

10.11.	Material Adverse Effect	43

10.12.	Landlord Estoppel Letter	43

10.13.	Other Documents	44

ARTICLE XI. ACTIONS AT THE CLOSINGS BY SELLERS AND MEMBERS		44

11.1.	Closing Deliveries	44

ARTICLE XII. ACTIONS AT THE CLOSINGS BY BUYERS AND UMB		45

12.1.	Closing Deliveries	45

ARTICLE XIII. TAXES		46

13.1.	Payment of Transaction Taxes	46

13.2.	Straddle Taxes	46

13.3.	Cooperation as to Tax Matters	46

13.4.	Allocation of the Purchase Price	46

13.5.	Employment Taxes	47

ARTICLE XIV. TERMINATION AND REMEDIES		47

14.1.	Termination of Agreement	47

14.2.	Effect of Termination	48

ARTICLE XV. SURVIVAL; INDEMNIFICATION		48

15.1.	Survival of Representations, Warranties and Covenants	48

15.2.	Indemnification by Sellers and Members	49

15.3.	Indemnification by Buyers and UMB	50

15.4.	Notice and Defense of Third Party Claims	50

15.5.	Basket Limitations	51

15.6.	Cap Limitations	52

15.7.	Mitigation	53

15.8.	Insurance	53

15.9.	Exclusive Remedy	53

15.10.	Bargain	53

ARTICLE XVI. GENERAL PROVISIONS		54

16.1.	Expenses	54

16.2.	Execution in Counterparts; Binding Effect	54

16.3.	Governing Law, Venue	54

16.4.	Notices	54

16.5.	Titles and Headings	56

16.6.	Successors and Assigns	56

16.7.	No Third Party Beneficiaries	57

16.8.	Entire Agreement	57

16.9.	Waivers and Amendments	57

16.10.	Severability	57

16.11.	Confidentiality and Announcements	58

16.12.	Further Assurances	58

16.13.	Interpretation	58

16.14.	Waivers	58

16.15.	Supplements to Schedules	59

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INDEX OF SCHEDULES

Schedule 2.1(e)	Advisor Seller Fixed Assets

Schedule 2.2	Excluded Advisor Assets

Schedule 2.5(e)	GP Seller Fixed Assets

Schedule 2.6	Excluded GP Assets

Schedule 5.3(a)	Permitted Liens of Advisor Seller

Schedule 5.3(b)	Permitted Liens of GP Seller

Schedule 5.3(c)	Exceptions to Title for GKB IP

Schedule 5.4(a)	Conflicts

Schedule 5.4(b)	Consents

Schedule 5.5	Financial Statements

Schedule 5.6	Ordinary Course of Business

Schedule 5.7	Compliance with Laws

Schedule 5.9(a)	GP Contracts

Schedule 5.9(b)	Status of GP Contracts

Schedule 5.10(b)	Employment Agreements and/or Non-Competition Agreements

Schedule 5.10(d)	Employee Proceedings

Schedule 5.10(e)	Employee Plans

Schedule 5.11	Litigation

Schedule 5.12(a)	List of Intellectual Property

Schedule 5.12(b)	Ownership of Intellectual Property

Schedule 5.13	Taxes

Schedule 5.14	Insurance

Schedule 5.15(c)	ERISA Clients

Schedule 5.15(f)	Fund Agreements

Schedule 5.15(h)	Fund Financial Statement Exceptions

Schedule 5.15(i)	Fund Governmental Proceedings

Schedule 5.15(j)	Underlying Managers Subject to an Outside Jurisdiction

Schedule 5.15(k)	Fund Tax Matters

Schedule 5.15(o)	Fund Jurisdictions

Schedule 5.16	Status of Investment Management Contracts

Schedule 5.17(a)	Other Advisor Contracts

Schedule 5.17(b)	Status of Other Advisor Contracts

Schedule 5.18	Real Property Leases

Schedule 5.22	Authentication

Schedule 6.3(b)	Buyers’ and UMB’s Required Consents

INDEX OF EXHIBITS

Exhibit A	Earn-Out Amounts

Exhibit B	Incentive Bonus Plan

Exhibit C	Form of Employment, Non-Solicitation and Non-Competition Agreement with Individual Members

Exhibit D	Form of Registered Representative Agreement with Individual Members

Exhibit E	Form Sublease for Chicago Office

Exhibit F	Form of Amended and Restated Limited Partnership Agreement

Exhibit G	Form of Kansas City Sublease

Exhibit H	Form of Support Services Agreement

Exhibit I	Form of Amendment and Assignment of Clearing Agreement

Exhibit J	Form of Non-Solicitation Agreement

Exhibit K	Form of Negative Consent Letter

Exhibit L	Form of Retention Bonus Agreement for Key Employees (other than the New Key Employee)

Exhibit M	Form of Retention Agreement for New Key Employee

Exhibit N	Form of Retention Bonus Agreement for Other Professional Employees and Other Employees

Exhibit O	Form of Retention Agreement for Other New Employees

Exhibit P	Form of Investment Advisor Representative Agreement for Key Employees and Other Professional Employees with Series 7 and Series 66 licenses

Exhibit Q	Form of Registered Representative Agreement for Key Employees with Series 7 licenses

Exhibit R	Form of Registered Representative Agreement for Other Professional Employees with Series 6 or Series 7 licenses

Exhibit S	Forms of New Investment Management Contracts

Exhibit T	Form of Termination and Client Consent

Exhibit U	Form of Bill of Sale, Assignment and Assumption of Liabilities Agreement

Exhibit V	Form of Intellectual Property Assignment Agreement

Exhibit W	Form of GKB Intellectual Property Assignment Agreement

Exhibit X	Form of Professional Liability Policy

Exhibit Y	Form of Amendment and Assignment of Client Referral Agreements

Exhibit Z	Form of Amendment and Assignment of Client Referral and Introduction Agreement

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of June, 2010, by and among PRAIRIE CAPITAL MANAGEMENT LLC, a Delaware limited liability company (“Advisor Seller”); UMB ADVISORS, LLC, a Delaware limited liability company (“Advisor Buyer”); PCM LLC, a Delaware limited liability company (“GP Seller”); UMB MERCHANT BANC, LLC, a Missouri limited liability company (“GP Buyer”); UMB FINANCIAL CORPORATION, a Missouri corporation (“UMB”); and BRIAN KAUFMAN, a resident of Kansas, ROBYN SCHNEIDER, a resident of Illinois, CURTIS KRIZEK, a resident of Kansas, and GEORGE K. BAUM HOLDINGS, INC. (“GKB”), a Delaware corporation (each, a “Member” and collectively, “Members”). Defined terms used in this Agreement shall have the meanings set forth in Section 1.1, or as otherwise hereinafter defined.

WHEREAS, Advisor Seller is a registered investment adviser and is in the business of providing investment management services;

WHEREAS, the Members own all of the issued and outstanding limited liability company voting membership interests of Advisor Seller;

WHEREAS, UMB owns all of the issued and outstanding limited liability company membership interests of Advisor Buyer;

WHEREAS, subject to the terms and conditions of this Agreement, Advisor Seller desires to sell, and Advisor Buyer desires to acquire, certain of the assets of Advisor Seller’s Business;

WHEREAS, GP Seller is the general partner of various Funds organized as limited partnerships and associated with Advisor Seller’s Business;

WHEREAS, Advisor Seller owns all of the issued and outstanding limited liability company membership interests of GP Seller;

WHEREAS, UMB owns all of the issued and outstanding limited liability company membership interests of GP Buyer: and

WHEREAS, subject to the terms and conditions of this Agreement, GP Seller desires to sell, and GP Buyer desires to acquire, certain of the assets of GP Seller’s Business.

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NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions, and other agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below (definitions are applicable to both the singular and plural forms of each term defined in this Section):

“Accounting Arbitrator” has the meaning set forth in Section 3.3(d).

“Actual Knowledge” means (a) with respect to Advisor Seller, GP Seller and Members, any fact or matter actually known to any Individual Member without any duty of inquiry; and (b) with respect to UMB, Advisor Buyer and GP Buyer, any fact or matter actually known to Clyde Wendel or Michael Hagedorn without any duty of inquiry.

“Adjustment Period” has the meaning set forth in Section 3.3(d).

“Advisor Assets” means all of Advisor Seller’s assets and properties, real, personal or mixed, tangible or intangible, of every kind and description, wherever located.

“Advisor Books and Records” has the meaning set forth in Section 2.1(a).

“Advisor Buyer” has the meaning set forth in the preamble to this Agreement.

“Advisor Buyer Employee Plans” means all employee benefit plans (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, other equity-based compensation, incentive, deferred compensation, profit sharing, retirement, savings, disability, insurance, vacation, retiree health or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by Advisor Buyer or any of its ERISA Affiliates for the benefit of any employee of Advisor Buyer.

“Advisor Seller” has the meaning set forth in the preamble to this Agreement.

“Advisor Seller’s Business” means the Advisor Seller’s business prior to Closing, which includes (a) advising high net worth individuals on the use of third-party managers, funds and funds of funds not registered under the Investment Company Act of 1940, as amended, for the management and investment of their assets, and (b) facilitating such use of third parties by, for example, organizing limited partnerships and other entities (e.g., funds of funds) to pool the assets of such high net worth individuals to be managed and invested by third parties.

“Affiliate” means, (i) with respect to Sellers, any Person that is, directly or indirectly, controlled by one or both Sellers, or is under common control with Sellers, and (ii) with respect to Buyers, any Person that is, directly or indirectly, controlled by UMB. For purposes of this definition, “control,” including the term “controlled,” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or credit agreement, as director, trustee, partner, or executor or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

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“Assigned GP Interests” has the meaning set forth in Section 2.5(b).

“Assumed Advisor Liabilities” has the meaning set forth in Section 2.3.

“Assumed GP Liabilities” has the meaning set forth in Section 2.7.

“Baum” means George K. Baum & Company, a wholly-owned subsidiary of GKB.

“Bill of Sale” has the meaning set forth in Section 11.1(a).

“Books and Records” means the Advisor Books and Records and the GP Books and Records.

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks are authorized or required to be closed by Law in Kansas City, Missouri.

“Buyer” means Advisor Buyer or GP Buyer, separately, and “Buyers” means Advisor Buyer and GP Buyer together.

“Buyer Cap Limitation” has the meaning set forth in Section 15.6(c).

“Buyer Indemnitees” has the meaning set forth in Section 15.2(a).

“Buyers’ Basket” has the meaning set forth in Section 15.5(b).

“Buyers’ Supplemental Schedules” has the meaning set forth in Section 10.1.

“Claim Notice” has the meaning set forth in Section 15.4(a).

“Client” has the meaning set forth in Section 5.15(a).

“Client Consent” has the meaning set forth in Section 9.7(a).

“Client Identity Fraud” has the meaning set forth in Section 15.9.

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” has the meaning set forth in Section 4.1.

“Closing Purchase Price” has the meaning set forth in Section 3.1(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Confidentiality Agreement” means the Mutual Confidentiality and Non-Disclosure Agreement between UMB and Advisor Seller.

“Consent” has the meaning set forth in Section 5.4(b).

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“Constitutive Documents” means, with respect to any Person that is an entity, such Person’s articles or certificate of incorporation, certificate of trust, agreement and declaration of trust and/or its bylaws, or similar organizational documents.

“Determination Date” has the meaning set forth in Section 3.3(d).

“Discussion Period” has the meaning set forth in Section 3.3(d).

“Draft Final Adjustment” has the meaning set forth in Section 3.3(d).

“Earn-Out Amount” has the meaning specified in Exhibit A.

“Earn-Out Term” has the meaning specified in Exhibit A.

“Employee Plans” means (i) all employee benefit plans (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, other equity-based compensation, incentive, deferred compensation, profit sharing, retirement, savings, disability, insurance, vacation, retiree health or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by Advisor Seller, GP Seller or any other trade or business (whether or not, incorporated) which would be treated as a single employer with Advisor Seller or GP Seller under Section 414 of the Code (an “ERISA Affiliate”) for the benefit of any employee of Advisor Seller or GP Seller, and (ii) all individual employment, retention, termination, severance or other similar contracts or agreements pursuant to which Advisor Seller, GP Seller or any of their ERISA Affiliates currently has any obligation with respect to any employee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in the definition of “Employee Plans.”

“Excluded Advisor Assets” has the meaning set forth in Section 2.2.

“Excluded Advisor Liabilities” has the meaning set forth in Section 2.4.

“Excluded GP Assets” has the meaning set forth in Section 2.6.

“Excluded GP Liabilities” has the meaning set forth in Section 2.8.

“Exhibits” means the exhibits attached to this Agreement.

“Final Adjustment” has the meaning set forth in Section 3.3(b).

“Final Adjustment Notice” shall have the meaning set forth in Section 3.3(d).

“Financial Statements” has the meaning set forth in Section 5.5.

“Funds” means all Split-Interest Funds and all Non-Split-Interest Funds.

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“GAAP” means United States generally accepted accounting principles, consistently applied.

“GKB” has the meaning set forth in the preamble to this Agreement.

“GKB IP” has the meaning set forth in Section 5.12(a).

“Governmental Entity” means any court, executive office, legislature, any governmental agency, commission, or administrative or regulatory authority or instrumentality (including any political subdivision thereof), domestic or foreign, federal, state, or local, or any Self-Regulatory Organization.

“GP Assets” means all of GP Seller’s assets and properties, real, personal or mixed, tangible or intangible, of every kind and description, wherever located.

“GP Books and Records” has the meaning set forth in Section 2.5(a).

“GP Buyer” has the meaning set forth in the preamble to this Agreement.

“GP Contracts” has the meaning set forth in Section 5.9(a).

“GP Interest” means, with respect to each Fund, GP Seller’s rights, title and interest as a general partner in such Fund, as reflected in the Limited Partnership Agreement for the Fund, including, without limitation, GP Seller’s voting and economic rights, and GP Seller’s capital account.

“GP Seller” has the meaning set forth in the preamble to this Agreement.

“GP Seller’s Business” means the general partner administrative services business of GP Seller.

“Imputed Knowledge” means, with respect to Advisor Seller, GP Seller and Members, any fact or matter about which an Individual Member has Actual Knowledge, or about which an Individual Member reasonably should have knowledge as a result of his or her position as an officer, manager or member of Adviser Seller or GP Seller; and, with respect to UMB, Advisor Buyer and GP Buyer, any fact or matter actually about which Clyde Wendel or Michael Hagedorn has Actual Knowledge, or about which Clyde Wendel or Michael Hagedorn reasonably should have knowledge as a result of his or her position as an officer, director, manager or member of Advisor Buyer, GP Buyer or UMB or its Affiliates.

“Incentive Bonus Plan” means the plan attached hereto as Exhibit B.

“Incentive Bonus Pool Amount” has the meaning specified in Exhibit B.

“Indemnified Party” has the meaning set forth in Section 15.4(a).

“Indemnifying Party” has the meaning set forth in Section 15.4(a).

“Individual Members” means all Members other than GKB.

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“Intellectual Property Rights” means any and all intellectual property rights and other similar proprietary rights in any jurisdiction, whether registered or unregistered, whether owned or held for use under license, including all rights and interests pertaining to or deriving from: (a) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos and the goodwill associated therewith (“Trademarks”); (b) proprietary databases and data compilations and all documentation relating to the foregoing, including manuals, memoranda and records; (c) domain names, including in each case any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any governmental authority in any jurisdiction; (d) patents; (e) copyrights; or (f) trade secrets.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

“Investment Management Contract” has the meaning set forth in Section 5.15(a).

“Investment Management Services” has the meaning set forth in Section 7.2(c)(i).

“IRS” means the United States Internal Revenue Service.

“Key Employees” means five certain executive-level employees of Advisor Seller, the names of whom Advisor Seller has provided to Advisor Buyer, and the receipt of which Advisor Buyer hereby acknowledges.

“Law” means any law, statute, ordinance, rule, code, or regulation enacted, imposed or promulgated, or Order issued, imposed or rendered, by any Governmental Entity.

“Liability” means a liability, obligation, claim, penalty, fine, Lien, loss, cost, expense, or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent, or otherwise, and whether known or unknown).

“License” means a license, certificate of authority, franchise, permit, or other authorization to transact business or needed to transact business, whether granted by a Governmental Entity or other Person.

“Licensed IP” has the meaning set forth in Section 5.12(a).

“Lien” means any lien, pledge, mortgage, deed of trust, warrant, security interest, lease, charge, option, right of first refusal, easement, adverse claim, encroachment, servitude, transfer restriction under any shareholder or similar agreement, or any encumbrance.

“Limited Partnership Agreements” has the meaning set forth in Section 5.9(a).

“Loss” means, collectively, all losses, liabilities, obligations, damages (including incidental but excluding consequential damages and diminution in value), demands, claims, suits, actions, judgments, assessments, deficiencies, costs and expenses (whether or not arising

6

out of Third Party Claims), including interest, penalties, reasonable attorneys’ fees, and all reasonable expenses incurred in investigating, preparing and defending against any litigation, commenced or threatened, and any and all amounts paid in settlement of any claim or litigation, whether or not involving a Third Party Claim; provided, however, that with respect to a Third Party Claim, incidental and consequential damages and diminution in value damages awarded pursuant to a court order will be considered Damages to the extent of such Third Party Claim.

“Material Adverse Effect” means any change, event, development, condition or circumstance that is, or would reasonably be expected to be, individually or in the aggregate, material and adverse to the business, operations, assets, properties, rights or condition (financial or otherwise) of Sellers, the Funds, Buyers or UMB, whichever is applicable, except for any change, event, development, condition or circumstance resulting, directly or indirectly, from (i) the public announcement of, or the performance of, the transactions contemplated by or pursuant to this Agreement or the Transaction Agreements (including any action or inaction by Sellers’ customers, suppliers, employees or competitors); (ii) changes in GAAP; (iii) any attack on, or by, or any outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by Congress or any other national or international calamity; (iv) changes in general economic conditions or financial or securities markets; (v) fluctuations in the fair market value of the underlying assets in the Funds or in the assets managed by Advisor Seller or GP Seller; or (vi) any enactment, adoption, issuance, amendment or other change in Laws applicable to any or all of the parties hereto, or applicable to Advisor’s Seller’s Business or GP Seller’s Business, or to any business now conducted or contemplated by UMB or its Affiliates.

“Member” has the meaning set forth in the preamble to this Agreement.

“New Investment Management Contract” has the meaning set forth in Section 9.7(a).

“New Key Employee” means that certain executive-level employee of Advisor Seller, the name of whom Advisor Seller has provided to Advisor Buyer, and the receipt of which Advisor Buyer hereby acknowledges.

“Non-Paying Party” has the meaning set forth in Section 13.2.

“Non-Split-Interest Fund” means each of PCM Managed Equity Fund I L.P.; PCM Select Managers Fund L.P.; PCM Strategic Small Mid Cap L.P.; PCM Long/Short Equity L.P.; PCM Concentrated Global L/S Equity L.P.; PCM Diversified Strategies L.P.; and PCM Private Equity III L.P.

“Objection Period” has the meaning set forth in Section 3.3(d).

“Operating Expenses” has the meaning set forth in Section 3.3(a)(ii).

“Order” means an order, writ, ruling, judgment, directive, injunction, or decree of any arbitrator or Governmental Entity.

“Ordinary Course of Business” means an action taken by a Person that is consistent in nature, scope and magnitude with the past practices of such Person, is taken in the ordinary course of the normal, day-to-day operations of such Person, or is customarily taken in the ordinary course of normal, day-to-day operations of other Persons that are in the same line of business as such Person.

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“Other Advisor Contract Consent” has the meaning set forth in Section 9.7(c).

“Other Advisor Contracts” has the meaning set forth in Section 5.17(a).

“Other Employees” means all employees of Advisor Seller other than the Individual Members, the Key Employees, the Other New Employee and the Other Professional Employees, the names of all such Other Employees Advisor Seller has provided to Advisor Buyer, and the receipt of which Advisor Buyer hereby acknowledges.

“Other New Employee” means that certain new employee of Advisor Seller, the name of whom Advisor Seller has provided to Advisor Buyer, and the receipt of which Advisor Buyer hereby acknowledges.

“Other Professional Employees” means certain employees of Advisor Seller (other than the Key Employees) who will serve as investment advisor representatives of Advisor Buyer and registered representatives of UMBFSI, the names of whom Advisor Seller has provided to Advisor Buyer, and the receipt of which Advisor Buyer hereby acknowledges.

“Other GP Contract Consent” has the meaning set forth in Section 9.7(d).

“Other GP Contracts” has the meaning set forth in Section 5.9(a).

“Partner Consent” has the meaning set forth in Section 9.7(b).

“Past Client” has the meaning set forth in Section 7.2(c)(ii).

“Paying Party” has the meaning set forth in Section 13.2.

“Permitted Activities” has the meaning set forth in Section 7.2(c)(iii).

“Permitted Assignee” means a subsidiary of GP Buyer newly formed to act as general partner of a Fund.

“Permitted Liens” means Liens for Taxes for the current year not yet due and payable.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business or statutory trust, unincorporated organization, or other legal entity.

“Preliminary Adjustment” has the meaning set forth in Section 3.3(a).

“Present Client” has the meaning set forth in Section 7.2(c)(iv).

“Professional Liabilities” means any Liabilities, losses or obligations arising out of or relating to the acts or omissions of Sellers on or prior to the Closing Date in rendering wealth management, brokerage, advisory, subadvisory, administration, distribution or other services, including, without limitation, any Liabilities or Losses arising under or with respect to the Investment Management Contracts, the Limited Partnership Agreements and the GP Interests.

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“Professional Liability Policy” means a professional liability policy substantially in the form, and subject to the terms and conditions, set forth in Exhibit X in an amount of $20 million.

“Prospective Client” has the meaning set forth in Section 7.2(c)(v).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchased Advisor Assets” has the meaning set forth in Section 2.1.

“Purchased Assets” means the Purchased Advisor Assets and the Purchased GP Assets.

“Purchased GP Assets” has the meaning set forth in Section 2.5.

“Real Property Lease” has the meaning set forth in Section 5.18(a).

“Returns” means any returns, reports, statements, notices, forms or other documents or information required to be filed with any Taxing Authority in connection with the determination, assessment, collection, or payment of any Taxes or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Taxes.

“Schedules” means the schedules attached hereto containing various disclosures by Sellers and Members with respect to the representations and warranties of, or other information provided by, Sellers and Members pursuant to this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Self-Regulatory Organization” means the Financial Industry Regulatory Authority, or any other commission, board, agency, or body that is not otherwise a governmental authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers.

“Seller” means, individually, Advisor Seller and GP Seller.

“Seller Cap Limitation” has the meaning set forth in Section 15.6(a).

“Seller Indemnitees” has the meaning set forth in Section 15.3.

“Seller Survival Period” has the meaning set forth in Section 15.1(a).

“Sellers” means, collectively, Advisor Seller and GP Seller.

“Sellers’ Basket” has the meaning set forth in Section 15.5(a).

“Sellers’ Supplemental Schedules” has the meaning set forth in Section 9.1.

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“Software” means computer software including data files, source code, object code and software-related specifications and documentation.

“Split-Interest Fund” means, individually, each of PCM Private Equity L.P.; PCM Private Equity II L.P.; PCM Tech Investments L.P.; PCM Private Equity Co-Investment I L.P.; and PCM Spartan Co-Invest, L.P.

“Straddle Period” has the meaning set forth in Section 13.2.

“Straddle Period Tax” has the meaning set forth in Section 13.2.

“Taxes” means all taxes, charges, fees, levies or like other assessments (whether federal, state, local, or foreign) of any kind whatsoever, including income, gross receipts, profits, premium, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, excise, unclaimed property, windfall profits, transfer, license, occupation, or property taxes, together with any interest, penalties or additions to tax resulting from, attributable to, or incurred in connection with, any such taxes or any contest or dispute thereof.

“Taxing Authority” means a taxing authority of the United States of America, any state thereof or the District of Columbia, any local governmental subdivision thereof, and any foreign government.

“Termination Agreement” has the meaning set forth in Section 9.7(a).

“Termination Date” has the meaning set forth in Section 14.1(b).

“Third Party Claim” shall have the meaning set forth in Section 15.4(a).

“Trademarks” has the meaning set forth in the definition of “Intellectual Property Rights.”

“Transaction Agreements” means all agreements, instruments and documents being, or to be, executed and delivered under this Agreement or in connection herewith.

“UMB” has the meaning set forth in the preamble to this Agreement.

“UMBFSI” means UMB Financial Services, Inc., a wholly-owned subsidiary of UMB, N.A., which is a wholly-owned subsidiary of UMB.

“WARN Act” has the meaning set forth in Section 5.10(f).

ARTICLE II.

ASSET PURCHASE AND SALE

2.1. Purchased Advisor Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Advisor Seller shall sell, transfer, assign, convey and deliver to Advisor Buyer, and Advisor Buyer shall purchase and accept from Advisor Seller, all of Advisor

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Seller’s right, title and interest in and to all of the Advisor Assets (but excluding the Excluded Advisor Assets) (the “Purchased Advisor Assets”), free and clear of all Liens other than Permitted Liens. The Purchased Advisor Assets shall include the following:

(a) all books, records, correspondence, e-mail messages, files, documents, logs, data, studies, reports, investment histories, databases and similar information owned or possessed by Advisor Seller and used or useful in conducting Advisor Seller’s Business, including, without limitation, those required to be maintained and retained under the Investment Advisers Act, in whatever form or forms, including hard copy, microfilm, microfiche, CD-ROM or other electronic media, and the Software used by Advisor Seller to access the same (the “Advisor Books and Records”);

(b) all of Advisor Seller’s rights under each New Investment Management Contract for which a Client Consent and Termination Agreement have been obtained on or prior to the Closing Date;

(c) all rights of Advisor Seller under each Other Advisor Contract marked as an “Assigned Contract” on Schedule 5.17(a);

(d) all rights of Advisor Seller to its Intellectual Property Rights, including those listed on Schedule 5.12(a);

(e) the fixed assets of Advisor Seller, all as listed on Schedule 2.1(e); and

(f) all rights of Advisor Seller as a lessee under the written Real Property Lease for its office in Denver, Colorado, as listed on Schedule 5.18.

2.2. Excluded Advisor Assets. For the avoidance of doubt, the Purchased Advisor Assets shall not include any of the following assets or any of the additional assets listed on Schedule 2.2 (collectively, “Excluded Advisor Assets”):

(a) Cash and cash equivalents, including, without limitation, any cash distributions received by Advisor Seller on or prior to the Closing Date with respect to its membership interest in GP Seller;

(b) all rights of Advisor Seller under the Investment Management Contracts;

(c) all rights of Advisor Seller under each Other Advisor Contract marked as an “Excluded Contract” on Schedule 5.17(a), and any related prepayments or deposits;

(d) all Employee Plans;

(e) all accounts receivable of Advisor Seller as of the Closing Date (including any accounts receivable which must be estimated as of the Closing Date, pending final determination thereof after the Closing Date, based on meetings with Clients and Advisor Seller’s other customary procedures);

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(f) all of Advisor Seller’s right, title and interest in and to its membership interest in GP Seller, including, without limitation, its capital account, and its rights to allocations of income and loss and distributions of cash and other property; and

(g) any duplicate copies of the Advisor Books and Records.

2.3. Assumed Advisor Liabilities. With respect to all periods on and after the Closing Date, Advisor Buyer shall assume, pay and perform when due, the following specific Liabilities of Advisor Seller (collectively, the “Assumed Advisor Liabilities”):

(a) all Liabilities of Advisor Seller under or with respect to the Purchased Advisor Assets to the extent such Liabilities arise from and after the Closing Date and relate solely to periods after the Closing Date; and

(b) all sales, use or similar taxes concerning or relating to Advisor Seller arising out of or resulting from the sale, transfer, assignment, conveyance and delivery of the Purchased Advisor Assets to Advisor Buyer.

2.4. Excluded Advisor Liabilities. Except for the Assumed Advisor Liabilities, Advisor Buyer shall not assume or be bound by any Liabilities of Advisor Seller of any kind or nature whatsoever (collectively, the “Excluded Advisor Liabilities”), including, without limitation, the following:

(a) Professional Liabilities of Advisor Seller, regardless of when they arise, relating to Advisor Seller’s conduct of Advisor Seller’s Business prior to the Closing Date;

(b) all Liabilities relating to the Excluded Advisor Assets, including, without limitation, all Liabilities arising out of, or relating to, the Employee Plans of Advisor Seller, and any contract, lease, instrument or other agreement (verbal or written) not included in the Purchased Advisor Assets;

(c) except as provided in Section 2.3(b), all Taxes imposed on, collected by or withheld with respect to, or in any way related to Advisor Seller, Advisor Seller’s Business or the Advisor Assets for any period prior to the Closing Date;

(d) all claims of third parties relating to Advisor Seller’s ownership or use of Advisor Seller’s Intellectual Property Rights relating to periods on or prior to the Closing Date, regardless of when they arise; and

(e) all Liabilities based upon, relating to or arising out of Advisor Seller’s operations or conduct of business that occurred prior to the Closing Date, regardless of when they arise.

2.5. Purchased GP Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, GP Seller shall sell, transfer, assign, convey and deliver to GP Buyer, or its Permitted Assignees as designated by GP Buyer, and GP Buyer or its Permitted Assignees shall purchase and accept from GP Seller, all of GP Seller’s right, title and interest in and to all

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of the GP Assets (but excluding the Excluded GP Assets) (the “Purchased GP Assets”), free and clear of all Liens other than Permitted Liens. The Purchased GP Assets include the following:

(a) all books, records, files, documents, logs, data, studies, reports, databases and similar information owned or possessed by GP Seller and used or useful in conducting GP Seller’s Business, including, without limitation, those required to be maintained and retained under applicable Laws, in whatever form or forms, including hard copy, microfilm, microfiche, CD-ROM or other electronic media, and the Software used by GP Seller to access the same (the “GP Books and Records”);

(b) with respect each Fund, subject to obtaining the necessary Partner Consents, all of GP Seller’s GP Interest in the Fund (after giving effect, in the case of each Split-Interest Fund, to the conversion of 80% of GP Seller’s GP Interest in the Fund into a special limited partnership interest, as contemplated by Section 7.6 and Section 9.7(b)) (collectively, the “Assigned GP Interests”);

(c) all rights of GP Seller under each Other GP Contract marked as an “Assigned Contract” on Schedule 5.9(a);

(d) all rights of GP Seller to its Intellectual Property Rights, including those listed on Schedule 5.12(a); and

(e) the fixed assets of GP Seller, all as listed on Schedule 2.5(e).

2.6. Excluded GP Assets. For the avoidance of doubt, the Purchased GP Assets shall not include any of the following assets or any of the additional GP Assets listed on Schedule 2.6 (collectively, the “Excluded GP Assets”):

(a) all cash and cash equivalents, including, without limitation, all distributions of cash received by GP Seller on or prior to the Closing Date in its capacity as a general partner of the Funds;

(b) all rights of GP Seller as a general partner under the Limited Partnership Agreements listed on Schedule 5.9(a), with respect to which Partner Consents have not been obtained on or prior to the Closing Date;

(c) all rights of GP Seller under the Other GP Contracts marked as an “Excluded Contract” on Schedule 5.9(a), and any related prepayments or deposits;

(d) all Employee Plans;

(e) all accounts receivable of GP Seller as of the Closing Date (including any accounts receivable which must be estimated as of the Closing Date, pending final determination thereof after the Closing Date, based on meetings with clients and GP Seller’s other customary procedures); and

(f) any duplicate copies of the GP Books and Records.

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2.7. Assumed GP Liabilities. From and after the Closing Date, GP Buyer shall assume, pay and perform when due, the following specific liabilities and obligations of GP Seller (collectively, the “Assumed GP Liabilities”):

(a) all Liabilities of GP Seller under or with respect to the Purchased GP Assets, to the extent such Liabilities arise from and after the Closing Date and relate to periods after the Closing Date; and

(b) all sales, use, registration, transfer or other similar taxes or fees concerning or relating to GP Seller arising out of or resulting from the sale, transfer, assignment, conveyance and delivery of the Purchased GP Assets to GP Buyer.

2.8. Excluded GP Liabilities. Except for the Assumed GP Liabilities, GP Buyer shall not assume or be bound by any Liabilities of GP Seller of any kind or nature whatsoever (collectively, the “Excluded GP Liabilities”), including, without limitation, the following:

(a) Professional Liabilities of GP Seller, regardless of when they arise, relating to GP Seller’s conduct of GP Seller’s Business prior to the Closing Date;

(b) all Liabilities relating to the Excluded GP Assets, including, without limitation, all Liabilities arising out of, or relating to, the Employee Plans of GP Seller, and any contract, lease, instrument or other agreement (verbal or written) not included in the Purchased GP Assets;

(c) except as provided in Section 2.7(b), all Taxes imposed on, collected by or withheld with respect to, or in any way related to GP Seller, GP Seller’s Business or the GP Assets for any period prior to the Closing Date;

(d) all claims of third parties relating to GP Seller’s ownership or use of GP Seller’s Intellectual Property Rights with respect to periods of time on or prior to the Closing Date, regardless of when they arise; and

(e) all Liabilities based upon, relating to or arising out of GP Seller’s operations or conduct of business that occurred prior to the Closing Date, regardless of when they arise.

ARTICLE III.

PURCHASE PRICE

3.1. Purchase Price for Advisor Assets. The aggregate purchase price (the “Purchase Price”) payable by Advisor Buyer and GP Buyer, respectively, for the Purchased Advisor Assets and the Purchased GP Assets, respectively, shall be the sum of the following, payable by Advisor Buyer, on behalf of itself and GP Buyer, to Advisor Seller, for the benefit of itself and GP Seller:

(a) At the Closing, (i) $26,656,905, plus (or minus) (ii) the Preliminary Adjustment contemplated by Section 3.3(a) below (the “Closing Purchase Price”); plus or minus

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(b) the Final Adjustment contemplated by Section 3.3(b) below; plus

(c) the Earn-Out Amounts, if any, in accordance with Exhibit A, with an applicable portion of such Earn-Out Amounts, if any, characterized as imputed interest income as required under the Code, subject to Advisor Buyer’s right of setoff in Section 15.6(a).

3.2. Payment of Purchase Price. Each payment of the Purchase Price shall be payable by a wire transfer of immediately available funds to an account or accounts which have been designated in writing by Advisor Seller to Advisor Buyer and GP Buyer at least two (2) Business Days prior to the due date of such payment.

3.3. Purchase Price Adjustment.

(a) On the Closing Date, the Purchase Price shall be adjusted (the “Preliminary Adjustment”) as follows:

(i) reduced by the amount of Advisor Seller’s good-faith estimate of any fee income (excluding allocations of income or distributions from the Funds) Advisor Seller has received or accrued on or before the Closing Date for services to be provided by Advisor Buyer after the Closing Date; and

(ii) increased by the amount of Advisor Seller’s good-faith estimate of any rents, utilities, software license fees or other ordinary operating expenses approved by Advisor Buyer prior to the Closing Date (collectively, “Operating Expenses”) which, on or prior to the Closing Date, Sellers have paid or incurred for the benefit of Buyers, with respect to a period which straddles the Closing Date.

(b) In accordance with Section 3.3(d) below, the Purchase Price shall be adjusted (the “Final Adjustment”) as follows:

(i) increased by the amount of any fee income (excluding allocations of income or distributions from the Funds) Advisor Buyer has received or accrued during the Adjustment Period for services provided by Advisor Seller on or before the Closing Date;

(ii) increased (or decreased) to the extent that the amount estimated in Section 3.3(a)(i) above is greater than (or less than) the actual amount thereof;

(iii) increased (or decreased) to the extent that the amount estimated in Section 3.3(a)(ii) above is less than (or greater than) the actual amount thereof; and

(iv) increased (or decreased) to the extent that the amount of Operating Expenses which, after the Closing Date, Sellers pay or incur for the benefit of Buyers with respect to a period which straddles the Closing Date is greater than (or less than) the amount of Operating Expenses which, after the Closing Date, Buyers pay or incur for the benefit of Sellers with respect to a period which straddles the Closing Date.

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(c) Under this Section 3.3, the amounts paid, incurred, received or accrued for any period that straddles the Closing date shall be allocated between Sellers and Buyers as follows:

(i) To Sellers in an amount equal to the total amounts paid, incurred, received or accrued multiplied by a fraction, the numerator of which shall equal the number of days between and including the beginning of such period and the Closing Date, and the denominator of which shall equal the total number of days in such period.

(ii) To Buyers in an amount equal to the total amounts paid, incurred, received or accrued multiplied by a fraction, the numerator of which shall equal the number of days following the Closing Date through the end of such period, and the denominator of which shall equal the total number of days in such period.

(d) Within one hundred twenty (120) days after the Closing Date (the “Adjustment Period”), Advisor Buyer shall prepare a draft of the Final Adjustment (including all of the components thereof, and all of the underlying calculations) (the “Draft Final Adjustment”) and provide a copy thereof to Sellers (the “Final Adjustment Notice”). Buyers shall give Sellers reasonable access to Buyers’ books and records, during normal business hours, for the purpose of verifying the Draft Final Adjustment. The Draft Final Adjustment shall be deemed to have been accepted by Sellers and shall be conclusive for purposes of this Agreement, unless, within thirty (30) days after the delivery of the Final Adjustment Notice to Sellers (the “Objection Period”), Sellers give notice to Advisor Buyer, setting forth Sellers’ objections to the Draft Final Adjustment. If Advisor Buyer does not agree to Sellers’ proposed changes, Sellers and Advisor Buyer shall negotiate in good faith to resolve their dispute. If the dispute remains unresolved for a period of thirty (30) days after Advisor Buyer receives Sellers’ notice of proposed changes (the “Discussion Period”), Advisor Buyer and Sellers shall present their positions to a mutually agreed upon independent accounting firm (the “Accounting Arbitrator”). In the event that Advisor Buyer and Sellers cannot agree on the selection of the Accounting Arbitrator, each of Advisor Buyer and Sellers shall choose an independent accounting firm and such accounting firms shall then choose a third independent accounting firm that shall act as the Accounting Arbitrator for purposes of this Section 3.3(d). The Accounting Arbitrator shall resolve the dispute based on the presentations of the parties, and, if the Accounting Arbitrator deems it necessary, based on its own independent review, which shall be limited to the issues still in dispute. The Accounting Arbitrator shall deliver its decision to Sellers and Advisor Buyer within thirty (30) days after hearing their presentations, and its decision shall be final and binding. The date (the “Determination Date”) on which the Final Adjustment shall be deemed to have been finally determined shall be the earliest of the following dates: (i) the date of expiration of the Objection Period if Sellers shall not have delivered to Advisor Buyer notice of proposed changes to the Draft Final Adjustment; (ii) the date of expiration of the Discussion Period if by then Advisor Buyer and Sellers shall have

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resolved their dispute; or (iii) the date on which the Accounting Arbitrator issues its decision. The Final Adjustment shall be payable within ten (10) days after the Determination Date. The costs of the Accounting Arbitrator shall be borne equally by Advisor Seller and Advisor Buyer.

3.4. Non-Consenting Clients. If any Client fails to deliver to Advisor Seller, at least thirty (30) days prior to the Closing Date, duly executed copies of a New Investment Management Contract, Termination Agreement and Client Consent, as contemplated by Section 9.7(a) hereof, Advisor Seller, in its sole discretion, may notify such Client that its existing Investment Management Contract with Advisor Seller will be terminated effective upon, and subject to, the closing of the transactions contemplated by this Agreement.

ARTICLE IV.

CLOSING

4.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Advisor Buyer, 1010 Grand Blvd., Kansas City, Missouri, at 10:00 a.m., central time, on July 30, 2010, or on such other date as may be mutually agreed upon by the parties (the “Closing Date”).

4.2. Effective Time. The effective time of the Closing shall be at 11:59 p.m., Central Time, on the Closing Date.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF SELLERS AND MEMBERS

Sellers and Members hereby jointly and severally represent and warrant to Buyers and UMB as of the date hereof, as follows, except that, as among Members, liability shall be several, not joint and several, pursuant to Section 15.2(b):

5.1. Organization.

(a) Advisor Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to conduct its operations as now being conducted, to own or use the Advisor Assets that it purports to own or use, and to enter into this Agreement and to perform its obligations hereunder. Advisor Seller has no corporate subsidiaries but owns all of the issued and outstanding membership interests of GP Seller. Advisor Seller is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each State or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, including, without limitation, the States of Missouri, Illinois and Colorado, except in jurisdictions, if any, where the failure to qualify and be in good standing would not have a Material Adverse Effect on Advisor’s Seller’s Business. The Members own all of Advisor Seller’s voting membership interests, representing over 97% of the economic interests in Advisor Seller.

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(b) GP Seller is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to conduct its operations as now being conducted, to own or use the GP Assets that it purports to own or use, and to enter into this Agreement and to perform its obligations hereunder. GP Seller has no subsidiaries. GP Seller is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each State or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, including, without limitation, the States of Missouri, Illinois, Colorado and Pennsylvania except in jurisdictions, if any, where the failure to qualify and be in good standing would not have a Material Adverse Effect on GP Seller’s Business. GP Seller is wholly-owned by Advisor Seller.

5.2. Authority.

(a) The execution, delivery and performance of this Agreement by each Seller have been duly and validly authorized by all requisite limited liability company action on the part of such Seller.

(b) This Agreement and the Transaction Agreements have been duly and validly executed and delivered by each Seller and each Member (as applicable), and constitute legal, valid, and binding agreements of each such party, enforceable against each such party in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; provided, however, that: (i) no Individual Member makes a representation or warranty under this Section 5.2(b) as to any Transaction Agreement to which neither such Individual Member, Advisor Seller nor GP Seller is a party; (ii) GKB does not make a representation or warranty under this Section 5.2(b) as to any Transaction Agreement to which none of GKB, Baum, Advisor Seller nor GP Seller is a party; and (iii) Sellers do not make a representation or warranty under this Section 5.2(b) as to any Transaction Agreement to which neither Seller is a party.

5.3. Title to Purchased Assets.

(a) Except for Permitted Liens and as set forth in Schedule 5.3(a), Advisor Seller has good and marketable title to all of the Purchased Advisor Assets, free and clear of all Liens.

(b) Except for Permitted Liens and as set forth in Schedule 5.3(b), GP Seller has good and marketable title to all of the Purchased GP Assets, free and clear of all Liens.

5.4. No Conflict; No Consent.

(a) With respect to each Seller, except as set forth on Schedule 5.4(a), and as contemplated by this Agreement, neither the execution and delivery of this Agreement or any Transaction Agreement, nor the performance of the transactions contemplated hereby

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or thereby will: (i) (A) violate or conflict with the Constitutive Documents of such Seller; or (B) result in or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default), breach or violation of, or give rise to any right of termination, modification, acceleration, or cancellation of, any contract or instrument to which such Seller is a party or by which any portion of its assets or properties may be bound; or (C) result in the creation or imposition of any Lien of any nature whatsoever upon any of such Seller’s assets or properties or give any other Person any interests or rights therein; or (ii) to the Imputed Knowledge of such Seller, violate any Law applicable to such Seller or any License issued to such Seller.

(b) Except as set forth on Schedule 5.4(b) or as previously provided in writing to Buyers, and as contemplated by this Agreement, no consent, approval, permit, notice, order, or authorization of, or registration, application, declaration, or filing (each a “Consent”) with any Person or Governmental Entity is required with respect to Advisor Seller or GP Seller in connection with the execution and delivery of this Agreement or any of the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby.

5.5. Financial Statements; No Undisclosed Liabilities. Advisor Seller has previously provided to Advisor Buyer: (a) Advisor Seller’s unaudited balance sheet and statement of income as of, and for the twelve (12) months ended, December 31, 2009; (b) Advisor Seller’s unaudited balance sheet and statement of income as of, and for the three (3) months ended, March 31, 2010; and (c) Advisor Seller’s audited balance sheet, statement of income and statement of cash flow as of, and for the twelve (12) months ended, December 31, 2008 (collectively, the “Financial Statements”). In all material respects, except as set forth in Schedule 5.5, the Financial Statements fairly and accurately present the financial condition of Advisor Seller and GP Seller, respectively, as of the dates thereof, and the results of such Seller’s operations for the periods covered thereby, all in accordance with GAAP. Since December 31, 2009, neither Seller has incurred any Liability of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP, except for (i) the transactions contemplated by this Agreement, (ii) Liabilities customarily taken in the ordinary course of normal, day-to-day operations of other Persons that are in the same line of business as Advisor Seller, and (iii) Liabilities reflected in the March 31, 2010 financial statements.

5.6. Absence of Certain Changes. Except as set forth on Schedule 5.6 and as contemplated by this Agreement, since December 31, 2009, Advisor Seller has conducted Advisor Seller’s Business, and GP Seller has conducted GP Seller’s Business, only in the Ordinary Course of Business, and there has not been any:

(a) amendment to any of the Constitutive Documents of either Advisor Seller or GP Seller or any Fund;

(b) damage to or destruction or loss of any tangible Purchased Advisor Assets or tangible Purchased GP Assets, whether or not covered by insurance, which has had, or which is reasonably likely to have, a Material Adverse Effect on Advisor Seller’s Business or GP Seller’s Business;

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(c) any sales, leases or other dispositions of any Advisor Assets or GP Assets for an aggregate consideration in excess of $25,000, or the creation of any Lien on any Advisor Asset or GP Asset (other than Permitted Liens);

(d) change in the accounting methods used by either Seller; or

(e) contract by either Seller to do any of the foregoing.

5.7. Compliance with Laws. Except as set forth on Schedule 5.7, each Seller: (a) in all material respects, is, and has been, operating in compliance with all applicable Laws; (b) has complied with all written notices to, and demands upon, it from all Governmental Entities with respect to the ownership, use and operation of its assets and properties and the provision by it of investment advisory services; (c) has all necessary Licenses required under applicable Law in order to conduct its operations as currently conducted, and all such Licenses are valid and in full force and effect; and (d) has not received any notice regarding any violation of, conflict with, failure to comply with the terms of, or any revocation, withdrawal, termination, cancellation, suspension or modification of, any of its Licenses.

5.8. Investment Adviser Registration.

(a) Advisor Seller is duly registered as an investment adviser under the Investment Advisers Act. Advisor Seller has delivered to Advisor Buyer a true, correct and complete copy of Advisor Seller’s Form ADV in effect as of the date of this Agreement. The information contained in such Form ADV was true and complete in all respects at the time it was filed with the SEC, and, except as indicated on any subsequent form or report filed with the SEC (a copy of which Advisor Seller has provided to Advisor Buyer prior to Closing), it continues to be true and complete in all respects.

(b) Advisor Seller has adopted and implemented written policies and procedures required by Rule 206(4)-7 of the Investment Advisers Act.

(c) Advisor Seller has not performed any services that would require Advisor Seller to be regulated by, or registered under the broker-dealer rules or regulations of, any Governmental Entity.

5.9. GP Seller’s Business.

(a) Schedule 5.9(a) sets forth, as of the date hereof, a list of (i) the limited partnership agreement for each Fund, between GP Seller, as general partner, and various other parties, as limited partners (each a “Limited Partnership Agreement,” and, collectively, the “Limited Partnership Agreements”); and (ii) all other contracts and agreements pursuant to which GP Seller provides administrative services or is otherwise bound (except for contracts and agreements which expire, or which GP Seller may terminate, within one (1) year from the date hereof, and which do not obligate GP Seller to pay, or provide goods or services having a fair market value of, more than $2,000 per year) (the “Other GP Contracts,” and, together with the Limited Partnership Agreements, the “GP Contracts”).

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(b) With respect to each GP Contract, except as set forth in Schedule 5.9(b):

(i) such GP Contract is in full force and effect and constitutes a legal, valid, and binding agreement of GP Seller, enforceable against GP Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(ii) to the extent GP Seller is obligated to provide services under any GP Contract, GP Seller has, in all material respects, provided such services in compliance with applicable Laws and in accordance with the terms and conditions of such GP Contract;

(iii) neither GP Seller, nor, to the Actual Knowledge of GP Seller, any other party to such GP Contract, is in breach of, or default under, such GP Contract, and, to the Actual Knowledge of GP Seller, no event has occurred or is likely to occur which, with notice or lapse of time, or both, would constitute a material breach of, or default under, or permit a termination, modification, or acceleration of, such GP Contract (other than in a case where a necessary Consent has not been obtained with respect to the assignment of such GP Contract to GP Buyer), as a result of the consummation of the transactions contemplated by this Agreement;

(iv) since December 31, 2009, no party to such GP Contract has terminated or withdrawn from such GP Contract, or provided notice to GP Seller that it intends to terminate or withdraw from such GP Contract, and GP Seller does not have any Actual Knowledge that such party has a present intention of giving such a notice; and

(v) none of the GP Contracts contains any undertaking by GP Seller to cap fees or to reimburse any or all fees thereunder.

5.10. Employees; Employee Benefits Matters; Labor Matters.

(a) Advisor Seller has previously provided to Advisor Buyer a complete and accurate list of the following information for each Seller’s employees as of the date of this Agreement, including each employee on leave of absence or layoff status: name; job title; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2009; and sick leave, vacation leave and all other paid leave that is accrued but unused.

(b) Each employee of each Seller has obtained and holds all Licenses required in order for such individual to lawfully provide the services he or she provides to such Seller. Schedule 5.10(b) sets forth a list of the persons who have executed an employment agreement and/or non-competition agreement with Advisor Seller or GP Seller, and copies of all such agreements have been provided to Advisor Buyer. To the Imputed Knowledge of Sellers, no employee of Advisor Seller or GP Seller is currently bound by a non-competition covenant with a third party restricting such employee from providing any investment advisory services in general or with regard to performing his or her duties on behalf of GP Seller or Advisor Seller.

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(c) There is no labor strike, material labor dispute, slowdown, stoppage, or lockout actually pending, or, to the Actual Knowledge of Advisor Seller or GP Seller, threatened against or affecting, Advisor Seller or GP Seller. Neither Seller is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association.

(d) While employed by Advisor Seller or GP Seller, and, to the Imputed Knowledge of Sellers, prior to being so employed, no employee of Advisor Seller or GP Seller has been the subject of any governmental proceeding, investigation or inquiry involving the SEC or any other Governmental Entity having jurisdiction over the business activities of any such employee, except as set forth on Schedule 5.10(d). To the Imputed Knowledge of Sellers, no such employee has been the subject of any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining any such employee from, or otherwise limiting, the following activities: (i) acting as an investment adviser, underwriter, broker or dealer in securities, or engaging in or continuing any conduct or practice in connection with such activity, (ii) engaging in any type of business practice, or (iii) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of securities laws.

(e) A complete and accurate list of the Employee Plans is set forth on Schedule 5.10(e). The Employee Plans have been operated and administered in all material respects in accordance with their provisions and applicable Laws, including but not limited to ERISA and the Code. Neither Seller maintains, contributes to, or has sponsored, maintained or contributed to (i) a “defined benefit plan” (as defined in Section 414 of the Code), (ii) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA), (iii) a “multiemployer plan” (as defined in Sections 4001(a)(3) and 3(37) of ERISA, or (iv) a plan subject to Part 3, Subtitle B of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, which could subject the Purchased Advisor Assets, the Purchased GP Assets, the Advisor Buyer or the GP Buyer to any liability under any agreement or under any Law.

(f) The consummation of the transactions contemplated by this Agreement shall not cause either Seller to violate the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Law.

5.11. Litigation. With respect to each Seller, except as set forth on Schedule 5.11, there is no action, suit, audit, investigation (including any governmental or regulatory investigation or inquiry), hearing, arbitration, or proceeding (public or private) by any Governmental Entity or any other Person, pending, or to the Actual Knowledge of such Seller, threatened, against such Seller, which, if adversely determined or resolved, would, or which would reasonably be expected to, and, to the Actual Knowledge of such Seller, there are no existing or threatened-in-writing Orders involving a specific monetary judgment or penalty (other than those of general application) against such Seller, which would, or which would reasonably be expected to, (a) prohibit or impair the ability of such Seller to consummate the

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transactions contemplated hereby, or (b) result in the granting of material injunctive or equitable relief or material governmental sanctions against such Seller. With respect to the pending SEC audit described in Schedule 5.11, the correspondence between Advisor Seller and the SEC listed in Schedule 5.11, copies of which Advisor Seller has previously provided to Advisor Buyer, is true, accurate and complete and constitutes all of the written correspondence between Advisor Seller and the SEC with respect to such audit, excluding any related document production for the SEC.

5.12. Intellectual Property.

(a) Schedule 5.12(a) contains a complete and accurate list of (i) each Seller’s Intellectual Property Rights, including any Intellectual Property Rights licensed to or used by Sellers (excluding commercial, off the shelf software) (“Licensed IP”), and (ii) certain Intellectual Property Rights owned by GKB and used exclusively in Advisor Seller’s Business (“GKB IP”) which constitutes all of the Intellectual Property Rights used in the operation of Advisor Seller’s Business as it is currently operated, except as set forth on Schedule 5.12(b).

(b) Except as set forth in Schedule 5.12(b):

(i) with respect to each Seller and its Intellectual Property Rights reflected in Schedule 5.12(a), other than Licensed IP or trademarks: (A) such Seller is the owner of all right, title and interest in, and is the only person entitled to use, such Intellectual Property Rights; (B) such Seller does not use any of its Intellectual Property Rights by consent of any other rightful owner thereof; (C) and such Seller does not pay any licensing fee, royalty or other payment to any other person or entity with respect to such Intellectual Property Rights or the use thereof;

(ii) except for the rights of licensors under Licensed IP, respectively, the rights of such Seller in and to the Intellectual Property Rights are not subject to any security interests, attachments or Liens;

(iii) with respect each Seller’s Intellectual Property Rights, there have been: (A) no Orders rendered against such Seller which would limit or cancel its ownership of, or right to use, its Intellectual Property Rights; (B) no written, or, to the Actual Knowledge of such Seller, non-written, claims or demands against such Seller by any other Person with respect to such Intellectual Property Rights; (C) and no actions or proceedings are pending, or, to the Actual Knowledge of such Seller, threatened, against such Seller, which challenge such Seller’s ownership of, or right to use, such Intellectual Property Rights;

(iv) neither Sellers nor Sellers’ Intellectual Property Rights infringe upon the Intellectual Property Rights of any other Person, and, to the Actual Knowledge of Sellers, no other Person is infringing upon any of the Intellectual Property Rights of Sellers; and

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(v) To protect the secrecy, confidentiality and value of any trade secrets included in the Intellectual Property Rights, Advisor Seller has entered into confidentiality agreements with each of its employees and various other individuals, as reflected in Schedule 5.17(a).

(c) GKB is the owner of all right, title and interest in and to, or has a license to use, the GKB IP, and Sellers have used the GKB IP with the consent of GKB

5.13. Taxes. With respect to each Seller, except as set forth in Schedule 5.13:

(a) such Seller has timely filed with the appropriate Governmental Entities, all Returns required to be filed by it on or prior to the date hereof, and all such Returns as filed were accurate and complete and properly reflected the Tax Liabilities for the periods, property or events covered thereby, and Schedule 5.13 lists the jurisdictions in which Sellers filed Returns with respect to the calendar year ended December 31, 2009;

(b) such Seller has paid all Taxes due on or with respect to such periods whether or not reflected on such Returns;

(c) such Seller has not received any notice of assessment or proposed assessment in connection with any Return, and there are no pending tax examinations, proceedings, suits or tax claims asserted, against such Seller;

(d) there are no liens for Taxes on the assets or properties of such Seller;

(e) such Seller has timely made all deposits required by law to be made with respect to employee withholding and other employment Taxes for all periods prior to the date hereof;

(f) neither Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment deficiency. Each Seller is a “United States person” within the meaning of the Code;

(g) no claim has ever been made by an authority in a jurisdiction where such Seller does not file Tax Returns that such Seller is or may be subject to taxation by that jurisdiction;

(h) such Seller has withheld and paid, all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed;

(i) the sale of the Purchased Assets will not result in any income Tax liability to such Seller;

(j) such Seller has not entered into any agreement or arrangement with any Taxing Authority that requires it to take any action or to refrain from taking any action; and

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(k) such Seller currently is, and at all times since it began operating, has been, treated as a “partnership” under Subchapter K of Chapter 1 of Subtitle A of the Code, and no election under Treasury Regulation Section 301.7701-3(c)(1)(i) to be treated in any other manner has been made.

5.14. Insurance. Schedule 5.14 sets forth a complete and accurate list of each Seller’s insurance policies (including policy numbers, and amounts and types of coverage) maintained on its respective properties and assets and with respect to its employees and representatives and business. With respect to each Seller, except as set forth in Schedule 5.14, (a) Advisor Seller has no Actual Knowledge of any event or circumstance which has occurred, or is likely to occur, which would cause such insurance policies not to be valid, binding and enforceable in accordance with their terms against the respective insurers or not to be in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; and (b) such Seller has not received any notice from its insurance carriers disclaiming coverage or defending a reservation of rights clause.

5.15. Advisor Seller’s Business.

(a) Advisor Seller has previously provided in writing to Advisor Buyer (i) the names of the Funds and each other client to which Advisor Seller provides investment management, investment advisory, subadvisory, administration, distribution or other services on the date hereof (each such client being referred to herein individually as a “Client,” and, collectively, as the “Clients”) and the contractual arrangement (howsoever referred) pursuant to which Advisor Seller provides such services to the Client (referred to herein as an “Investment Management Contract”); (ii) each Investment Management Contract, and all amendments thereto, in effect on the date hereof; and (iii) Advisor Seller’s revenue, if any, under each Investment Management Contract for the year ended December 31, 2009. The fee arrangement for each Client is set forth in the Investment Management Contract for the Client, and Advisor Seller has no fee arrangements with Clients not disclosed in this Agreement and the Schedules hereto.

(b) Each Fund has been operated in compliance with applicable Laws and with the objectives, policies and descriptions of the Fund, including, without limitation, those set forth in the applicable prospectus for the Fund.

(c) Advisor Seller has previously provided to Advisor Buyer the name of each Client that is an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA). Except as set forth in Schedule 5.15(c), the accounts of each such Client have been managed by Advisor Seller in compliance with its obligations, if any, under ERISA.

(d) The issued and outstanding partnership interests in the Funds (i) have been issued and sold by the Funds in compliance with applicable Law, and (ii) have been duly authorized and validly issued in all material respects and are fully paid and non-assessable; provided, however, that Sellers rely upon, and do not independently investigate, the representations and warranties made by Clients with respect to their financial and personal affairs. The books and records of the Funds reflect, among other

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things, the purchase and sale of the partnership interests in the Funds, the number of issued and outstanding partnership interests owned by each partner of each Fund, and the State or other jurisdiction in which such interests were offered and sold; and such books and records are complete and accurate in all material respects.

(e) With respect to each Fund, such Fund has (i) filed Tax Returns, (ii) paid Taxes, (iii) qualified in foreign jurisdictions, (iv) filed Regulation D and related filings with the SEC and applicable states, and (v) obtained required business occupational licenses applicable to businesses generally; such Fund is not required to be registered under the Investment Company Act; and such Fund is not required under applicable Law to have any other Licenses, Orders or approvals, or to make any filings, applications and registrations with, Governmental Entities, in order to permit it to carry on its business as currently conducted, the failure of which to have or to make would not have a Material Adverse Effect on Advisor Seller’s Business or GP Seller’s Business.

(f) Except as disclosed on Schedule 5.15(f) or Schedule 5.9(a), as of the date of this Agreement, no Fund is a party to any material contract of any kind or nature whatsoever (except for contracts and agreements which expire, or which such Fund may terminate, within one (1) year from the date hereof, and which do not obligate such Fund to pay, or provide goods or services having a fair market value of, more than $2,000 per year), and each such contract listed on Schedule 5.15(f) is in full force and effect.

(g) Since December 31, 2009, no event or condition has occurred which would require any Fund to conduct a meeting of its general or limited partners (other than a meeting held or to be held in the ordinary course of such Fund, or to approve or consummate the transactions contemplated by this Agreement).

(h) With respect to each Fund, except as set forth in Schedule 5.15(h), the audited financial statements of the Fund as of December 31, 2008, and the audited or drafts of audited financial statements (as reflected on Schedule 5.15(h)) of the Funds as of December 31, 2009, including, without limitation, the statement of assets and liabilities, the statement of operations and the statement of changes in net assets, which were previously delivered to Advisor Buyer, fairly present in all material respects the financial position of the Fund as of the dates of such statements and the results of its operations for the periods covered thereby in accordance with GAAP. Except as set forth in Schedule 5.15(h), since December 31, 2009, Sellers have not received notice, whether through quarterly statements from underlying funds of Funds or otherwise, and do not otherwise have Imputed Knowledge of, any changes in the financial condition, results of operations, business, assets or liabilities of any Fund, except for changes that would not have, or reasonably be expected to have, a Material Adverse Effect.

(i) Except as set forth on Schedule 5.15(i), there are no legal or governmental actions, investigations, inquiries or proceedings pending, or to the Actual Knowledge of Sellers, threatened, against any Fund. There are no Orders on or with regard to any Fund currently in effect.

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(j) Except as set forth in Schedule 5.15(j), no Seller, Fund or Investment Management Contract is subject to regulation by any Governmental Body other than Governmental Bodies in the United States of America, in any state or territory thereof, in any political subdivision of any such state or territory, and in the District of Columbia.

(k) With respect to each Fund, except as set forth in Schedule 5.15(k), (i) all federal, state, foreign and other Returns, dividend reporting forms and other Tax-related reports of the Fund required by applicable Law to have been filed by or with respect to the Fund on or prior to the Closing Date have been filed in a timely manner and are correct in all material respects, (ii) all Taxes shown as due or required to be shown as due on such Returns, forms and reports, and any other Taxes due, whether or not shown on any return, and any interest and/or penalties thereon, have been paid or provision shall have been made for the payment thereof, (iii) such Fund is not under audit, and no assessment for Taxes or other amounts has been proposed or asserted with respect to such Fund, (iv) provision has been or will be made for any Taxes, interest or penalties for which Returns and/or payments are not due on or before the Closing Date, (v) no Fund will have filed a federal Section 6662 (formerly Section 6661) Disclosure Statement with respect to any return nor participated in a “reportable transaction” or “listed transaction” as such terms are defined in Section 6707A(c); and (vi) each Fund has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any partner, member, employee, independent contractor, creditor or other third party and all Forms W-2 and 1099 and any applicable state Tax forms with respect thereto have been properly completed and timely with any required remittance. The sale of the Purchased Assets will not result in any income Tax liability to Fund, and no Fund has entered into any agreement or arrangement with any Taxing Authority that requires it to take any action or to refrain from taking any action.

(l) No Fund is an underlying investment for any variable annuity contract and/or variable life insurance contract.

(m) Each Fund has timely complied with (i) the collection and maintenance of Forms W-9 and/or Forms W-8, as applicable, (ii) obligations with respect to backup withholding on payments to partners and/or withholding on payments to non-resident aliens and other foreign partners as required under the Code, and (iii) any other Tax withholding or informational return filing obligations at the federal, state or local level.

(n) Neither Sellers nor any of their ERISA Affiliates, nor any Member, has engaged in a transaction with respect to any “benefit plan investor” (as that term is defined in ERISA Section 3(42)) that (i) assuming the taxable period of such transaction expired as of the date hereof, could subject either Seller, any Member thereof or any of their ERISA Affiliates, to Taxes or penalties imposed by either the Code or Title I of ERISA, including, without limitation, Section 4975 of the Code or Section 502(l) of ERISA, or (ii) was a breach of fiduciary duty under Title I of ERISA.

(o) Each Fund has timely filed federal, state, foreign and other Returns in all jurisdictions required by law. For the year ended December 31, 2008, the Funds filed income tax Returns in the jurisdictions reflected in Schedule 5.15(o).

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(p) None of the Funds has any nonresident alien, foreign person, foreign corporation or foreign partnership (all as defined in Section 7701 of the Code) as a partner or member.

(q) GP Seller has previously provided the following information to Buyers and such information is accurate and complete in all material respects: (i) the capital account of GP Seller in each Fund as of December 31, 2009; (ii) the capital contributions made by GP Seller to each Fund from January 1, 2010, through March 31, 2010; (iii) with respect to each Split-Interest-Fund and PCM Private Equity III L.P., the total amount of capital committed, but not yet contributed, to such Fund as of December 31, 2009; and (iv) with respect to each Fund, the aggregate fair market value of the Fund’s limited partnership interests in underlying funds as of December 31, 2009, as reported by such underlying funds.

5.16. Investment Management Contracts. Except as set forth in Schedule 5.16, with respect to each Investment Management Contract:

(a) such Investment Management Contract is in full force and effect and constitutes a legal, valid, and binding agreement of Advisor Seller, enforceable against Advisor Seller in accordance with its terms, and Advisor Seller has no Actual Knowledge of any event or circumstance which has occurred, or is likely to occur, which would cause such Investment Management Contract not to be valid, binding and enforceable in accordance with its terms against the Client or not to be in full force and effect, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(b) Advisor Seller has provided its investment advisory services in compliance with applicable Laws and in accordance with such Investment Management Contract;

(c) neither Advisor Seller, nor, to the Actual Knowledge of Advisor Seller, any other party thereto, is in breach of or in default under, such Investment Management Contract, and Advisor Seller has no Actual Knowledge of any event which has occurred or is likely to occur which, with notice or lapse of time, or both, would constitute a material breach of or default under, or permit a termination, modification, or acceleration of, such Investment Management Contract (other than in a case where a Client fails or refuses to deliver a Client Consent as a result of the transactions contemplated by this Agreement, or where the Client delivers a Client Consent, but with an indication that the Client’s ongoing business relationship with Advisor Buyer after the Closing will depend on Advisor Buyer’s performance); and

(d) no party to such Investment Management Contract has terminated such Investment Management Contract or provided notice to Advisor Seller that it intends to terminate such Investment Management Contract, and Advisor Seller does not have Actual Knowledge that such party presently intends to provide such a notice (other than in a case where a Client fails or refuses to deliver a Client Consent as a result of the

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transactions contemplated by this Agreement, or where the Client delivers a Client Consent, but with an indication that the Client’s ongoing business relationship with Advisor Buyer after the Closing will depend on Advisor Buyer’s performance).

5.17. Other Agreements of Advisor Seller.

(a) Schedule 5.17(a) sets forth a list of all of the contracts and agreements and amendments thereto (other than Investment Management Contracts) pursuant to which Advisor Seller is bound as of the date of this Agreement (except for contracts and agreements which expire, or which Advisor Seller may terminate, within one (1) year from the date hereof, and which do not obligate Advisor Seller to pay, or provide goods or services having a fair market value of, more than $2,000) (the “Other Advisor Contracts”).

(b) Except as set forth in Schedule 5.17(b), with respect to each Other Advisor Contract:

(i) such Other Advisor Contract is in full force and effect and constitutes a legal, valid, and binding agreement of Advisor Seller, enforceable against Advisor Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(ii) neither Advisor Seller, nor, to the Actual Knowledge of Advisor Seller, any other party thereto, is in breach of or in default under, such Other Advisor Contract, and Advisor Seller has no Actual Knowledge of any event that has occurred or is likely to occur which, with notice or lapse of time, or both, would constitute a breach of or default under, or permit a termination, modification, or acceleration of, such Other Advisor Contract (other than in a case where an Other Advisor Contract Consent has not been obtained as a result of the transactions contemplated by this Agreement); and

(iii) no party to such Other Advisor Contract has terminated such Other Advisor Contract or provided notice to Advisor Seller that it intends to terminate such Other Advisor Contract, and Advisor Seller does not have Actual Knowledge that such party presently intends to provide such a notice (other than in a case where an Other Advisor Contract Consent has not been obtained as a result of the of the transactions contemplated by this Agreement).

5.18. Real Property.

(a) Advisor Seller does not own and has never owned any real property. GP Seller does not own or lease and has never owned or leased any real property. Each real property lease for real property leased by Advisor Seller is described in Schedule 5.18 hereto along with the current monthly base rent and leasehold term under each Real Property Lease (each, a “Real Property Lease”). Except as set forth in Schedule 5.18, Advisor Seller has valid and subsisting leasehold rights in the real property that is the subject of each Real Property Lease, free and clear of Liens.

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(b) Advisor Seller has provided to Advisor Buyer a true, correct and complete copy of each written Real Property Lease, as amended; and each Real Property Lease is in full force and effect, and is binding upon, and enforceable against, the landlord of each Real Property Lease and Advisor Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(c) As of the date hereof, with respect to each Real Property Lease, neither Advisor Seller, nor, to the Actual Knowledge of Advisor Seller, the landlord thereunder, is in breach of, or in default under, the Real Property Lease, and, to the Imputed Knowledge of Advisor Seller, no event or condition has occurred with respect to Advisor Seller, which, with the passing of time or the giving of notice or both, would constitute a breach or default by Advisor Seller under any Real Property, or result in claims by third parties against Advisor Seller relating to the leased premises under any of the Real Property Leases.

(d) Neither Advisor Seller nor, to the Actual Knowledge of Advisor Seller, the landlord under any Real Property Lease, has commenced any action with respect to the termination of any Real Property Lease, and Advisor Seller has not received or given any notice of termination with respect to any Real Property Lease. Advisor Seller’s interest in each Real Property Lease has not been assigned, pledged or encumbered by Advisor Seller, and no part of the leased premises under any Real Property Lease has been sublet by Advisor Seller.

(e) Advisor Seller has not entered into any agreement to pay any real estate broker in connection with the leasing of any leased premises under any Real Estate Lease to Advisor Seller.

(f) To Advisor Seller’s Actual Knowledge, all construction to be performed by the respective landlord under each Real Property Lease has been fully completed in a manner satisfactory to Advisor Seller, and the landlord has fully paid for all tenant allowances and similar up-front obligations.

5.19. Broker’s or Finder’s Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Advisor Seller or any of its Affiliates.

5.20. No Material Adverse Effect. Except as otherwise contemplated by or set forth in this Agreement, including, without limitation, the Schedules, between December 31, 2009, and the date of this Agreement, there has been no Material Adverse Effect with respect to Sellers.

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5.21. No Other Representation; No Reliance. Except for the specific representations and warranties expressly made by Sellers and Members in this ARTICLE V, (a) Buyers and UMB acknowledge and agree that neither Advisor Seller, GP Seller, nor any Member has made any representation or warranty, expressed or implied, as to Advisor Seller or GP Seller, or as to the accuracy or completeness of any information (in any CD-ROMs (except as set forth in Section 5.22 below), “data rooms,” “virtual data rooms,” management presentations or in any other form) regarding Advisor Seller or GP Seller furnished or made available to Buyers, UMB, or their respective representatives, and (b) neither Advisor Seller, GP Seller, nor any Member shall have or be subject to any liability to Buyers, UMB, or any other Person resulting from the distribution to Buyers or UMB, or Buyers’ or UMB’s use of or reliance on, any such information in expectation of, or in connection with, the transactions contemplated hereby.

5.22. Authentication. The documents listed on Schedule 5.22 and the documents delivered by Sellers to Buyers on computer disks on June 26, 2010, and supplemented by computer disks delivered by Sellers to Buyers on the date hereof, conform in all material respects to the most recent copies of such documents delivered by Sellers to Buyers during the due diligence process, and both the documents on such computer disks and the most recent copies of such documents delivered during the due diligence process conform to the originals of such documents in Sellers’ possession. To the extent any such documents bear the signature of Advisor Seller’s Clients, such signatures, to Advisor Seller’s Actual Knowledge, are authentic.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF UMB AND BUYERS

UMB, Advisor Buyer and GP Buyer hereby jointly and severally represent and warrant to Sellers and Members, as of the date hereof, as follows:

6.1. Capacity of Buyers. Advisor Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Missouri, and has all requisite power to enter into this Agreement and to perform its obligations hereunder. GP Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri, and has all requisite power to enter into this Agreement and perform its obligations hereunder. Each Permitted Assignee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power to enter into this Agreement and perform its obligations hereunder. UMB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Missouri and has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder. UMBFSI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Missouri and has all requisite corporate power to perform its obligations hereunder.

6.2. Authority.

(a) The execution, delivery and performance of this Agreement and the Transaction Agreements to which any of Advisor Buyer, GP Buyer, a Permitted Assignee, UMB or UMBFSI is a party have been duly and validly authorized by all requisite limited liability company or corporate action (whichever is applicable) on the part of such parties.

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(b) This Agreement and the Transaction Agreements to which any of Advisor Buyer, GP Buyer, a Permitted Assignee, UMB or UMBFSI is a party have been duly and validly executed and delivered by each such party, as applicable, and constitute the legal, valid, and binding agreement of such party, enforceable against such party in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

6.3. No Conflict; No Consent.

(a) Neither the execution and delivery of this Agreement or any Transaction Agreement, nor the performance of the transactions contemplated hereby or thereby will: (i) violate or conflict with the Constitutive Documents of Advisor Buyer, GP Buyer, any Permitted Assignee, UMBFSI or UMB; or (ii) violate any Law, License or Order affecting Advisor Buyer, GP Buyer, any Permitted Assignee, UMB or UMBFSI.

(b) Except as set forth in Schedule 6.3(b), no Consent of any Person or Governmental Entity is required with respect to Advisor Buyer, GP Buyer, any Permitted Assignee, UMB or UMBFSI in connection with the execution and delivery of this Agreement or any of the Transaction Agreements and the consummation of the transactions contemplated hereby or thereby.

6.4. Litigation. There is no action, suit, audit, investigation (including any governmental or regulatory investigation or inquiry), hearing, arbitration, or proceeding (public or private) by any Governmental Entity or any other Person, pending, or to the Actual Knowledge of Advisor Buyer, GP Buyer or UMB, threatened, against Advisor Buyer, GP Buyer, or UMB, which, if adversely determined or resolved, would, or which would reasonably be expected to, impair or prohibit the consummation of the transactions contemplated by this Agreement, and, to the Actual Knowledge of Advisor Buyer, GP Buyer and UMB, there are no existing or threatened-in-writing Orders which would prohibit or impair the ability of Advisor Buyer, GP Buyer or UMB to consummate the transactions contemplated hereby.

6.5. Broker’s or Finder’s Fees. Neither Buyers nor UMB has entered into any arrangement with any broker, investment banker, financial advisor or other person in connection with the transactions contemplated by this Agreement which would cause Sellers or Members to incur any commissions, fees or other similar liabilities.

6.6. No Material Adverse Effect. Between December 31, 2009, and the date of this Agreement, there has no Material Adverse Effect with respect to Buyers, UMB or UMBFSI.

ARTICLE VII.

COVENANTS OF SELLERS AND MEMBERS

7.1. General. Prior to Closing, each Seller and Member shall use commercially reasonable efforts (unless otherwise specified with respect to any action) to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement; provided, however, that, in taking such actions and doing such things, neither Sellers nor Members shall be required to pay any consideration to any

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Person for their consent to, or approval of, this Agreement or the transactions contemplated hereby, or to agree to any divestiture, license, or other arrangement with respect to the Advisor Assets or the GP Assets, or with respect to Advisor Seller’s Business or GP Seller’s Business.

7.2. Non-Solicitation; Non-Competition. (a) As a material inducement to Advisor Buyer’s and GP Buyer’s willingness to enter into this Agreement, Advisor Seller and GP Seller, subject to Section 7.2(b) hereof, agree that for a period of five (5) years following the Closing Date, they shall not, directly or indirectly:

(i) provide Investment Management Services or general partner services to any person or entity that is a Past Client, Present Client or Prospective Client of either Advisor Buyer or GP Buyer or their Affiliates;

(ii) on behalf of itself, or on behalf of an investment management or investment advisory business that is the similar to or competes with Advisor Buyer and GP Buyer, contact, solicit, canvas, provide services to, contract with, or accept business from any entity or individual which (A) is a Past Client, Present Client or Prospective Client of Advisor Buyer or its Affiliates, or (B) has received an outstanding written proposal or offer from Advisor Buyer or its Affiliates;

(iii)(A) induce, offer, assist, solicit, encourage or suggest, in any manner whatsoever, (1) that it or another business or enterprise offer employment to or enter into a business affiliation with any employee, agent or representative of Advisor Buyer or GP Buyer or its Affiliates, or (2) that any employee, agent or representative of Advisor Buyer or its Affiliates terminate his or her employment or business affiliation with such Advisor Buyer or GP Buyer or its Affiliates; or (B) hire, employ or contract with any employee or representative of Advisor Buyer or GP Buyer or its Affiliates;

(iv) render services to, become affiliated with, own, or have a financial or other interest in (either as a partner, joint venturer, owner, manager, stockholder, independent contractor, or other such role) any business which is engaged in a same, similar or competitive business as either Advisor Buyer or GP Buyer or its Affiliates (except nothing herein shall prohibit owning less than 5% of the outstanding shares in a publicly-traded corporation);

(v) alone or in concert with others, solicit, encourage, influence, or induce, or attempt to solicit, encourage, influence, or induce, any person or entity who is or was a client or customer of Advisor Seller or GP Seller or is or was a Prospective Client of Advisor Seller or GP Seller in an effort to divert, transfer or take away from Adviser Buyer, GP Buyer or UMB, the business of such client or customer or prospect, or to request or encourage or promote such client or customer or prospect to cease or refrain from doing business with (or reduce the type or amount of business done with) GP Buyer, UMB or Adviser Buyer, or to do business with another provider of services of a type similar to that offered by GP Buyer, UMB or Adviser Buyer;

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(vi) entice or induce, or in any manner influence, any supplier or service provider of Adviser Buyer that Seller had contact with to terminate or limit their business relationship with Advisor Buyer or GP Buyer; or

(vii) entice, induce or in any manner influence any person who is employed by or in the service of Adviser Buyer or GP Buyer to leave such employ or service for the purpose of engaging in or becoming employed by a business that may be in competition with any business engaged in by Advisor Buyer or GP Buyer.

(b) Nothing in this Section 7.2 or in any other provision of this Agreement shall prohibit or limit the right of the Sellers to engage in Permitted Activities.

(c) For purposes of this Section 7.2, the following terms shall have the following meanings:

(i) “Investment Management Services” means any services which involve (A) the management of an investment account or fund (or portions thereof or a group of investment accounts for funds), (B) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), or (C) providing financial advice or services, provided, however, that Investment Management Services shall not include Permitted Activities;

(ii) “Past Client” shall mean at any particular time, any person or entity who at any point within two years prior to such time (A) had been a client of an Advisor Seller or Advisor Buyer or its Affiliates, (B) had been an advisee or investment advisory customer of, or recipient of Investment Management Services from, Advisor Buyer or its Affiliates, or (C) had been an intermediary between Advisor Buyer or its Affiliates and any such person or entity but at such time is not an advisee or investment advisory customer or client of, or recipient of Investment Management Services from, Advisor Buyer or its Affiliates or an intermediary between Advisor Buyer or its Affiliates and any such person or entity.

(iii) “Permitted Activities” means, as to Sellers, acting separately or in any combination, (i) providing management, advisory or similar services to: the Individual Members and their immediate family members; and trusts for the benefit of, and entities controlled by (as the term “controlled” is used in the definition of “Affiliate”), any of the foregoing, and/or (ii) managing the GP Excluded Assets and distributing earn-out payments, special limited partner interest payments and other assets in connection with winding up the business of each Seller.

(iv) “Present Client” shall mean, at any particular time, any person or entity which is at such time (A) a current client of Advisor Buyer or its Affiliates, (B) an advisee or investment advisory customer of, or recipient of Investment Management Services from, Advisor Buyer or its Affiliates, or (C) an intermediary between Advisor Buyer or its Affiliates and any such person or entity.

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(v) “Prospective Client” shall mean, at any particular time, any person or entity to whom Advisor Buyer, Advisor Seller or its Affiliates, through any of their officers, employees, agents or consultants (or persons acting in any similar capacity), has, within twelve (12) months prior to such time, offered (by means of a written proposal designed specifically for such person or entity or a personal meeting, telephone call or personalized letter), (A) to provide its products and services, or (B) to serve as investment adviser or otherwise provide Investment Management Services, including, without limitation, any intermediaries between Advisor Buyer or its Affiliates and any such person or entity, but who is not at such time an advisee or investment advisory customer of, or recipient of, Investment Management Services from Advisor Buyer or its Affiliates or an intermediary between Advisor Buyer or its Affiliates and any such person or entity.

(d) The Sellers acknowledge and agree that each covenant set forth in this Section 7.2 is reasonable and valid in geographical and temporal scope, subject matter and in all other respects. If any court determines that such covenants, or any part thereof, are invalid or unenforceable, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions, to the maximum extent permitted by applicable law. If any court determines that any such covenant, or any part thereof, is unenforceable because of the duration or geographic scope or subject matter of such provision (or for any other reason), it is the parties’ intention that such court shall have the power to reduce the duration or scope or subject matter of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law. The Sellers acknowledge that an irreparable injury will result to Advisor Buyer and GP Buyer and/or their respective Affiliates in the event of a breach by of the covenants set forth in this Section 7.2. The Sellers also acknowledge and agree that the damages or injuries which Advisor Buyer and GP Buyer and/or their respective Affiliates may sustain as a result of a breach of such covenants are difficult to ascertain and money damages alone will not be an adequate remedy to Advisor Buyer and GP Buyer and/or their respective Affiliates. The Sellers therefore agree that in the event of such breach or threatened breach of this Section 7.2 by Sellers, Advisor Buyer and GP Buyer and/or their respective Affiliates shall also be entitled, in addition to any other available remedies, to obtain any equitable remedy, including any injunctive relief, necessary to prevent or restrain any violation or threatened violation of this Section 7.2 of this Agreement, without the necessity of posting a bond.

(e) For avoidance of doubt, Sections 7.2(a) through 7.2(d) hereof shall apply only to Sellers, and not to the Members, whose obligations with respect to non-competition, non-solicitation and similar matters in their individual capacities shall be set forth exclusively in the Employment, Non-Solicitation and Non-Competition Agreements referred to in Section 7.3 (as to the Individual Members) and the Non-Solicitation Agreement referred to in Section 7.7 (as to GKB). The acts and omissions of the

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Members, in their individual capacities (as opposed to their acts on behalf, and in the name, of Sellers, acting as officers or managers of Sellers) shall not be imputed to Sellers in determining whether Sellers have breached this Section 7.2; and the acts of Sellers shall not be imputed to the Members in determining whether the Members have breached the foregoing Employment, Non-Solicitation and Non-Competition Agreements and Non-Solicitation Agreement. During the period Sellers are obligated under this Section 7.2, the Members shall not, singly or in combination, cause Sellers to be in breach of this Section 7.2.

7.3. Individual Member Agreements. At the Closing, each Individual Member shall (i) enter into with Advisor Buyer an Employment, Non-Solicitation and Non-Competition Agreement substantially in the form of Exhibit C, and (ii) enter into with UMFSI a Registered Representative Agreement in the form of Exhibit D.

7.4. Taxes. From and after the Closing Date, each Seller shall file with the appropriate Governmental Entities when due all Returns required to be filed with respect to the operation of Advisor Seller’s Business and GP Seller’s Business, respectively, for all periods ending on and prior to the Closing Date, and all such Returns shall properly reflect the Tax Liabilities for the periods, property or events covered thereby.

7.5. Chicago Lease. At the Closing, Advisor Seller shall enter into with Advisor Buyer a Sublease in the form of Exhibit E (with respect to Advisor Seller’s Chicago office location).

7.6. GP Seller and the Funds. At the Closing, subject to receiving the necessary Partner Consents, as contemplated by Section 9.7(b), GP Seller shall (i) with respect to each Split-Interest Fund, enter into an amended limited partnership agreement for the Fund, and (ii) with respect to each Fund, deliver to GP Buyer (or its Permitted Assignees) all of the Partner Consents which the limited partners of the Fund have executed and delivered to GP Seller.

7.7. Incentive Bonus Plan. On the Closing Date, effective beginning as of the first day after the Closing Date, the Individual Members shall participate in the Incentive Bonus Plan implemented by Advisor Buyer.

7.8. Baum Agreements. At the Closing, GKB shall cause Baum (i) to enter into with Advisor Buyer a Sublease in the form attached as Exhibit G (with respect to Advisor Seller’s Kansas City location), (ii) to enter into with Advisor Buyer and UMBFSI a Support Services Agreement in the form Exhibit H, (iii) to enter into with UMBFSI and First Clearing, LLC an Amendment and Assignment of Clearing Agreement substantially in the form of Exhibit I, (iv) to enter into the Amendment and Assignment Agreement in the form of Exhibit Y, pursuant to which Baum will sell, transfer, assign, convey and deliver to Advisor Buyer all of Baum’s right, title and interest in and to all agreements (copies of which previously have been provided to Advisor Buyer) whereby third parties listed on Schedule 5.17(a)(6) have agreed to pay solicitation fees to Baum with respect to the referral of Advisor Seller’s Clients, and (v) to enter into with Advisor Buyer an Amendment and Assignment of Client Referral and Introduction Agreement in the form attached hereto as Exhibit Z; and, from and after the Closing Date, GKB shall cause Baum to timely perform its obligations under the agreements referred to in clauses (i) through (v) of this Section 7.8.

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7.9. GKB Obligations. At the Closing, GKB shall (i) enter into with Advisor Buyer a Non-Solicitation Agreement in the form of Exhibit J, (ii) enter into the GKB Intellectual Property Rights Assignment in the form of Exhibit W, and (iii) transfer, assign, convey and deliver to Advisor Buyer, all of GKB’s rights as a licensee of the Advent software referred to in Schedules 5.12(a) and 5.12(b) hereto.

7.10. Brokerage Relationship. At least thirty (30) days prior to the Closing Date, Advisor Seller shall, and GKB shall cause Baum to permit Advisor Seller to, provide a letter from Baum to each Client in the form of Exhibit K, advising such Client that, unless such Client otherwise instructs Baum in writing or by phone before the Closing Date, such Client’s relationship with Baum as an introducing broker will be transferred to UMBFSI as of, and subject to, the closing of the transactions contemplated by this Agreement; and, at the Closing, GKB will cause Baum to execute and deliver to UMBFSI such instruments and documents as shall be reasonably necessary to effect such transfers.

7.11. New Name. After the Closing Date, if Advisor Buyer elects to do business under a name other than “Prairie Capital Management,” Advisor Seller shall reimburse Advisor Buyer in an amount not to exceed $50,000.00 for the legal fees, filing costs and other out-of-pocket costs it reasonably incurs within one-hundred eighty (180) days from and after the Closing Date to (i) determine the availability of alternative names, (ii) obtain a federal trademark registration for the new name, (iii) replace signage, stationery and business cards (excluding any such costs which would have been incurred in any event to reflect Advisor Buyer’s new location, telephone numbers, personnel, etc.), and (iv) amend its articles of organization in Delaware, and its certificates of authority in Colorado, Illinois, Missouri and Pennsylvania, to reflect the new name.

7.12. Release of Liens. Prior to Closing, Sellers and Members shall obtain a release of all liens and encumbrances on the Purchased Advisor Assets and the Purchased GP Assets, including but not limited to the lien of Missouri Bank & Trust Co. of Kansas City on all inventory, equipment and accounts filed on May 9, 2008.

ARTICLE VIII.

COVENANTS OF BUYERS AND UMB

8.1. General. Prior to Closing, Buyers shall use commercially reasonable efforts (unless otherwise specified with respect to any action) to take all actions, and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

8.2. Notice of Developments. Prior to the Closing Date, each of Advisor Buyer and GP Buyer shall promptly give written notice to Advisor Seller and GP Seller of any material development which causes or is reasonably likely to cause a breach of any of its own representations and warranties; provided, however, that each such Advisor Buyer and GP Buyer agrees that this Section 8.2 shall in no way limit or waive the remedies available to Advisor Seller and GP Seller.

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8.3. Advisor Buyer Agreements. At the Closing, Advisor Buyer shall (i) enter into with each Individual Member an Employment, Non-Solicitation and Non-Competition substantially in the form of Exhibit C; (ii) enter into with each Key Employee (other than the New Key Employee) a Retention Agreement in the form of Exhibit L, provided such Retention Agreement is signed by such Key Employee and delivered at the Closing; (iii) enter into with the New Key Employee a Retention Agreement in the form of Exhibit M, provided such Retention Agreement is signed by such New Key Employee and delivered at the Closing; (iv) enter into with each Other Professional Employee and each Other Employee a Retention Agreement in the form of Exhibit N, provided such Retention Agreement is signed by such Other Professional Employee and such Other Employee and delivered at the Closing; (v) enter into with each Other New Employee a Retention Agreement in the form of Exhibit O, provided such Retention Agreement is signed by such Other New Employee and delivered at the Closing; (vi) enter into with each Key Employee and Other Professional Employee, provided he or she has (A) a Series 65 license or (B) a Series 7 and a Series 66 license, an Investment Advisor Representative Agreement in the form of Exhibit P, provided such Investment Advisor Representative Agreement is signed by such Key Employee and Other Professional Employee and delivered at the Closing; (vii) enter into with GKB a Non-Solicitation Agreement in the form of Exhibit J, (viii) enter into with Baum and UMBFSI a Support Services Agreement in the form of Exhibit H; (ix) enter into with Baum a Sublease in the form of Exhibit G (with respect to Advisor Seller’s Kansas City office location); (x) enter into with Advisor Seller a Sublease in the form of Exhibit E (with respect to Advisor Seller’s Chicago office location); (xi) enter into with Clients any New Investment Management Contracts which have been executed by such Clients and delivered at the Closing, subject to the satisfaction of the conditions set forth in Section 9.7(a); and (xii) enter into with Baum those Assignments and Amendments of Client Referral and Introduction Agreement in the form of Exhibit Z.

8.4. GP Buyer and the Funds. With respect to each Fund, subject to receiving the necessary Partner Consents, as contemplated by Section 9.7(b), GP Buyer (or its Permitted Assignees) shall enter into an amended limited partnership agreement for the Fund, in the form set forth in Exhibit F.

8.5. Incentive Bonus Plan. On the Closing Date, effective beginning as of the first day after the Closing Date, Advisor Buyer shall implement the Incentive Bonus Plan set forth in Exhibit B.

8.6. Investment Adviser Registration. On or before the Closing Date, (i) Advisor Buyer shall duly register as an investment adviser under the Investment Advisers Act, and (ii) Advisor Buyer shall make available to Advisor Seller a true, correct and complete copy of Advisor Buyer’s Form ADV in effect as of the Closing Date. The information contained in such Form ADV shall be true and complete in all respects as of the Closing Date and as of the date the Form ADV was filed with the SEC.

8.7. Actions by UMB. UMB shall cause each Buyer, any Permitted Assignee and UMBFSI to timely perform their covenants, duties and obligations under this Agreement and the Transaction Agreements, including, without limitation, the obligation of Buyers (and the Permitted Assignees) to pay the Purchase Price.

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8.8. Employment. Except as relates to each Individual Member, whose employment will be governed by the Employment, Non-Solicitation and Non-Competition Agreement entered into between him and Advisor Buyer as of the Closing Date, (a) any offers of employment by Advisor Buyer to employees of Advisor Seller may be on an “at will” basis, or for a period of time, as determined by Advisor Buyer in its sole discretion, and (b) each employee of Advisor Seller who accepts an offer of employment from Advisor Buyer shall be employed at a level of compensation and benefits comparable to, or better than, such employee’s current level of compensation and benefits, and, if, and to the extent that, such employee meets the general eligibility requirements under any Advisor Buyer Employee Plans, such employee will be eligible to participate in such Advisor Buyer Employee Plans and shall receive credit for all prior years of service completed with Advisor Seller and its predecessors.

8.9. Retention and Access to Books and Records. With respect to the Books and Records, for a period of five (5) years after the Closing Date, (i) neither Buyers nor UMB shall dispose of or destroy any of the Books and Records without first giving Sellers at least thirty (30) days’ prior written notice thereof, offering to turn over possession of such Books and Records to Sellers, at Sellers’ expense, and, if, and to the extent that, Sellers accept such offer, then, as soon as reasonably practicable, the parties shall arrange for Sellers to take delivery of such Books and Records; and (ii) Buyers and UMB shall allow Sellers to have such access to the Books and Records as Sellers shall reasonably request, during normal business hours, at the principal place of business of Buyers, or at any location where such Books and Records are stored, and Sellers may, at their expense, make copies of such Books and Records.

8.10. Retention Bonuses. At the Closing, Advisor Buyer shall pay retention bonuses of $1.4 million (minus any required tax withholding amounts) to the Key Employees, Other Professional Employees and Other Employees, allocated among them in the manner heretofore provided by Advisor Seller to Advisor Buyer; provided that, (i) such Key Employee, Other Professional Employee or Other Employee has executed and delivered to Advisor Buyer a Retention Agreement in the form of Exhibit L or Exhibit N, whichever is applicable, and (ii) such Key Employee or Other Professional Employee (A) has the proper licenses as required pursuant to Sections 8.3 and 8.11, (B) has executed and delivered to Advisor Seller an Investment Advisor Representative Agreement in the form of Exhibit P, and (C) has executed and delivered to UMBFSI a Registered Representative Agreement in the form of Exhibit Q or Exhibit R, whichever is applicable.

8.11. UMBFSI Agreements. At the Closing, UMB shall cause UMBFSI (i) to enter into with Advisor Buyer and Baum a Support Services Agreement in the form attached as Exhibit H, (ii) to enter into with each Individual Member a Registered Representative Agreement in the form of Exhibit D, (iii) to enter into with each Key Employee, provided he or she has a Series 6 or Series 7 license, a Registered Representative Agreement in the form of Exhibit Q; (iv) to enter into with each Other Professional Employee, provided he or she has a Series 6 or Series 7 license, a Registered Representative Agreement in the form of Exhibit R; and (v) to enter into with Baum and First Clearing, LLC an Amendment and Assignment of Clearing Agreement in the form of Exhibit I; and, from and after the Closing, UMB shall cause UMBFSI to timely perform its obligations under the agreements referred to in clauses (i) through (v) of this Section 8.12.

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8.12. Post-Closing Assistance. After the Closing, Advisor Buyer shall use commercially reasonable efforts on behalf of Advisor Seller (i) to collect the accounts receivable of Advisor Seller accrued as of the Closing Date, and to account for and promptly turn over to Advisor Seller any amounts collected, and, for this purpose, unless otherwise instructed by the Client, collections shall be applied first against such accounts receivable and only then against amounts accrued by Advisor Buyer with respect to periods after the Closing Date, and (ii) with respect to Clients who do not enter into a New Investment Management Contract, to cooperate with and assist such Clients to rearrange the custody of their assets and the related brokerage responsibilities.

8.13. No Financing. UMB will cause each of Advisor Buyer and GP Buyer (and any Permitted Assignees) to have sufficient funds available for it to pay its applicable portion of the Purchase Price, whether such portion of the Purchase Price is payable at or after the Closing.

ARTICLE IX.

CONDITIONS TO OBLIGATIONS OF SELLERS AND MEMBERS

The obligations of each Seller and each Member to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (in whole or in part, and in the sole discretion of each Seller and each Member) of the following conditions:

9.1. Accuracy of Representations and Warranties. The representations and warranties made by Buyers and UMB shall be true and correct in all material respects on and as of the date hereof and true and correct in all material respects on and as of the Closing Date (other than any representation or warranty expressly made as of a specified date, which shall be true and correct as of such specified date only), without giving effect to any supplements to the Schedules delivered by Buyers and UMB to Sellers and/or Members prior to the Closing Date (collectively, the “Buyers’ Supplemental Schedules”); provided, however, that the representations and warranties made by Buyers or UMB herein that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and true and correct in all respects on and as of the Closing Date.

9.2. Performance by Buyers and UMB. All of the covenants, terms and conditions of this Agreement to be complied with and performed by Buyers and UMB on or before the Closing Date shall have been complied with and performed in all material respects.

9.3. Certificate of Compliance. Buyers and UMB shall have delivered to Sellers and Members a certificate of Buyers and UMB dated as of the Closing Date, executed by Buyers and UMB, certifying as to compliance with Section 9.1 and Section 9.2, after giving full effect to Buyers’ Supplemental Schedules.

9.4. Legal Challenge. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect or threatened in writing.

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9.5. Approvals; No Prohibition. All governmental and regulatory approvals and registrations necessary for the consummation of the transactions contemplated hereby shall have been obtained.

9.6. Deliveries. Buyers and UMB shall have made or stand willing and able to make all the deliveries to Sellers and Members set forth in ARTICLE XII.

9.7. Consent. On or before the Closing:

(a) with respect to at least ninety percent (90%) of the Investment Management Contracts (as determined in accordance with the following sentence), the Client shall have executed and delivered to Advisor Seller the following documents in the form attached as Exhibits S and T, respectively: (i) a New Investment Management Contract (each, a “New Investment Management Contract”) between such Client and Advisor Buyer, effective as of the Closing Date, and (ii) a Termination and Client Consent between such Client and Advisor Seller, terminating the existing Investment Management Contract between such Client and Advisor Seller as of the Closing Date, and consenting to and authorizing Advisor Seller to deliver to Advisor Buyer at the Closing such New Investment Management Contract and Termination and Client Consent (each, a “Client Consent”). The 90% approval threshold shall have been reached if the percentage derived from the following ratio is equal to or greater than 90%: [x] the aggregate amounts invoiced for services rendered to Clients in the year ended December 31, 2009, under all of the Investment Management Contracts for which Client Consents have been obtained, divided by [y] the aggregate amounts invoiced for services rendered to Clients in the year ended December 31, 2009, under all of the Investment Management Contracts.

(b) With respect to each Fund, Sellers and Members shall have received the Consent of a majority in interest of the limited partners in the Fund, (i) for the limited partnership agreement of the Fund to be amended as set forth in Exhibit F; (ii) in the case of each Non-Split-Interest Fund, for GP Seller to assign all of its GP Interest in the Fund to GP Buyer or its Permitted Assignees; (iii) in the case of each Split-Interest Fund, for GP Seller to assign 20% of its GP Interest in the Fund to GP Buyer or its Permitted Assignees, and for GP Seller to convert 80% of its GP Interest in the Fund to a special limited partnership interest, as contemplated by the amendment to the Fund’s limited partnership agreement as set forth in Exhibit F; (iv) for Advisor Buyer to replace Advisor Seller as the sole general partner of the Fund; and (v) for Advisor Seller to deliver to Advisor Buyer at the Closing the amended limited partnership agreement for the Fund and the Partner Consents executed by the requisite number of limited partners of the Fund (collectively, “Partner Consents”);

(c) Sellers and Members shall have received the consents necessary for Advisor Seller to assign the Other Advisor Contracts which are shown in Schedule 5.17(a) as requiring a Consent as a condition of the Closing (each an “Other Advisor Contract Consent”);

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(d) Sellers and Members shall have received the consents necessary for GP Seller to assign the Other GP Contracts which are shown in Schedule 5.9(a) as requiring a Consent as a condition of the Closing (each an “Other GP Contract Consent”).

9.8. Professional Liability Policy. At Closing, Sellers shall have obtained the Professional Liability Policy.

9.9. Tax Clearance Letter. On or prior to the Closing, each Seller shall have obtained a tax clearance letter from the Missouri Department of Revenue, effective as of a date within ninety (90) days prior to the Closing Date.

9.10. Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect with respect to Buyers, UMB or UMBFSI, and there shall have been no enactment, adoption, issuance, amendment or other change in Laws which (i) effective within three (3) years from the Closing Date, will prohibit UMB or any of its Affiliates from engaging in business as an investment advisor, or (ii) effective within [six (6)] months from the Closing Date, will prohibit UMB and each of its Affiliates from owning, investing in, controlling or sponsoring any or all of the Funds.

9.11. Other Documents. On or prior to the Closing Date, Sellers and Members shall have received such other documents as may be necessary or appropriate, in the reasonable opinion of Sellers and Members, or their counsel, to evidence the authorization of, and to effect the transactions contemplated by, this Agreement.

ARTICLE X.

CONDITIONS TO OBLIGATIONS OF BUYERS AND UMB

The obligations of Buyers and UMB to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (in whole or in part, and in the sole discretion of Buyers and UMB) of the following conditions:

10.1. Accuracy of Representations and Warranties. The representations and warranties made by Sellers and Members shall be true and correct in all material respects on and as of the date hereof and true and correct in all material respects on and as of the Closing Date (other than any representation or warranty expressly made as of a specified date, which shall be true and correct as of such specified date only), without giving effect to any supplement to the Schedules delivered by Sellers and Members to UMB and Buyers prior to the Closing (collectively, the “Sellers’ Supplemental Schedules”); provided, however, that the representations and warranties made by Sellers or Members herein that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and true and correct in all respects on and as of the Closing Date.

10.2. Performance by Sellers and Members. All of the covenants, terms and conditions of this Agreement to be complied with and performed by Sellers and Members on or before the Closing Date shall have been complied with and performed in all material respects.

10.3. Certificate of Compliance. Sellers and Members shall have delivered to each Buyer and UMB a certificate of Sellers and Members, dated as of the Closing Date, certifying as to compliance with Section 10.1 and Section 10.2, after giving full effect to Sellers’ Supplemental Schedules.

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10.4. Legal Challenge. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect or threatened in writing.

10.5. Approvals; No Prohibition. All governmental and regulatory approvals and registrations necessary for the consummation of the transactions contemplated hereby shall have been obtained.

10.6. Deliveries. Sellers and Members shall have made or stand willing and able to make all the deliveries to Buyers and UMB set forth in ARTICLE XI.

10.7. Required Consents. On or before the Closing, Sellers and Members shall have received the third party consents referred in Section 9.7 sufficient to satisfy the Closing condition set forth in Section 9.7.

10.8. Professional Liability Policy. At Closing, Sellers shall have obtained the Professional Liability Policy.

10.9. Tax Clearance Letter. On or prior to the Closing, each Seller shall have obtained a tax clearance letter from the Missouri Department of Revenue, effective as of a date within ninety (90) days prior to the Closing Date.

10.10. Retention Bonus Agreements.

(a) Key Employees shall have executed and delivered to Advisor Buyer a Retention Agreement in the form of Exhibit L or Exhibit M, whichever is applicable.

(b) Key Employees and Other Professional Employees who have the proper licenses as required pursuant to Sections 8.3 and 8.11, shall have (A) executed and delivered to Advisor Seller an Investment Advisor Representative Agreement in the form of Exhibit P and (B) executed and delivered to UMBFSI a Registered Representative Agreement in the form of Exhibit Q or Exhibit R, whichever is applicable.

10.11. Material Adverse Effect. Between the date hereof and the Closing Date, there shall have been no Material Adverse Effect with respect to Sellers, and there shall have been no enactment, adoption, issuance, amendment or other change in Laws which (i) effective within three (3) years from the Closing Date, will prohibit UMB or any of its Affiliates from engaging in business as an investment advisor, or (ii) effective within six (6) months from the Closing Date, will prohibit UMB and each of its Affiliates from owning, investing in, controlling or sponsoring any or all of the Funds.

10.12. Landlord Estoppel Letter. On or before the Closing Date, Buyers and UMB shall have received a consent and estoppel letter from the landlord for Advisor Seller’s office space in Denver, Colorado, in form and content reasonably satisfactory to Buyers and UMB.

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10.13. Other Documents. On or prior to the Closing Date, Buyers and UMB shall have received such other documents as may be necessary or appropriate, in the reasonable opinion of Buyers and UMB, or their counsel, to evidence the authorization of, and to effect the transactions contemplated by, this Agreement.

ARTICLE XI.

ACTIONS AT THE CLOSINGS BY SELLERS AND MEMBERS

11.1. Closing Deliveries. Sellers and Members, as applicable, shall deliver, or shall cause the delivery of, the following to Buyers and UMB, as applicable, at or prior to the Closing:

(a) a Bill of Sale, Assignment and Assumption of Liabilities Agreement, in the form attached hereto as Exhibit U (the “Bill of Sale”), for, and duly executed by, Advisor Seller and GP Seller, respectively;

(b) the Purchased Advisor Assets and the Purchased GP Assets, to the extent in tangible form;

(c) the certificate required to be delivered by Sellers and Members pursuant to Section 10.3;

(d) the Consents obtained by Seller, as contemplated by Section 9.7;

(e) a certificate for each of Advisor Seller and GP Seller, respectively, dated as of the Closing Date, executed by the members or managers of such Seller, certifying that attached thereto are: (i) a true and correct copy of the certificate of formation and operating agreement of such Seller; (ii) in the case of GP Seller, a true and correct copy of the certificate of formation and Limited Partnership Agreement for each Fund; (iii) resolutions duly adopted by the managers and members of such Seller, authorizing and approving the transactions contemplated hereby; and (iv) the names, titles and signatures of all of the managers or members who sign documents on behalf of such Seller in connection with this Agreement, certifying the authority of such individuals to do so;

(f) a certificate for each of GKB and Baum, respectively, dated as of the Closing Date, executed by the directors of such party, certifying that attached thereto are: (i) a true and correct copy of the articles of incorporation and bylaws of such party; (ii) resolutions duly adopted by the directors of such party, authorizing and approving the transactions contemplated hereby; and (iii) the names, titles and signatures of all of the officers who sign documents on behalf of such party in connection with this Agreement, certifying the authority of such individuals to do so;

(g) a good standing certificate for each of Advisor Seller, GP Seller, GKB and Baum, respectively, issued by the Secretary of State of the State in which such party is organized, in each case dated no more than thirty (30) days prior to the Closing Date;

(h) an Intellectual Property Assignment Agreement in the form attached hereto as Exhibit V, for each of Advisor Seller and GP Seller, executed by Advisor Seller and GP Seller, respectively;

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(i) an Intellectual Property Assignment Agreement in the form attached hereto as Exhibit W, for GKB, executed by GKB; and

(j) the agreements and documents which any of Advisor Seller, GP Seller, any Individual Member, GKB or Baum is obligated to execute and deliver at the Closing pursuant to ARTICLE VII hereof.

ARTICLE XII.

ACTIONS AT THE CLOSINGS BY BUYERS AND UMB

12.1. Closing Deliveries. Advisor Buyer, GP Buyer and UMB, as applicable, shall deliver, or shall cause the delivery of, the following to Sellers and Members at or prior to the Closing:

(a) the Closing Purchase Price, as contemplated by Section 3.1(a),

(b) the Bill of Sale, duly executed by Advisor Buyer and GP Buyer, respectively;

(c) the certificates required to be delivered by Buyers and UMB pursuant to Section 9.3;

(d) a certificate for Advisor Buyer, GP Buyer and each Permitted Assignee, respectively, dated as of the Closing Date, executed by the managers or members of such party, certifying that attached thereto are: (i) a true and correct copy of the certificate of formation and operating agreement of such party; (ii) resolutions duly adopted by the managers and members of such party, authorizing and approving the transactions contemplated hereby; and (iii) the names, titles and signatures of all of the managers or members who sign documents on behalf of such party in connection with this Agreement, certifying the authority of such individuals to do so;

(e) a certificate for each of UMB and UMBFSI, respectively, dated as of the Closing Date, executed by a secretary, assistant secretary or other duly authorized officer of such party, certifying that attached thereto are: (i) a true and correct copy of the articles of incorporation and bylaws of such party, (ii) resolutions adopted by the directors of such party, authorizing and approving the transactions contemplated hereby; and (ii) the names, titles and signatures of all of the officers of such party who sign documents on behalf of such party in connection with this Agreement, certifying the authority of such individuals to do so;

(f) a good standing certificate for each of Advisor Buyer, GP Buyer, each Permitted Assignee, UMB and UMBFSI, respectively, issued by the Secretary of State of the State in which such party is organized, dated not more than thirty (30) days prior to the Closing Date;

(g) the agreements and other documents which any of Advisor Buyer, GP Buyer, a Permitted Assignee, UMB or UMBFSI is obligated to execute and deliver at the Closing pursuant to ARTICLE VIII hereof;

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(h) an Intellectual Property Assignment Agreement with respect to each Seller, in the form attached hereto as Exhibit V, executed by Advisor Buyer; and

(i) an Intellectual Property Assignment Agreement in the form attached hereto as Exhibit W, executed by Advisor Seller.

ARTICLE XIII.

TAXES

13.1. Payment of Transaction Taxes. Buyers shall pay any and all transfer, sales, use or other similar Taxes payable in connection with or as a result of the transactions contemplated by this Agreement. Sellers, or Members, as applicable, shall be responsible for any local, state or federal income Taxes on any gains from the sale of the Purchased Assets.

13.2. Straddle Taxes. In the case of any real or personal property Taxes (or other similar Taxes) attributable to the Purchased Assets for which Taxes are reported on a Return covering a period commencing before the end of the day on which the Closing occurs and ending thereafter (any such period, a “Straddle Period,” and any such Tax, a “Straddle Period Tax”), any such Straddle Period Tax shall be prorated between either Advisor Seller or GP Seller, on the one hand, and Advisor Buyer or GP Buyer, on the other hand, on a per diem basis. The party required by Law to pay any such Straddle Period Tax (the “Paying Party”) shall file the Return related to such Straddle Period Tax within the time period prescribed by law and shall timely pay such Straddle Period Tax. To the extent any such payment exceeds the obligation of the Paying Party hereunder, the Paying Party shall provide the other Party (the “Non-Paying Party”) with notice of payment, and within ten (10) business days of receipt of such notice of payment, the Non-Paying Party shall reimburse the Paying Party for the Non-Paying Party’s share of such Straddle Period Taxes.

13.3. Cooperation as to Tax Matters. Each party hereto agrees to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to Advisor Seller’s Business and GP Seller’s Business as is reasonably necessary for the preparation and filing of any Return, for the preparation and proof of facts during any Tax audit, for the preparation of any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer of any governmental or regulatory inquiry relating to Tax matters.

13.4. Allocation of the Purchase Price. The aggregate amount of the Purchase Price shall be allocated among the Purchased Advisor Assets and the Purchased GP Assets in accordance with the rules and regulations under Section 1060 of the Code. Within sixty (60) days after the Closing Date, Buyers shall deliver to Sellers for their review a draft of the proposed allocation. Buyers and Sellers shall cooperate in good faith to resolve their differences, if any, with respect to the proposed allocation, and, promptly after the Determination Date for the Final Adjustment, cooperate in good faith to modify the allocation amounts to reflect the Final Adjustment. Unless otherwise required by applicable Law, Buyers and Sellers shall file relevant Tax Returns and reports, and otherwise act, and cause their respective Affiliates to act, in a

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manner consistent with the allocation. Neither Buyers nor Sellers shall contend or represent that the allocation is incorrect, or take any position inconsistent with the allocation in any refund claim or upon the examination of any Tax Return; provided, however, that nothing in this Section 13.4 shall prohibit a party from settling a Tax dispute with any Governmental Entity in such manner as such party deems appropriate under the circumstances.

13.5. Employment Taxes. Sellers shall file with the appropriate Governmental Entities when due in all jurisdictions all employment tax Returns required to be filed with respect to the operation of Advisor Seller’s Business and GP Seller’s Business, respectively, for all periods ending on and prior to the Closing Date, and all such Returns shall properly reflect the employment Tax Liabilities for the periods covered thereby.

ARTICLE XIV.

TERMINATION AND REMEDIES

14.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

(a) The parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Any Buyer or UMB may terminate this Agreement by giving written notice thereof to Sellers and Members at any time prior to the Closing: (i) in the event any Seller or Member has breached any representation, warranty, or covenant contained in this Agreement, if (A) such breach would give rise to a failure to satisfy a condition to the obligations of Buyers and UMB contained in ARTICLE X, (B) the Buyers and UMB have notified Sellers and Members of the breach, and (C) the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing shall not have occurred on or before August 31, 2010 (the “Termination Date”), by reason of the failure of any condition precedent hereunder (unless the failure resulted primarily from any Buyer or UMB itself breaching any representation, warranty, or covenant contained in this Agreement);

(c) Any Seller may terminate this Agreement by giving written notice thereof to Buyers and UMB at any time prior to the Closing: (i) in the event any Buyer or UMB has breached any representation, warranty, or covenant contained in this Agreement, if (A) such breach would give rise to a failure to satisfy a condition to the obligations of Sellers and Members contained in ARTICLE IX, (B) any Seller has notified Buyers and UMB of the breach, and (C) the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing shall not have occurred on or before the Termination Date, by reason of the failure of any condition precedent hereunder (unless the failure resulted primarily from any Seller breaching any representation, warranty, or covenant contained in this Agreement); and

(d) By any Buyer or UMB, on the one hand, or any Seller or Member, on the other hand, if consummation of the transactions contemplated by this Agreement would violate any non-appealable final Order of any Governmental Entity having competent jurisdiction.

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14.2. Effect of Termination. If this Agreement is terminated as permitted by Section 14.1, such termination shall be effective as against all parties hereto and without Liability of any party (or any stockholder, member, director, manager, officer, employee, agent, consultant or representative of such party) to the other parties of this Agreement; provided, however, that if such termination shall result from the (a) failure of a party to fulfill a condition to the performance of the obligations of another party that is within the control of such party or (b) failure of any party to this Agreement to perform a covenant or agreement contained in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other party as a result of such failure or breach (provided that if any such failure or breach in subparts (a) and (b) results from an inaccuracy or breach of a representation or warranty contained in this Agreement, a party shall only be liable for Losses if such inaccuracy or breach resulted from a willful and intentional misrepresentation of such party). For the purpose of the preceding sentence, the Sellers and Members, together, shall be treated as a party to this Agreement, and the Buyers and UMB, together, shall be treated as a party to this Agreement; provided, however, that in no event shall a Member be liable under this Section 14.2 for the failure of any other Member to fulfill a condition or perform a covenant or agreement of such other Member contained in this Agreement. The provisions of the Confidentiality Agreement shall survive any termination hereof pursuant to Section 14.1.

ARTICLE XV.

SURVIVAL; INDEMNIFICATION

15.1. Survival of Representations, Warranties and Covenants

(a) In order for Buyer Indemnitees to make a claim against Sellers or Members for indemnity, or otherwise, under this Agreement, any Buyer or UMB must give written notice thereof to Sellers and Members within the applicable time period (the “Seller Survival Period”), as follows:

(i) for claims of misrepresentations, inaccuracies, or breaches of the representations and warranties of Sellers and Members under Section 5.2(a) (Authority), Section 5.3 (Title) and Section 5.13 (Taxes), Section 5.15(k), (m), (o) and (p) (Fund Taxes) within the period of the applicable statute of limitations;

(ii) for claims of misrepresentations, inaccuracies, or breaches of the representations and warranties of Sellers and Members under Section 5.15(n) (ERISA) and for claims based on Client Identity Fraud (as defined in Section 15.9) and for claims by Prairie Capital Advisors, Inc. or its Affiliates or licensees arising out of or relating to Sellers’ use of the trademarks listed on Schedule 5.12(a), no later than five (5) years following the Closing Date;

(iii) for claims of breaches of any covenant of Sellers or Members, no later than a date eighteen (18) months from and after the date, or after the expiration of the period during which, such covenant was to be performed; and

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(iv) for all other claims, within twenty-four (24) months from the Closing Date.

(b) In order for Seller Indemnitees to make a claim against Buyers or UMB for indemnity, or otherwise, under this Agreement, any Seller or Member must give written notice thereof to Buyers and UMB within the applicable time period, as follows:

(i) for claims of misrepresentations, inaccuracies, or breaches of the representations and warranties of Buyers and UMB under Section 6.1 (Capacity of Buyers) and Section 6.2(a) (Authority), within the period of the applicable statute of limitations;

(ii) for claims of misrepresentations, inaccuracies, or breaches of any covenant of any Buyer or UMB, no later than a date eighteen (18) months from and after the date, or after the expiration of the period during which, such covenant was to be performed; and

(iii) for all other claims, within twenty-four (24) months from the Closing Date.

15.2. Indemnification by Sellers and Members

(a) From and after the Closing, except as provided in this ARTICLE XV, each Seller and Member shall indemnify, defend and hold harmless, Buyers, UMB, UMB’s Affiliates, and their respective officers, directors, managers, employees and representatives (collectively, the “Buyer Indemnitees”) from and against any and all Losses incurred or suffered by the Buyer Indemnitees as a result of or related to:

(i) any misrepresentation, inaccuracy or breach of any representation or warranty made by any Seller or Member in this Agreement (or in any certificate or Schedule delivered pursuant hereto) on and as of the Closing Date after giving effect to the Sellers’ Supplemental Schedules;

(ii) any breach of any covenant or agreement made by any Seller or Member in this Agreement or in any certificate or Schedule delivered pursuant hereto;

(iii) the Excluded Assets or the Excluded Liabilities; and

(iv) the conduct and operation of Advisor Seller’s Business and GP Seller’s Business prior to the Closing Date, including but not limited to any claim by Prairie Capital Advisors, Inc. or its Affiliates or licensees arising out of or relating to Sellers’ use of the trademarks listed on Schedule 5.12(a).

(b) Notwithstanding anything to the contrary in this Agreement, (i) the Members (as a group), GP Seller and Advisor Seller shall be jointly and severally liable under Section 15.2(a), but, as relating to the Members, all indemnity obligations shall be several, not joint and several, so that each Member will bear, and Buyer Indemnitees may

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recover from each Member, only 25% of the aggregate indemnity obligations of all the Members as a group; and (ii) for purposes of Section 15.2(a), the term “Losses” shall not include, and Sellers and Members shall not have any obligation to indemnify Buyer Indemnitees for, any Professional Liabilities to the extent that such Professional Liabilities are measured by, or are calculated with respect to, changes in market prices which occur from and after the Closing Date.

15.3. Indemnification by Buyers and UMB. From and after the Closing, except as provided in this Article XV, each Buyer and UMB, jointly and severally, shall indemnify, defend and hold harmless, the Members and the Sellers and their respective owners, officers, directors, managers, employees and representatives (collectively, “Seller Indemnitees”) from and against any and all Losses incurred or suffered by Seller Indemnitees as a result of or related to:

(a) any misrepresentation, inaccuracy or breach of any representation or warranty made by any Buyer or UMB in this Agreement (or in any certificate or Schedule delivered pursuant hereto) on and as of the Closing Date after giving effect to the Buyers’ Supplemental Schedules;

(b) any breach of any covenant or agreement made by any Buyer or UMB in this Agreement or in any certificate or Schedule delivered pursuant hereto;

(c) the Assumed Advisor Liabilities and assumed GP Liabilities; and

(d) the conduct and operation of business by Advisor Buyer and GP Buyer and any Permitted Assignee from and after the Closing Date.

15.4. Notice and Defense of Third Party Claims.

(a) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any party in respect of which indemnity may be sought pursuant to Section 15.2 or Section 15.3 (a “Third Party Claim”), such party (the “Indemnified Party”) shall give written notice thereof (“Claim Notice”) to the party against whom such indemnity may be sought (the “Indemnifying Party”) within fifteen (15) Business Days after the Indemnified Party receives written notice of such Third Party Claim; provided, however, that failure to give such Claim Notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. The Claim Notice shall state the information then available regarding the amount of the claim or Losses, include copies of all notices or other documents received by the Indemnified Party relating to the Third Party Claim, and specify the provision or provisions of this Agreement, to the extent known, under which the right to indemnification is being asserted.

(b) If, within twenty (20) Business Days after receiving such Claim Notice, the Indemnifying Party gives written notice to the Indemnified Party stating that it intends to defend against such Third Party Claim, the Indemnifying Party, at its own cost and expense, may assume and control the defense of the Third Party Claim with counsel selected by the Indemnifying Party; provided, however, that, if the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in, but not

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control, the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Notwithstanding the foregoing, in connection with any Third Party Claim in which the Indemnified Party reasonably concludes, based upon the advice of its counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim, or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to such Indemnifying Party, or (z) such claim involves the seeking of non-monetary relief, (i) the Indemnified Party, at its expense, may direct the defense of such action or proceeding on behalf of the Indemnified Party, (ii) the Indemnifying Party may participate in, but not control, the defense thereof and employ counsel, at its own expense, and (iii) if, on the merits, the Indemnifying Party is obligated to indemnify the Indemnified Party with respect to such Third Party Claim, the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and disbursements of the Indemnified Party’s counsel.

(c) If the Indemnifying Party elects to assume and control the defense of a Third Party Claim, the Indemnifying Party shall not settle, compromise or discharge the Third Party Claim, without the written consent of the Indemnified Party, which consent shall not be unreasonably delayed or withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable for the Indemnified Party to withhold consent to a settlement involving any terms other than the payment of money, including but not limited to: (i) injunctive or other equitable relief against the Indemnified Party or its assets, employees or business, or against an affiliate of the Indemnified Party or such affiliate’s assets, employees or business, or (ii) terms or statements that Indemnified Party reasonably believes would adversely affect its business reputation in material respects.

(d) The Indemnified Party shall use commercially reasonable efforts to make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

(e) Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim, without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed.

15.5. Basket Limitations.

(a) Notwithstanding the provisions of Section 15.2 above, no Buyer Indemnitees shall be entitled to be indemnified for any Losses under Section 15.2 hereof, whether against one or more of Sellers or Members, unless the aggregate amount of all Losses for which the Buyer Indemnitees would, but for this sentence, be entitled to indemnification under Section 15.2 exceeds Five Hundred Thousand and no/100 Dollars ($500,000.00) (“Sellers’ Basket”), and then only for such Losses that exceed Three Hundred Thousand and no/100 Dollars ($300,000) (subject to Section 15.6); provided, however, that (i) for the purpose of applying Sellers’ Basket, the determination of whether Sellers or Members have breached any representations or warranties shall be

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made without regard to any limitations as to materiality in such representations and warranties, and (ii) Sellers’ Basket shall not apply to any amounts payable by Sellers or Members under Section 7.2 (Non-Solicitation, Non-Competition), Section. 7.4 (Taxes) and Section 7.11 (New Name), or for breaches of Section 5.2(a) (Authority), Section 5.3 (Title to Purchased Assets), Section 5.13 (Taxes), Section 5.15(k), 5.15(m), 5.15(o) and 5.15(p) (Fund Taxes) and Section 5.15(n) (ERISA), or for Client Identity Fraud.

(b) Notwithstanding the provisions of Section 15.3 above, no Seller Indemnitees shall be entitled to be indemnified for Losses under Section 15.3 hereof, whether against one or more of the Buyers or UMB, unless the aggregate amount of all Losses for which Seller Indemnitees would, but for this sentence, be entitled to indemnification under Section 15.3 exceeds Five Hundred Thousand and no/100 Dollars ($500,000.00) (the “Buyers’ Basket”), and then only for such Losses that exceed Three Hundred Thousand and no/100 Dollars ($300,000) (subject to Section 15.6); provided, however, that the Buyers’ Basket shall not apply to any amounts payable by Buyers or UMB under Section 2.3 (Assumed Advisor Liabilities), Section 2.7 (Assumed GP Liabilities), ARTICLE III (Purchase Price), Section 8.7 (Actions by UMB), Section 8.9 (Retention and Access to Books and Records ), ARTICLE XIII (Taxes) or Section 15.3(d) (post-closing conduct of businesses).

15.6. Cap Limitations

(a) The maximum liability of all Sellers and Members, in the aggregate, for any Losses under or with respect to this Agreement, whether under Section 15.2, or otherwise, shall not exceed the lesser of (i) Ten Million Dollars ($10,000,000) or (ii) Earn-Out Amount (the “Seller Cap Limitation”); provided, however, that any amounts which are recovered under the Professional Liability Policy shall not be applied against the Seller Cap Limitation, and any amounts recovered by Sellers or Members under the Professional Liability Policy with respect to Losses under or with respect to this Agreement shall be payable to Advisor Buyer; provided, further, that the Seller Cap Limitation shall not apply to Losses under Section 5.2(a) (Authority), Section 5.3 (Title to Purchased Assets), Section 5.13 (Taxes), Section 5.15(k), 5.15(m), 5.15(o) and 5.15(p) (Fund Taxes) or to Client Identity Fraud. Buyers and UMB, on behalf of themselves and the other Buyer Indemnitees, hereby agree that the Buyer Indemnitees shall not be entitled to, and shall not seek indemnity for, any Losses from Sellers or Members, except to the extent of any Losses covered by, and payable out of, the Earn-Out Amount (up to $10 million) and the Professional Liability Policy. If any Buyer Indemnitee has delivered a Claim Notice to any Seller or Member, and such claim has not been fully resolved prior to the time scheduled for payment of any Earn-Out Amount, Advisor Buyer may, notwithstanding anything to the contrary in this Agreement or in any Transaction Agreement, withhold from the Earn-Out Amount otherwise due an amount reasonably estimated to be necessary to cover the unresolved claim as set forth in the Claim Notice.

(b) In addition to the Seller Cap Limitation, the maximum liability of GKB, in the aggregate, for any Losses under or with respect to this Agreement, whether under Section 15.2 or otherwise, shall not exceed twenty-five percent (25%) of the Purchase Price; provided, however, that any amounts which are recovered under the Professional

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Liability Policy shall not be applied against this additional GKB liability limitation. In no event, however, shall the Individual Members, singly or in any combination, be liable for any portion of any Losses for which GKB would have been obligated without regard to the preceding sentence.

(c) The maximum Liability of all Buyers and UMB, in the aggregate, for any Losses under or with respect to this Agreement, whether under Section 15.3, or otherwise, shall not exceed Ten Million Dollars ($10,000,000) (the “Buyer Cap Limitation”); provided, however, that the Buyer Cap Limitation shall not apply to the Liability of Buyers and UMB under any amounts payable by Buyers or UMB under Section 2.3 (Assumed Advisor Liabilities), Section 2.7 (Assumed GP Liabilities), ARTICLE III (Purchase Price), Section 6.2(a) (Authority), Section 8.7 (Actions by UMB), ARTICLE XIII (Taxes) or Section 15.3(d) (post-closing conduct of businesses).

15.7. Mitigation. Nothing provided in this ARTICLE XV or otherwise in this Agreement shall limit any duty of an Indemnified Party to mitigate Losses under applicable Law.

15.8. Insurance. Any Losses recoverable by an Indemnified Party under this Agreement shall be net of (i) amounts received from third parties under insurance policies, indemnity agreements or other arrangements (net of recovery costs), and (ii) an amount equal to the Tax benefit, if any (net of the Tax cost, if any), attributable to such Losses. In no event shall any insurer or third party indemnitor referred in clause (i) above have a right of subrogation against the Indemnifying Party.

15.9. Exclusive Remedy. The rights set forth in this ARTICLE XV shall be the parties’ sole and exclusive remedy with respect to any and all claims relating to this Agreement, the parties hereto, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby, and each party hereto hereby waives and releases any and all other claims, rights or causes of action, known or unknown, foreseen or unforeseen, which such party may have against any one or more of the other parties to this Agreement, arising at law or in equity, under contract, tort, strict liability or any other theory of law, including, without limitation, any claims for fraud, intentional misrepresentation, or negligence, and claims under any Laws relating to securities or trade regulation; provided, however, in the event the Closing occurs, this Agreement shall not constitute the exclusive remedy of Buyer Indemnitees with respect to any Losses resulting from intentional fraud committed with Actual Knowledge with respect to the identity of the Clients who are parties to Investment Management Contracts with Advisor Seller as of the date hereof, and as to the revenue from such Clients for the year ended December 31, 2009, all as previously provided to Buyers (“Client Identity Fraud”), and only in such case, Buyer Indemnitees shall be entitled to any and all available remedies, at law or in equity, under this Agreement or otherwise.

15.10. Bargain. The parties acknowledge and agree that the provisions of this ARTICLE XV were specifically bargained for and reflected in the Purchase Price.

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ARTICLE XVI.

GENERAL PROVISIONS

16.1. Expenses. Except as otherwise provided herein, all fees, commissions, and other expenses incurred by each of the parties hereto in connection with the negotiation of this Agreement and in preparing to consummate the transactions contemplated hereby, including the fees and expenses of their respective counsel and other advisors, shall be borne by the party incurring such fee, commission, or expense.

16.2. Execution in Counterparts; Binding Effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original copy and all of which together shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties. Facsimile or electronic (PDF) signatures shall be treated as original signatures.

16.3. Governing Law, Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Missouri in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of each party as set forth in Section 16.4. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

16.4. Notices

(a) Service of process, and any other notices or other communications required or permitted under this Agreement, shall be given in writing and delivered personally or sent by a nationally recognized overnight courier guaranteeing next-day delivery, addressed as follows:

(i)	If to Advisor Seller:

Prairie Capital Management, LLC

c/o Brian N. Kaufman

5050 W. 87th Street

Prairie Village, KS 66207

with copies to:

George K Baum & Company

Attn: Dana Bjornson

4801 Main Street, Suite 500

Kansas City, MO 64112

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and

Spencer Fane Britt & Browne LLP

1000 Walnut, Suite 1400

Kansas City, MO 64106

Attention: Ronald L. Langstaff

(ii)	If to GP Seller:

PCM, LLC

c/o Brian N. Kaufman

5050 W. 87th Street

Prairie Village, KS 6620

with copies to:

George K Baum & Company

Attn: Dana Bjornson

4801 Main Street, Suite 500

Kansas City, MO 64112

and

Spencer Fane Britt & Browne LLP

1000 Walnut, Suite 1400

Kansas City, MO 64106

Attention: Ronald L. Langstaff

(iii)	if to Individual Members:

Brian N Kaufman

5050 West 87th Street

Prairie Village, KS 66207

Curtis A. Krizek

3515 West 64th Street

Mission Hills, KS 66208

Robyn R. Schneider

20 East Third Street

Hinsdale, IL 60521

(iv)	if to Advisor Buyer, GP Buyer or UMB:

UMB Financial Corporation

1010 Grand Blvd.

Kansas City, Missouri 64106

Attention: Clyde F. Wendel

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with copies to:

UMB Financial Corporation

1010 Grand Blvd.

Kansas City, Missouri 64106

Attention: Dennis Rilinger

and

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, MO 64106

Attention: Victoria R. Westerhaus

(v)	if to GKB:

George K Baum & Company

Attn: Dana Bjornson

4801 Main Street, Suite 500

Kansas City, MO 64112

with a copy to:

Bryan Cave LLP

1200 Main Street, Suite 3500

Kansas City, MO 64105

Attention: Robert M. Barnes

(b) Notices or communications required or permitted under this Agreement shall be deemed to have been received by the addressee: (i) on the date given, if delivered personally; or (ii) one day after delivery to a courier, if sent by a nationally recognized overnight courier guaranteeing next-day delivery. Any party may change the person or address for service of process upon it or delivery of notices or other communications to it under this Agreement by delivering notice of such change to the other parties in accordance with this Section 16.4.

16.5. Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context otherwise requires, references herein to Articles, Sections and Exhibits mean the Articles and Sections of, and the Exhibits attached to, this Agreement.

16.6. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, executors, legal representatives and permitted assigns; provided, however, that, except as provided in the

56

following sentence, no party shall assign any rights or delegate any obligations under this Agreement without prior written consent of the other parties. Notwithstanding the foregoing sentence, a Buyer may, without the consent of Sellers or the Members, assign its rights and delegate its duties under this Agreement to any successor in interest to the business of such Buyer, or to any Affiliate of such Buyer, including a Permitted Assignee, provided (a) such assignee agrees to assume, be bound by and timely pay and perform all of the obligations of such Buyer under this Agreement, and (b) such Buyer remains liable to Sellers and the Members if and to the extent that the assignee fails timely to pay and perform the obligations of such Buyer under this Agreement.

16.7. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein. Notwithstanding the foregoing, the Buyer Indemnitees and Seller Indemnitees are intended third party beneficiaries of this Agreement for purposes of ARTICLE XV of this Agreement, and Buyers’ Affiliates are intended third party beneficiaries for purposes of Section 7.2 of this Agreement.

16.8. Entire Agreement. This Agreement, including the Confidentiality Agreement, and all other Transactions Agreements, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, and understandings between the parties relating to the subject matter of this Agreement (other than the Confidentiality Agreement), and, except as set forth in this Agreement, each party acknowledges and agrees that such party has not relied upon, and is not relying upon, any other representations, warranties, agreements, statements (whether written or oral), documents, records, reports, or other material or information provided by or on behalf of any of the other parties. Furthermore, the parties hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations; all parties to this Agreement specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

16.9. Waivers and Amendments. Each party may, but shall not be obligated to, by written notice to the other parties: (a) extend the time for the performance of any of the obligations or other actions of any of the other parties; (b) waive any inaccuracies in the representations or warranties of any of the other parties contained in this Agreement; (c) waive compliance with any of the covenants of any of the other parties created under this Agreement; or (d) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by all of the parties hereto.

16.10. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

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16.11. Confidentiality and Announcements.

(a) Except as provided in Section 16.11(b) below, none of parties shall publicly disclose the execution, delivery or contents of this Agreement other than: (i) with the prior written consent of the other parties hereto; or (ii) as required by any applicable Law or court order or the applicable rules of any stock exchange.

(b) Buyers and Sellers shall agree with each other as to the form, timing, and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form, timing and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party from making any disclosure required by any applicable Law or court order or the applicable rules of any stock exchange. GKB shall have the right to review and comment on the press releases relating to the signing of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit any party from making any disclosure required by any applicable Law or court order or the applicable rules of any stock exchange.

16.12. Further Assurances. The parties hereto shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby and each party shall provide such further documents or instruments required by the requesting party as may be reasonably necessary or desirable to effect the purposes of this Agreement and carry out its provisions after the Closing.

16.13. Interpretation. This Agreement was collectively drafted by all of the parties hereto, and no provision hereof shall be interpreted against a party because such party initially drafted such provision.

16.14. Waivers. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE. EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.14.

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16.15. Supplements to Schedules. From the date hereof until the Closing Date, each party hereto shall update and supplement its Schedules to reflect factual changes between the date hereof and the Closing Date, as contemplated by Section 9.1 and Section 10.1.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLERS:

PRAIRIE CAPITAL MANAGEMENT, LLC

By:	/s/ Brian N. Kaufman
Name:	Brian N. Kaufman
Title:	Executive Officer

PCM, LLC

By:	/s/ Brian N. Kaufman
Name:	Brian N. Kaufman
Title:	Executive Officer

PRINCIPAL MEMBERS:

/s/ Brian Kaufman
Brian Kaufman, Individually

/s/ Robyn Schneider
Robyn Schneider, Individually

/s/ Curtis Krizek
Curtis Krizek, Individually

GEORGE K. BAUM HOLDINGS, INC.

By:	/s/ Jonathan E. Baum
Name:	Jonathan E. Baum
Title:	President

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BUYERS:

UMB ADVISORS, LLC

By:	/s/ Clyde F. Wendel
Name:	Clyde F. Wendel
Title:	President

UMB MERCHANT BANC, LLC

By:	/s/ Clyde F. Wendel
Name:	Clyde F. Wendel
Title:	President

UMB FINANCIAL CORPORATION

By:	/s/ Peter J. deSilva
Name:	Peter J. deSilva
Title:	President

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Schedule 2.1(e)

Advisor Seller Fixed Assets

See Schedule attached.

Schedule 2.2

Excluded Advisor Assets

1. Municipal Preferred Securities. See Schedule 5.16.

2. Furniture owned by Curtis Krizek.

(a) Curtis’s office: 1 University of Virginia chair; and 1 Large custom-made wooden filing cabinet.

(b) Small Conference Room: 2 wooden bookcases.

3. Artwork.

(a) Conference Room: 1 large framed 56 1/2 X 80 1/2 prairie scene.

(b) Reception Area: 3 framed 25 1/2 X 26 prairie photographs.

(c) Brian’s Office (owned by Brian): 2 framed diplomas; 1 framed land deed; and 1 framed 19 X 25 1/2 prairie landscape.

(d) Dustin’s Office: 1 framed 27 X 29 prairie photograph.

(e) Andy’s Office (owned by Andy): 1 framed 32 X 24 prairie with clouds landscape.

(f) Curtis’s Office (owned by Curtis): 2 framed diplomas; 1 framed 27 X 36 prairie photograph; 1 framed 23 X 16 1/2 University of Virginia scene; 1 framed 33 X 21 prairie photograph; 1 framed 40 X 30 photograph of geese by Goodall; and 1 framed 22 1/2 X 18 1/2 prairie photograph by Sink.

(g) Small Conference Room: 3 framed 25  1/2 X 26 prairie photographs.

(h) Open area by Operations: 1 framed 25  1/2 X 26 prairie photographs; and 1 framed 29 X 27 prairie photographs.

(i) Jeff’s Office: 1 framed 38 1/2 X 28 1/2 watercolor – Plaza scene.

(j) Shawn’s Office: 1 framed 37 X 28 1/2 watercolor – Plaza scene.

4. 1 small antique table 16 X 11 1/2 X 29 1/2; and 1 Double Yoke.

5. 6 connecting, half-wall high, cubicles 8’ X 8’ on 3rd Floor (see Schedule 2.1(d), footnotes).

6. 5 Hon file cabinets.

2

7. 18 guest chairs (wooden arms, blue/tan fabric) in Advisor Seller’s Kansas City office (owned by Baum).

8. 11 8’ x 8’ x 5’6”H cubicles in Advisor Seller’s Kansas City office (leased from Baum).

9. Tax refunds for any period ending on or before the Closing Date.

10. All deposits, rebates, refunds and similar amounts with respect to Excluded Assets, including, without limitation, leasehold deposits and insurance premium rebates.

11. Amounts due from employees to reimburse personal expenses paid by Advisor Seller and to repay other amounts advanced by Advisor Seller to or on behalf of employees.

12. Telephone Numbers (as previously provided to Advisor Buyer).

(a) All cell phones and cell phone numbers, whether for cell phones owned by employees or Advisor Seller.

(b) All telephone numbers for the Kansas City office, except to the extent Advisor Buyer is authorized to use such numbers on an interim basis pursuant to the Support and Facility Services Agreement between Advisor Buyer and Baum.

13. All office furniture and décor located in Advisor Seller’s Philadelphia office, including, but not limited to, a desk, printer, 3 chairs, filing cabinet shredder, television, painting, 2 posters, and a variety of other personal items (owned by John O’Brien).

14. In Advisor Seller’s Chicago office: 2 framed color photographs of Chicago, and 8 framed black and white photographs of Chicago.

15. In Advisor Seller’s Denver office, the following, all owned by one of Advisor Seller’s employees in Denver: 3 large (3ft x 4ft) modern paintings (a set), 1 painting of the Mayan Theatre, and 2 panoramic photos of Denver.

16. All office furniture owned by GKB and/or Baum, as follows:

(a) Modular connecting desk/credenza and 3-drawer wood cabinet in Brian Kaufman’s office.

(b) Desk and credenza in Curtis Krizek’s office.

(c) Desk and credenza in Andy Klocke’s office.

(d) Desk/2-drawer wood cabinet/tall 3-section cabinet located in vacant office.

(e) Modular connecting desk/credenza unit in Jeff Attwood’s office.

(f) Desk in Christie Mullin’s office.

3

17. Insurance policies referred to on Schedule 5.14 (Insurance).

18. Choses in action with respect to Excluded Advisor Assets and Excluded GP Assets.

4

Schedule 2.5(e)

GP Seller’s Fixed Assets

None.

5

Schedule 2.6

Excluded GP Assets

Eighty percent (80%) of GP Seller’s economic rights as a general partner in every Split-Interest Fund, including its capital account and its rights to allocations of income and loss and distributions, all of which shall be converted into a special limited partnership interest as of the Closing Date.

6

Schedule 5.3(a)

Exceptions to Title for Purchased Advisor Assets

1. Lien of Missouri Bank & Trust Co. of Kansas City on all inventory, equipment and accounts filed on May 9, 2008. See Commercial Security Agreement dated May 2, 2008, between Advisor Seller, as Grantor, and Missouri Bank & Trust Co. of Kansas City, as listed in Schedule 5.17(a). [Note: Per Section 2.1 of the Agreement, this lien will be released on or prior to Closing.]

2. See Schedule 5.12(b), paragraphs 1, 3 and 4 (Ownership of Intellectual Property). Note that the items listed in paragraphs 3 and 4 are owned by either GKB, as successor to Prairie Capital Management, Inc., or Baum, as reflected in such paragraphs, and are not Advisor Assets.

7

Schedule 5.3(b)

Exceptions to Title for Purchased GP Assets

1. Missouri Bank & Trust Co. of Kansas City. See binding term sheet for Revolving Guidance Line of Credit of July 17, 2009, as listed in Schedule 5.9(a). [Note: Per Section 2.5 of the Agreement, this lien will be released on or prior to Closing.]

2. See Schedule 5.12(b), paragraphs 1, 3 and 4 (Ownership of Intellectual Property). Note that the items listed in paragraphs 3 and 4 are owned by either GKB, as successor to Prairie Capital Management, Inc., or Baum, as reflected in such paragraphs, and are not GP Assets.

8

Schedule 5.4(a)

Conflicts

1. See Schedule 5.3(a), paragraph 1 (Exceptions to Title for Purchased Advisor Assets) and Schedule 5.3(b), paragraph 1 (Exceptions to Title for Purchased GP Assets).

2. See Schedule 5.4(b) (Consents).

9

Schedule 5.4(b)

Consents

1. Documents marked with “Consent Required to Assign” in Schedule 5.17(a). Consent requirements have not been shown for “Excluded Contracts.”

2. In order for Advisor Buyer to serve as a Member Representative under the agreements referred to in Schedule 5.17(a), paragraph 7, the limited partners/members must designate Advisor Buyer as their Member Representative (except that no such designation shall be made with respect to 2100 Wyandotte Investors, LLC), and, in each case, the limited partnership/limited liability company must consent to the re-designation.

3. GP Seller cannot sell its general partnership interests in the Funds, and GP Buyer (or its Permitted Assignees) cannot be substituted as general partner of the Funds, without the required consents of the limited partners of the Funds.

4. Third party consents will be required for GKB to transfer to Advisor the Advent software licensed to GKB, as referred to in Schedules 5.12(a) and 5.12(b). This Schedule does not reflect Consents which Baum must obtain in its capacity as a broker/dealer, including without limitation, the obligation of Baum to give prior written notice to Clients with respect to the transfer of their accounts from Baum to UMBFSI.

10

Schedule 5.5

Financial Statements

Accountants’ Report and Financial Statements prepared by BKD, LLP as of, and for the 12 months ended, December 31, 2008.

Internally prepared Balance Sheet for Advisor Seller as of December 31, 2009, and Income Statement, and 12-month Rolling Income Statement, for the 12 months ended December 31, 2009. The statements do not include notes.

Internally prepared Balance Sheet for Advisor Seller as of March 31, 2010, Income Statement for the 3 months ended March 31, 2010, and 12-month Rolling Income Statement for the 12 months ended March 31, 2010. The statements do not include notes, and do not reflect incentive allocations from the Funds.

11

Schedule 5.6

Ordinary Course of Business

1. Since December 31, 2009, Advisor Seller and GP Seller have created two new Funds – PCM Private Equity III, L.P. and PCM Spartan Co-Invest, L.P. See Schedule 5.9(a), paragraph 1.

2. In the first quarter of 2010, Advisor Seller discontinued providing advisory services to a corporate retirement plan, which yielded revenue of approximately $93,031 per year. This corporation is part of a group of corporations, and Advisor Seller still provides substantial advisory services to certain of the principal shareholders of the group.

3. Effective in April 2010, in response to Client’s request, the annual advisory fee for such Client was reduced by approximately $60,000.

4. As noted on Schedule 5.16 (Status of Investment Management Contracts) and as previously disclosed to Advisor Buyer, since December 31, 2009, Advisor Seller has continued to purchase Municipal Preferred Shares and Fund Preferred Shares, and these purchases are outside of the Ordinary Course of Business.

12

Schedule 5.7

Compliance with Law

See Schedule 5.13, paragraphs 3 and 5 (Taxes).

13

Schedule 5.9(a)

GP Contracts

1. Limited Partnership Agreements (see attached summary list).

2. Missouri Bank & Trust Co. of Kansas City. See attached summary for Revolving Guidance Line of Credit of July 17, 2009. [Note: Per Section 2.5 of the Agreement, this lien will be released on or prior to Closing.]

3. Fund Agreements with Darrell R. Tierney CFP CPA (see attached summary). Monthly or quarterly, as appropriate for the particular Fund, Darrel Tierney reviews the Funds’ fee calculations.

14

Schedule 5.9(b)

Status of GP Contracts

1. See the attached Schedule for withdrawals from the Non-Split-Interest Funds (except PCM Private Equity III, L.P.) since December 31, 2009. The Funds likely will make additional redemptions between the date of this Agreement and the Closing Date.

2. One of the Funds, PCM Concentrated Global L/S Equity L.P., has a 3-year “lock-up,” which prohibits the withdrawal of an investment until 3 years after it is made. Another Fund, PCM Long/Short Equity L.P., is a substantial investor in PCM Concentrated Global L/S Equity L.P. Toward the end of 2010, the 3-year lock-up period will expire for investments made toward the end of 2007, some of which were substantial. Because of changes in the financial markets and in the personal affairs of investors over the past three years, Advisor Seller expects significant withdrawals from PCM Concentrated Global L/S Equity L.P. toward the end of 2010, as investors seek to reallocate and diversify their investments.

3. Two of the Funds – PCM Managed Equity Fund I, L.P. and PCM Select Managers Fund LP – are subject to caps on their administrative costs (18 basis points). Fee arrangements (usually a percentage of the assets under management) are as set forth in the Investment Management Agreements.

15

Schedule 5.10(b)

Employment Agreements and/or Non-Competition Agreements

See Employment Agreements and Non-Competition Agreements listed in Schedule 5.17(a).

16

Schedule 5.10(d)

Employee Proceedings

In the fall of 2008, an employee was charged with a felony for a DUI in Johnson County, Kansas.

The employee then became an independent contractor with more limited responsibilities, no longer serving as a registered representative or involved in broker/dealer matters, but instead focusing on information technology. In April 2010, the case was tried and the charges were dismissed. This individual is still working as an independent contractor. He no longer participates in Advisor Seller’s Employee Plans, and Advisor Seller no longer withholds from his wages or pays payroll taxes on his behalf.

17

Schedule 5.10(e)

Employee Plans

See attached summary list of documents.

18

Schedule 5.11

Litigation

1. SEC Exam.

In March 2009, the Securities and Exchange Commission (the “SEC”) (out of its office in Chicago) commenced an exam of Advisor Seller as part of a broader program of “conducting examinations of certain investment advisers to review their arrangements for the safekeeping of client’s assets.” See letter dated March 11, 2009, from the SEC to Advisor Seller’s Chief Compliance Officer.

In an “exit” conference on March 27, 2009, the SEC examiner did not indicate any issues of concern. As a routine matter, the SEC asked for Advisor Seller to sign custody verification letters for the SEC to send to Advisor Seller’s custodians.

In the so-called “120 day letter” dated July 29, 2009, the SEC indicated that “certain points are still under review” and that the “examination and subsequent review of information furnished indicate the need for revisions of certain practices and procedures.” See attached. In a follow-up telephone call on August 3, 2009, however, a Senior Attorney in the Branch of Investment Management Examinations indicated to Advisor Seller’s Chief Compliance Officer that the letter was the “standard SEC 120-day letter” with “standard language,” that nothing should be “read into the letter,” and that it’s possible to receive an examination/disposition letter from the SEC without any deficiencies listed or noted.

Advisor Seller called the SEC on Tuesday, April 13, 2010, learning that the SEC still had not sent out any verification letters to custodians. The SEC requested new letters with a current date, indicating that the matter should be completed by the end of July 2010.

On May 21, 2010, Advisor Seller received another letter from a Senior Attorney in the SEC’s Branch of Investment Management Examinations, “requesting new authorization letters….with a more current date,” and an updated spreadsheet with “March 31, 2010 account balances for the sample client accounts.”

The following is the written correspondence between Advisor Seller and the SEC with regard to the foregoing matter, all of which have been previously provided to Advisor Buyer:

Correspondence	From	To	Date
Facsimile	Advisor Seller	SEC	3/10/2009
Facsimile	SEC	Advisor Seller	3/11/2009
Letter	Advisor Seller	SEC	3/16/2009
Facsimile	Advisor Seller	SEC	3/17/2009

19

Correspondence	From	To	Date
Facsimile	Advisor Seller	SEC	3/19/2009
Memorandum	Advisor Seller	SEC	3/23/2009
Memorandum	Advisor Seller	SEC	3/24/2009
Facsimile (1)	SEC	Advisor Seller	5/14/2009
Facsimile (2)	SEC	Advisor Seller	5/14/2009
Facsimile	SEC	Advisor Seller	5/29/2009
Memorandum	Advisor Seller	SEC	6/4/2009
Letter	SEC	Advisor Seller	7/29/2009
Facsimile	SEC	Advisor Seller	5/21/2010
Letter	SEC	Advisor Seller	5/21/2010
Facsimile	SEC	Advisor Seller	5/28/2010
Memorandum	Advisor Seller	SEC	6/10/2010

2. Qualified Money Purchase Pension Plan, as previously provided to Advisor Buyer.

3. The Financial Industrial Regulatory Authority is conducting a routine audit of Baum, which acts as an introducing broker for Advisor Seller. Advisor Seller has been advised by the Chief Compliance Office for Baum that the audit has not involved any issues with regard to Advisor Seller.

20

Schedule 5.12(a)

List of Intellectual Property

1. Names/Marks

(a) “Prairie Capital Management”—Not registered federally; registered in the states of Colorado, Illinois, Kansas, Missouri and Pennsylvania (see documents previously provided to Advisor Buyer).

(b) “Prairie Capital” – Not registered federally; registered in the states of Colorado, Illinois, Kansas, Missouri and Pennsylvania (see documents previously provided to Advisor Buyer).

(c) “PCM” – Unregistered, used in the name of GP Seller, as an abbreviation for Advisor Seller, in the names of various Funds.

(d) “prairiecapital.com”

(e) PCM Concentrated Global L/S Equity L.P.

(f) PCM Diversified Strategies L.P.

(g) PCM Long/Short Equity L.P.

(h) PCM Managed Equity Fund I, L.P.

(i) PCM Private Equity Co-Investment I L.P.

(j) PCM Private Equity II L.P.

(k) PCM Private Equity III, L.P.

(l) PCM Private Equity L.P.

(m) PCM Select Managers Fund, L.P.

(n) PCM Spartan Co-Invest, L.P.

(o) PCM Strategic Small Mid Cap L.P.

(p) PCM Tech Investments L.P.

(q) A mark, consisting of a cluster of wheat, is often used with some of the foregoing names.

2. Software Licenses (subject in all respects to the terms and conditions of such licenses).

21

(a) Off-the-shelf software – Word, Excel, Adobe, PowerPoint, Lotus, etc. See License Agreement between Microsoft and Advisor Seller dated March 31, 2010, listed on Schedule 5.17(a), paragraph 8(a).

(b) Advent/Axys* (in the name of Prairie Capital Management, Inc. and owned by GKB, as successor to of Prairie Capital Management, Inc.) – portfolio accounting system – used to prepare reports, download daily investment positions, etc. See related agreements between Advent Software, Inc. and Advisor Seller listed on Schedule 5.17(a), paragraph 8(b).

(i) Advent TrustedNetwork Managed Data Service.

(ii) Advent TrustedNetwork Held Away Data Service.

(iii) Advent Corporate Actions (contract with Hub Data, Incorporated, a wholly owned subsidiary of Advent Software, Inc.).

(c) PerTrac – qualitative/analytical software, used for sector analysis, index comparisons, etc. See related agreements between Strategic Financial Solutions, LLC, d/b/a PerTrac Financial Solutions, and Advisor Seller listed on Schedule 5.17(a), paragraph 8(c).

(i) HFR Hedge Fund Databases – Hedge Fund Research.

(ii) PerTrac Analytical Platform.

(iii) PerTrac Portfolio Manager.

(iv) Morningstar Enhanced.

(v) PSN Database.

(d) Frontier – runs “Monte Carlo” simulations.

3. Internal e-mail addresses as previously provided to Advisor Buyer.

*	This constitutes the GKB IP as referred to in the Agreement.

22

Schedule 5.12(b)

Ownership of Intellectual Property

1. Trademark for “Prairie Capital Advisors.”

In August 1995, Prairie Capital Management, Inc., Advisor Seller’s predecessor, began using the name “Prairie Capital Management” in Chicago and Kansas City. In May 1996, Prairie Capital Advisors, Inc., which is unrelated to Advisor Seller, began using the name “Prairie Capital Advisors” in Chicago, and perhaps elsewhere. On August 10, 1999, Prairie Capital Advisors, Inc. registered the trademark “Prairie Capital Advisors” with the U.S. Patent and Trademark Office (“USPTO”) (Registration No. 2268597).

On May 23, 2007, Prairie Capital Management, Inc. applied with the USPTO for a registration of the name “Prairie Capital.” The USPTO issued an Office Action on September 5, 2007, refusing the registration and stating that “[T]he marks are similar and the services closely related, and, therefore, likelihood of confusion exists.” Prairie Capital Management, Inc. did not respond to the Office Action. Both Advisor Seller and Prairie Capital Advisors, Inc. continue to use the name “Prairie Capital.”

2. Except for the state registrations referred to in paragraphs 1(a) and 1(b) in Schedule 5.12(a), Sellers have not registered, federally or at the state level, any of the trademarks, trade names, service marks, service names, brands, trade dress or logos used by Sellers in their business, and the names “Prairie Capital” and “PCM” are used by many businesses throughout the country, including businesses engaged in financial advisory or related activities.

3. The Advent/Axys software (Schedule 5.12(a), paragraph 2(b)) is in the name of Advisor Seller’s predecessor, Prairie Capital Management, Inc.

4. The domain name, “prairiecapital.com,” is registered with Network Solutions. The data name server is provided by AT&T under an agreement with Baum, and the domain name is associated with internal e-mail addresses under an agreement between Baum and Sprint.

5. GKB owns an AS400 sorting program that is used in Advisor Seller’s and GP Seller’s Business, which program is not being transferred hereunder.

23

Schedule 5.13

Taxes

1. See Schedule 5.10(d) with regard to independent contractor who, formerly, was an employee.

2. Lien for Taxes for the current year not yet due and payable.

3. In a letter dated February 22, 2010, the IRS advised Advisor Seller of a $56 discrepancy in the estimated payments reported on Advisor Seller’s Form 940 for the quarter ended June 30, 2009. The deficiency has been paid in full.

4. GP Seller is the general partner of various Funds organized as limited partnerships. Some of these Funds own limited partnership interests in “underlying” limited partnerships. Neither the Funds nor the Sellers independently verify, and both rely upon, the Schedule K-1s and other tax reporting information provided by these underlying limited partnerships.

5. In early 2010, Advisor Seller realized it had not filed a Business Personal Property Declaration in Jackson County, Missouri, for calendar years 2008 through 2009. These Declarations were filed in February 2010. No property was reported on the 2008 Declaration, however, because Advisors Seller’s property already had been reported on the 2008 Declaration filed by Baum. Advisor Seller has paid all of the taxes, and related penalties and interest, on its 2009 Declaration, amounting to less than $2,500.

6. List of Sellers’ jurisdictions as of December 31, 2008.

(a) Federal Form 1065 U.S. Return of Partnership Income.

(b) Colorado Form 106 Partnership or S Corporation Return of Income and Composite Nonresident Income Tax Return.

(c) Illinois Form IL-1065 Partnership Replacement Tax Return.

(d) Missouri Form MO-1065 Partnership Return of Income.

(e) Pennsylvania Form PA-20S/PA-65 S Corporation/Partnership Information Return.

(f) Pennsylvania Form RCT-101 Corporate Tax Report.

(g) Kansas City Form RD-108 Profits Return – Earnings Tax.

24

Schedule 5.14

Insurance

1. See Schedule 5.10(e) (Employee Plans).

2. See the attached summary list of documents.

3. At the Closing, it is contemplated that the Professional Liability Policy will be issued to Advisor Seller.

25

Schedule 5.15(c)

ERISA Clients

None.

26

Schedule 5.15(f)

Fund Agreements

1. Forms of subscription documents for the Funds (excluding individualized subscription documents for the limited partners in the Funds). See attached summary list of documents.

2. See the Investment Management Agreements previously provided to Advisor Buyer.

3. See Schedule 5.3(b), paragraph 1 (Exceptions to Title for Purchased GP Assets).

4. Specific agreements relating to investments by PCM Concentrated Global L/S Equity L.P. See summary list and documents previously provided to Advisor Buyer.

5. Specific agreements relating to investments by PCM Diversified Strategies L.P. See summary list and documents previously provided to Advisor Buyer.

6. Specific agreements relating to investments by PCM Long/Short Equity L.P. See summary list and documents previously provided to Advisor Buyer.

7. Specific agreements with PCM Managed Equity Fund I, L.P. relating to investments and investment management services. See summary list and documents previously provided to Advisor Buyer.

8. Specific agreements relating to investments by PCM Private Equity II, L.P. See summary list and documents previously provided to Advisor Buyer.

9. Specific agreements relating to investments by PCM Private Equity III, L.P. See summary list and documents previously provided to Advisor Buyer.

10. Specific agreements relating to investments by PCM Private Equity L.P. See summary list and documents previously provided to Advisor Buyer.

11. Specific agreements relating to investments by PCM Private Equity Co-Investment I L.P. See summary list and documents previously provided to Advisor Buyer.

12. Specific agreements with PCM Select Managers Fund, L.P. relating to investments and investment management services. See summary list and documents previously provided to Advisor Buyer.

13. Specific agreements relating to investments by PCM Strategic Small Mid Cap L.P. See summary list and documents previously provided to Advisor Buyer

14. Specific agreements relating to investments by PCM Tech Investments L.P. See summary list and documents previously provided to Advisor Buyer.

15. Specific agreements relating to investments by PCM Spartan Co-Invest, L.P. See summary list and documents previously provided to Advisor Buyer.

16. Advisory Agreement with Lakeview Investment Manager, LLC, dated as of January 2, 2007.

27

Schedule 5.15(h)

Fund Financial Statement Exceptions

With the exception of the audited financial statements for PCM Managed Equity Fund I, L.P. and PCM Strategic Small Mid Cap L.P., which have been finalized and previously provided to Advisor Buyer, the December 31, 2009 drafts of audited financial statements for the other Funds have not been completed, and the financial statements, as finally issued, may include adjustments not reflected in the drafts.

28

Schedule 5.15(i)

Fund Governmental Proceedings

See Schedule 5.11, paragraph 1 (Litigation).

29

Schedule 5.15(j)

Regulation by Foreign Governmental Bodies

1. The following Funds own limited partnership interests in limited partnerships organized in foreign jurisdictions:

(a) PCM Long Short Equity L.P. owns limited partnership interests in various limited partnerships, including Pyrenees Global Value Fund, L.P., a Cayman Islands exempted limited partnership.

(b) PCM Concentrated Global L/S Equity L.P. owns limited partnership interests in various limited partnerships, including Cevian Capital II L.P., a Cayman Islands exempted limited partnership.

(c) PCM Select Managers Fund L.P. owns limited partnership interests in various limited partnerships, including the following limited partnerships:

(i) Defiance Offshore Fund, Ltd., a Cayman Islands exempted limited partnership;

(ii) Protégé Partners QP Fund, Ltd., a Cayman Islands exempted limited partnership;

(iii) Protégé Opportunistic Fund, Ltd., a Cayman Islands exempted limited partnership; and

(iv) Tontine 25 Overseas Fund, Ltd., a Cayman Islands exempted limited partnership.

2. See Schedule 5.13, paragraph 4.

30

Schedule 5.15(k)

Fund Tax Matters

See Schedule 5.13, paragraph 4.

31

Schedule 5.15(o)

2008 Fund Jurisdictions

PCM Concentrated Global L/S Equity L.P. F/K/A PCM Hedged SPV I, L.P.

Federal Form 1065 U.S. Return of Partnership Income

Missouri Form MO-1065 Partnership Return of Income

PCM Long/Short Equity, L.P. F/K/A PCM, L.P.

Federal Form 1065 U.S. Return of Partnership Income

Missouri Form MO-1065 Partnership Return of Income

PCM Managed Equity Fund I, L.P.

Federal Form 1065 U.S. Return of Partnership Income

Maryland Form 510 Pass-Through Entity Income Tax Return

Missouri Form MO-1065 Partnership Return of Income

PCM Private Equity, LP

Federal Form 1065 U.S. Return of Partnership Income

Missouri Form MO-1065 Partnership Return of Income

PCM Private Equity Co-Investment I L.P. F/K/A PCM PETF SPV, LP

Federal Form 1065 U.S. Return of Partnership Income

Missouri Form MO-1065 Partnership Return of Income

PCM Private Equity II, LP

Federal Form 1065 U.S. Return of Partnership Income

Missouri Form MO-1065 Partnership Return of Income

PCM Select Managers Fund, L.P.

Federal Form 1065 U.S. Return of Partnership Income

Missouri Form MO-1065 Partnership Return of Income

PCM Tech Investments, L.P.

Federal Form 1065 U.S. Return of Partnership Income

Florida Form F-1065 Partnership Information Return

Kansas Form K-120S Partnership or S Corporation Income Tax Return

Missouri Form MO-1065 Partnership Return of Income

Oklahoma Form 514 Partnership Income Tax Return

PCM Diversified Strategies, LP

Federal Form 1065 U.S. Return of Partnership Income

Missouri Form MO-1065 Partnership Return of Income

32

Schedule 5.16

Status of Investment Management Contracts

Municipal Preferred Securities, as previously disclosed to Advisor Buyer.

33

Schedule 5.17(a)

Other Advisor Contracts

1. Operating Agreement of Advisor Seller, an “Excluded Contract.”

2. Operating Agreement of GP Seller, with Advisor Seller as its sole member, an “Excluded Contract.”

3. Lien of Missouri Bank & Trust Co. of Kansas City on all inventory, equipment and accounts filed on May 9, 2008. See attached summary of Commercial Security Agreement dated May 2, 2008, between Advisor Seller, as Grantor, and Missouri Bank & Trust Co. of Kansas City, an “Excluded Contract.” [Note: Per Section 2.1 of the Agreement, this lien will be released on or prior to Closing.]

4. Referral Agreements whereby Advisor Seller pays a referral fee (as previously provided to Advisor Buyer).

5. Referral Agreements whereby Advisor Seller receives a referral fee (as previously provided to Advisor Buyer)

6. Referral Agreements whereby Prairie Brokerage Services/Baum receives a referral fee (as previously provided to Advisor Buyer).

7. Member Representative Arrangements (as previously provided to Advisor Buyer).

8. Vendor Contracts (see attached summary list of documents).

9. Services Agreements between PCM and Baum (see attached summary list of documents).

10. Agreements with Current Employees (see attached summary list of documents).

11. Agreements with Former Employees (see attached summary list of documents).

12. Separation Agreements with Former Employees (see attached summary list of documents).

13. Special compensation arrangement with Beau Wehrle with regard to Acartha, an “Assigned Contract” with no Consent Required to Assign and no Consent as a Condition to Closing.

14. BKD Audit Engagement Letter, an “Excluded Contract.”

15. Letter Agreement dated June 26, 2010, among Advisor Seller, Members and Baum, an “Excluded Contract.”

16. Miscellaneous Agreements (see attached summary list of documents).

34

Schedule 5.17(b)

Status of Other Advisor Contracts

1. GKB, as successor to Prairie Capital Management, Inc., instead of Advisor Seller, is the party to the “Other Advisor Contracts” listed under Schedule 5.17(a), paragraphs 8(b), (d) and (e).

2. Baum, instead of Advisor Seller, is the party to the “Other Advisor Contracts” listed under Schedule 5.17(a), paragraphs 6 and 8(g) and(h).

3. The prime landlord for Advisor Seller’s office in Chicago has not consented to the oral sublease from the tenant to Advisor Seller.

35

Schedule 5.18

Real Property Leases

See attached summary list of documents.

36

Schedule 5.22

Disks Delivered at Signing

1. The following information is on the disk marked “Restricted”:

(a) List of Clients and Investment Management Contracts pursuant to Section 5.15(a) of the Agreement.

(b) List of Clients that are “employee benefit plans” pursuant to Section 5.15(c) of the Agreement.

(c) Referral Agreements whereby Advisor Seller receives a referral fee, including related Disclosure Statements from Clients pursuant to Schedule 5.17(a) of the Agreement.

(d) Referral Agreements whereby Prairie Brokerage Services/George K. Baum & Company receives a referral fee, including related Disclosure Statements from Clients pursuant to Schedule 5.17(a) of the Agreement.

(e) Member Representative Arrangements, including related Member Designations from Clients pursuant to Schedule 5.17(a) of the Agreement.

(f) Referral Agreements whereby Advisor Seller pays a referral fee, including related Disclosure Statements from Clients pursuant to Schedule 5.17(a) of the Agreement.

2. The following information is on the second disk:

(a) List of telephone numbers that are Excluded Advisor Assets pursuant to Schedule 2.2 of the Agreement.

(b) List of Advisor Seller’s employees, related information per Section 5.10(a) of the Agreement, and their outside activities.

(c) Correspondence between Advisor Seller and the SEC with regard to the SEC audit described in Schedule 5.11 of the Agreement.

(d) Description of and correspondence relating to the Qualified Money Purchase Pension Plan matter listed on Schedule 5.11 of the Agreement.

(e) Internal e-mail addresses listed as Intellectual Property on Schedule 5.12(a) of the Agreement.

(f) Financial Statements for each Fund pursuant to Section 5.15(h) of the Agreement.

(g) Specific agreements relating to investments by PCM Concentrated Global L/S Equity L.P. pursuant to Schedule 5.15(f) of the Agreement.

37

(h) Specific agreements relating to investments by PCM Diversified Strategies L.P. pursuant to Schedule 5.15(f) of the Agreement.

(i) Specific agreements relating to investments by PCM Long/Short Equity L.P. pursuant to Schedule 5.15(f) of the Agreement.

(j) Specific agreements with PCM Managed Equity Fund I, L.P. relating to investments and investment management services pursuant to Schedule 5.15(f) of the Agreement.

(k) Specific agreements relating to investments by PCM Private Equity II, L.P. pursuant to Schedule 5.15(f) of the Agreement.

(l) Specific agreements relating to investments by PCM Private Equity III, L.P. pursuant to Schedule 5.15(f) of the Agreement.

(m) Specific agreements relating to investments by PCM Private Equity L.P. pursuant to Schedule 5.15(f) of the Agreement.

(n) Specific agreements relating to investments by PCM Private Equity Co-Investment I L.P. pursuant to Schedule 5.15(f) of the Agreement.

(o) Specific agreements with PCM Select Managers Fund, L.P. relating to investments and investment management services pursuant to Schedule 5.15(f) of the Agreement.

(p) Specific agreements relating to investments by PCM Strategic Small Mid Cap L.P. pursuant to Schedule 5.15(f) of the Agreement.

(q) Specific agreements relating to investments by PCM Tech Investments L.P. pursuant to Schedule 5.15(f) of the Agreement.

(r) Specific agreements relating to investments by PCM Spartan Co-Invest, L.P. pursuant to Schedule 5.15(f) of the Agreement.

(s) Capital Accounts and Asset Values, pursuant to Section 5.15(q) of the Agreement:

(i) Capital account of GP Seller in each Fund as of 12/31/2009.

(ii) Capital contributions made by GP Seller to each Fund from 1/1/2010 through 3/31/2010.

(iii) For each Split-Interest Fund and PCM Private Equity III, L.P., the total amount of capital committed but not yet contributed as of 12/31/2009.

38

(iv) The aggregate fair market value of each Fund’s limited partnership interests in underlying funds as of December 31, 2009, as reported by such underlying funds.

(t) Description of Municipal Preferred Securities matter listed on Schedule 5.16 of the Agreement.

(u) Form of Registered Representative Agreement between UMBFSI and each Individual Member, including the Addendum thereto.

(v) Form of Registered Representative Agreement between UMBFSI and each Key Employee, including the Addendum thereto.

3. The following information is on the third disk.

(a) Financial statements of the Sellers referred to in Schedule 5.5.

(b) Limited Partnership Agreements listed on, but not attached to Schedule 5.9(a).

(c) Binding Term Sheet for Revolving Guidance Line of Credit with Missouri Bank & Trust of Kansas City listed on, but not attached to Schedule 5.9(a).

(d) Agreements between each Fund (except PCM Spartan Co-Invest L.P.) and Darrell R. Tierney CFP CPA, pursuant to Schedule 5.9(a).

(e) Employee Plans listed on, but not attached to, Schedule 5.10(e).

(f) Insurance policies listed on, but not attached to, Schedule 5.14.

(g) Subscription documents and Private Placement Memoranda listed on, but not attached to Schedule 5.15(f).

(h) Operating Agreement of Advisor Seller listed on, but not attached to, Schedule 5.17(a).

(i) Operating Agreement of GP Seller listed on, but not attached to, Schedule 5.17(a).

(j) Promissory Notes and Commercial Security Agreement with Missouri Bank & Trust Co. of Kansas City listed on, but not attached to, Schedule 5.17(a).

(k) Vendor Contracts listed on, but not attached to, Schedule 5.17(a).

(l) Services Agreements between Advisor Seller and Baum listed on, but not attached to, Schedule 5.17(a).

(m) Agreements with current and former employees of Advisor Seller listed on, but not attached to, Schedule 5.17(a).

39

(n) Special compensation arrangement with Beau Wehrle listed on, but not attached to, Schedule 5.17(a).

(o) Engagement Letter with BKD listed on, but not attached to, Schedule 5.17(a).

(p) Miscellaneous Advisor Seller agreements listed on, but not attached to, Schedule 5.17(a).

(q) Real property leases listed on, but not attached to, Schedule 5.18.

40

Schedule 6.3(b)

Buyers’ and UMB’s Required Consents

Consents to this transaction must be given by:

1. Board of Directors of UMB

2. Board of Directors of Advisor Buyer

3. Board of Directors of GP Buyer

Advisor Buyer has filed a Form ADV with the SEC to register as an investment adviser.

41

Schedule 5.9(a)

1. Limited Partnership Agreements

Note: All of the following agreements are “Excluded Contracts.” Amended and Restated Limited Partnership Agreements will be entered into at Closing.

	Limited Partnership	Agreement	Date
(a)	PCM Concentrated Global L/S Equity L.P.	Amended and Restated Limited Partnership Agreement	8/13/2008
(b)	PCM Diversified Strategies L.P.	Amended and Restated Limited Partnership Agreement	12/31/2007
(c)	PCM Long/Short Equity L.P.	Amended and Restated Limited Partnership Agreement	8/13/2008
(d)	PCM Managed Equity Fund I, L.P.	Amended and Restated Limited Partnership Agreement	12/31/2007
(e)	PCM Private Equity Co-Investment I L.P.	Amended and Restated Limited Partnership Agreement	8/22/2008
(f)	PCM Private Equity II L.P.	Amended and Restated Limited Partnership Agreement	12/31/2007
(g)	PCM Private Equity III, L.P.	Limited Partnership Agreement	12/31/2009
(h)	PCM Private Equity L.P.	Amended and Restated Limited Partnership Agreement	12/31/2007
(i)	PCM Select Managers Fund, L.P.	Amended and Restated Limited Partnership Agreement	12/31/2007
(j)	PCM Spartan Co-Investment, L.P.	Limited Partnership Agreement	4/21/2010
(k)	PCM Strategic Small Mid Cap L.P.	Restated Limited Partnership Agreement	12/31/2008
(l)	PCM Tech Investments L.P.	Amended and Restated Limited Partnership Agreement	12/31/2007

Schedule 5.9(a)

2. Missouri Bank Line to All Funds

Note: The following is an “Excluded Contract.”

Agreement	Date	Lender	Co-Borrowers/Funds	Guidance Line Limit	Maturity Date
Binding term sheet for Revolving Guidance Line of Credit	7/17/2009	Missouri Bank & Trust Co. of Kansas City	PCM, LLC	$4,500,000	7/16/2010
			PCM Concentrated Global L/S Equity L.P.
			PCM Diversified Strategies L.P.
			PCM Long/Short Equity L.P.
			PCM Managed Equity Fund I, L.P.
			PCM Private Equity Co-Investment I L.P.
			PCM Private Equity II L.P.
			PCM Private Equity L.P.
			PCM Select Managers Fund, L.P.
			PCM Strategic Small Mid Cap L.P.
			PCM Tech Investments L.P.

Schedule 5.9(a)

3. Fund Agreements with Darrell R. Tierney CFP CPA

Note: All of the following agreements are “Excluded Contracts.”

	Fund	Agreement	Date
(a)	PCM Concentrated Global L/S Equity L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(b)	PCM Diversified Strategies L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(c)	PCM Long/Short Equity L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(d)	PCM Managed Equity Fund I, L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(e)	PCM Private Equity Co-Investment I L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(f)	PCM Private Equity II L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(g)	PCM Private Equity III, L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	6/1/2010
(h)	PCM Private Equity L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(i)	PCM Select Managers Fund, L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(j)	PCM Strategic Small Mid Cap L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010
(k)	PCM Tech Investments L.P.	Engagement Letter from Darrell R. Tierney CFP CPA	1/18/2010

Schedule 5.9(b)

2. Withdrawals

PCM Long/Short Equity L.P.				PCM Diversified Strategies L.P.
Withdrawals:	-$	3,320,157.12		Withdrawals:	-$	646,265.10
Pending Withdrawals:	-$	9,480,000.00	(approx)	Pending Withdrawals:	-$	237,575.00	(approx)

PCM Concentrated Global L/S Equity L.P.				PCM Managed Equity Fund I L.P.
Withdrawals:		$0.00		Withdrawals:	-$	505,022.83
Pending Withdrawals:	-$	5,662,320.00	(approx)	Pending Withdrawals:	-$	55,082.00	(approx)

PCM Select Managers Fund L.P.				PCM Strategic Small Mid Cap L.P.
Withdrawals:	-$	1,434,345.55		Withdrawals:	-$	3,338,945.08
Pending Withdrawals:	-$	5,662,320.00	(approx)	Pending Withdrawals:		$0.00

Schedule 5.10(e)

Advisor Seller Employee Plans

	Provider	Agreement/Plan	Date
1	401K ASP, Inc.

401(k) and Profit Sharing Plan Adoption Agreement Retirement Plan Service Agreement Loan Procedures Qualified Status of a Domestic Relations Order Summary Plan Description Form 5500 Opinion Letter from IRS

1/1/2008
2	First Trust of Mid America	Flexible Benefits Plan Privacy Notice Flexible Spending Account Election Form	1/1/2008
3	Charles Schwab	Directed Employee Benefit Trust Agreement	1/1/2008
4	Kansas City Life Insurance Company	Group Dental Insurance -- Certificate of Coverage	1/1/2008
5	Reliance Standard Life Insurance Company	Group Term Life Insurance -- Certificate of Insurance Notice Concerning Coverage Limitations and Exclusions Claim Procedures and ERISA Statement of Rights Plan Highlights Premium Table	1/1/2008
6	Reliance Standard Life Insurance Company	Accidental Death & Dismemberment -- Certificate of Insurance Notice Regarding Limitations Claim Procedures and ERISA Statement of Rights	1/1/2008
7	Reliance Standard Life Insurance Company

Group Long Term Disability Insurance Policy
Class 1 Certificate of Insurance
Class 1 Notice Concerning Coverage Limitations and Exclusions
Class 1 Claim Procedures and ERISA Statement of Rights
Class 1 Coverage Summary
Class 2 Certificate of Insurance
Class 2 Notice Concerning Coverage Limitations and Exclusions
Class 2 Claim Procedures and ERISA Statement of Rights
Class 2 Coverage Summary
Class 3 Certificate of Insurance
Class 3 Notice Concerning Coverage Limitations and Exclusions
Class 3 Claim Procedures and ERISA Statement of Rights
Class 3 Coverage Summary

1/1/2008
8	MetLife	Supplemental Individual Disability Income Insurance	not dated
9	The Colt Group, L.C.	Long-Term Care Insurance	not dated
10	BlueCross BlueShield of Kansas City	Health Benefits Certificate, Blue-Care HMO Privacy Practices Notice	1/1/2010
11	BlueCross BlueShield of Kansas City	Health Benefits Certificate, Preferred-Care Blue PPO Privacy Practices Notice	1/1/2010

Schedule 5.12(a)

1. Names

Trademark	State	Registration Date
(a) Prairie Capital	Colorado	6/14/2007
	Illinois	8/21/2007
	Kansas	8/8/2007
	Missouri	8/10/2007
	Pennsylvania	7/5/2007
(b) Prairie Capital Management	Colorado	5/24/2007
	Illinois	6/4/2007
	Kansas	5/25/2007
	Missouri	5/29/2007
	Pennsylvania	5/29/2007

Schedule 5.14

2. Summary of Insurance Coverages as of 04/08/2010

	Coverage	Name Of Carrier	Policy Number	Policy Period	Limit of Coverage	Deductible
(a)	General Liability	The Employers Fire Ins. Co. (One Beacon)	712-00-87-57-0001	01/01-2010-2011	1,000,000/2,000,000	0
(b)	Automobile Liability	The Employers Fire Ins. Co. (One Beacon)	712-00-87-57-0001	01/01/2010-2011	1,000,000	0
(c)	Property	The Employers Fire Ins. Co. (One Beacon)	712-00-87-57-0001	01/01/2010-2011		$1,000
(d)	Workers Compensation	American Ins. Company (One Beacon)	406-02-49-71-0001	01/01/2010-2011	1MM/1MM/1MM	0
(e)	Umbrella	Fireman’s Fund Ins. Company	SUO 7214 6061	01/01/2010-2011	$10,000,000	0
(f)	Fiduciary Liability	Chubb	8209-5069	01/01/2010-2011	5MM 1MM Limit with 250 K Retention For Securities Based Claims
(g)	Financial Institution Bond**	Chubb	8195-2326	01/01/2010-2011	10,000,000	0
(h)*	Directors and Officers**	Ace	DONG2365572A003	01/01/2010-2011	5MM	$150,000
(i)*	Employment Practices Liability**	Ace	DONG2365572A003	01/01/2010-2011	1MM	$150,000
	Investment Advisor + Mutual
(j)*	Fund Errors and Omissions**	Ace	DONG2365572A003	01/01/2010-2011	5MM	$250,000

*	These policies have a combined aggregate limit of $5MM.
**	Per the attached letter from Lockton, these policies will be amended. We will update this Schedule after we receive the amended endorsements from Lockton.

Exception Schedule 5.14 (a) & (b)

(a)	None
(b)	None

Schedule 5.15(f)

1. Fund Subscription Documents

	Limited Partnership	Agreement	Date
(a)	PCM Concentrated Global L/S Equity L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(b)	PCM Diversified Strategies L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(c)	PCM Long/Short Equity L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(d)	PCM Managed Equity Fund I, L.P.	Private Placement Memorandum	December-09
		Subscription Agreement	not dated
(e)	PCM Private Equity Co-Investment I L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(f)	PCM Private Equity II L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(g)	PCM Private Equity III, L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(h)	PCM Private Equity L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(i)	PCM Select Managers Fund, L.P.	Private Placement Memorandum	December-09
		Subscription Agreement	not dated
(j)	PCM Spartan Co-Investment, L.P.	Private Placement Memorandum	April-10
		Subscription Booklet	not dated
(k)	PCM Strategic Small Mid Cap L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated
(l)	PCM Tech Investments L.P.	Private Placement Memorandum	December-09
		Subscription Booklet	not dated

Schedule 5.17(a)

3. Lien of Missouri Bank & Trust of Kansas City

Note: All of the following agreements are “Excluded Contracts.”

	Agreement	Date	Lender	Borrower	Principal	Maturity Date
(a)	Promissory Note Commercial Security Agreement	5/2/2008 5/2/2008	Missouri Bank & Trust Co. of Kansas City	Advisor Seller	$3,000,000	5/1/2009
(b)	Promissory Note (Renewal) Limited Liability Company Resolution to Borrow/Grant Collateral Disbursement Request and Authorization	5/1/2009 5/1/2009 5/1/2009	Missouri Bank & Trust Co. of Kansas City	Advisor Seller	$3,000,000	4/30/2010

Schedule 5.17(a)

8. Vendor Contracts

	Vendor	Party	Agreement	Date	Assign/Exclude	Consent Required to Assign	Consent as a Condition to Closing
(a)	Microsoft	Advisor Seller	License Agreement Details for 7 licenses of Office Professional and 31 licenses of Office Standard	3/31/2010	Assigned Contract	yes	no
			Microsoft Annual Billing Statement from CDW	3/31/2010
			Perpetual License Transfer from GKB to Advisor Seller	3/25/2010
(b)	Advent Software, Inc.	Prairie Capital Management, Inc.	Subscription Services Agreement	1/10/2003	Assigned Contract	yes	no
			Corporate Actions License Agreement	11/29/2007
			Addendum No. 1 to Corporate Actions License Agreement	11/6/2009
			Software License and Support Agreement	not dated
			E-mail Confirmation ACD extended to 5/10/2010	10/27/2009
			Maintenance Services Extension Order	10/27/2009
			Renewal Order Schedule	10/6/2008
(c)	Strategic Financial Solutions, LLC (dba PerTrac Financial Solutions)	Advisor Seller	HFR Hedge Fund Database License Agreement	11/17/2008	Assigned Contract	yes	no
			Master Software License and Services Agreement	11/17/2008
			Product Schedule No. 1	11/17/2008
			Product Schedule No. 2	11/17/2008
			PSN Data License Agreement	11/17/2008
			Invoice	8/28/2008
(d)	Morningstar	Prairie Capital Management, Inc.	Advisor Workstation Office Edition Subscription and User Agreement	not dated	Excluded Contract	n/a	n/a
			Advisor Workstation Office Edition Subscription Form	3/16/2010
			Invoice for Advisor Workstation Office Edition	3/17/2010
(e)	Sungard Expert Solutions	Prairie Capital Management, Inc.	Invoice for AllocationMaster Asset Allocation Software	1/10/2010	Excluded Contract	n/a	n/a
(f)	RiskMetrics Group, Institutional Shareholders Services	Advisor Seller	Invoice for (KLD) Socrates - Quarterly Fee	3/15/2010	Excluded Contract	n/a	n/a
(g)	Toshiba	Baum	Order Documents for Printer	4/24/2008	Excluded Contract	n/a	n/a
Purchase Agreement
Lease Agreement
Addendum to Equipment Lease Agreement
Connectivity Agreement

	Vendor	Party	Agreement	Date	Assign/Exclude	Consent Required to Assign	Consent as a Condition to Closing
(h)	IBM	Baum	Master Lease		Excluded Contract	n/a	n/a
		Baum/ Advisor Seller	IT Equipment Lease Schedule - Remaining Payments	Various
		Baum	Cert of Acceptance, Lease Supp, and Invoices (18 computers)	9/3/2005
		Baum	Cert of Acceptance, Lease Supp, and Invoices (1 server)	9/11/2005
		Baum	Cert of Acceptance, Lease Supp, and Invoice (color printer)	11/4/2005
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 computer, 1 mini dock)	5/1/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoices (2 computers)	5/11/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 scanner)	6/2/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoices (3 computers)	6/29/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (3 printers)	9/11/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 computer)	9/17/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 scanner)	9/28/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 laptop, mini dock)	11/22/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 laptop, mini dock)	12/2/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoices (2 printers)	12/29/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 catalyst switch)	12/29/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 printer)	12/29/2006
		Baum	Cert of Acceptance, Lease Supp, and Invoice (2 catalyst switches)	1/13/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 printer)	2/1/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 computer)	2/11/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (3 computers, 3 mini docks)	5/18/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (2 computers)	6/24/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 scanner)	6/29/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 scanner)	7/22/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 printer)	8/2/2007
		Baum	Cert of Acceptance, Lease Supp, and Invoice (1 printer)	10/26/2007
		Baum/ Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (2 computers)	8/11/2008
		Baum/ Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (6 computers)	8/14/2008
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoices (4 computers, 4 mini docks)	9/22/2008
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (1 computer)	10/17/2008
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoices (1 server)	1/10/2009
		Baum/ Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (14 computers)	2/28/2009
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (3 computers)	5/30/2009
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (3 computers)	8/16/2009
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (2 printers)	8/16/2009
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (1 computer)	12/12/2009
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (1 printer)	12/28/2009
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (1 laptop, mini dock)	1/29/2010
		Advisor Seller	Cert of Acceptance, Lease Supp, and Invoice (1 computer)	3/6/2010

Schedule 5.17(a)

9. Services Agreements between Advisor Seller and Baum

Note: The following agreements are “Excluded Contracts.” A new agreement will be entered into at Closing.

	Agreement	Date
(a)	Facilities and Support Services Agreement	12/31/2007
(b)	Support Services Agreement	12/31/2007

Schedule 5.17(a)

10. Agreements with Current Employees

Note: All of the following agreements are “Excluded Contracts.”

	Employer	Employee	Agreement	Date
(a)	Advisor Seller and Prairie Brokerage Services/Baum	Barker, Dustin L.	Employee Agreement	1/1/2008
(b)	Advisor Seller and Prairie Brokerage Services/Baum	Blunt, Chris	Employee Agreement	1/1/2008
(c)	Advisor Seller and Prairie Brokerage Services/Baum	Calovich, Jennifer	Employee Agreement	1/1/2008
(d)	Advisor Seller and Prairie Brokerage Services/Baum	Carter, Meridith	Employee Agreement	1/1/2008
(e)	Advisor Seller and Prairie Brokerage Services/Baum	Cox, Kelly	Employee Agreement	1/1/2008
(f)	Advisor Seller and Prairie Brokerage Services/Baum	Greene, Brian	Employee Agreement	1/1/2008
(g)	Advisor Seller and Prairie Brokerage Services/Baum	Haden, Andrea	Employee Agreement	6/2/2008
(h)	Advisor Seller and Prairie Brokerage Services/Baum	Hadl, Patti L.	Employee Agreement	1/1/2008
(i)	Advisor Seller	Hattey, Tim L.	Grant of Interests, Non-Competition and Non-Disclosure Agreement	1/1/2009
(j)	Advisor Seller	Hattey, Tim L.	Grant of Interests, Non-Competition and Non-Disclosure Agreement	5/1/2009
(k)	Advisor Seller and Prairie Brokerage Services/Baum	Hause, Shawn D.	Employee Agreement	1/1/2008
(l)	Advisor Seller and Prairie Brokerage Services/Baum	Hayes, Vincent	Employee Agreement	6/1/2010
(m)	Advisor Seller and Prairie Brokerage Services/Baum	Heacock, Michelle D.	Employee Agreement	1/1/2008
(n)	Advisor Seller and Prairie Brokerage Services/Baum	Jones, Morgan	Employee Agreement	1/1/2008
(o)	Advisor Seller and Prairie Brokerage Services/Baum	Jubela, Amy	Employee Agreement	1/1/2008
(p)	Advisor Seller	Kaufman, Brian	Employment Agreement	1/1/2008
(q)	Advisor Seller	Klocke, Andrew	Grant of Interests, Non-Competition and Non-Disclosure Agreement	1/1/2009
(r)	Advisor Seller	Klocke, Andrew	Grant of Interests, Non-Competition and Non-Disclosure Agreement	5/1/2009
(s)	Advisor Seller and Prairie Brokerage Services/Baum	Kraus, Wayne	Employee Agreement	1/1/2008
(t)	Advisor Seller	Krizek, Curtis	Employment Agreement	1/1/2008
(u)	Advisor Seller and Prairie Brokerage Services/Baum	Michaud, Joe	Employee Agreement	1/29/2009
(v)	Advisor Seller and Prairie Brokerage Services/Baum	Mullin, Christie	Employee Agreement	1/1/2008
(w)	Advisor Seller and Prairie Brokerage Services/Baum	O’Brien, John G.	Employee Agreement	1/1/2008
(x)	Advisor Seller and Prairie Brokerage Services/Baum	Pierson, Jarrod W.	Employee Agreement	1/1/2008
(y)	Advisor Seller and Prairie Brokerage Services/Baum	Polich, Benjamin M.	Employee Agreement	1/1/2008

	Employer	Employee	Agreement	Date
(z)	Advisor Seller and Prairie Brokerage Services/Baum	Robertson, Angela	Employee Agreement	1/1/2008
(aa)	Advisor Seller and Prairie Brokerage Services/Baum	Rosenquist, Ross	Employee Agreement	1/1/2008
(bb)	Advisor Seller and Prairie Brokerage Services/Baum	Rush, Julie	Employee Agreement	1/1/2008
(cc)	Advisor Seller	Schneider, Robyn R.	Employment Agreement	1/1/2008
(dd)	Advisor Seller and Prairie Brokerage Services/Baum	Seymour, Brian	Employee Agreement	7/1/2008
(ee)	Advisor Seller and Prairie Brokerage Services/Baum	Smikahl, Tracy	Employee Agreement	4/21/2008
(ff)	Advisor Seller and Prairie Brokerage Services/Baum	Tranckino, Paul	Employee Agreement	1/1/2008
(gg)	Advisor Seller and Prairie Brokerage Services/Baum	Victorson, Lisa	Employee Agreement	1/1/2008
(hh)	Advisor Seller and Prairie Brokerage Services/Baum	Wagner, Ryan	Employee Agreement	6/2/2008
(ii)	Advisor Seller	Wehrle, Beau	Grant of Interests, Non-Competition and Non-Disclosure Agreement	1/1/2009
(jj)	Advisor Seller	Wehrle, Beau	Grant of Interests, Non-Competition and Non-Disclosure Agreement	5/1/2009
(kk)	Advisor Seller	All Employees	Form Confidentiality Agreement regarding Restricted Client	various

Schedule 5.17(a)

11. Agreements with Former Employees

	Employer	Employee	Agreement	Date	Assign/Exclude	Consent Required to Assign	Consent as a Condition to Closing

(a)	Advisor Seller and Prairie Brokerage Services/Baum	Burns, Jordan	Employee Agreement	1/1/2008	Excluded Contract	n/a	n/a

(b)	Advisor Seller and Prairie Brokerage Services/Baum	Bustamante, Maria U.	Employee Agreement	1/1/2008	Excluded Contract	n/a	n/a

(c)	Advisor Seller and Prairie Brokerage Services/Baum	Garrison, Gena	Employee Agreement	1/1/2008	Excluded Contract	n/a	n/a

(d)	Advisor Seller and Prairie Brokerage Services/Baum	Jones, Kevin	Employee Agreement	1/1/2008	Assigned Contract	no	no

(e)	Advisor Seller and Prairie Brokerage Services/Baum	Long, Christopher D.	Employee Agreement	1/1/2008	Assigned Contract	no	no

(f)	Advisor Seller and Prairie Brokerage Services/Baum	Munk, Michelle	Employee Agreement	1/1/2008	Excluded Contract	n/a	n/a

(g)	Advisor Seller and Prairie Brokerage Services/Baum	Stephenson, Kelly	Employee Agreement	1/1/2008	Excluded Contract	n/a	n/a

(h)	Advisor Seller and Prairie Brokerage Services/Baum	Thiele, Marc	Employee Agreement	1/1/2008	Excluded Contract	n/a	n/a

(i)	Advisor Seller	All Employees	Form Confidentiality Agreement regarding Restricted Client	various	Excluded Contract	n/a	n/a

Schedule 5.17(a)

12. Separation Agreements with Former Employees

Note: The following are “Excluded Contracts.”

	Employer	Employee	Agreement	Date
(a)	Advisor Seller and Prairie Brokerage Services/Baum	Burns, Jordan	Separation Agreement and Release	11/14/2008
(b)	Advisor Seller and Prairie Brokerage Services/Baum	Garrison, Gena	Separation Agreement and Release	11/14/2008

Schedule 5.17(a)

16. Miscellaneous Agreements

	Agreement	Parties	Date	Assign/Exclude	Consent Required to Assign	Consent as a Condition to Closing
(a)	Clearing Agreement	Baum First Clearing, LLC	3/17/2004	Assigned Contract	yes	no
(b)	Non-Competition Agreement	Advisor Seller GKB	12/31/2007	Excluded Contract	n/a	n/a
(c)	Agreement	Advisor Seller Prairie Brokerage Services, a division of Baum Mariner Wealth Advisors, LLC Tortoise Capital Advisors, LLC Palmer Square Capital Management, LLC Mariner Holdings LLC	1/11/2010	Assigned Contract	yes	no
(d)	Performance Reporting Letter Agreement	Advisor Seller Restricted Client	1/1/2008	Excluded Contract	n/a	n/a
(e)	Confidentiality Agreement	Advisor Seller Baum Restricted Client	1/1/2008	Excluded Contract	n/a	n/a
(f)	Independent Contractor Agreement	Advisor Seller Jeffrey E. Attwood	1/1/2010	Excluded Contract	n/a	n/a
(g)	Independent Contractor Agreement	Advisor Seller W. Dean Fuhrman	1/1/2010	Excluded Contract	n/a	n/a
(h)	Wire Transfer Agreement	Advisor Seller Missouri Bank & Trust Co. of Kansas City	10/15/2009	Excluded Contract	n/a	n/a
(i)	Mutual Confidentiality and Nondisclosure Agreement	Advisor Seller UMB	2/3/2009	Excluded Contract	n/a	n/a
(j)	Asset Sale and Purchase Agreement	GKB Prarie Capital Inc. (f/k/a Prairie Capital Management Inc.) Baum Individual Members	12/31/2007	Excluded Contract	n/a	n/a
(k)	Mutual Indemnification Agreement	Prairie Capital Management Inc. Baum Advisor Seller	12/31/2007	Excluded Contract	n/a	n/a

Schedule 5.18

Real Property Leases

	Location	Termination Date	Current Base Rent	Agreement	Parties	Date	Assign/Exclude	Consent Required to Assign	Consent as a Condition to Closing
(a)	Denver, CO	1/31/2014	$2,463.75/mo; increased in later yrs	Office Lease	Prairie Capital Management, Inc., as Tenant; Crescent Real Estate Funding One, L.P., as Landlord	11/20/2006	Assigned Contract	yes	no
				Commencement Letter	Prairie Capital Management, Inc., as Tenant; Crescent Real Estate Funding One, L.P., as Landlord	2/2/2007
				Assignment and Assumption of Lease	GKB Prairie Capital Inc., f/k/a Prairie Capital Management, Inc., as Assignor; Advisor Seller, as Assignee	12/31/2007
				Consent to Assignment	GKB Prairie Capital Inc., f/k/a Prairie Capital Management, Inc., as Tenant; MS Crescent One SPV, LLC, predecessor-in- interest Crescent Real Estate Funding One, L.P., as Landlord; Advisor Seller, as Assignee	4/9/2008
				First Amendment to Office Lease	TR Citadel LLC, as Landlord; Advisor Seller, as Tenant	12/17/2009
(b)*	Hinsdale, IL	10/31/2010	$5,100.25/mo, as adjusted per Section 4.02 of Lease	Office Lease	R.S. Whitelaw and Robyn R. Schneider, as Tenants; 920 York, L.L.C., as Landlord	9/7/2000	Excluded Contract	n/a	n/a
(c)	Kansas City	10 yrs following Commencement Date	$69,501.26/mo; increased in later yrs	Office Lease	Baum, as Tenant; Plaza Colonnade, L.L.C., as Landlord	4/5/2004	Excluded Contract	n/a	n/a

				Commencement Agreement	Baum, as Tenant; Plaza Colonnade, L.L.C., as Landlord	unexecuted
				Rooftop Rights Agreement	Baum, as Tenant; Plaza Colonnade, L.L.C., as Landlord	unexecuted
				Sublease	Baum, as Sublessor; Advisor Seller, as Subtenant	12/31/2007
				Landlord Consent	Baum, as Tenant; Plaza Colonnade, L.L.C., as Landlord; Advisor Seller, as Subtenant	12/31/2007

*	Tenants have entered into an oral Sublease with Advisor Seller.

In Philadelphia, Advisor Seller has an employee who occupies his own space at his own expense.

Schedule 2.1(e)

Advisor Seller Fixed Assets

See Schedule attached.

Prairie Capital Management LLC

Net Book Value Report

Book = Internal

FYE Month = December

	Sys No	Ext Co Asset No	In Svc Date	Depr Meth	Rem Life	Basis	(+) Salvage Value	Thru Date	(-) Current Accum Depreciation	(=) Net Book Value	Pct Dep
	G/L Accum Acct No=170
	000002	AVAYA PHN SYSTEM DENVER
		000	01/01/08	SLMM	00 08	$3,695.77	$0.00	04/30/10	$2,874.48	$821.29	77.78%
	000005	FAX MACHINE
		000	01/01/08	SLMM	00 08	150.38	0.00	04/30/10	116.97	33.41	77.78%
	000006	PHONE SYSTEM
		000	01/01/08	SLMM	00 08	224.01	0.00	04/30/10	174.23	49.78	77.78%
	000008	32” LCD MONITOR
		000	01/01/08	SLMM	00 08	695.59	0.00	04/30/10	541.00	154.59	77.78%
	000012	BINDING MACHINE
		000	01/01/08	SLMM	02 08	1,231.17	0.00	04/30/10	574.53	656.64	46.67%
	000015	32 INCH LCD TV
		000	01/01/08	SLMM	02 08	979.76	0.00	04/30/10	457.21	522.55	46.67%
	000021	27” TV CONFERENCE ROOM
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000022	BINDING MACHINE PROD RM
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000042	GBC BINDER
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%

			G/L Accum Acct No = 170			$6,976.68	$0.00		$4,738.42	$2,238.26	67.92%
			Less disposals and transfers			0.00	0.00		0.00	0.00	0.00%
				Count =0

				Net Subtotal		$6,976.68	$0.00		$4,738.42	$2,238.26	67.92%
				Count=9
	G/L Accum Acct No =171
	000001	EAMES SOFT CHAIR (2) CHICAGO
		000	01/01/08	SLMM	04 08	$137.93	$0.00	04/30/10	$45.99	$91.94	33.34%
	000003	DESK, CREDENZA, CONFTABLE DENVR
		000	01/01/08	SLMM	02 08	3,546.41	0.00	04/30/10	1,654.98	1,891.43	46.67%
	000004	DESK, CREDENZA, CONFTABLE DENVR
		000	01/01/08	SLMM	02 08	5,492.83	0.00	04/30/10	2,563.33	2,929.50	46.67%
*	000010	WORKSTATIONS
		000	01/01/08	SLMM	07 08	15,497.39	0.00	04/30/10	3,616.06	11,881.33	23.33%
	000013	LATERAL FILE
		000	01/01/08	SLMM	07 08	1,072.27	0.00	04/30/10	250.20	822.07	23.33%
**	000014	3RD FLOOR FURNITURE
		000	01/01/08	SLMM	02 08	25,250.00	0.00	04/30/10	11,783,33	13,466.67	46.67%
	000019	WORKSTATION FURNITURE/FILES/ SHELVES
		000	08/01/08	SLMM	08 03	42,790.06	0.00	04/30/10	7,488.26	35,301.80	17.50%
*	000020	FOUR WORKSTATIONS
		000	08/01/08	SLMM	08 03	6,834.66	0.00	04/30/10	1,196.07	5,638.59	17.50%
	000023	CONFERENCE TABLE
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000024	VIDEOCENTER/ BKSHLF
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000025	EXECUTIVE CHAIR
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000026	EXECUTIVE CHAIR
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000027	EXECUTIVE CHAIR
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%

May 11, 2010 at 11:50 AM	Page 1

Prairie Capital Management LLC

Net Book Value Report

Book = Internal

FYE Month = December

	Sys No	Ext Co Asset No	In Svc Date	Depr Meth	Rem Life	Basis	(+) Salvage Value	Thru Date	(-) Current Accum Depreciation	(=) Net Book Value	Pct Dep
	G/L Accum Acct No =171
	000028	B CONF RM CHAIRS
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000029	2 LAT. FILE CABINETS
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000030	FURNISHINGS-PHOTOG
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000031	FURNISHINGS-PHOTOG
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000032	FURNISHINGS-FRAMES
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000033	WKSTATIONS CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000034	WORK CHAIRS CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000035	TABLE/GLASS TOP CONF RM CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000036	EAMES CHAIRS-CONF RM- CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000037	DRAWER CASE FILES- CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000038	DESK SET UP-CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000039	COFFEE TABLE-CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000040	AERON CHAIR CHICAGO
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%
	000041	PICTURES PLAZA SCENES
		000	01/01/08	SLMM	00 00	0.00	0.00	04/30/10	0.00	0.00	0.00%

			G/LAccum Acct No =171			$100,621.55	$0.00		$28,598.22	$72,023.33	28.42%
			Less disposals and transfers			0.00	0.00		0.00	0.00	0.00%
					Count = 0

					Net Subtotal	$100,621.55	$0.00		$28,598.22	$72,023.33	28.42%
					Count = 27
	G/L Accum Acct No =172
***	000007	STAIRWELL ACCESS CONTROLS
		000	01/01/08	SLMM	37 08	$6,230.44	$0.00	04/30/10	$363.44	$5,867.00	5.83%
***	000011	OFFICE RECONSTRUCTION
		000	01/01/08	SLMM	37 08	11,214.38	0.00	04/30/10	654.17	10,560.21	5.83%
***	000016	CABLE INSTALL3RD FLOOR
		000	01/01/08	SLMM	37 08	4,015.60	0.00	04/30/10	234.24	3,781.36	5.83%
***	000017	3RD FLOOK PATCH CORDS
		000	01/01/08	SLMM	37 08	1,419.54	0.00	04/30/10	82.81	1,336.73	5.83%
***	000018	CABLES - 3RD & 5TH FLOORS
		000	01/01/08	SLMM	37 08	1,843.39	0.00	04/30/10	107.54	1,735.85	5.83%

May 11, 2010 at 11:50 AM	Page 2

Prairie Capital Management LLC

Net Book Value Report

Book = Internal

FYE Month = December

Sys No	Ext Co Asset No	In Svc Date		Depr Meth	Rem Life	Basis	(+) Salvage Value	Thru Date	(-) Current Accum Depreciation	(=) Net Book Value	Pct Dep
			G/L Accum Acct No =172			$24,723.35	$0.00		$1,442.20	$23,281.15	5.83%
			Less disposals and transfers			0.00	0.00		0.00	0.00	0.00%
			Count=0

			Net Subtotal			$24,723.35	$0.00		$1,442.20	$23,281.15	5.83%
				Count = 5
G/L Accum Acct No =179
000009	iSeries Bundle Software
	000	01/01/08	SLMM	00 08		$14,166.19	$0.00	04/30/10	$11,018.14	$3,148.05	77.78%

		G/L Accum Acct No =179				$14,166.19	$0.00		$11,018.14	$3,148.05	77.78%
		Less disposals and transfers				0.00	0.00		0.00	0.00	0.00%
				Count=0

		Net Subtotal				$14,166.19	$0.00		$11,018.14	$3,148.05	77.78%
				Count =1
			Grand Total			$146,487.77	$0.00		$45,796.98	$100,690.79	31.26%
		Less disposals and transfers				0.00	0.00		0.00	0.00	0.00%
				Count = 0

			Net Grand Total			$146,487.77	$0.00		$45,796.98	$100,690.79	31.26%

				Count = 42

Report Assumptions

Report Name: Net Book Value

Source Report <Standard Report>

Calculation Assumptions:

Include Sec168 Allowance & Sec 179: No

Group/Sorting Criteria:

Group= Class sort

Include Assets that meet the following conditions

All FAS Assets

Sorted by G/L Accum Acct No (with subtotals), System No, Extension

May 11, 2010 at 11:50 AM	Page 3

*	Built in, but removable, work stations.

**

Currently, Advisor Seller’s office is on the 5th Floor at 4801 Main Street, Kansas City, Missouri. Originally, however, its office was on the 3rd Floor, and, when it moved into the 3rd Floor space, it purchased office furniture from the prior tenant.

When Advisor Seller moved to the 5th Floor, it left some of this furniture (roughly one-half) for the new 3rd Floor tenant, and took the rest of the furniture to the 5th Floor.

The furniture on the 3rd Floor is an Excluded Asset.

***	Tenant improvements belonging to the landlord and not constituting Fixed Assets of Advisor Seller.

Exhibit A

Earn-Out Amounts

The parties agree that the Earn-Out Amounts shall be calculated and paid in accordance with this Exhibit A as set forth below.

(a) Certain Defined Terms. For purposes of this Exhibit A, the following terms have the meanings ascribed to them below:

(i) “Acceleration Event” means an Acquisition Event, a Competitive Event, a Change of Control Event or a Termination Event.

(ii) “Acquisition Event” means that, without the prior written consent of at least fifty percent (50%) of the Individual Members employed by Buyer (or any Permitted Assignee) at the time of such event, either Buyer or any Permitted Assignee acquires “control” (as such term is used in the definition of Affiliate) of, or all or substantially all of the operating assets of, any other company or business.

(iii) “Adjusted Pre-bonus, Pre-tax Income” means, with respect to any Earn-Out Period, the Pre-bonus, Pre-tax Income, as defined in Section (a)(xxvi) of this Exhibit A, adjusted as set forth in Annex 1 attached to this Exhibit A and incorporated herein by reference.

(iv) “Adjusted Pre-tax Income” means, with respect to any Earn-Out Period, the Adjusted Pre-bonus, Pre-tax Income calculated as set forth in Annex 1 of this Exhibit A, minus the Incentive Bonus Pool Amount.

(v) “Advisory Revenue” means, with respect to Advisor Buyer, GP Buyer and any Permitted Assignee, (A) revenue from wealth management activities, including without limitation, management, solicitation, and reporting fees, and fees and other revenue earned by Advisor Buyer, GP Buyer or any Permitted Assignees for the kinds of services provided by Sellers as of the Closing Date or any additional kinds of services provided by Advisor Buyer, GP Buyer and any Permitted Assignee from and after the Closing Date; (B) amounts included in Adjusted Pre-bonus, Pre-tax Income attributable to Brokerage Revenues; and (C) carried interest, incentive and other allocations of income from the Funds (excluding the Split-Interest Funds) and similar funds or funds of funds organized from and after the Closing Date.

(vi) “Allowable Corporate Expenses” means expenses allocated by UMB to Advisor Buyer, GP Buyer and any Permitted Assignee for the services set forth in Annex 2 of this Exhibit A. Such expenses will not exceed Five Hundred Thousand ($500,000) per year (prorated for any partial calendar year), increased by four percent (4%) per year, beginning January 1, 2011, and on each successive January 1, through January 1, 2015.

(vii) “Brokerage Revenues” means revenues attributable to broker/dealer commissions and solicitation and 12(b)(1) fees earned by UMB or its Affiliates acting as a broker or introducing broker on behalf of clients of Advisor Buyer or GP Buyer or any Permitted Assignee, net of any related commissions or similar payments to registered representatives of UMBFSI who are also employed by Advisor Buyer.

(viii) “Change of Control Event” means the occurrence of any one or more of the following:

(1) Fifty percent (50%) or more of the issued and outstanding voting stock of UMB is acquired by Persons who, together, as of the Closing Date, own less than five percent (5%) of the issued and outstanding voting stock of UMB;

(2) UMB sells all or substantially all of its assets;

(3) UMB ceases, directly or indirectly, to own membership interests in Advisor Buyer representing at least two-thirds (66 2/3%) of the voting and economic interests of Advisor Buyer;

(4) Advisor Buyer sells all or a material portion of its assets to a Person other than UMB or to a Person in which UMB owns less than two-thirds (66 2/3%) of the voting and economic interests; or

(5) Advisor Buyer, GP Buyer or any Permitted Assignee liquidates or dissolves or otherwise ceases to engage in business, unless the business of such Buyer (or Permitted Assignee) is assumed or merged into a Person in which UMB owns at least two-thirds (66 2/3%) of the voting and economic interests; provided, however, that a Change of Control Event shall not be deemed to have occurred if GP Buyer or any Permitted Assignee liquidates or dissolves or otherwise ceases to engage in business, because of any change in the law or governmental regulations that prohibits UMB and/or its Affiliates from (i) owning or controlling GP Buyer or such Permitted Assignee, (ii) performing for GP Buyer or such Permitted Assignee, directly or through a subsidiary, the functions UMB and/or its Affiliates have customarily performed for GP Buyer or such Permitted Assignee, or (iii) owning, controlling or sponsoring any or all of the Funds.

(ix) “Competitive Business” means a business which, in the twelve-month period immediately prior to the time in question, satisfies both of the following requirements: (A) at least seventy percent (70%) of such business’s total revenue is received as fees for its provision of investment advisory services to High Net Worth Individuals, and (B) at least fifty percent (50%) of such business’s total revenue is received as fees for its placement of clients’ assets into investments other than (i) investments in open-end funds under the Investment Company Act of 1940, or (ii) investments directly in individual securities registered under the Securities Act of 1933 (as opposed to investing monies with managers, who, in turn, invest directly in individual securities).

(x) “Competitive Event” means that, without the consent of at least fifty percent (50%) of the Individual Members employed by Advisor Buyer (or any Permitted Assignee) at the time of such event, UMB or any of its Affiliates (other than Advisor Buyer) engage in a Competitive Business.

(xi) “Draft Earn-Out Calculation” has the meaning set forth in Section (f) of this Exhibit A.

(xii) “Earn-Out Accounting Arbitrator” has the meaning set forth in Section (f) of this Exhibit A.

(xiii) “Earn-Out Amount” has the meaning set forth in Section (b) of this Exhibit A.

(xiv) “Earn-Out Determination Date” has the meaning set forth in Section (f) of this Exhibit A.

(xv) “Earn-Out Discussion Period” has the meaning set forth in Section (f) of this Exhibit A.

(xvi) “Earn-Out Notice” has the meaning set forth in Section (f) of this Exhibit A.

(xvii) “Earn-Out Objection Period” has the meaning set forth in Section (f) of this Exhibit A.

(xviii) “Earn-Out Period(s)” means (A) the short-year beginning on the Closing Date and ending on December 31, 2010; (B) each of the calendar years ended December 31, 2011, 2012, 2013, 2014, respectively; and (C) the short-period beginning January 1, 2015, and ending as of the anniversary of the Closing Date in 2015.

(xix) “Earn-Out Term” means the period from the Closing Date through the anniversary of the Closing Date in 2015.

(xx) “Growth Multiplier” means, with respect to each Earn-Out Period, (A) if the Growth Percentage is five percent (5%) or less (including any negative Growth Percentage) – eight (8); (B) if the Growth Percentage is greater than five percent (5%) and equal to or less than twenty percent (20%) – between eight (8) and twelve (12), using linear interpolation; and (C) if the Growth Percentage is greater than twenty percent (20%) – twelve (12).

(xxi) “Growth Percentage” means, with respect to each Earn-Out Period, (A) the Adjusted Pre-bonus, Pre-tax Income for such Earn-Out Period, minus the Prior-Year Base, divided by (B) the Prior-Year Base.

(xxii) “High Net Worth Individual” means any natural person (including any person who holds a joint or similar shared ownership interest with such natural person) who owns not less than $5,000,000 in investments, consisting of securities and the following types of assets held for investment purposes: real estate (i.e., not lived in or used for the individual’s business), commodity interests, physical commodities, financial contracts (to the extent not securities), and cash and cash equivalents (including bank deposits, CDs, and the net surrender value of insurance policies).

(xxiii) “Incentive Bonus Pool Amount” means, with respect to each Earn-Out Period, an amount equal to thirty percent (30%) of Adjusted Pre-bonus, Pre-tax Income.

(xxiv) “Net Income” means the combined net income of Advisor Buyer, GP Buyer and any Permitted Assignees, determined in accordance with GAAP, consistently applied.

(xxv) “Potential Client” has the meaning set forth in Section (d)(i) of this Exhibit A.

(xxvi) “Pre-bonus, Pre-tax Income” means Net Income before any reduction for (A) federal, state or local income taxes, or (B) the Incentive Bonus Pool Amount.

(xxvii) “Prior-Year Base” means (A) with respect to the Earn-Out Period ending December 31, 2010, $2,513,200, multiplied by a fraction, having as a numerator the number of days from the Closing Date through December 31, 2010, and as a denominator, 365 days; (B) with respect to the Earn-Out Period ending December 31, 2011, the Adjusted Pre-Bonus, Pre-tax Income in 2010, divided by the number of days from the Closing Date through December 31, 2010, with the quotient multiplied by 365; (C) for each of the Earn-Out Periods ending December 31, 2012, 2013, and 2014, respectively, the Adjusted Pre-Bonus, Pre-tax Income in the immediately preceding Earn-Out Period; and (D) for the Earn-Out Period ending as of the anniversary of the Closing Date in 2015, the Adjusted Pre-Bonus, Pre-tax Income in 2014, multiplied by a fraction having [x] as a numerator the number of days from January 1, 2015, through the anniversary of the Closing Date in 2015, and [y] as a denominator, 365.

(xxviii) “Termination Event” means two of the three Individual Members are terminated without “Cause” or quit for “Good Reason” (as such terms are defined in each of the Employment, Non-Solicitation and Non-Competition Agreements of even date herewith entered into between Advisor Buyer and each Individual Member, respectively);

(xxix) “UMB Client Referral” has the meaning set forth in Section (d)(iii) of this Exhibit A.

(xxx) “UMB Client Referral Income” means the fees earned by Advisor Buyer from a UMB Client Referral.

(xxxi) “UMB Distribution Fees” means the fees payable by Advisor Buyer to UMB or its Affiliates with respect to each UMB Client Referral, consisting of (A) in the first year of the client relationship, an amount based upon UMB’s existing referral agreements, as previously made available to Advisor Seller; and (B) following the first year, twelve and a half percent (12.5%) of Advisor Buyer’s UMB Client Referral Income. The parties agree that Adjusted Pre-tax Income will be calculated net of all UMB Distribution Fees.

(xxxii) “UMB Product Bonuses” means bonuses, commissions or other revenues earned by Advisor Buyer from UMB or its Affiliates in connection with the sale of the products or services of UMB or its Affiliates (excluding products or services of Advisor Buyer, GP Buyer or any Permitted Assignee, and excluding any licensed plans and individuals), or the referral of clients to UMB or its Affiliates.

(b) Calculation of Earn-Out Amounts. Within ten (10) days after the Earn-Out Determination Date with respect to each Earn-Out Period, subject to the set-off rights set forth in Section 15.6(a) of the Agreement, and subject to Advisor Seller’s rights under Section (c) of this Exhibit A, Advisor Buyer shall pay to Advisor Seller an amount (the “Earn-Out Amount”) equal to (i) the Adjusted Pre-Tax Income for such Earn-Out Period, multiplied by (ii) the Growth Multiplier for such Earn-Out Period, multiplied by (iii) eight percent (8.0%).

(c) Computation of Earn-Out Payments in the Certain Events.

(i) UMB or Advisor Buyer shall promptly notify each Seller and each Member of the occurrence of any Acceleration Event.

(ii) If, on or prior to the end of the Earn-Out Term, an Acceleration Event occurs (other than a Change of Control described in Section (c)(iv) of this Exhibit A), then, within sixty (60) days after such occurrence, Advisor Buyer shall pay to Advisor Seller an amount equal to the present value (determined in accordance with Section (c)(v)) of this Exhibit A) of the greater of: (A) [x] $17.3 million, minus [y] the amounts already paid or payable for prior Earn-Out Periods (subject to Buyers’ rights of setoff under Section 15.6(a) of the Agreement); or (B) the product of [x] a quotient the numerator of which is the sum of the Earn-Out Amounts which have already been paid or which are payable (subject to Buyers’ rights of setoff under Section 15.6(a) of the Agreement) for Earn-Out Periods prior to the Earn-Out Period in which the Acceleration Event occurs, and the denominator of which is the total number of days in such prior Earn-Out Periods, and [y] the total number of days in the Earn-Out Period in which the Acceleration Event occurs and in all subsequent Earn-Out Periods. A sample calculation is included as Annex 3 attached to this Exhibit A.

(iii) All payments made in accordance with this Section (c) of this Exhibit A shall be in lieu of, and in full satisfaction of, any Earn-Out Amounts which would otherwise have been payable with respect to the Earn-Out Period in which the Acceleration Event occurs and all subsequent Earn-Out Periods.

(iv) If a Change of Control Event is caused by a change in law or governmental regulations that prohibit UMB and/or its Affiliates from owning or controlling Advisor Buyer, then, within sixty (60) days after such occurrence, Advisor Buyer shall pay to Advisor Seller an amount equal to the present value (determined in accordance with Section (c)(v) of this Exhibit A) of (A) $17.3 million, minus (B) the amounts already paid or payable for prior Earn-Out Periods (subject to Buyers’ rights of setoff under Section 15.6(a) of the Agreement).

(v) The present value of any amounts payable by Advisor Buyer to Advisor Seller under this Section (c) of this Exhibit A shall be determined by using a discount rate equal to the prime rate of interest of UMB Bank, n.a. as of the date of the Acceleration Event.

(d) UMB Client Referral.

(i) As used in this Agreement, the term “Potential Client” means a customer or business associate of the employee of UMB who makes the referral, if such employee reasonably believes, based on information available to UMB, that the Potential Client is an accredited investor (as defined in Regulation D promulgated under the Securities Act of 1933, as amended) having investable assets in excess of $3 million. For the purpose of this Section (d) of this Exhibit A, the term “UMB” includes all of its Affiliates other than Advisor Buyer, GP Buyer or any Permitted Assignee.

(ii) Except as mutually agreed in writing by the parties, before recommending the services of Advisor Buyer to any Potential Client, (A) the President and Chief Executive Officer of the Personal Financial Services Division of UMB Bank, n.a., or if that title or position changes, the person who assumes such responsibilities (the “UMB Representative”), will provide the designated Managing Director of Advisor Buyer, by electronic mail, the name and address of the Potential Client, and (B) Advisor Buyer’s designated Managing Director will promptly notify the UMB Representative if Advisor Buyer [x] has a preexisting relationship with the Potential Client; or [y] does not want to perform investment advisory services for such Potential Client for any reason. Notwithstanding the foregoing, UMB may disclose the existence of its relationship with Advisor Buyer to any Potential Client in order to obtain the Potential Client’s consent to the disclosure of his, her or its name and address to Advisor Buyer for purposes of complying with UMB’s privacy policy and applicable consumer protection laws.

(iii) If Advisor Buyer agrees to provide services to any Potential Client, and any such Potential Client engages Advisor Buyer to provide investment advisory services within one (1) year after such referral from UMB, such Potential Client shall be deemed to be a “UMB Client Referral” for the purpose of this Exhibit A, and UMB will be entitled to a UMB Distribution Fee with respect to services performed by Advisor Buyer for the UMB Client Referral.

(iv) Notwithstanding the foregoing, Sellers agree and acknowledge that UMB and Advisor Buyer must act in the best interests of each client, and that UMB may refer any client to any other investment advisor or financial consultant. Nothing in this Agreement shall obligate UMB to refer clients to Advisor Buyer, or obligate Advisor Buyer to accept the representation of any Potential Client, or prevent Advisor Buyer from terminating its relationship with any UMB Client Referral.

(v) In the event of any dispute regarding a Potential Client or a UMB Client Referral, UMB and Advisor Buyer agree to negotiate in good faith the resolve such dispute. If senior officers of UMB and Advisor Buyer are unable to resolve the dispute, the parties will share the cost of a mediator, mutually agreed upon by both parties, to resolve the dispute.

(e) UMB Support. From and after the Closing, UMB, on behalf of itself and its Affiliates, agrees to act diligently and in good faith, and to use commercially reasonable efforts, to support Advisor Buyer, GP Buyer, and any Permitted Assignees in a manner to help facilitate achievement of the maximum Earn-Out Amounts and still be consistent with achieving the overall financial and business objectives of Advisor Buyer, GP Buyer and any Permitted Assignees.

(f) Earn-Out Procedures. Within sixty (60) days after the end of the calendar quarter in which the end of each Earn-Out Period occurs, Advisor Buyer shall prepare a draft of the Earn-Out Amount (including all of the components thereof, and all of the underlying calculations) with respect to such Earn-Out Period (“Draft Earn-Out Calculation”) and provide a copy thereof to Advisor Seller and the Members (“Earn-Out Notice”). Buyers shall give Advisor Seller reasonable access to Buyers’ books and records, during normal business hours for the purpose of verifying the Draft Earn-Out Calculation. The Draft Earn-Out Calculation shall be deemed to have been accepted by Advisor Seller and shall be conclusive for purposes of this Exhibit A, unless, within thirty (30) days after the delivery of the Earn-Out Notice to Advisor Seller (the “Earn-Out Objection Period”), Advisor Seller gives notice to Advisor Buyer, setting forth Advisor Seller’s objections to the Draft Earn-Out Calculation. If Advisor Buyer does not agree to Advisor Seller’s proposed changes, Advisor Seller and Advisor Buyer shall negotiate in good faith to resolve their dispute. If the dispute remains unresolved for a period of thirty (30) days after Advisor Buyer receives Advisor Seller’s notice of proposed changes (the “Earn-Out Discussion Period”), Advisor Buyer and Advisor Seller shall present their positions to a mutually agreed upon independent accounting firm (the “Earn-Out Accounting Arbitrator”). In the event that Advisor Buyer and Advisor Seller cannot agree on the selection of the Earn-Out Accounting Arbitrator, each of Advisor Buyer and Advisor Seller shall choose an independent accounting firm, and such accounting firms shall then choose a third independent accounting firm that shall act as the Earn-Out Accounting Arbitrator for purposes of this Section (f) of this Exhibit A. The Earn-Out Accounting Arbitrator shall resolve the dispute based on the presentations of the parties, and, if the Earn-Out Accounting Arbitrator deems it necessary, based on its own independent review, which shall be limited to the issues still in dispute. The Earn-Out Accounting Arbitrator shall deliver its decision to Advisor Seller and Advisor Buyer within thirty (30) days after hearing their presentations, and its decision shall be final and binding. The date (the “Earn-Out Determination Date”) on which the Earn-Out Amount shall be deemed to have been finally determined shall be the earliest of the following dates: (i) the date of expiration of the Earn-Out Objection Period if Advisor Seller shall not have delivered to Advisor Buyer notice of proposed changes to the Draft Earn-Out Calculation, or such earlier date as Advisor Seller advises Advisor Buyer that Advisor Seller has no objection to the Draft Earn-Out Calculation; (ii) the date of expiration of the Earn-Out Discussion Period if by then Advisor Buyer and Advisor Seller shall have resolved their dispute; or (iii) the date on which the Earn-Out Accounting Arbitrator issues its decision. The costs of the Earn-Out Accounting Arbitrator shall be borne equally by Advisor Seller and Advisor Buyer.

ANNEX 1 TO EXHIBIT A

Adjustments to Calculate

Adjusted Pre-Bonus, Pre-Tax Income

Begin with Pre-bonus, Pre-tax Income (as defined in Section (a)(xxvi) of this Exhibit A) with respect to an Earn-Out Period, and then make the following adjustments (unless Pre-bonus, Pre-tax Income already reflects such adjustments) for such Earn-Out Period:

Add back any compensation and benefits expensed for executive-level employees or independent contractors hired without the approval of the Individual Members, such consent not to be unreasonably withheld;

Subtract any extraordinary gains included in the calculation of Pre-Bonus, Pre-Tax Income, including gains from the disposition of assets not in the Ordinary Course of Business;

Add back an amount equal to any extraordinary losses taken in the calculation of Pre-Bonus, Pre-Tax Income, including any losses from the disposition of assets not in the Ordinary Course of Business;

Add back any interest which has been expensed and which has been paid or accrued on indebtedness incurred to acquire all or part of the ownership interests or assets of any business, or to engage in any transaction not in the Ordinary Course of Business;

Add back any amortization, except for amortization of software used in Buyers’ business or of similar intangibles acquired in the Ordinary Course of Business;

Add back any charges against income, and subtract any additions to income, which have resulted from changes in accounting practices not required by GAAP or IFRS;

Add back an amount equal to any net operating or other losses taken in the calculation of Pre-Bonus, Pre-Tax Income to extent such losses are attributable to any Person prior to the date such Person became a subsidiary of, or was merged into or consolidated with, Buyers or any subsidiary of Buyers or any Permitted Assignee or any subsidiary of a Permitted Assignee;

Add back the amount by which Pre-bonus, Pre-tax Income has been reduced because of transactions between Buyers or any Permitted Assignee and UMB (or its Affiliates) not taken into account on an arms-length basis;

Add back legal, accounting and other professional fees, brokerage fees, insurance premiums and other costs and expenses which have been deducted in the calculation of Pre-bonus, Pre-tax Income and which have arisen out of or relate to the transactions contemplated by this Agreement or out of the acquisition of any other company or business;

Add back any Earn-Out Amounts or any indemnity Losses paid or payable by Buyers to Sellers to the extent such amounts have been expensed in the calculation of Pre-bonus, Pre-tax Income);

Add an amount equal to any payments made by Sellers to Buyers to indemnify Buyers for any Losses, to the extent such Losses have been expensed by Buyers, and to the extent such payments have not already been included in income for the purpose of calculating Pre-bonus, Pre-tax Income;

Add back any expenses (or subtract any income) incurred or realized to adjust the fair market value of the Earn-Out liability related to this transaction;

Add back any amounts expensed to audit the Earn-Out Amounts for any one or more of the Earn-Out Periods in accordance with Section (f) of this Exhibit A;

Subtract any UMB Distribution Fees which have not already been deducted in the calculation of Pre-bonus, Pre-tax Income;

Subtract any Allowable Corporate Expenses which have not already been deducted in the calculation of Pre-bonus, Pre-tax Income;

Add back any expenses of a type included in the calculation of Allowable Corporate Expenses to the extent that they exceed $500,000 (as adjusted in accordance with Section (a) of this Exhibit A) and have been deducted in the calculation of Pre-bonus, Pre-tax Income;

Subtract any income, and add back an amount equal to any losses, reflected in Pre-bonus, Pre-tax Income with respect to the Split-Interest Funds;

Subtract any income from UMB Product Bonuses to the extent it has been included in the calculation of Pre-bonus, Pre-tax Income;

Add back fixed fees (but not variable fees) paid or incurred for support services provided by GKB to Advisor Buyer after Closing pursuant to that certain Support Services Agreement for services included in Annex 4 of this Exhibit A;

Add back severance payments to any Individual Member in excess of amounts to which he is entitled under his Employment, Non-Solicitation and Non-Competition Agreement;

Except as provided above, subtract any revenue included in Pre-bonus, Pre-tax Income which is not Advisory Revenue and the equitable portion of expenses directly allocable to generating such revenue;

Add an amount equal to the Brokerage Revenues, net of any related commissions or similar payments made by UMB or its Affiliates to registered representatives of UMBFSI who are also employed by Advisor Buyer; and

In the event that UMB or any of its Affiliates, including GP Buyer or any Permitted Assignee, is hereafter required, by operation of law or regulatory requirement, to divest itself of ownership, sponsorship and control rights over any or all of the Funds, add any advisory, service, referral, incentive/carried interest income allocations or other fees or income paid or payable to UMB or its Affiliates by a third party in connection with or arising out of such divestment. In addition, the parties will mutually agree on the treatment of any gain from the transfer, sale or other divestment of a Fund, so that gain is treated in a fair and equitable manner in order to avoid a windfall to either party.

The amount resulting from the foregoing adjustments is referred to herein as “Adjusted Pre-bonus, Pre-tax Income.”

ANNEX 2 TO EXHIBIT A

Services Provided by UMB following Move to UMB Space

Communication

1)	Manage phone contracts
2)	Provide internet access
3)	Provide voice mail system
4)	Provide email system and spam filtering service
5)	Provide email monitoring system in compliance with regulations
6)	Manage Blackberry program and connectivity to email/network
7)	Manage office phone system and additions/deletions to phone network

Information Technology

1)	Report management and report writing, design and management
2)	Manage all PC’s – software and hardware updates, license purchases, maintenance and trouble shooting
3)	Provide Network connectivity
4)	Provide servers and storage
5)	Data back-up and Disaster Recovery Plan
6)	Help desk for PC issues
7)	Store all emails as required by regulations
8)	Provide support and execute IT initiatives requested by users – e.g., contact management system, special reports, data management, scanning and on-line document management system, website enhancements, etc. 9) Install and manage firewalls so that they are effective and provide security for the network
10)	Manage email spam filtering
11)	Provide programming resources for reports requested by PCM personnel
12)	Implement PC moves, adds, changes, deletions as requested. This will include the installation and/or updating of necessary software to enable computers to access the network and perform the necessary tasks assigned to each person
13)	Manage Advent download and server
14)	Host and manage PCM website
15)	Support clearing broker dealer arrangements as requested

Corporate

1)	File all state and local annual filings to be properly registered/authorized to do business.
2)	File in new states/locales when new offices are opened
3)	Manage corporate insurance program – D&O, E&O, General Liability
4)	Provide Chief Compliance Officer

Accounting Services

1)	Maintain books in compliance with GAAP, etc.
2)	Tax and audit interface with outside auditors and tax preparers
3)	Provide financial reports for Newco
4)	Cash management services – bank deposits, investing, wires, etc.
5)	Accounts payable services including processing of expense claims and invoices, issuance
of	checks, annual 1099 reporting, posting to G/L, etc.
6)	Store all accounting and source documentation
7)	Reconcile and manage all bank accounts
8)	Maintain fixed asset ledger
9)	Provide and maintain accounting software for company books
10)	File necessary Unclaimed Property Reports

General Office Management

1)	Manage cleaning service and deal with any related issues
2)	Mail room – daily mail distribution and mail sending
3)	Office supply management – ordering, checking receipt of orders, delivering, etc.
4)	Printers/faxes/copiers – manage program and provide national account pricing
5)	Manage office décor – e.g., florist contracts, art, etc.
6)	Deal with all office issues related to carpeting, walls, doors, décor, noise, etc.
7)	Manage offsite storage of documents and retention policies
8)	Manage document shredding services contract
9)	Responsible for parking administration – billing, passes, reserved spots, etc.
10)	Provide secured access to space and manage all access/security passes and keys
11)	Administer leases for existing cubicles and major office furniture purchases

Broker Support Services (and Compliance)

1)	Registration of all personnel with FINRA, state insurance agencies, etc.
2)	Continuing education monitoring and management
3)	Outside activity forms
4)	Interface with SEC and FINRA regulators and examiners as needed and appropriate
5)	Monitor ADV and B/D forms to keep them current and in accordance with new regulations
6)	Processing new employees for registration
7)	Provide monitoring of employee brokerage accounts
8)	Advise PCM management on WSP manual updates
9)	Provide management/employees advice on regulatory matters when requested
10)	Enter into requested solicitor agreements with third parties
11)	Interface as required with clearing broker dealer
12)	Assist in negotiation and other issues with clearing broker dealer
13)	General compliance assistance

Human Resources

1)	Hiring and selection process management and assistance
2)	Benefits administration and management
3)	Health insurance program management
4)	Manage all employee benefit plans (i.e., 401k, profit sharing, health care, etc.)
5)	Payroll processing and compliance with all payroll rules and regulations – interface with payroll processing firm
6)	Perform background checks and references on new employees
7)	Advice PCM on maintaining compliance with all state and U.S. government rules and regulations regarding HR – employee notices, employment and withholding tax rules and regulations, HIPAA, privacy laws, wage and hour laws, tax withholding laws, COBRA notices, etc.
8)	Trouble shoot individual employee issues with health/dental/401(k) and other benefit plans
9)	Provide management with advice and counsel on specific employee performance, terminations or other management issues
10)	Manage Corporate Credit Card program (or other comparable credit card issuer) for PCM employees

Other Broad Categories included:

Accounting Assistance	Loan Documentation
Capital Acquisition	Loan Participation Coordination
Centralized Insurance	Marketing Research
Centralized Purchasing	Operations Consulting
Credit Analysis and Advice	Personnel and Salary Administration
Dividend Policy	Product Management
EFT R&D	Profit Planning
Employee Benefit Administration	Public Relations Assistance
Facility Location Studies	Regional Administration
Financial Statement Preparation	Regulatory Compliance Assistance
Investment Portfolio Advice	Strategic Planning
Legal Advice	Tax Return Preparation and Advice

ANNEX 4 TO EXHIBIT A

Services Provided by GKB under the Support Services Agreement

Communication

1)	Manage phone contracts
2)	Provide internet access
3)	Provide voicemail system
4)	Manage office phone system and additions/deletions to phone network

Information Technology

1)	BETA and AS400 report management, and report writing, design and management
2)	Manage all PC’s - software and hardware updates, license purchases, maintenance and trouble shooting
3)	Provide Network connectivity
4)	Provide servers and storage, with exception of email
5)	Data back-up and Disaster Recovery Plan
6)	Help desk for PC issues
7)	Provide support and execute IT initiatives requested by users – e.g. contact management system, special reports, data management, scanning and on-line document management system, etc., including requests for historical data from Company’s clearing broker-dealer, First Clearing, LLC, but not including email or website domain
8)	Install and manage firewalls so that they are effective and provide security for the network
9)	Provide programming resources for reports reasonably requested by PCM personnel.
10)	Implement PC moves (except to another location, adds, changes, and deletions as requested. This will include the installation and/or updating of necessary software to enable computers to access the network and perform the necessary tasks assigned to each person.
11)	Manage FCC data download to AS400
12)	Manage Advent download and server
13)	Support clearing broker arrangements with First Clearing, LLC as requested, including interface with clearing broker, assistance in negotiations and other issues
14)	Provide assistance to UMBFSI in connection with SEC and FINRA examinations, limited, however, to services provided during the term (including any Extended Term) of this Agreement as set forth in Section 1.2
15)	Transfer control of Prairie Capital Management’s domain

General Office Management

1)	Manage cleaning service and deal with any related issues
2)	Mail room - daily mail distribution and mail sending
3)	Office supply management - ordering, checking receipt of orders, delivering, etc.

4)	Printers/Faxes/Copiers - manage program and provide national account pricing
5)	Provide beverages for all employees
6)	Manage office decor – e.g. florist contracts, art, etc.
7)	Deal with all office issues related to carpeting, walls, doors, decor, noise, etc.
8)	Manage document shredding services contract
9)	Responsible for parking administration - billing, passes, reserved spots, etc.
10)	Provide secured access to space and manage all access/security passes and keys
11)	Administer leases for existing cubicles and major office furniture purchases

ANNEX 3 TO EXHIBIT A

	7/30/2010	2010	2011	2012	2013	2014	2015
Payments to Seller	26,648,655	2,000,000	3,500,000	3,500,000	3,500,000	3,500,000	2,000,000
Days in Period		150	365	365	365	365	215
Cells in blue are plugs for earnout payments in 2010 - 2015
[x]		17,300,000
[y]		0	2,000,000	5,500,000	9,000,000	12,500,000	16,000,000

(A) = [x]-[y]		17,300,000	15,300,000	11,800,000	8,300,000	4,800,000	1,300,000

[z]		0	2,000,000	5,500,000	9,000,000	12,500,000	16,000,000
[u]		0	150	515	880	1,245	1,610
[v]		1,825	1,675	1,310	945	580	215

(B) = [z]/[u] * [v]		0	22,333,333	13,990,291	9,664,773	5,823,293	2,136,646

Acceleration Amount		17,300,000	22,333,333	13,990,291	9,664,773	5,823,293	2,136,646

greater of (A) and (B)

Applicable for Acceleration Events other than a Change of Control described in Section (c)(iv) of this Exhibit A

All acceleration events are assumed to occur on Day 1 of given period

Notes:

[x] $17.3 million

[y] the amounts already paid or payable for prior Earn-Out Periods (subject to Buyers’ rights of setoff under Section 15.6(a) of the Agreement),;

(A) = [x] minus [y]

[z] the amounts already paid or payable for prior Earn-Out Periods (subject to Buyers’ rights of setoff under Section 15.6(a) of the Agreement),;

[z] is equal to [y]

[u] total number of days in such prior Earn-Out Periods

[v] the total number of days in the Earn-Out Period in which the Acceleration Event occurs and in all subsequent Earn-Out Periods.

(B) = [z] / [u] x [v]

Exhibit B

UMB ADVISORS, LLC

INCENTIVE BONUS PLAN

UMB ADVISORS, LLC

INCENTIVE BONUS PLAN

ARTICLE I PURPOSE;

OVERVIEW

The purpose of this UMB Advisors, LLC Incentive Bonus Plan (the “Plan”) is to create appropriate incentives for certain key employees of UMB Advisors, LLC, a Delaware limited liability company (the “Company”), in their employment with the Company following the consummation of the transactions contemplated by that certain Asset Purchase Agreement dated as of June 27, 2010 (the “Purchase Agreement”), by and among Prairie Capital Management, LLC, a Delaware limited liability company; the Company; PCM LLC, a Delaware limited liability company; UMB Merchant Banc, LLC, a Missouri limited liability company; UMB Financial Corporation, a Missouri corporation; Brian Kaufman, a resident of Kansas; Robyn Schneider, a resident of Illinois; Curtis Krizek, a resident of Kansas; and George K. Baum Holdings, Inc., a Delaware corporation.

ARTICLE II

DEFINITIONS

2.1 “Adjusted Pre-bonus, Pre-tax Income” has the meaning set forth in Exhibit A of the Purchase Agreement.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Closing” shall have the meaning ascribed to such term in Section 4.1 of the Purchase Agreement.”

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations issued thereunder.

2.5 “Company” has the meaning set forth above in the preamble hereto.

2.6 “Employment Agreement” shall mean, with respect to each Individual Member, the Employment Agreement of even date herewith between such Member and the Company.

2.7 “Incentive Bonus Pool Amount” shall mean, with respect to each Plan Year, an amount equal to thirty percent (30%) of the Adjusted Pre-bonus, Pre-tax Income for such Plan Year.

2.8 “Incentive Payment” shall mean, with respect to any Plan Year, the bonus payable to a Recipient under the Plan.

2.9 “Individual Member” has the meaning set forth in Section 1.1 of the Purchase Agreement.

2.10 “Member” shall mean a member of the Plan Committee.

2.11 “Plan” has the meaning set forth above in the preamble hereto.

2.12 “Plan Committee” shall mean the committee which determines the Incentive Payments payable to Recipients under the Plan.

2.13 “Plan Year” shall mean, as applicable, either (i) the period commencing on July 30, 2010, and ending on December 31, 2010, (ii) the period commencing on January 1, 2011, and ending on December 31, 2011, (iii) the period commencing on January 1, 2012, and ending on December 31, 2012, (iv) the period commencing on January 1, 2013, and ending on December 31, 2013, (v) the period commencing on January 1, 2014, and ending on December 31, 2014, or (vi) the period commending on January 1, 2015, and ending on June 30, 2015.

2.14 “Purchase Agreement” has the meaning set forth above in the preamble hereto.

2.15 “Recipient” shall mean, with respect to each Plan Year, an individual who receives an Incentive Payment with respect to such Plan Year.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 Effective Date. The Plan shall be effective beginning as of the date hereof and shall continue in effect until terminated as contemplated by Article VI.

3.2 Plan Administration. The Plan shall be administered by the Board

3.3 Powers of the Board. The Board shall have the power, authority, and discretion, to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and shall have the power, authority, and discretion to administer and interpret the Plan and to amend the Plan; provided, however, that the Board shall not, without the prior written approval of at least a majority of the Members of the Plan Committee, (i) modify the manner in which the Incentive Bonus Pool Amount is calculated, (ii) change the composition, or limit or restrict the rights, of the Plan Committee, (iii) alter the allocation of the Incentive Bonus Pool Amount as determined by the Plan Committee, or (iv) otherwise administer, interpret or amend the Plan in a manner which would materially and adversely affect the rights of the Individual Members (as defined in the Purchase Agreement) under the Plan or the Purchase Agreement.

3.4 Actions of the Board. Subject to the terms and conditions of the Plan, all actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Recipients, the Company, the employees of the Company and all other interested persons.

3.5 Members of the Plan Committee. The Members of the Plan Committee shall be Brian Kaufman, Robin Schneider and Curtis Krizek; except that, if a Member ceases to be employed by the Company during a Plan Year, he may not serve as a Member of the Plan Committee with respect to such Plan Year, or any subsequent Plan Year, and, from and after the date a Member ceases to be employed by the Company, the remaining Members, still employed by the Company, shall constitute the Plan Committee; provided, however, that if no remaining Members are employed by the Company, the Board shall appoint up to three (3) new Members to the Plan Committee.

ARTICLE IV

INCENTIVE PAYMENTS

4.1 Incentive Payments. Within sixty-five days after the end of each Plan Year, the Company shall determine and provide to the Plan Committee the Incentive Bonus Pool Amount, and within seventy-five (75) days after the end of each Plan Year, the Plan Committee shall determine the Recipients of the Incentive Bonus Pool Amount for such Plan Year, and the portion of the Incentive Bonus Pool Amount allocated to each Recipient, and the Company shall remit the Incentive Payments to such Recipients.

4.2 Eligible Recipients. No individual shall be eligible to be a Recipient under the Plan with respect to a Plan Year, unless such individual was an employee of the Company as of the end of the Plan Year; except that, if an Individual Member ceases to employed by the Company during any Plan Year, such Individual Member shall entitled to a Pro-Rated Bonus, as defined in, and to the extent contemplated by, the Employment Agreement between such Individual Member and the Company. No individual shall be entitled to receive an Incentive Payment with respect to a Plan Year merely by reason of having received an Incentive Payment with respect to a prior Plan Year.

ARTICLE V

TAX WITHHOLDING

The gross amount of any and all Incentive Payments to be made pursuant to the Plan shall be reduced, as necessary, to properly account for and to satisfy any and all applicable federal, state, local or other tax withholding requirements.

ARTICLE VI

TERMINATION OF THE PLAN

The Plan shall terminate automatically after all Incentive Bonus Pool Amounts, if any, for each of the Plan Years shall have been calculated, and shall have been allocated and paid to the relevant Recipients.

ARTICLE VII

MISCELLANEOUS

7.1 No Employment Contract. Nothing in the Plan shall confer upon any Recipient or employee of the Company any right to continue in service for any period or otherwise restrict the rights of the Company to terminate a Recipient’s or employee’s service at any time for any reason, with or without cause.

7.2 Governing Law. To the extent not preempted by federal law, the Plan shall be interpreted and enforced under the laws of Missouri without regard to conflict of law principles.

7.3 Participation in Other Plans. Nothing in the Plan shall affect any right which the Recipient may otherwise have to participate in any plan or agreement which the Company has adopted or may adopt hereafter, except as otherwise provided with respect to each Individual Member under his Employment Agreement with the Company.

7.4 Entire Understanding. This instrument contains all of the terms and conditions applicable to the Plan and supersedes any prior agreements or understandings among the Company and the employees of the Company, except that nothing in this Plan shall be construed or applied to modify, limit or restrict the rights of the Individual Members under the Purchase Agreement or under their Employment Agreements.

7.5 Section 409A. The Plan and all bonuses payable hereunder are intended to comply with the requirements necessary so as to be exempt from Code Section 409A (based on the status of the Incentive Payments as “short-term deferrals” within the meaning of Code Section 409A).

7.6 No Separate Fund or Trust. The amounts payable under the Plan are payable out of the general assets of the Company and are subject to the general creditors of the Company. There will be no separate fund or trust for any amounts payable hereunder and no amounts hereunder shall be assignable or otherwise subject to creditors of Recipients.

UMB ADVISORS, LLC, a Delaware limited liability company

Date July 30, 2010	By:
Printed Name: Clyde F. Wendel
Title: President

[Signature page to UMB Advisors, LLC Incentive Bonus Plan]

Exhibit C

FORM OF

EMPLOYMENT, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS EMPLOYMENT, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is entered into on this 30th of July, 2010, between UMB Advisors, LLC, a Delaware limited liability company (the “Company”) and             , an individual resident of              (“Employee”).

WHEREAS, the Company and Employee have entered into this Agreement as part of, and as a condition precedent to, the transactions contemplated under the Asset Purchase Agreement dated June 27, 2010, among Prairie Capital Management, LLC, a Delaware limited liability company (“Advisor Seller”), the Company, PCM LLC, a Delaware limited liability company (“GP Seller”), UMB Merchant Banc, LLC, a Missouri limited liability company (“GP Buyer”), UMB Financial Corporation, a Missouri corporation (“UMB”), Robyn Schneider, a resident of Illinois, Brian Kaufman, a resident of Kansas, Curtis Krizek, a resident of Kansas, and George K. Baum Holdings, Inc., a Delaware corporation (the “Asset Purchase Agreement”);

WHEREAS, Employee is one of the members of Advisor Seller, and Advisor Seller is the only member of GP Seller; and

WHEREAS, both Advisor Seller and GP Seller are selling substantially all of their assets to the Company and GP Buyer, respectively, subject to and in accordance with the terms of the Asset Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

1. Employment.

(a) Upon the terms and conditions of this Agreement, the Company hereby employs Employee, and Employee hereby accepts employment by the Company, for a period of five (5) years from and after the date hereof. Employee shall serve as an executive officer and managing director of the Company, in such executive-level capacities as the Company may reasonably require from time to time. The term “Employment Period” shall mean the period during which the Employee is employed by the Company.

(b) In addition, the Company hereby appoints the Employee as an investment adviser representative on behalf of the Company, and the Employee hereby accepts such appointment. The Employee’s duties shall include, but not be limited to: analyzing customer financial information; reviewing and analyzing investment managers, registered and unregistered investment companies, securities and other financial and investment products; providing advice and counsel to customers on financial and investment products and investment strategies; providing investment advisory services and reports to customers; and performing related executive-level duties assigned by the Company to the Employee from time to time (“Advisory Services”).

2. Compensation. The Company will pay Employee an annual salary (the “Annual Salary”), which will accrue and be payable in arrears in accordance with the Company’s general payroll practices. In Employee’s first year of employment, Employee’s Annual Salary shall be Two Hundred Fifty Thousand Dollars ($250,000), and, in each subsequent year of employment, Employee’s Annual Salary shall be one hundred and four percent (104%) of Employee’s Annual Salary in the immediately preceding year. All payments made and benefits provided by the Company to Employee under this Agreement are subject to any applicable withholding and other applicable taxes.

3. Incentive Bonus Plan. During the first five (5) years of the Employment Period, (i) Employee shall be eligible to participate in the Company’s Incentive Bonus Plan (the “Incentive Bonus Plan”), a copy of which is attached hereto as Exhibit A and incorporated herein by reference; and (ii) the Incentive Bonus Plan shall remain in full force and effect and shall not be amended, modified, suspended or terminated in any manner adverse to Employee without the prior written consent of Employee, in Employee’s sole discretion; provided, however, that if Employee’s employment is terminated for any reason, Employee will no longer participate in the Incentive Bonus Plan, but will receive a Pro-rated Bonus, as defined in Section 12(a) below.

4. Other Employee Benefits; Expenses. Employee shall be entitled to participate in the Company’s other benefit plans and programs, including 401(k), retirement, welfare, medical, health, disability or otherwise, generally available to other executives of the Company, pursuant to the terms of such benefit plans and programs, and, for such purpose, Employee shall be given credit for Employee’s years of service with Advisor Seller and its predecessors in interest; provided, however, that Employee shall not participate in any short-term or long-term incentive plans other than the Incentive Bonus Plan during the first five (5) years of the Employment Period. Employee shall have a minimum of thirty (30) days of “paid time off” for each calendar year during the Employment Period (pro-rated for any partial calendar year), taken and accumulated in accordance with the terms of the vacation plan or program applicable to executives of the Company. The Company will reimburse Employee for all ordinary, reasonable and necessary out-of-pocket expenses incurred and paid by Employee in the course of the performance of Employee’s duties pursuant to this Agreement that conform to the Company’s policies (or amended policies) with respect to travel, entertainment and other business expenses, and subject to the Company’s procedures regarding approval and reporting of those expenses.

5. Duties. During the Employment Period, Employee will devote all of Employee’s business time to perform such duties and functions, commensurate with Employee’s position and consistent with this Agreement, as may be reasonably designated from time to time by the Board of Directors of the Company (the “Board”) or the sole member of the Company; provided, however, that, so long as such activities do not materially interfere with Employee’s duties and responsibilities to the Company, Employee may (i) continue in the outside activities in which Employee currently participates, as set forth in Exhibit B; (ii) serve in any capacity with any civic, charitable, educational or professional organization; and (iii) make and manage personal investments for Employee and Employee’s family, including Employee’s parents and their descendants, and the spouses of such descendants, and trusts for the benefit of, and entities controlled by, any of the foregoing (collectively, “Employee’s Family”), provided such investments are not active businesses requiring material participation on the part of Employee. Employee shall report to the Board and to the President and Chief Executive Officer of the Personal Financial Services Division of UMB Bank, n.a., or if that title or position changes, the person who assumes such responsibilities.

6. Disclosure and Assignment of Intellectual Property.

(a) The Company will become the owner of all inventions, discoveries, developments, ideas, writings, and expressions, including but not limited to any and all concepts, improvements, techniques, know-how, innovations, systems, processes, machines, current or proposed products, works, information, reports, papers, logos, computer programs, designs, marketing materials, and management or other methods (whether or not reduced to writing and whether or not patentable or protectable by copyright) that Employee conceives, develops, creates, makes, perfects or reduces to practice in whole or in part while employed by the Company and that: (i) directly or indirectly relate to or arise out of Employee’s job responsibilities for the Company or the performance of the duties of Employee’s employment by the Company, (ii) result from research, development or other activities of the Company; or (iii) relate or pertain in any way to the existing or reasonably anticipated business, products or services of the Company (collectively, the “Company Intellectual Property”). All of the right, title and interest in and to the Company Intellectual Property will become exclusively owned by the Company or its nominee regardless of whether the conception, development, creation, making, perfection or reduction to practice of the Company Intellectual Property involved the use of the Company’s time, facilities or materials and regardless of where the Company Intellectual Property may be conceived, made or perfected.

(b) Employee will promptly and fully disclose in writing to the Company all inventions, discoveries, developments, writings and expressions relating to Company Intellectual Property which Employee conceives, develops, creates, makes, perfects or reduces to practice, in whole or in part, during the Employment Period, regardless of whether Employee believes the inventions, discoveries, developments, writings and expressions should be considered Company Intellectual Property under this Agreement, in order to enable the Company to make a determination as to its rights with respect to the same. All information relating to Company Intellectual Property will be considered Confidential Information and will be subject to Section 7 hereof.

(c) Any Company Intellectual Property that is the subject of copyright will be considered a “work made for hire” within the meaning of the Copyright Act of 1976, as amended, and will be the sole property of the Company or its nominee. To the extent that the Company does not automatically own any Company Intellectual Property as a work made for hire, Employee will assign all right, title and interest in and to all Company Intellectual Property to the Company. All right, title and interest in and to any other Company Intellectual Property, including patent, industrial design, trademark, trade dress and trade secret rights must be assigned and is hereby assigned exclusively to the Company or its nominee. Employee will execute and deliver all documents and, at the expense of the Company, do all other acts that the Company reasonably considers necessary or desirable to secure to the Company or its nominee the entire right, title and interest in and to the Company Intellectual Property, including executing applications for any United States and foreign patents or copyright registrations, disclosing relevant prior art, reviewing office actions and providing technical input to assist the Company in overcoming any rejections. Any document prepared and filed pursuant to this Section 6(c) will be prepared and filed at the Company’s expense.

(d) The Company has no obligation to use, attempt to protect by patent or copyright, or promote any of the Company Intellectual Property; provided, however, that the Company, in its sole discretion, may reward Employee for any especially meritorious contributions in any manner it deems appropriate or may provide Employee with full or partial releases as to any subject matter contributed by Employee in which the Company is not interested.

7. Covenant Not to Disclose Confidential Information.

(a) Employee acknowledges that, during the Employment Period, Employee may develop or have access to, and knowledge of, certain information and data that the Company or any subsidiary, parent or affiliate of the Company considers confidential, and that the release of this information or data to unauthorized persons or entities would be extremely detrimental to the Company. As a consequence, Employee hereby agrees that except as may be expressly authorized in writing by the Company or as may be required in order for Employee to carry out Employee’s duties as an employee of Company as contemplated by this Agreement, Employee:

(i) shall not, either during the term of Employee’s employment by Company or any of its affiliates, or at any time thereafter, directly or indirectly communicate, publish or disclose any Customer Information (as defined in Section 7(b)(ii) below) to any person or entity other than those to whom disclosure is permitted under the Gramm-Leach-Bliley Act (the “GLBA”) and by the Company’s customer privacy policies;

(ii) shall not, during the Restricted Period (as defined in Section 9(b) below), use for the benefit of Employee or any third party other than Company (including without limitation, any entity or person by whom Employee may then be employed), any Customer Information;

(iii) shall not, either during the term of Employee’s employment by Company or any of its affiliates, or at any time thereafter, directly or indirectly disclose any Company Information (as defined in Section 7(b)(iii) below) to any person or entity whomsoever, other than as disclosed in the ordinary course of the Company’s business to Company employees and third parties conducting business with the Company;

(iv) shall not, during the Restricted Period, use for the benefit of Employee or any third party other than Company (including without limitation, any entity or person by whom Employee may then be employed), any Company Information;

(v) will not disclose or use any Other Information (as defined in Section 7(b)(iv) below) during the Restricted Period (or if the Company has a non-disclosure obligation to a third party for a longer period, for such longer period, provided the Company informs Employee in writing of such obligation, and provided the Company expressly undertakes such obligation in an individually-negotiated agreement with the specific third party); and

(vi) will at all relevant times use Employee’s reasonable best efforts to hold in confidence and to safeguard any Confidential Information (as defined in Section 7(b)(v) below) to ensure that no unauthorized persons or entities gain possession of any Confidential Information and, in particular, will not permit any Confidential Information to be read, duplicated or copied by unauthorized persons. Employee will return to the Company all originals and copies of documents and other materials, whether in printed or electronic format, containing or derived from Confidential Information in Employee’s possession or under Employee’s control when the duties of Employee no longer require Employee’s possession thereof, or whenever the Company requests, and in any event will return all Confidential Information within ten (10) days if Employee’s employment by the Company is terminated for any or no reason and will not retain any copies thereof. If requested by the Company, Employee will certify in writing to the Company as to the return of all Confidential Information.

(b) As used above, the capitalized terms shall have the meanings as set forth below:

(i) “Information” means any information or data, whether or not reduced to writing, used by or belonging or relating to the Company or any subsidiary, parent or affiliate of the Company, or any other person or entity (including clients and customers) to whom the Company or any subsidiary, parent or affiliate of the Company owes a duty of confidentiality.

(ii) “Customer Information” means the identity of, or information concerning, current or prospective clients, customers, accounts, transactions, suppliers, service providers, licensors, licensees, contractors, subcontractors or other agents or representatives of the Company.

(iii) “Company Information” means (A) trade secrets, proprietary data or information relating to the Company or any subsidiary, parent or affiliate of the Company, or any person or entity to whom the Company or any subsidiary, parent or affiliate of the Company owes a duty of confidentiality; (B) inventions, concepts, designs, processes, specifications, schematics, equipment, reaction mechanisms, processing techniques, formulations, chemical compositions, technical information, drawings, diagrams, software (including source code), hardware, control systems, research, test results, plant layout, feasibility studies, procedures or standards, know-how, manuals or patent information; and (C) financial or sales information, pricing and fee information, current or planned commercial activities, business strategies, records, marketing plans, or other information relating to the business activities or operations of the Company or any subsidiary, parent or affiliate of the Company, or any person or entity to whom the Company or any subsidiary, parent or affiliate of the Company owes a duty of confidentiality.

(iv) “Other Information” means, any Information, other than Company Information and Customer Information, that the Company, any subsidiary, parent or affiliate of the Company, or any person or entity to whom the Company owes a duty of confidentiality, identifies in writing to Employee as Information that Employee should treat as Confidential Information.

(v) “Confidential Information” means, collectively, Company Information, Customer Information, and Other Information; provided, however, that Confidential Information shall not include information that (A) is or becomes known generally to the industry in which the Company is or may be engaged during the Employment Period, (B) is or becomes known to the public by any means other than a breach of the obligations of Employee hereunder, or (C) relates to investments for Employee or Employee’s Family (in which case such information remains subject to the restrictions of the GLBA).

8. Legal Proceedings to Compel Disclosure. If Employee is requested to disclose any Confidential Information or Company Intellectual Property pursuant to applicable law or regulation, or by legal process, Employee will use Employee’s reasonable best efforts to promptly notify the Company of this request and enable the Company or any subsidiary, parent or affiliate of the Company to seek an appropriate protective order at the Company’s sole cost and expense. If a protective order or other protective remedy is not obtained, Employee may furnish only that portion of the Confidential Information or Company Intellectual Property that is legally required, in the opinion of Employee’s counsel, and will exercise Employee’s reasonable best efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information or Company Intellectual Property; provided, however, that the Company shall bear the cost and expense of obtaining such confidential treatment.

9.	Covenant Not to Compete.

(a) Employee acknowledges: (a) that pursuant to the Asset Purchase Agreement, the Company, GP Buyer and UMB have made a substantial investment to acquire the business and goodwill of Advisor Seller and GP Seller, (b) that Employee has established, and, during Employee’s employment with the Company, he will continue to establish, favorable relations with the customers, clients and accounts of the Company, and (c) that during Employee’s employment with the Company, Employee will have access to the Company Intellectual Property and Confidential Information of the Company (or any subsidiary, parent or affiliate of the Company). Employee further acknowledges and agrees that the Company’s business is national in scope, and is not limited to any specific geographic area in the United States (the “Territory”). Employee also acknowledges that the Company would not have entered into the Asset Purchase Agreement if Employee did not agree to the covenants not to compete contained in this Section 9. Therefore, in consideration of the foregoing, Employee’s employment with the Company, and to further protect the Confidential Information, the Company’s Intellectual Property and goodwill, Employee agrees that, during the Restricted Period, Employee will not, directly or indirectly, without the express written consent of the Company:

(i) own, manage, operate, control or participate in the ownership, management, operation or control of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, member, manager, shareholder, proprietor, employee, agent, representative, consultant or independent contractor of, or in any way assist any person or entity in the conduct of, any business located in the Territory that is engaged or becomes engaged in any business competitive to any business engaged in by Advisor Seller, the Company, GP Seller, GP Buyer (or its permitted assignees) on the date of this Agreement or at any time during Employee’s employment by the Company, including, but not limited to, any business that is engaged in (A) the provision of investment advice to High Net Worth Individuals (as defined in Section 9(b) below) with respect to using third party managers, funds and funds of funds for the management and investment of their assets, or (B) facilitating the use of such third parties by, for example, organizing and serving as general partners or managers of limited partnerships or other entities used to pool client assets to be managed and invested by third parties; provided, however, that notwithstanding the foregoing, Employee may own up to 5% of the outstanding securities in any corporation or entity that is listed upon a national stock exchange or actively traded in the over-the-counter market;

(ii) alone, or in concert with others, (A) solicit, encourage, influence, or induce, or attempt to solicit, encourage, influence, or induce, any person or entity who is a client or an ongoing prospect (as reflected in correspondence, written proposals or similar documentation) of Advisor Seller, GP Seller, GP Buyer or the Company (or any officer, owner, employee or representative of any such client or prospect), in an effort to divert, transfer or take away from Company or GP Buyer (or its permitted assignees) the business of such client or prospect, or (B) request, encourage or promote such client or prospect to cease or refrain from doing business with (or reduce the type or amount of business done with) Company or GP Buyer (or its permitted assignees), or to do business with another provider of services of a type similar to those offered by the Company or GP Buyer (or its permitted assignees);

(iii) entice or induce, or in any manner influence, any supplier or service provider of the Company that Employee had contact with, directly or indirectly, during the Employment Period, to terminate or limit its business relationship with the Company; or

(iv) entice, induce or in any manner influence any person who is employed by or in the service of the Company and with whom Employee had contact, directly or indirectly, during the Employment Period, to leave such employ or service for the purpose of engaging in or becoming employed by a business that may be in competition with any business engaged in by the Company during the Employment Period, or hire any such person.

(b) The term “Restricted Period” means the greater of (i) five (5) years from the date hereof, or (ii) the Employment Period, plus the two (2)-year period immediately following the Employment Period (the “Post-Employment Period”); provided, however, that the Restricted Period shall be five (5) years from the date hereof if the Company terminates Employee without Cause or Employee quits for Good Reason (as such terms are defined below). The term “High Net Worth Individual” means any natural person (including any person who holds a joint, community property, or other similar shared ownership interest with such natural person) who owns not less than $5,000,000 in investments, consisting of securities and the following types of assets held for investment purposes: real estate (i.e., not lived in or used for the individual’s business), commodity interests, physical commodities, financial contracts (to the extent not securities), and cash and cash equivalents (including bank deposits, CDs, and the net surrender value of insurance policies).

Notwithstanding the above, during the Post-Employment Period and thereafter, Employee, by himself or together with one or both of the other Individual Members (as defined in the Asset Purchase Agreement), may (i) provide management, advisory and similar services, with regard to third party managers, funds and funds of funds, or otherwise, to the Individual Members and their families, including (A) the parents of the Individual Members and the descendants of the parents of the Individual Members, (B) the spouses of the foregoing, and with respect to such spouses – their parents, their siblings and the spouses of such siblings, and their siblings’ descendants and the spouses of such descendants, and (C) trusts for the benefit of, and entities controlled by any of, the foregoing; and (ii) for himself and on behalf of others, engage in the business of buying and selling the assets or stock of privately-held businesses, except that Employee shall not, for himself or on behalf of others, acquire the assets or stock of privately-held businesses in the financial services industry.

10. Specific Performance. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants, agreements and assurances by Employee contained in Sections 6, 7, 8 and 9 of this Agreement, and that the Company’s remedies at law for any such breach or threatened breach may be inadequate, the Company, in addition to such other remedies that may be available to it, will be entitled to seek injunctive relief from any court of competent jurisdiction, provided that nothing herein shall limit any other legal or equitable remedies that the Company may have. The covenants, agreements and obligations of Employee set forth in Sections 6, 7, 8 and 9 of this Agreement are in addition to and not in lieu or exclusive of any other obligations and duties of Employee to the Company, whether express or implied in fact or in law. In connection with any claim or other proceeding brought pursuant to this Agreement, the non-prevailing party in such claim or proceeding shall pay to the prevailing party the reasonable costs and attorneys’ fees sustained by the prevailing party by reason of the breach or threatened breach of this Agreement.

11. Termination of Employment.

(a) Employee’s employment by the Company will automatically terminate upon Employee’s death.

(b) If Employee is unable to perform the duties required of Employee under this Agreement because of Employee’s Disability (as defined below), Employee’s employment may be terminated upon fifteen (15) days’ prior written notice to Employee. For purposes of this Agreement, “Disability” means that, for a period of one hundred and eighty (180) consecutive days, Employee shall be “disabled” or have a “disability” as such terms are then defined in the Long-Term Disability Policy of UMB Financial Corporation.

(c) The Company may terminate Employee’s employment at any time during the Employment Period with or without Cause (as defined below). If the Company desires to terminate Employee without Cause, the Company shall give Employee at least thirty (30) days’ prior written notice thereof. The term “Cause” means (i) Employee’s (A) failure to perform, in all material respects, Employee’s obligations under this Agreement in a reasonable professional manner, (B) failure to devote substantially all of Employee’s working hours to the Company’s business except as provided in Section 5 hereof, or (C) refusal to observe and abide by the Company’s policies and decisions in all material respects after the Employee has received written notice and direction regarding such policies and decisions; (ii) Employee’s refusal to comply in material respects with reasonable, specific and lawful directions of the Board or the President and Chief Executive Officer of the Personal Financial Services Division of UMB Bank, n.a., or if that title or position changes, the person who assumes such responsibilities; (iii) Employee engages in acts or omissions or other misconduct against the Company, including, without limitation, breaches of fiduciary duty, malfeasance, intentional wrongdoing or dishonest or fraudulent acts, that materially injure the Company’s business, reputation or operations; (iv) Employee is convicted of, or enters into a plea of nolo contendere to, any crime involving the theft or willful destruction of money or other property, any crime involving moral turpitude or fraud, or any crime constituting a felony; or (v) Employee engages in the use of alcohol or drugs on the job (excluding the reasonable use of alcohol in connection with entertaining clients or similar business functions), or engages in excessive absenteeism from the performance of Employee’s duties as the Company’s employee, other than for reasons of illness or Disability; provided, however, that no termination for Cause will be made for the reasons set forth in clauses (i), (ii) and (v) above, unless (A) the Company has given Employee thirty (30) days’ written notice of the reason or circumstances providing a basis for the termination, (B) Employee has had an opportunity during such thirty (30)-day period to cure the reason or circumstance (if it is capable of being cured), and (C) the reason or circumstance remains uncured after the expiration of such thirty (30)-day period, in which case Company may terminate Employee’s employment with the Company for Cause by giving five (5) days’ notice thereof to Employee. The Company is not required to provide additional written notice or give Employee the opportunity to cure such reason or circumstance if Employee subsequently engages in the same or substantially similar conduct that gave rise to the original notice of termination.

(d) Employee shall have the right to terminate Employee’s employment for Good Reason in accordance with this Section 11(d). “Good Reason” means that, without Employee’s prior written consent, one or more of the following events occurred after the date hereof: (i) the Company materially breaches this Agreement, including but not limited to a breach of Section 5 hereof by materially changing Employee’s duties under this Agreement; or (ii) the Company transfers Employee to a location more than fifteen (15)

miles from the Country Club Plaza in Kansas City, Missouri; provided, however, that Employee will not be deemed to have quit for the reasons set forth in clauses (i) and (ii) above, unless (A) Employee has given the Company thirty (30) days’ written notice of the reason or circumstances providing a basis for Employee’s resignation, (B) the Company has had an opportunity during such thirty (30) day-period to cure the reason or circumstance (if it is capable of being cured), and (C) the reason or circumstance remains uncured after the expiration of such thirty (30)-day period, in which case Employee may terminate Employee’s employment with the Company by giving five (5) days’ notice thereof to the Company. Employee is not required to provide additional written notice or give the Company the opportunity to cure such reason or circumstance if the Company subsequently engages in the same or substantially similar conduct that gave rise to the original notice of termination.

(e) Immediately upon termination of Employee’s employment, Employee will return to the Company all Company property (including, without limitation, originals and copies of documents and other materials, whether in printed or electronic format or otherwise) in Employee’s possession or under Employee’s control, and will not retain any copies thereof.

(f) During the Employment Period and thereafter, neither party will make any disparaging comment in any format, whether written, electronic or oral, to any client, customer, prospect (as described in Section 9(a)(ii) above), account, supplier, service provider, agency, employee or the media regarding the other party (or any affiliate or person related to the other party) or relating to the business of the Company (or any subsidiary, parent or affiliate of the Company).

12. Termination Payments.

(a) If Employee’s employment is terminated because of Employee’s death or Disability, the Company shall pay to Employee (or to Employee’s estate, in the case of Employee’s death), (i) any accrued and unpaid Annual Salary earned as of the date of Employee’s termination (“Earned Salary”); plus (ii) an amount equal to the Incentive Bonus Pool Amount (as defined in the Incentive Bonus Plan) for the calendar year in which Employee’s employment terminates, multiplied by Employee’s percentage of the Incentive Bonus Pool Amount with respect to the immediately preceding calendar year, multiplied by a fraction having as a numerator the number of days from the January 1 immediately preceding Employee’s date of termination through the date of Employee’s termination, and having as a denominator, 365 days (the “Pro-rated Bonus”), and (iii) the vested benefits to which Employee is otherwise entitled by law, or under the terms of, or in accordance with, any plan, policy, practice or program of, or any contract or agreement with, the Company or any subsidiary, parent or affiliate of the Company (the “Accrued Benefits”). With respect to payments under this Section 12, Earned Salary shall be payable in accordance with the Company’s regular payroll practices; the Pro-rated Bonus shall be payable after the end of the calendar year in which Employee quits or is terminated, in accordance with terms of the Incentive Bonus Plan; and Accrued Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which the benefits have accrued.

(b) If Employee’s employment is terminated for Cause, or if Employee quits without Good Reason, the Company shall pay to Employee Employee’s Earned Salary and Accrued Benefits.

(c) If Employee’s employment is terminated without Cause, or if Employee quits for Good Reason during the first (1st) or second (2nd) years following the date of this Agreement, the Company shall pay to Employee (i) an amount equal to Employee’s Annual Salary, on an ongoing basis, for an additional twenty-four (24) months following the date of termination; (ii) Employee’s Pro-Rated Bonus for the year in which the termination or resignation occurs, and (iii) Employee’s Accrued Benefits.

(d) If Employee’s employment is terminated without Cause, or if Employee quits for Good Reason during the third (3rd) or fourth (4th) years following the date of this Agreement, the Company shall pay to Employee (i) an amount equal to Employee’s Annual Salary, on an ongoing basis, for an additional twelve (12) months following the date of termination; (ii) Employee’s Pro-Rated Bonus for the year in which the termination or resignation occurs, and (iii) Employee’s Accrued Benefits.

(e) If Employee’s employment is terminated without Cause, or if Employee quits for Good Reason during the fifth (5th) year following the date of this Agreement, the Company shall pay to Employee (i) Employee’s Annual Salary, on an ongoing basis, for an additional six (6) months following the date of termination; (ii) Employee’s Pro-Rated Bonus for the year in which the termination or resignation occurs, and (iii) Employee’s Accrued Benefits.

(f) Payment of the amounts provided for in Sections 12(c)(i), (d)(i) and (e)(i) above and any payment of Employee’s Pro-rated Bonus shall be subject to Employee executing a written release of all claims against the Company with respect to Employee’s employment and this Agreement (but not with respect to the Asset Purchase Agreement or Sections 4, 6, 7, 9, 12 and 29(a) of this Agreement) in a release, reasonable in form and content, to be prepared by the Company, and such release shall include a release by the Company of all claims against Employee with respect to Employee’s employment and this Agreement (but not with respect to the Asset Purchase Agreement or Sections 6, 7 or 9 of this Agreement). Any claims between the parties with respect to the Asset Purchase Agreement shall be settled independently of this Agreement.

(g) It is the intention of the parties that payments or benefits payable under this Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Internal Revenue Code, and the provisions of this Agreement shall be construed and administered in accordance with such intent. To the extent such potential payments or benefits could become subject to Internal Revenue Code Section 409A, the parties shall cooperate to amend this Agreement with the goal of giving Employee the economic benefits described herein in a manner that does not result in such tax being imposed.

(h) In the event of any termination of Employee’s employment hereunder, Employee shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and no compensation or other amounts

Employee receives for acting as an employee or independent contractor from and after the date of Employee’s termination shall offset the obligations of the Company under this Agreement. Whenever the Company is obligated to pay any sum to Employee, any bona fide debts that Employee owes to the Company may be deducted from that sum before payment; provided, however, that neither party shall deduct amounts either party owes under this Agreement against amounts such party is owed by the other party under the Asset Purchase Agreement, and, conversely, neither party shall deduct amounts either party is owed by the other party under the Asset Purchase Agreement against amounts owed to the other party under this Agreement.

13. Compliance.

(a) Employee shall use Employee’s best efforts to perform Employee’s responsibilities faithfully and efficiently in a professional and ethical manner satisfactory to and subject to the direction and control of the Board and in accordance with the lawful rules, orders, regulations, policies, practices and decisions of the Company, including, without limitation, the UMB Code of Ethics and Code of Conduct and Policies, as may be updated and amended from time to time and a current copy of which has been provided to Employee (the “Company Code”), and the Procedures Manuals (as defined below). Employee shall truthfully and accurately maintain and preserve the Company’s records consistent with the Company’s practices and procedures (as they may be reasonably updated or amended) and make all reports reasonably required by the Company.

(b) Employee acknowledges that Employee has received, read and understands (i) the Company Code, and (ii) the Company’s Investment Adviser Policies and Procedures and Code of Ethics, and all existing amendments and supplements thereto (collectively, the “Procedures Manuals”). The Company shall have the sole discretion at any time to modify, amend or terminate any or all parts of any applicable Procedures Manual. The Procedures Manuals as of the date hereof and each subsequent modification and amendment to such Procedures Manuals are incorporated by reference into this Agreement. The Employee agrees to return all copies of the Procedures Manuals that are in Employee’s possession upon termination of Employee’s employment.

(c) Employee shall comply in all material respects with the Procedures Manuals and with all present and future rules, regulations, instructions, policies and procedures of the Company. To the extent not inconsistent with this Agreement, and subject to Employee’s rights to cure under Section 11(c) hereof, Employee shall be subject to discipline under the terms of the Procedures Manuals and any other policies and procedures of the Company.

(d) Employee acknowledges and understands that the laws and regulations that apply to investment advisers and their investment adviser representatives are different from, and in some cases more strict than, the laws and regulations that apply to broker-dealers and their registered representatives. Employee acknowledges and understands that if Employee acts as an investment adviser representative on behalf of the Company, Employee will be required to provide periodic ownership and holdings reports for Employee’s accounts as well as those of family members, as required by the Company Investment Adviser Code of Ethics. Employee shall become familiar with the Procedures Manuals and the different rules that apply to investment adviser representatives.

(e) Employee shall strictly comply with all securities and banking laws, rules and regulations including, without limitation, the Interagency Statement on Retail Sales of Non-deposit Investment Products, the GLBA, Regulation R under Title II of the GLBA, and any subsequent laws, rules or regulations relating to Employee’s duties hereunder.

(f) When acting as an investment adviser representative, Employee shall provide, no later than the time the client enters into an advisory agreement, a brochure containing the disclosures required under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), at that time and at any other relevant time in the future, and shall disclose to clients all material conflicts of interest.

14. Outside Employment. While employed by the Company, Employee shall have no authority to be licensed or registered with another broker/dealer or registered investment adviser, or to engage in any other outside business activities, except as described herein without the prior written permission of the Board.

15. Suitability. Employee shall adhere to reasonable and fair sales practices, in accordance with any applicable rules of the Securities and Exchange Commission. Employee must have reasonable grounds to believe that investment advice recommended or provided is suitable for a particular customer based upon information supplied by that customer. Employee shall make a reasonable effort to obtain information about such customer’s financial and tax status, financial objectives, investment objectives, risk tolerance, liquidity needs, investment experience, protection needs (if applicable) and such other information relevant in connection with the investment advice provided. Employee acknowledges that, when acting as an investment adviser representative, Employee is a fiduciary to his clients, and has a duty to act only in the best interests of his clients, to make suitable recommendations, and to disclose to clients any material conflicts of interest.

16. Maintenance of Investment Advisor Records. When acting as an investment adviser representative, Employee shall maintain all records required to be maintained by Employee under the Advisers Act. Employee shall make all such records available to the Company for examination and/or audit. In addition, Employee shall notify the Company of any modifications to the information contained in Employee’s Form U-4.

17. Marketing Materials. Employee shall not use any marketing or seminar materials unless the Company has prepared and/or authorized the materials for then-current use and a registered principal of the Company has approved the materials in advance for then-current use.

18. Complaints. Employee shall promptly notify the senior Company compliance officer and the Company principal assigned to Employee of the receipt of any customer complaint, whether oral or written, concerning the Advisory Services provided by Employee.

19. Cooperation Regarding Litigation. During the Employment Period, and for a period of three (3) years thereafter, provided the Company has complied in all material respects with its obligations under this Agreement, Employee will cooperate with the Company and any subsidiary, parent or affiliate of the Company by making Employee reasonably available to testify on behalf of, and assist, the Company or any subsidiary, parent or affiliate of the Company, in any action, suit, or proceeding (whether civil, criminal, administrative or investigative) with respect to the operation of the Company during the Employment Period, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any subsidiary, parent or affiliate of the Company, as reasonably requested. The parties acknowledge that following the termination of Employee’s employment, the time commitment of Employee contemplated by this section shall be minimal and shall not require Employee to neglect other employment or personal commitments. The Company will promptly reimburse Employee for all reasonable expenses incurred by Employee in connection with Employee’s provision of testimony or assistance.

20. No Conflict. Each party represents and warrants to the other party that neither the execution and delivery of this Agreement nor the performance of such party’s obligations under this Agreement will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which such party is a party or under which such party is bound.

21. Harassment Policy. Employee acknowledges that Employee has been provided a copy of the Company’s policy against discrimination and harassment in the workplace, which includes complaint reporting procedures. Employee will comply with this policy and will affirmatively support the Company’s commitment to an equal opportunity work environment free from illegal harassment or discrimination. The Company will promptly provide Employee with all new or updated policies.

22. Waiver of Breach. Failure of either party to demand strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of the term, covenant or condition, nor will any waiver or relinquishment by such party of any right or power under this Agreement at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

23. Amendment. This Agreement may not be amended, modified or supplemented in any manner whatsoever except in a writing signed by each of the parties. This Agreement, the Company Code and the Procedures Manuals supersede any prior agreements or understandings of the parties with respect to the subject matter hereof, and the terms and conditions of this Agreement shall prevail over any conflicting terms or conditions in the Company Code, the Procedures Manuals or any other agreements or policies that govern the respective subject matters specifically governed by the terms and conditions of this Agreement.

24. Potential Unenforceability of any Provision. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against a party, the provisions of this Agreement will be rendered void only to the extent that a judicial determination finds the provisions unenforceable, and the unenforceable provisions will automatically be reconstituted and become a part of this Agreement, effective as of the date of this Agreement, to the maximum extent in order to give effect to the parties’ intent that is lawfully enforceable. For the avoidance of doubt, it is the parties’ intent that the non-competition provisions set forth in Section 9 hereof be enforced to the maximum extent allowed by judicial determination. A judicial determination that any provision of this Agreement is unenforceable will not render the entire Agreement unenforceable, but rather this Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

25. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not restrict or otherwise modify any of the terms or provisions of this Agreement.

26. Arbitration. This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association, the Federal Mediation and Conciliation Service, or the Financial Industry Regulatory Authority. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Employee understands and agrees that any dispute will be heard solely by the panel of three (3) arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly related to Employee’s recruitment, employment or termination of employment by the Company, including, but not limited to, claims arising under the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1991, 1871, 1866, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967, the Immigration Control and Reform Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, the Americans with Disabilities Act of 1990, Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, and any one or more of laws, regulations, executive orders, or ordinances enacted by federal, state, or municipal governments, or any one or more of them, regulating, without limitation, any one or more of employment relations, employment discrimination, fair employment practices, human rights, civil rights, retaliation claims based on the exercise of workers’ compensation rights, wages, hours of work, service letters, occupational safety and health, retaliatory discharge, or any other aspect of employment, but excluding worker’s compensation claims.

(c) The arbitration decision shall be in writing specifying the essential findings of fact and conclusions of law on which the decision is based.

(d) Employee may retain and be represented by personal legal counsel in any arbitration held under this Section 26.

(e) Employee acknowledges and understands that Employee is giving up the right to sue the Company, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from Employee’s employment. This includes giving up the right to a trial by jury.

(f) The panel of arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section 26 shall, in the discretion of the Company, be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Employee shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Employee and the Company and shall not apply to any dispute involving only Employee and UMB Financial Corporation.

27. Notice. Any notice, request, consent or communication under this Agreement is effective only if it is in writing and (i) personally delivered, (ii) sent by certified mail, return receipt requested, postage prepaid, or (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, addressed as follows:

If to the Company:

Attn: Dennis R. Rilinger
General Counsel
UMB Financial Corporation
1010 Grand Blvd., 6th Floor
Kansas City, Missouri 64141-6226

with a copy to:

Attn: Victoria R. Westerhaus
Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, Missouri 64106

If to Employee:

________________________________

________________________________

________________________________

with a copy to:
Attn: Ronald L. Langstaff Spencer Fane Britt & Browne LLP 1000 Walnut, Suite 1400
Kansas City, MO 64106

or such other persons or to such other addresses as may be furnished in writing by any party to the other party. All notices, requests, demands and other communications hereunder will be deemed to have been duly given when personally delivered by courier or on the third (3rd) business day after the date upon which it was mailed, certified postage pre-paid and return receipt requested or on the business day after it was sent by nationally recognized overnight delivery service to the address of the party set forth herein.

28. Assignment. This Agreement is personal and not assignable by Employee, but the Company may assign its rights under this Agreement, provided (i) the Company gives Employee at least thirty (30) days’ prior written notice thereof, (ii) the Company is not in default under this Agreement, (iii) the assignee acquires or succeeds to substantially all of the business or assets of the Company and agrees in writing to be bound by all of the terms and conditions of this Agreement (with such assignee being included in the definition of the “Company” for all purposes of this Agreement), and (iv) the Company is not released of its obligations under this Agreement in the event of a default by the assignee.

29. Indemnification.

(a) The Company represents and warrants that, by reason of Employee’s duties and positions under this Agreement, the Employee shall be entitled to the same indemnity as other officers of UMB and its affiliates with respect to Employee’s acts or omissions as an officer of the Company to the maximum extent UMB and its affiliates are obligated to indemnify other officers of UMB and its affiliates, whether pursuant to the Articles of Incorporation or Bylaws of UMB or otherwise, disregarding indemnity obligations undertaken by UMB or its affiliates pursuant to individually-negotiated agreements with specific employees.

(b) Each party hereto agrees to indemnify and hold harmless the other party (and each of such other party’s assignees, affiliates, officers and representatives) hereto, from and against any losses, damages, claims, costs and expenses, including attorneys’ fees, caused by a party’s willful misconduct, fraudulent or criminal acts or conduct, or actions or inactions taken or omitted intentionally in violation of a duty or obligation arising under this Agreement or the Procedures Manuals which result in a material personal benefit to the party or his family members or affiliated entities; provided, however, that nothing in this Section 29(b) will adversely affect Employee’s rights under Section 29(a) above.

30. Survival of Obligations. All obligations of a party that by their nature involve performance, in any particular, after the expiration or termination of this Agreement, or that cannot be ascertained to have been fully performed until after the expiration or termination of this Agreement, will survive the expiration or termination of this Agreement.

31. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which constitute one agreement that is binding upon each of the parties, notwithstanding that all parties are not signatories to the same counterpart.

32. EMPLOYEE ACKNOWLEDGES HAVING READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY. Employee acknowledges having been given an opportunity to ask questions about this Agreement. Employee has also been given an opportunity to consult with an attorney of Employee’s choice. Employee agrees that Employee fully understands the terms of this Agreement and knowingly and freely agrees to abide by them.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PARAGRAPH 26 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

The parties have executed this Agreement as of the date set forth in the introductory clause.

UMB ADVISORS, LLC

By:
Name:
Title:

[EMPLOYEE]

UMB AGREEMENT

In consideration of Employee entering into the foregoing Employment Agreement, the undersigned, being the sole owner of all of the issued and outstanding membership interests of the Company, hereby covenants and agrees to cause the Company to timely pay and perform all of its obligations under and with respect to the foregoing Employment Agreement.

UMB FINANCIAL CORPORATION

By:
Name:
Title:

[Signature page to Employment, Non-Competition and Non-Solicitation Agreement]

Exhibit A

Incentive Bonus Plan

A-1

Exhibit B

Employee’s Activities

B-1

Exhibit D

UMB FINANCIAL SERVICES, INC.

REGISTERED REPRESENTATIVE AGREEMENT

(PRINCIPAL INDIVIDUAL MEMBERS)

The undersigned (“Registered Representative”), UMB Financial Services, Inc. (“UMBFS”) and UMB Insurance, Inc. (“UMB Insurance”) agree as follows:

1. Appointment.

UMBFS hereby appoints Registered Representative as a registered securities representative and Registered Representative agrees to accept such appointment. Registered Representative’s duties shall include, but not be limited to: analyzing customer financial information; reviewing and analyzing securities, investment and (if applicable) insurance products; providing advice and counsel to customers on securities, investment and/or (if applicable) insurance products; marketing and/or selling securities products; solicitation and procurement of applications, orders and contracts for securities products and brokerage services offered through UMBFS; solicitation and procurement of applications for or sale of such insurance products as may be authorized by UMBFS (if applicable and if the Registered Representative has obtained the necessary licenses); and other duties assigned by UMBFS to Registered Representative from time to time (“Brokerage Services”). UMBFS shall direct and control Registered Representative’s performance of the duties which it assigns to Registered Representative, it being understood that all brokerage services, insurance services involving variable annuities and other registered insurance products (“Insurance Securities”), and securities-related activities shall be under the control and supervision of UMBFS. Registered Representative is being appointed by UMBFS to serve as a registered securities representative and (as applicable) an insurance agent.

2. Terms of Registered Representative Appointment.

UMBFS does not have any obligation to Registered Representative other than as specifically (not by implication) stated in this Agreement regarding Registered Representative’s work as a registered securities representative and, where applicable, an insurance agent. Registered Representative shall provide Brokerage Services under this Agreement subject to any conditions contained in this Agreement and to all guidelines and standards prescribed by UMBFS. Registered Representative agrees to sell only those products and to provide only those services which are specifically authorized by UMBFS and as to which Registered Representative holds the appropriate licenses(s). If Registered Representative wishes to sell Insurance Securities or other insurance products, Registered Representative agrees that he/she will sign a separate Agent Agreement with UMBFS and UMB Insurance, UMBFS’ affiliated insurance agency.

3. Effective Date.

Registered Representative’s duties shall commence on the Effective Date stated below, or if Registered Representative is already engaged as a registered securities representative on behalf of UMBFS prior to the Effective Date, the parties agree that Registered Representative’s duties shall continue only under this Agreement and that such continued employment shall constitute adequate consideration for this Agreement. In either case, this Agreement establishes the terms of the relationship among the parties in lieu of all prior written or oral agreements or understanding.

4. Qualification and Licensing Requirements.

Registered Representative agrees to satisfy all current and future qualification, education, training and licensing requirements which the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the various state insurance departments (in the case of Insurance Securities), or UMBFS may establish from time to time for registered securities representatives. It is expressly agreed that Registered Representative shall have no authority to recommend, offer or sell mutual funds, variable annuities or other Insurance Securities unless and until Registered Representative has obtained FINRA Series 6 and Series 63 securities licenses (along with applicable insurance licenses); or to recommend, offer or sell individual stocks or bonds unless and until Registered Representative has obtained FINRA Series 7 and Series 63 securities licenses; together with any licenses required by any state(s) in which Registered Representative provides Brokerage Services.

5. Compliance.

(a) Registered Representative acknowledges that he/she has received, read and understands the UMBFS Compliance Manual, UMBFS Anti-Money Laundering Procedures, UMBFS Supervisory Procedures Manual, UMB Insurance Compliance Policies and Procedures Manual (if applicable), and all existing amendments and supplements thereto (collectively, the “Procedures Manuals”). UMBFS and UMB Insurance, as the case may be, shall have the sole discretion at any time to modify, amend or terminate any or all parts of any applicable Procedures Manual. The Procedures Manuals as of the Effective Date and each subsequent modification and amendment to such Manuals are incorporated by reference into this Agreement. Registered Representative agrees to return all copies of the Procedures Manuals that are in Registered Representative’s possession upon termination of this Agreement.

(b) Registered Representative shall strictly comply with the Procedures Manuals and with all present and future rules, regulations, instructions, policies and procedures of UMBFS and UMB Insurance (if applicable). Without limitation regarding the reasons for discipline or discharge or the procedure for discipline or discharge, Registered Representative shall be subject to discipline under the terms of the Procedures Manuals.

(c) Registered Representative shall strictly comply with all securities and insurance laws, rules and regulations relating to Registered Representative’s duties hereunder (“Applicable Laws”).

6. Outside Employment.

During the term of this Agreement, Registered Representative shall have no authority to be licensed or registered with another broker/dealer or insurance agency without the prior written permission of the President of UMBFS.

7. Securities Transactions.

Registered Representative shall transmit to UMBFS, immediately upon execution, all brokerage and other applications, orders for the purchase or sale of securities (including Insurance Securities), and any other orders, and payments (without any deduction) received from customers. UMBFS reserves the right in its sole discretion to at any time reject any applications, orders or payments submitted by Registered Representative and to refund to customers any payments made by them.

8. Suitability.

Registered Representative shall adhere to reasonable and fair sales practices, in accordance with the FINRA Rules of Fair Practice, the Municipal Securities Rulemaking Board (“MSRB”), any applicable insurance laws and regulations, and any applicable SEC rules. Registered Representative must have reasonable grounds to believe that a specific securities product or insurance product recommended or provided is suitable for a particular customer based upon information supplied by that customer. Registered Representative shall make a reasonable effort to obtain information about such customer’s financial and tax status, financial objectives, investment objectives, risk tolerance, liquidity needs, investment experience, protection needs (if applicable) and such other information relevant in connection with the offer and sale of a securities product or Insurance Securities.

9. Prospectus Delivery; Disclosures.

(a) Registered Representative shall provide to customers on a timely basis all prospectuses, customer agreements, disclosures and other information and documents required by Applicable Laws, in connection with the offer and sale of securities and insurance products hereunder.

(b) When providing Brokerage Services to customers, Registered Representative shall clearly disclose that Registered Representative is acting as a registered securities representative and/or insurance agent (as the case may be) on behalf of UMBFS.

10. Marketing Materials.

Registered Representative shall not use any marketing or seminar materials unless UMBFS has prepared and/or authorized the materials for then-current use and a registered principal of UMBFS has approved the materials in advance for then-current use.

11. Complaints.

Registered Representative shall promptly notify the senior UMBFS compliance officer and the UMBFS principal assigned to Registered Representative of the receipt of any customer complaint, whether oral or written, concerning the Brokerage Services provided by Registered Representative.

12. Maintenance of Records.

Registered Representative shall maintain accurate and complete records, files and accounts of all securities products (including Insurance Securities) sold pursuant to this Agreement and as described in the UMBFS Compliance Manual and (if applicable) the Insurance Compliance Policies and Procedures Manual. Registered Representative shall make all such records available to UMBFS for examination and/or audit. In addition, Registered Representative shall notify UMBFS of any modifications to the information contained in Registered Representative’s Form U-4.

13. Compensation and Benefits.

(a) As compensation for the Brokerage Services provided by Registered Representative under this Agreement, UMBFS agrees to pay, and Registered Representative agrees to accept, compensation equal to One Thousand Dollars ($1,000.00) per calendar year. Registered Representative agrees that the compensation described in this Section 13 constitutes full and adequate consideration for the obligations undertaken by Registered Representative for UMBFS, and Registered Representative hereby waives any claim to any other financial consideration from UMBFS or UMB Insurance for Brokerage Services.

(b) The parties acknowledge that Registered Representative will also be employed by UMB Advisors, LLC, an affiliate of UMBFS and UMB Insurance, and will receive compensation and other financial consideration for the services provided by Registered Representative under the terms of an employment agreement with UMB Advisors.

14. Fines; Penalties.

Registered Representative shall promptly pay any fines and/or penalties imposed by UMBFS as a result of Registered Representative’s violation of Applicable Laws or the Procedures Manuals.

15.	Nondisclosure of Confidential Information.

(a) Registered Representative agrees that all information about the business or customers of UMBFS or UMB Insurance that is disclosed to or acquired by Registered Representative, whether prior to or during the term of this Agreement, is “Confidential Information.” All Confidential Information shall be received by Registered

Representative in strict confidence, shall be used only for the purposes of this Agreement, and shall not be disclosed to third parties or to other employees of UMBFS, UMB Insurance or UMB Advisors, LLC, who do not have a business need for such information, without the prior written consent of the President or other designated principal of UMBFS. Upon termination of Registered Representative’s employment, Registered Representative shall return all documents and records, including copies, and whether maintained in hardcopy or electronic form, of Confidential Information as directed by the President or other designated officer of UMBFS. “Confidential Information” shall include, but not be limited to, the

(i)	financial information;

(ii)	sales figures and projections;

(iii)	business records;

(iv)	business and marketing plans;

(v)	personnel data;

(vi)	computer programs and data bases;

(vii)	product lists;

(viii)	internal policies and procedures

(ix)	compensation policies

of UMBFS or UMB Insurance. “Confidential Information” shall also include all records or other materials reflecting the names, accounts, assets, liabilities, transactions and any non-public personal, financial, or health information relating to customers and prospects of UMBFS or UMB Insurance.

(b) Without limiting the foregoing, Registered Representative agrees to comply with all applicable privacy laws and regulations (including but not limited to the Gramm-Leach-Bliley Act), the UMB Financial Corporation Privacy Policy and any other privacy policies of UMBFS, UMB Insurance and UMB Financial Corporation with respect to the use and disclosure of nonpublic customer information.

16. Restrictive Covenants.

16.1 Non-Solicitation.

(a) During the existence of this Agreement and for a period of two (2) years after the termination of Registered Representative’s employment with UMBFS (for any reason whether voluntary or involuntary), Registered Representative shall not directly or indirectly solicit or assist in the solicitation of business from, or sell products to, any Customer of UMBFS or UMB Insurance with whom Registered Representative had direct or indirect contact or about whom Registered Representative possessed Confidential Information while Registered Representative was employed by UMBFS, in order to: (1) provide the same or similar products or services as provided by UMBFS or UMB Insurance, (2) modify in any detrimental manner that person’s or entity’s business relationship with UMBFS or UMB Insurance, or (3) interfere with the relationship or reduce the volume of business which that person or entity transacts with UMBFS or UMB Insurance.

(b) For purposes of this Agreement, the word “Customer” means any one or more of the individuals, partnerships, corporations, firms, businesses, sole proprietorships, or other entities who have had a business relationship with UMBFS or UMB Insurance within the two (2) year period immediately preceding the termination of Registered Representative’s employment with UMBFS.

16.2 Non-Interference.

During the term of this Agreement and for a period of one (1) year after the termination of Registered Representative’s employment with UMBFS for any reason, and whether voluntary or involuntary and whether with or without cause, Registered Representative shall not solicit, assist the solicitation of, or encourage any employee or independent contractor of UMBFS to terminate or otherwise modify that person’s or entity’s employment with or engagement or retention by UMBFS for the purposes of encouraging that person or entity to: (1) become employed, engaged or retained by any other person or entity unrelated to UMBFS or (2) leave the employment of or terminate the business relationship with UMBFS.

17. Termination.

(a) This Agreement shall terminate upon the earlier to occur of the following events:

(i) Immediately if Registered Representative ceases to be registered and qualified as a registered securities representative of UMBFS; or

(ii) Immediately upon notice to Registered Representative by UMBFS.

(b) Registered Representative’s authority to act as an insurance agent shall terminate upon the earlier to occur of the following events:

(i) Immediately if Registered Representative ceases to be licensed and appointed as an insurance agent of UMB Insurance; or

(ii) Immediately upon notice to Registered Representative by UMBFS or UMB Insurance.

(c) This Agreement does not limit UMBFS’ right to terminate Registered Representative at any time as a registered securities representative of UMBFS, with or without cause, and with or without notice. Registered Representative agrees that this Agreement does not limit the at-will nature of the employment relationship, nor does it constitute a contract for continued employment.

(d) Registered Representative agrees that, upon termination of this Agreement or the termination of Registered Representative as a registered securities representative of UMBFS, Registered Representative shall reimburse UMBFS in an amount equal to (i) the amount of all Losses and Indebtedness owed by Registered Representative to UMBFS at the time of termination and (ii) the amount of $2,000.00, which represents a portion of all licensing fees, training costs, books and materials paid or furnished by UMBFS to or on behalf of Registered Representative; provided that the amount described in (ii) shall be reimbursable only if Registered Representative voluntarily terminates his or her appointment as a registered securities representative of UMBFS within the first year of such appointment, and provided further, that UMBFS may increase from time to time the amount described in (ii) upon notice to Registered Representative. UMBFS shall have the right to withhold the amounts described in (i) and (ii) from Registered Representative’s final pay for commissions, bonuses, incentives or vacation; however, no such amounts shall be withheld from that portion of Registered Representative’s final pay which is for Registered Representative’s minimum guaranteed salary. It is understood that if the amount of Registered Representative’s final pay is insufficient to cover the amounts described in (i) and (ii) above, UMBFS shall have the right to pursue any other legal remedies to recover such amounts.

(e) The provisions of Sections 14, 15, 16, 17 and 18 shall survive the termination of this Agreement.

18. Arbitration.

This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by arbitrators in accordance with the rules of the American Arbitration Association, the Federal Mediation and Conciliation Service, or the Financial Industry Regulatory Authority. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Registered Representative understands and agrees that any dispute will be heard solely by arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly related to Registered Representative’s recruitment, employment or termination of employment by the Company, including, but not limited to, claims arising under the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1991, 1871, 1866, the Rehabilitation Act of 1973, the Age Discrimination in

Employment Act of 1967, the Immigration Control and Reform Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, the Americans with Disabilities Act of 1990, Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, and any one or more of laws, regulations, executive orders, or ordinances enacted by federal, state, or municipal governments, or any one or more of them, regulating, without limitation, any one or more of employment relations, employment discrimination, fair employment practices, human rights, civil rights, retaliation claims based on the exercise of workers’ compensation rights, wages, hours of work, service letters, occupational safety and health, retaliatory discharge, or any other aspect of employment, but excluding worker’s compensation claims.

(c) The arbitration decision shall be in writing specifying the essential findings of fact on which the decision is based.

(d) Registered Representative may retain and be represented by personal legal counsel in any arbitration held under this Section.

(e) Registered Representative acknowledges and understands that Registered Representative is giving up the right to sue UMBFS, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from Registered Representative’s employment as a licensed securities representative. This includes giving up the right to a trial by jury.

(f) The arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section shall be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Registered Representative shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Registered Representative and UMBFS.

19. Amendments.

This Agreement can be changed only by a written amendment, which is signed by Registered Representative and by authorized representatives of UMBFS.

20. Miscellaneous.

(a) The parties agree that this Agreement supersedes all prior or contemporaneous discussions, representations or proposals, written or oral, regarding the subject matter of this Agreement.

(b) The delay or failure by a party to exercise all or any part of any right or power shall not waive that party’s right to exercise all or any part of the right or power at any time.

(c) The parties intend that any court or arbitrator or arbitration panel shall construe this Agreement in a manner so as to give maximum valid, binding and enforceable effect under the law; however, if any court or arbitrator or arbitration panel of competent jurisdiction declares invalid or unenforceable any provision of this Agreement, all other provisions of this Agreement shall remain in full force and effect. In particular, with regard to the restrictions contained within Sections 15 and 16 of this Agreement, it is the intention of the parties to restrict Registered Representative’s activities only to the extent necessary to protect UMBFS’ legitimate business interests. If any one or more of the covenants or restrictions contained in this Agreement shall for any reason be held to be excessively broad as to time, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with applicable law.

(d) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by Registered Representative under any circumstances.

(e) This Agreement shall be interpreted and enforced only under the laws of the State of Missouri or controlling federal law in accord with precedents established by the United States Court of Appeals for the Eighth Circuit.

(f) Except as to those disputes, claims or controversies submitted to arbitration as provided in Section 18 hereof, any action brought to enforce and interpret this Agreement shall be brought in the Circuit Court of Jackson County, Missouri, or, as applicable, the United States District Court for the Western District of Missouri.

21. REGISTERED REPRESENTATIVE ACKNOWLEDGES HAVING READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY. Registered Representative acknowledges having been given an opportunity to ask questions about it. Registered Representative has also been given an opportunity to consult with an attorney of his/her choice. Registered Representative agrees that he/she fully understands the terms of this document and knowingly and freely agrees to abide by them.

22. REGISTERED REPRESENTATIVE ACKNOWLEDGES THAT HE/SHE HAS AN ADDITIONAL THIRTY (30) DAYS FROM THE DATE REGISTERED REPRESENTATIVE SIGNS THIS AGREEMENT TO CONTINUE TO REVIEW IT AND SEEK LEGAL COUNSEL. At any time within the thirty (30) days, Registered Representative may rescind this Agreement by discontinuing Registered Representative’s employment with UMBFS without any of the provisions herein being enforced against Registered Representative. To the contrary, however, if Registered Representative continues his/her employment with UMBFS beyond said thirty (30) days, his/her continuation of employment will constitute Registered Representative’s ratification and complete acceptance of this Agreement.

SECTION 18 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Accepted by Registered Representative

Signature:
Name:
Date:

Accepted by

UMB Financial Services, Inc.

By:
Name:
Title:
Date:

Accepted by

UMB Insurance Services, Inc.

By:
Name:
Title:
Date:

[Signature page to Registered Representative Agreement (Principal Individual Members)]

Exhibit E

Terms of Sub-Sublease of Office Lease

R.S. Whitelaw and Robyn R. Schneider (collectively, “Tenant”) and 920 York, L.L.C. (“Landlord”) entered into an Office Lease dated as of September 7, 2000, a copy of which is attached hereto (the “Lease”), pursuant to which Tenant leases the Premises (as defined in the Lease) from Landlord. Pursuant to an oral understanding between Tenant and Prairie Capital Management, LLC (“PCM”) (the “Oral Sublease”), PCM subleases a portion of the Premises from Tenant. Subject to the terms and provisions specified herein, PCM desires to sublease to UMB Advisors, LLC (“Advisors”) the portion of the Premises occupied by PCM pursuant to the Oral Sublease (the “Sub-Sublease”).

1.	During the term of the Sub-Sublease and subject to the terms contained herein, PCM shall sublease to Advisors, and Advisors shall sublease from PCM, the portion of the Premises currently occupied by PCM. Advisors may use PCM’s share of parking spaces adjacent to the building in which the Premises are located on a non-exclusive basis during the term of the Sub-Sublease.

2.	The term of the Sub-Sublease shall commence on July 30, 2010, and shall expire on October 31, 2010, unless earlier terminated pursuant to the terms of the Lease or the terms contained herein. Upon expiration or termination of the Sub-Sublease, Advisors shall have no option or right to renew the term of the Sub-Sublease.

3.	During the term of the Sub-Sublease, Advisors shall pay to PCM in advance on the first day of each calendar month, an amount equal to PCM’s share of: (a) Adjusted Monthly Base Rent (as defined in the Lease), subject to any adjustments as provided under the Lease; plus (b) any Additional Rent (as defined in and contemplated by the Lease); plus (c) utilities with respect to the Premises, including telephone and internet service. Subject to the terms and provisions of the Lease, Advisors shall be entitled to receive PCM’s share of any refund in the event the Adjusted Monthly Base Rent payments for the term of the Sub-Sublease exceed the actual amounts due as determined under the Lease, and shall be obligated to pay PCM’s share of any additional amounts due in the event the Adjusted Monthly Base Rent payments for the term of the Sub-Sublease are less than the actual amounts due as determined under the Lease.

4.	Advisors shall not have the right to review or inspect the Landlord’s books and records.

5.	Advisors shall not be obligated pay a security deposit in connection with the Sub-Sublease, and shall not be entitled to receive any portion of any security deposit returned to Tenant or PCM under the Lease or otherwise. Notwithstanding the foregoing, if PCM becomes obligated to replenish any amount of Tenant’s security deposit under the Lease (other than as a result of the negligent or intentional misconduct of PCM or Tenant) as a result of or related to any act or omission by Advisors, Advisors shall promptly pay such amount to PCM. Advisors shall not be entitled to a return of any such replenishment amounts upon the expiration or termination of the Sub-Sublease.

6.	Advisors shall be subject to all terms and conditions applicable to Tenant under Section 7 [Possession, Use and Enjoyment of Premises] of the Lease with respect to the portion of the Premises occupied by Advisors.

7.	Advisors shall be subject to the terms and conditions applicable to Tenant under Section 8 [Condition of Premises] of the Lease, with regard to altering and maintaining the condition of the Premises, and related matters.

8.	Advisors shall be subject to assignment and subletting restrictions under Section 9 [Assignment and Subletting] of the Lease.

9.	Advisors shall be subject to the maintenance obligations of Tenant under Section 10 [Maintenance] of the Lease with respect to the portion of the Premises occupied by Advisors under the Sub-Sublease.

10.	Advisors shall not make any alterations or improvements to the Premises, and shall otherwise be subject to all restrictions of Tenant contained in Section 11 [Alterations and Improvements] of the Lease.

11.	With respect to its occupation of the Premises, Advisors shall be subject to all waiver provisions contained in Section 12 [Waiver of Claims and Indemnity] of the Lease in the same manner as Tenant and PCM.

12.	Advisors shall indemnify PCM, Tenant and Landlord as contemplated by Section 12.02 [Indemnification] of the Lease with respect to injuries and damages sustained on the portion of the Premises occupied by Advisors or arising out of Advisors’ acts or omissions during the term of the Sub-Sublease to the extent Tenant would be obligated to indemnify Landlord for such matters.

13.	Advisors shall be subject to all rights and remedies of Landlord contained in Section 13 [Landlord’s Remedies] of the Lease. Advisors shall reimburse PCM for any liability of PCM related to Section 13 of the Lease to the extent caused by the acts or omissions of Advisors.

14.	Advisors shall be subject to all provisions regarding surrender of Premises under Section 14 [Surrender of Premises] of the Lease.

15.	Advisors shall vacate the Premises on October 31, 2010, and shall be subject to all obligations under Section 15 [Holding Over] of the Lease in the event it fails to vacate the Premises by that date, and shall reimburse PCM for any liability of PCM related to such holding over.

16.	Advisors shall be subject to the terms and conditions under Section 16 [Damage by Fire or Other Casualty], Section 17 [Eminent Domain], and Section 18 [Insurance] of the Lease, with respect the portion of the Premises occupied by Advisors under the Sub-Sublease.

17.	Advisors shall be subject to the rules and regulations described in Section 19 [Rules and Regulations] of the Lease.

18.	Advisors shall be subject to Landlord’s rights under Section 20 [Landlord’s Rights] of the Lease.

19.	Advisors shall cooperate with Tenant and PCM and execute and deliver any documents reasonably requested by Tenant or PCM in order to fulfill the obligations described in Section 21 [Estoppel Certificate] of the Lease.

20.	Advisors shall be subject to the terms and conditions of Section 24 [Subordination, Non-Disturbance, Attornment] of the Lease.

21.	During the term of the Sub-Sublease, Advisors shall comply with the environmental laws, ordinances, rules, regulations and guidelines as contemplated by Section 27 [Environmental Matters] of the Lease with respect to the portion of the Premises occupied by Advisors under the Sub-Sublease.

22.	Advisors shall be subject to the miscellaneous provisions contained in Section 28 [Miscellaneous] of the Lease.

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

PCM PRIVATE EQUITY L.P.

Dated as of July 30, 2010

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SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

PCM PRIVATE EQUITY L.P.

Dated as of July 30, 2010

This Second Amended and Restated Limited Partnership Agreement dated as of the date first above written (this “Agreement”) among PCM Capital-Private Equity LLC (“General Partner”), a Delaware limited liability company, and the undersigned (herein called the “Limited Partners,” which term shall include any persons hereafter admitted and listed in the books and records of the “Partnership” and on Schedule A attached hereto) shall govern the Partnership. This Agreement amends and restates that certain Limited Partnership Agreement dated March 8, 2005, and that certain Amended and Restated Limited Partnership Agreement dated as of December 31, 2007.

WHEREAS, the Partnership was formed as a limited partnership under the Act (as defined in Section 1.1) pursuant to a Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of Delaware on March 8, 2005. The General Partner (as defined in Section 1.1), for itself and as agent for the Limited Partners (as defined in Section 1.1), shall make every reasonable effort to assure that all other certificates and documents are properly executed, and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all of the requirements for the formation of the Partnership as a limited partnership under the Act;

WHEREAS, effective on the date hereof, (i) PCM, LLC, a Delaware limited liability company (referred to herein as the “Former General Partner” or the “Special Limited Partner”), sold to the General Partner twenty percent (20%) of the Former General Partner’s right, title and interest in and to its general partnership interest in the Partnership, including, without limitation, twenty percent (20%) of the Former General Partner’s capital account in, and right to receive allocations of income and distributions of cash and other property from, the Partnership, (ii) Partners holding at least 50% of the Unaffiliated Interests (as such term is defined in that certain Amended and Restated Limited Partnership Agreement dated as of December 31, 2007) consented to such sale, and (iii) the Former General Partner resigned as the general partner of the Partnership; and

WHEREAS, the parties desire to enter into this Agreement to (i) appoint and admit the General Partner as the sole general partner of the Partnership, (ii) exchange and

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convert eighty percent (80%) of the Former General Partner’s general partnership interest into a special limited partnership interest as described in, and subject to the terms and conditions of, this Agreement, and (iii) acknowledge retention of a new Management Company (as defined in Section 1.1).

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend and restate the Limited Partnership Agreement of the Partnership as follows:

ARTICLE 1

Definitions; Interpretation

Section 1.1 Definitions. The defined terms used in this Agreement shall, unless the context otherwise requires or unless defined elsewhere in this Agreement, have the meanings specified in this Article 1. The singular shall include the plural, and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires.

“Accountants” means such internationally recognized firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership to audit the financial statements of the Partnership.

“Act” means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101 et. seq.), as amended from time to time and any successor to such statute.

“Adjusted Capital Account” means, with respect to any Partner, such Partner’s Capital Account after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-2(g) and Treasury Regulations Section 1.704-2(i)(5) and (ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year or other relevant period.

“Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Agreement” means this Second Amended and Restated Limited Partnership Agreement of the Partnership, as further amended, modified, supplemented or restated from time to time, as the context requires.

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“Applicable Laws” means any applicable law, statute, ordinance, rule, regulation, decision, order or determination, or license, permit or other similar approval of any governmental authority, now or hereafter in effect, to which a Limited Partner (or any of its Affiliates) is or may be subject.

“Business Days” means a day that is not a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required by law to be closed.

“Capital Account” has the meaning given to such term in Section 3.5(a).

“Capital Commitment” means, with respect to any Partner, the commitment to make capital contributions to the Partnership in the aggregate amount set forth next to such Partner’s name on Schedule A.

“Capital Contribution” means, at any specified time with respect to any Partner, the total amount of money contributed to the capital of the Partnership by such Partner (and/or the predecessor holders of the Interests of such Partner), whether pursuant to such Partner’s Capital Commitment or pursuant to Section 3.2(c)(6), reduced by the amount of any funds distributed to such Partner pursuant to Sections 3.2(c)(3), 3.2(c)(4) and 4.1(b) prior to that time.

“Carried Interest Distributions” has the meaning given to such term in Section 4.2(b)(4).

“Cash Available for Distribution” means all sums provided by operations and all proceeds from the sale of Underlying Investments and/or the sale of marketable securities, and either received in cash or converted to cash by the Partnership during any fiscal period, but excluding Capital Contributions and any loans or advances by Partners to the Partnership.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware for the purpose of forming the Partnership under the Act, as amended, modified, supplemented or restated from time to time, as the context requires.

“Closing Date” means any date on which the General Partner admits Limited Partners of the Partnership in connection with an initial offering of Interests; provided, however, that the final Closing Date must occur on or prior to the first anniversary of the first Closing Date (unless this condition is waived by a requisite vote of Limited Partners).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision of succeeding law.

“Commitment Period” means the period ending on June 30, 2007, unless terminated earlier pursuant to Section 5.13, during which time the General Partner shall make all initial commitments to Underlying Funds on behalf of the Partnership.

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“Consent” means, with respect to any Partner, its prior written approval.

“Covered Person” means the General Partner, the Former General Partner, any Affiliate of the General Partner or Former General Partner, any officers, directors, managers, shareholders, partners, members, employees, investment managers, representatives or agents of the General Partner or Former General Partner, or their respective Affiliates and officers, directors, managers, shareholders, partners, members, employees, investment managers, representatives or agents, or any employee or agent of the Partnership or its Affiliates.

“Damages” means any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, expenses, costs and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or related to litigation and interest on any of the foregoing.

“Default” means, with respect to a Partner, a failure by such Partner to make a Capital Contribution or other payment when due pursuant to this Agreement for which the General Partner has sent written notification of such failure to such Partner.

“Defaulting Partner” has the meaning given to such term in Section 3.3(a).

“Delinquent Partner” has the meaning given to such term in Section 3.3(a).

“Entity” means any corporation, limited liability company, partnership, trust, unincorporated organization or association, or other entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any corresponding provision of succeeding law.

“ERISA Partner” means a Limited Partner that is an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, any “plan” defined in Code Section 4975(e), a group trust described in Internal Revenue Service Revenue Ruling 8 1-100, and any other Entity whose assets include or are deemed to include the assets of one or more employee benefit plans subject to Title I of ERISA, as determined under Section 2510.3-101 or Section 2550.401c-1 of the regulations of the United States Department of Labor or under any other relevant legal authority.

“Final Default Date” has the meaning given to such term in Section 3.3(b)(1).

“Fiscal Period,” “Fiscal Quarters” and “Fiscal Year” have the respective meanings given to such terms in Section 2.8.

“Follow-on Investments” means any further investment by the Partnership in or relating to an existing investment in an Underlying Fund.

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“Former General Partner” means PCM, LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership from the date of its formation until July 30, 2010.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” means PCM Capital-Private Equity LLC, a Delaware limited liability company and a wholly-owned subsidiary of UMB Merchant Banc, LLC, a Missouri limited liability company, or any other Person that becomes a successor general partner of the Partnership as provided herein, in such Person’s capacity as General Partner of the Partnership.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for U.S. federal income tax purposes, except as adjusted by the General Partner as provided herein.

“Initial Drawdown” has the meaning given to such term in Section 3.2(c)(2).

“Initial Drawdown Date” has the meaning given to such term in Section 3.2(c)(2).

“Interest” means the entire limited partnership interest of a Partner in the Partnership at any particular time, including the rights and obligations of such Partner under this Agreement and the Act. Reference to a specific percentage or a majority-in-interest of the Partners shall mean Partners whose unreturned Capital Contributions represent, at the time in question, at least such specified percentage, or in excess of 50%, respectively, of the unreturned Capital Contributions of all the then Partners.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Limited Partner” means any Person admitted to the Partnership as a Limited Partner (including the Special Limited Partner) pursuant to Section 3.2 and shown as a Limited Partner on the books and records of the Partnership and on Schedule A attached hereto, except that the term “Limited Partner” shall not refer to and include the Special Limited Partner where so expressly indicated in this Agreement or in Sections 3.6(a), 3.6(b), 4.2(b) and 7.3.

“Management Fee” means the fee calculated and accruing and payable to the Management Company out of the assets of the Partnership in the amount provided for in Section 5.9.

“Management Company” means UMB Advisors, LLC, a Delaware limited liability company, the investment manager of the Partnership or any successor Entity thereto appointed by the General Partner performing similar functions for the Partnership.

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“Maximum Lawful Rate” means, with respect to any loan, the maximum, lawful, nonusurious rate that may be charged, collected or received on that loan under Applicable Laws.

“Memorandum” means the Confidential Private Placement Memorandum of the Partnership, as may be amended, modified or supplemented from time to time.

“Net Income” means, with respect to any Fiscal Period, the net income generated by the Partnership during that Fiscal Period, as computed in accordance with GAAP.

“Net Loss” means, with respect to any Fiscal Period, the net loss generated by the Partnership during that Fiscal Period, as computed in accordance with GAAP.

“Non-Affiliated Limited Partner” means a Limited Partner that is not: (i) the General Partner; (ii) a Person that directly, or indirectly through one or more intermediaries, controls, or is under common control with, the General Partner; or (iii) a Person acting on behalf of the General Partner.

“Organizational Expenses” shall have the meaning set forth in Section 5.8(a).

“Partner” means the General Partner and any other Person admitted to the Partnership as a partner of the Partnership pursuant to the provisions of this Agreement and named as a partner of the Partnership in the books and records of the Partnership and on Schedule A, including any Person admitted as a Limited Partner and the Special Limited Partner, in such Person’s capacity as a partner of the Partnership.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Partnership” means PCM Private Equity L.P., a Delaware limited partnership formed and constituted and governed under and pursuant to the Act, the Certificate and this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Pass-thru Partner” has the meaning given to such term in Section 8.4.

“Person” means any Entity or natural person.

“Portfolio Investment” means a direct investment held by the Partnership in securities of companies (other than Underlying Funds) acquired through a distribution from an Underlying Fund.

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“Preferred Return” has the meaning given to such term in Section 4.2(b)(2).

“Prime Rate” means the rate of interest per annum charged as the prime rate by the principal bank of the Partnership at the time of interest rate calculation.

“Recallable Capital” means any Capital Contributions that either (i) have never been invested in an Underlying Fund; or (ii) have been contributed to an Underlying Fund and subsequently distributed by that Underlying Fund to the Partnership under any circumstances in which that Underlying Fund has the right to recall such capital from the Partnership.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Separate Entity” has the meaning given to such term in Section 2.10(a).

“Separate Entity Partner” has the meaning given to such term in Section 2.10(a).

“Special Limited Partner” means PCM, LLC, a Delaware limited liability company in its capacity as a Partner of the Partnership from and after the date hereof.

“Special Tax Allocations” means the allocations described in Section 3.11.

“Subscription Agreement” means the agreement pursuant to which, upon acceptance by the General Partner and subject to Section 3.2, Persons (or their predecessors in interest) acquire Interests.

“Substituted Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 6.2(a) and shown as a Limited Partner in the books and records of the Partnership and on Schedule A.

“Tax Matters Partner” has the meaning give to such term in Section 8.4.

“Transfer” has the meaning given to such term in Section 6.2(a).

“Treasury Regulations” mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

“Underlying Funds” means those pooled investment vehicles chosen by the Management Company for investment and managed by individual managers in private equity investments, or entities that allocate assets among such pooled investment vehicles.

“Underlying Investments” means (i) investments made by the Underlying Funds and (ii) Portfolio Investments.

Section 1.2 Accounting Terms and Determinations. All accounting terms used in this Agreement and not otherwise defined shall have the meaning accorded to them in accordance with GAAP and, except as expressly provided herein, all accounting determinations shall be made in accordance with GAAP, consistently applied.

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Section 1.3 Interpretation.

(a) Schedules, Exhibits, Sections. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement and references to a “Section” or a “Subsection” are, unless otherwise specified, to a section or a subsection of this Agreement.

(b) Plural. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.

(c) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend or otherwise affect the scope or intent of this Agreement or any provision hereof.

Section 1.4 General Partner’s Standard of Care. Whenever in this Agreement the General Partner is permitted or required to make a decision (a) in its “sole and absolute discretion,” “sole discretion,” “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (b) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other Applicable Law.

ARTICLE 2

General

Section 2.1 Continuation. The parties hereto hereby continue the Partnership as a limited partnership heretofore formed pursuant to the provisions of the Act, and agree that the rights and liabilities of the Partners shall be as provided in the Act, except as herein otherwise expressly provided.

(a) The name, the business, residence or mailing address and the Capital Commitment of each Partner shall be listed on Schedule A. The General Partner shall be required and is hereby authorized to update Schedule A from time to time as necessary to accurately reflect the information therein. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

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(b) The General Partner, so long as each such Person is a Partner, hereby designated as an authorized person within the meaning of the Act to execute, deliver and file the Certificate and any amendment and/or restatement thereof.

Section 2.2 Name. The name of the limited partnership is PCM Private Equity L.P., or such other name or names as may be selected by the General Partner from time to time. The Partnership’s business may be conducted under the name of the Partnership or any other name or names the General Partner deems necessary to comply with the requirements of the jurisdictions in which the Partnership’s operations are located. The General Partner shall give the Limited Partners prompt written notice of any change in the name of the Partnership.

Section 2.3 Address. The principal office of the Partnership is located at 1010 Grand Blvd., Kansas City MO, 64106, or as such other location as the General Partner in the future may designate. The General Partner shall give prompt notice of such address and any change to each Partner.

Section 2.4 Purposes.

(a) The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, operating as a fund-of-funds, including, without limitation, (i) making, holding and disposing of investments in private equity funds or entities that offer the potential for capital appreciation and investment returns, and (ii) engaging in all activities and transactions on behalf of the Partnership as the General Partner may deem reasonably necessary, advisable, convenient or incidental in connection therewith.

(b) The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to this Agreement. The Management Company shall serve as investment manager of the Partnership without any further act, vote or approval of any Limited Partner notwithstanding any other provision of this Agreement, the Act or other Applicable Laws. The General Partner may enter into agreements on behalf of the Partnership so long as those agreements do not violate any Applicable Laws. The General Partner may authorize any Person (including, without limitation, any other Partner or Affiliate) to enter into and perform under any other document on behalf of the Partnership.

Section 2.5 Registered Office and Agent. The Partnership shall maintain a registered office in the State of Delaware at 1209 Orange Street, Wilmington, New Castle County, Delaware, 19808. The name of the registered agent for service of process on the Partnership is The Corporation Trust Company. The General Partner may from time to time re-designate the registered office of, or registered agent for, the Partnership.

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Section 2.6 Liability of Partners.

(a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Limited Partner shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Partner of the Partnership. Except as otherwise expressly required in this Agreement or by Applicable Laws, a Limited Partner, in its capacity as such, shall have no liability in excess of the sum of (i) the amount of its Capital Commitment, (ii) its share of any assets and undistributed profits of the Partnership, and (iii) the amount of any distributions wrongfully distributed to it. No Partner shall be required to lend any funds to the Partnership or, after its Capital Commitment shall have been fully funded, subject to the provisions of Sections 2.6(b), 2.6(c) and 3.3(f), to make any further Capital Contributions to the Partnership or to repay to the Partnership, any Partner, or any creditor of the Partnership all or any portion of any negative amount of such Partner’s Capital Account.

(b) No Partner shall be obligated to pay or return any distribution to, or for the account of, the Partnership or any creditor of the Partnership, except as provided in Sections 2.6(c) or 3.3(f) or under Applicable Laws.

(c) If any Partner is deemed to have received a distribution from the Partnership pursuant to Section 4.2(d), and the aggregate of such distributions exceeds the distributions to which such Partner is otherwise entitled, such Partner shall be obligated, as provided in Section 4.2(d), to repay such excess to the Partnership.

(d) Neither the General Partner nor any of its Affiliates shall have any personal liability for the return or repayment of the Capital Contribution of any Partner. The General Partner shall not be liable to any Partner by reason of any change in the U.S. federal income tax laws as they apply to the Partnership and the Partners, whether such change occurs through legislative, judicial or administrative action.

(e) Subject to Section 7.3 neither the General Partner nor any of its Affiliates shall have any personal liability to repay to the Partnership or to any Partner any portion or all of any negative balance of the General Partner’s Capital Account.

Section 2.7 Lender as Partner. No creditor who makes a loan to the Partnership may have or acquire, at any time as a result of making the loan, any direct interest in the profits, capital or property of the Partnership other than as a secured creditor or other than as a result of the exercise of the rights thereof.

Section 2.8 Fiscal Periods. The “Fiscal Year” of the Partnership shall mean the twelve months commencing on January 1 and ending on December 31 of each calendar year. The “Fiscal Quarters” of the Partnership shall end on March 31, June 30, September 30 and December 31 of each Fiscal Year. A “Fiscal Period” of the Partnership shall commence at the beginning of the Fiscal Year and on the date of the admission or resignation of any Partner and shall end on the date immediately preceding the next Fiscal Period or Fiscal Year.

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Section 2.9 Term. The term of the Partnership will expire on the December 31 following the twelfth anniversary of the Partnership’s first Closing Date; provided, however, that the term of the Partnership may be extended for up to three consecutive one-year periods thereafter by the General Partner, in its sole discretion; and provided, further, that the term of the Partnership may be otherwise extended by the General Partner either with the consent of Limited Partners who have made at least two-thirds of the Partnership’s aggregate Capital Contributions or, in the event that the term of an Underlying Fund has been extended beyond the term of the Partnership, in the sole discretion of the General Partner, to a period ending 90 days after the extended term of such Underlying Fund.

Section 2.10 Alternative Investment Structures.

(a) If the General Partner reasonably determines that for legal, tax, regulatory or other similar reasons it is in the best interests of some or all of the Partners that their participation in an investment be made through an alternative investment structure, the General Partner shall be permitted to structure the making of all or any portion of such investment outside of the Partnership by requiring any Partner or Partners to make such investment through a separate limited partnership (or other similar Entity) (each, a “Separate Entity”) that will invest on a parallel basis with or in lieu of the Partnership, as the case may be. Subject to the requirements and limitations set forth in Article 3, such Partners shall be required to make capital contributions directly to each such Separate Entity to the same extent, for the same purposes and on the same terms and conditions as Partners are required to satisfy their Capital Commitments, and such capital contributions shall reduce the unpaid Capital Commitments of the Partners to the same extent as if Capital Contributions were made to the Partnership with respect thereto. (In addition, if the Separate Entity is formed to allow an ERISA Partner to avoid the prohibition or burden described in Section 3.3(c)(i) and the ERISA Partner is not required to invest in the Separate Entity, its unpaid Capital Commitment shall be reduced to the same extent as if it had made a Capital Contribution to the Partnership proportionate to the capital contributions of the Separate Entity Partners to the Separate Entity.) Each Partner contributing to a Separate Entity (each, a “Separate Entity Partner”) shall have the same economic interest in all material respects in investments made pursuant to this Section 2.10(a) as such Separate Entity Partner would have if such investment had been made solely by the Partnership, and the other terms of such Separate Entity shall be substantially identical in all material respects to those of the Partnership, to the maximum extent applicable; provided, however, that (i) the General Partner’s obligations under ERISA shall apply with respect to such Separate Entity, (ii) such Separate Entity (or the entity in which such Separate Entity invests) shall provide for the limited liability of the Limited Partners as a matter of the organizational documents of such Separate Entity (or the entity in which such Separate Entity invests) and as a matter of local law to the same extent in all material respects as is provided to the Limited Partners under the Act and this Agreement, (iii) the General Partner (or an Affiliate thereof) shall serve as the

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general partner (or similar managing fiduciary) of such Separate Entity and the Management Company (or an Affiliate thereof) shall serve as the manager (or similar economic participant) to such Separate Entity, (iv) distributions of cash and other property and the allocations of income, gain, loss deduction, expense and credit from such Separate Entity, and the determination of allocations and distributions pursuant to Articles 3 and 4 and of any payment by a Limited Partner, shall be determined as if each investment made by such Separate Entity were an investment made by the Partnership, (v) any Separate Entity formed pursuant hereto shall, subject to applicable legal, tax and regulatory considerations, terminate upon the termination of the Partnership, and (vi) the terms of Sections 5.4, 5.5, 5.6, 6.5 and 6.6 shall in all substantive respects be contained in the governance documents of and shall apply to such Separate Entity.

(b) Notwithstanding any provision of this Section 2.10 to the contrary, the General Partner shall not be permitted to create a Separate Entity in connection with an investment pursuant to this Section 2.10 if the use of such Separate Entity would result in a material adverse consequence (i) for any Limited Partner (other than as a result of the incurrence of tax by such Limited Partner) or (ii) to any Limited Partner’s interest in such investment, including, without limitation, a violation of Applicable Laws, unless such consequence also would have resulted if such investment had been made directly by the Partnership. In connection with any proposed investment through a Separate Entity permitted by this Section 2.10, the General Partner shall provide such information as any Limited Partner may reasonably request to verify compliance with the terms of this Section 2.10.

ARTICLE 3

Capitalization

Section 3.1 General Partner.

(a) The name and business address of the General Partner are set forth on Schedule A. On the final Closing Date, the General Partner, its members, employees and/or Affiliates, and/or employees of the Management Company (who may invest either through the General Partner or directly as Limited Partners) will make Capital Commitments to the Partnership equal to at least 1% of the aggregate Capital Commitments to the Partnership. The Persons described in the foregoing sentence who make Capital Commitments to the Partnership as Limited Partners shall make Capital Contributions in respect of their Capital Commitments at such times and in such amounts as are proportional to the Capital Contributions required to be made by Limited Partners pursuant to Section 3.2(c) in respect of their Capital Commitments. Effective on the date hereof, the Capital Account of the Former General Partner shall be allocated 20% to the General Partner and 80% to the Special Limited Partner, and, from and after the date hereof, the General Partner shall bear and be responsible for (and the Former General Partner shall be relieved of) 20% of the remaining Capital Commitments of the Former General Partner, and the Former General Partner, in its capacity as the Special Limited Partner, shall be responsible for 80% of the remaining Capital Commitments of the Former General Partner.

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(b) No General Partner, as such, shall be required to lend any funds to the Partnership.

Section 3.2 Limited Partners.

(a) The General Partner, in its sole discretion, at any time and from time to time, is authorized to admit Limited Partners; provided, however, that, except as otherwise provided herein, no Limited Partners may be admitted after one year following the first Closing Date. The manner of the offering of the Interests, the terms and conditions under which subscriptions for such Interests will be accepted and conditions to the sale of Interests to subscribers therefor will be as provided in the Memorandum in all material respects and subject to any provisions hereof. A Person shall be admitted as a Limited Partner if (i) such Person (or a representative authorized by such Person) executes a Subscription Agreement and this Agreement, (ii) such Person is named as a Limited Partner on Schedule A, and (iii) the General Partner consents to the admission of such Person as a Limited Partner. Such Person’s admission shall be effective on the effective date of that Person’s Subscription Agreement and this Agreement, whichever is later, or such other date designated by the General Partner.

(b) The name, residence, business or mailing address and Capital Commitment of each Limited Partner shall be set forth in the books and records of the Partnership and on Schedule A.

(c)(1) The minimum Capital Commitment by any Limited Partner shall be $250,000, or such other lesser amount as the General Partner shall determine in its sole discretion. No Partner shall be obligated to contribute capital to the Partnership in an amount in excess of the Partner’s Capital Commitment; provided, however, that amounts distributed to existing Limited Partners pursuant to Section 3.2(c)(3) shall be deemed not to have been contributed and subject to future capital calls. Each Limited Partner shall pay, as a Capital Contribution to the Partnership, such Limited Partner’s respective Capital Commitment amount set forth opposite such Limited Partner’s name in Schedule A at such times as provided for herein. All payments of Capital Contributions must be made in cash in U.S. dollars to the Partnership or a Separate Entity as directed by the General Partner. (For purposes hereof, all references to the Partnership shall be deemed, alternatively or additionally, to be a reference to one or more Separate Entities, if appropriate.)

(2) The General Partner shall require each Limited Partner to make an initial Capital Contribution to the Partnership (the “Initial Drawdown”) following the first Closing Date (the “Initial Drawdown Date”), upon at least five Business Days’ notice from the General Partner, in an amount equal to (i) its proportionate share of the Partnership’s capital contributions to Underlying Funds at or prior to the Initial Drawdown Date; (ii) its proportionate share of the

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Partnership’s Organizational Expenses incurred at or prior to the first Closing Date (up to a maximum of $100,000 in the aggregate for all Limited Partners); (iii) its share of Management Fees for each Fiscal Quarter (or part thereof) after the first Closing Date; and (iv) its proportionate share of any additional amounts necessary to meet the initial capital needs of the Partnership.

(3) Each Limited Partner admitted after the first Closing Date shall be required to contribute to the Partnership, at its relevant Closing Date, an amount equal to (i) that Limited Partner’s proportionate share of the Partnership’s capital contributions to Underlying Funds, plus (ii) that Limited Partner’s proportionate share of Organizational Expenses incurred at or prior to such Partner’s relevant Closing Date (up to a maximum of $100,000 in the aggregate for all Limited Partners), plus (iii) that Limited Partner’s share of Management Fees for the first Fiscal Period (or part thereof) after the first Closing Date, less (iv) that Limited Partner’s proportionate share of all distributions made to Partners admitted on prior Closing Dates. In addition, at the relevant Closing Date, that Limited Partner shall contribute its proportionate share of any drawdown pursuant to Section 3.2(c)(6) that has been demanded by the General Partner but is not yet due. Such contributed amounts, except to the extent attributable to the Limited Partner’s Management Fees, and proportionate share of Organizational Expenses, will be distributed to the existing Partners in proportion to their respective Capital Contributions and shall be subject to being redrawn by the General Partner on behalf of the Partnership. The amount of such distributions shall be restored to Partners’ available Capital Commitments. Partners shall be obligated to contribute such capital to the Partnership upon at least ten Business Days’ notice from the General Partner.

(4) Each Limited Partner admitted at the final Closing Date shall be required to contribute to the Partnership, at the final Closing Date, an amount equal to (i) that Limited Partner’s proportionate share of the Partnership’s capital contributions to Underlying Funds, plus (ii) that Limited Partner’s proportionate share of Organizational Expenses (up to a maximum of $100,000 in the aggregate for all Limited Partners), plus (iii) that Limited Partner’s share of Management Fees for the first Fiscal Period (or part thereof) after the first Closing Date, less (iv) that Limited Partner’s proportionate share of all distributions made to Partners admitted on prior Closing Dates. In addition, at the final Closing Date, each Limited Partner shall contribute its proportionate share of any drawdown pursuant to Section 3.2(c)(6) that has been demanded by the General Partner but is not yet due. Such contributed amounts, except to the extent attributable to the Limited Partner’s Management Fees, if applicable, and proportionate share of Organizational Expenses, will be distributed to the existing Partners in proportion to their respective Capital Contributions and shall be subject to being redrawn by the General Partner on behalf of the Partnership. The amount of such distributions shall be restored to Partners’ available Capital Commitments. Partners shall be obligated to contribute such capital to the Partnership upon at least ten Business Days’ notice from the General Partner.

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(5) Any Partner that fails to make its initial Capital Contributions as required pursuant to Section 3.2(c)(2), 3.2(c)(3) or 3.2(c)(4) may, at the sole discretion of the General Partner, be deemed to have resigned from the Partnership and be treated as if such Partner was never a Partner.

(6) The balance of a Limited Partner’s Capital Commitment, in whole or in part, will be payable by the Limited Partner upon demand by the General Partner, and will be due upon not less than 10 Business Days’ notice from the General Partner. The timing of the drawdowns of Capital Commitments and the portion of Capital Commitments due shall be determined by the General Partner, in its sole discretion; provided, however, that after a Limited Partner makes its initial Capital Contribution, drawdowns shall occur quarterly as needed so that each investor’s capital account remains funded in an amount sufficient (as determined by the General Partner) to accommodate the capital needs of the Partnership and the Underlying Funds. At times, certain unforeseeable circumstances may require the General Partner to make capital drawdowns more or less frequently and in lesser or greater amounts.

(7) All drawdown notices shall contain statements which specify or describe: (i) the amount of such Partner’s share of such drawdown; (ii) the date of such drawdown; (iii) the bank account of the Partnership to which such drawdown is to be paid; and (iv) the general purpose of such drawdown.

(8) The Partners will be released from any further obligation with respect to their unfunded Capital Commitments after the Commitment Period ends, except to the extent necessary (i) to cover expenses and obligations of the Partnership, including Management Fees and indemnification payments; (ii) to complete investments by the Partnership in transactions that were in process as of the end of the Commitment Period; (iii) to satisfy capital commitments with respect to then existing Underlying Funds; and/or (iv) to effect Follow-on Investments.

(d) If a Defaulting Partner has had one-half of its Interest forfeited in accordance with Section 3.3(a), the General Partner shall offer the non-defaulting Partners the opportunity during the 15-day period after notice thereof to assume the remaining unpaid Capital Commitment (or such additional Capital Contribution obligations) of such Defaulting Partner on a “first-come, first-served” basis. Thereafter, the General Partner shall use reasonable efforts to secure another Person (including itself or one of its Affiliates) to assume any remaining unpaid Capital Commitment (or such additional Capital Contribution obligation) not assumed by nondefaulting Partners. Partners making additional Capital Contributions will receive a proportional increase in their percentage Interest in the Partnership. If any Person that is not a Partner assumes the remaining unpaid Capital Commitment of a Defaulting Partner, then such Person shall be admitted as a Limited Partner upon compliance with this Section 3.2 but shall not be subject to the minimum Capital Commitment requirements of Section 3.2(c)(1).

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(e) No Partner, as such, shall be required or authorized to lend any funds to the Partnership or to make any Capital Contribution to the Partnership or a Separate Entity other than as provided in this Agreement.

(f) Prior to the release of the Partnership from its commitment to contribute capital to the Underlying Funds, the General Partner, in its sole discretion, may cause the Partnership to (i) distribute Recallable Capital to Partners in accordance with the terms of this Agreement or (ii) use the Recallable Capital to fund all or part of subsequent capital contributions to the Underlying Funds or for general Partnership purposes. Notwithstanding Section 4.1, to the extent such Recallable Capital is distributed to Partners, the amount of capital distributed shall be restored to Partners’ available Capital Commitments, and Partners shall be obligated to contribute such capital to the Partnership upon at least 10 Business Days’ notice from the General Partner in response to a recall of capital by the Partnership. Partners failing to make such capital contributions when due shall be subject to the provisions of Section 3.2.

(g) For purposes of this section, investments in Underlying Funds will be valued at cost, unless the General Partner, in its sole discretion, has determined that there has been a material change or significant event related specifically to such investment that would justify a different valuation.

Section 3.3 Partners Failing to Pay a Capital Contribution.

(a) Subject to Section 3.3(c), if a Partner fails to make a Capital Contribution when due (other than as provided in Section 3.2(c)(5)) with respect to its Capital Commitment (or any Capital Contribution required pursuant to Section 3.2(d)), the General Partner may send an additional notice to such Partner after such Capital Contribution was due advising such Partner of such failure and of its requirement to make that capital contribution in full within ten Business Days of such notification. If such Partner has not made that Capital Contribution within those ten Business Days, that Partner shall be in Default and that Partner shall be treated as a “Defaulting Partner.” One-half of the Defaulting Partner’s Capital Account shall be forfeited, and the forfeited portion of the Partner’s Capital Account shall be attributed to the remaining non-defaulting Partners in proportion to their Capital Accounts; provided, however, the General Partner, in its sole discretion, may elect to cause the Partnership to instead treat the Partner as a “Delinquent Partner,” in which case the General Partner may instead take any of the alternative actions specified in Section 3.3(b).

(b) Subject to Section 3.3(c), and only if the conditions set forth in Section 3.3(a) apply, the General Partner may:

(1) Assess interest on the Delinquent Partner with respect to such Capital Contribution obligation from the date such Capital Contribution was due at an annual rate equal to the lesser of (i) the Prime Rate plus 2%, and (ii) the Maximum Lawful Rate and, if the Delinquent Partner does not satisfy such Capital Contribution obligation and pay such interest within thirty (30) days of the initial due date (the “Final Default Date”), treat the Delinquent Partner as a Defaulting Partner as of the Final Default Date; and/or

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(2) Commence legal proceedings against the Delinquent Partner to collect the due and unpaid amount plus, to the fullest extent permitted by Applicable Laws, any interest thereon and any expenses incurred by the Partnership, the General Partner, and/or their Affiliates in connection with attempts to collect the due and unpaid amount (including reasonable attorneys’ fees), and/or pursue any other remedies available by law or in equity.

(c) Notwithstanding any other provision hereof, if, following the admission of an ERISA Partner as a Limited Partner, either (i) (A) there is a material likelihood that either (I) such ERISA Partner would be prohibited by operation of ERISA from making further Capital Contributions or (II) such ERISA Partner’s making of a Capital Contribution would impose on such ERISA Partner a material or regulatory burden under ERISA to which it had not previously been subject but becomes subject before the dates on which such Capital Contribution is payable, (B) such effect cannot be avoided by the use of a Separate Entity or other means and (C) the ERISA Partner delivers from qualified legal counsel an opinion to such effect reasonably acceptable to the General Partner or (ii) such ERISA Partner is resigning or has resigned pursuant to Section 6.6, then such ERISA Partner shall not be a Defaulting Partner or a Delinquent Partner and shall be released from any further obligations to make such unpaid Capital Contributions, and thereafter for purposes of this Agreement its Capital Commitment shall be deemed to be the aggregate Capital Contributions made by such Partner. Notwithstanding the foregoing, any unpaid Capital Commitment of such ERISA Partner may be deemed forfeited for purposes of Section 3.2(d) and offered to the non-defaulting Partners as provided therein, and such ERISA Partner shall be considered a Defaulting Partner for purposes of Section 3.6(c) but only to the extent of such ERISA Partner’s unpaid Capital Commitment.

(d) Whenever the vote, consent or decision of a Limited Partner or of the Partners is required or permitted pursuant to this Agreement, except as required by the Act, a Defaulting Partner shall not be entitled to participate in such vote or consent, or to make such decision, and such vote or consent or decision shall be tabulated or made as if such Defaulting Partner were not a Partner.

(e) No right, power or remedy conferred upon the General Partner in this Section 3.3 shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Section 3.3 or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between the General Partner and any Defaulting Partner and no delay in exercising any right, power or remedy conferred in this Section 3.3 or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy.

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(f) Other than as provided in this Section 3.3, the obligations of any Defaulting Partner to the Partnership hereunder shall not be extinguished as a result of the existence of the rights, or the occurrence of one or more of the transactions, contemplated by this Section 3.3.

(g) Each Limited Partner acknowledges by its execution hereof that it has been admitted to the Partnership in reliance upon its agreements under this Agreement, that the General Partner and the Partnership may have no adequate remedy at law for a breach hereof and that Damages resulting from a breach hereof may be impossible to ascertain at the time hereof or of such breach.

Section 3.4 Partnership Capital.

(a) No Partner shall be paid interest on any Capital Contribution to the Partnership or on such Partner’s Capital Account, notwithstanding any disproportion therein as between Partners.

(b) The Partnership shall not redeem or repurchase any Partner’s Interest, and no Partner shall have the right to resign from the Partnership, except as provided in Article 6, or receive any return of any Capital Contribution, except upon dissolution and winding up of the Partnership pursuant to Article 7.

Section 3.5 Capital Accounts.

(a) The Partnership shall establish and maintain a separate account (the “Capital Account”) for each Partner. The initial balance of the Capital Account for each Partner shall be such Partner’s initial Capital Contribution; provided, however, that the initial balance of the Special Limited Partner shall be eighty percent (80%) of the Capital Account of the Former General Partner, and the remaining twenty percent (20%) shall be the new General Partner’s initial Capital Account. The Capital Account of each Partner shall be increased by (i) the dollar amount of any additional cash Capital Contributions, and (ii) allocations to such Partner of Net Income (and items thereof, including income exempt from tax). The Capital Account of each Partner shall be decreased by (i) the dollar amount of any distributions made to such Partner, (ii) the fair market value of any property distributed to such Partner (net of liabilities to which such property is subject), and (iii) allocations to such Partner of Net Loss (and items thereof, including expenditures not deductible in computing the Partnership’s income or loss for U.S. federal income tax purposes).

(b) Notwithstanding any other provision of this Agreement to the contrary, the foregoing provisions of Section 3.5(a) regarding the maintenance of the Capital Accounts shall be construed so as to comply with the provisions of the Treasury Regulations promulgated pursuant to Code Section 704. The General Partner is hereby authorized to modify the foregoing provisions to the minimum extent necessary to comply with such Treasury Regulations. Any such modifications shall be made in a manner that does not alter the Partners’ rights to distributions under Article 4 as if all Partnership assets had been sold in the year prior to the liquidation of the Partnership.

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Section 3.6 Allocation of Net Income and Net Loss. Subject to Section 3.6(c), 3.6(d), 3.6(e) and the Special Tax Allocations under Section 3.11, Net Income and Net Loss shall be allocated among the Partners as follows :

(a) Net Income (and items thereof) for any fiscal year shall be allocated as follows, and, for the purpose of this Section 3.6(a), the term “Limited Partner” shall not include the Special Limited Partner:

(1) First, to the Special Limited Partner until it has been allocated Net Income pursuant to this Section 3.6(a)(1) equal to the amount of Net Losses previously allocated pursuant to Section 3.6(b)(5);

(2) Second, to and between the General Partner and the Special Limited Partner with 20% allocated to the General Partner and 80% allocated to the Special Limited Partner until each has been allocated Net Income pursuant to this Section 3.6(a)(2) equal to the amount of Net Losses previously allocated to such Partners under Section 3.6(b)(4);

(3) Third, 100% to the General Partner until the General Partner has been allocated Net Income pursuant to this Section 3.6(a)(3) equal to the amount of Net Losses previously allocated to the General Partner under Section 3.6(b)(3);

(4) Fourth, to and between the General Partner and the Special Limited Partner with 20% allocated to the General Partner and 80% allocated to the Special Limited Partner until the General Partner and the Special Limited Partner have been allocated Net Income pursuant to this Section 3.6(a)(4) equal to the amount of Net Losses previously allocated to such Partners under Section 3.6(b)(2);

(5) Fifth, to the Limited Partners, in proportion to, and to the extent of, the Net Losses previously allocated to the Limited Partners under Section 3.6(b)(1), until such Limited Partners have been allocated Net Income pursuant to this Section 3.6(a)(5) equal to the amount of Net Losses previously allocated to such Limited Partners under Section 3.6(b)(1);

(6) Sixth, to the Limited Partners, in proportion and to the extent of their accrued Preferred Return (whether or not distributed) until such Limited Partners have been allocated Net Income pursuant to this Section 3.6(a)(6) equal to such accrued Preferred Return;

(7) Seventh, until December 31, 2020, to the General Partner and the Special Limited Partner, and after such date, solely to the General Partner, until the General Partner and the Special Limited Partner (or after December 31,

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2020, the General Partner) have, together, been allocated Net Income pursuant to this Section 3.6(a)(7) equal to 5% of the sum of (A) the amounts allocated to the Limited Partners pursuant to Section 3.6(a)(6) and (B) amounts allocated to the General Partner and the Special Limited Partner or the General Partner pursuant to this Section 3.6(a)(7), with such amount until December 31, 2020 allocated 20% to the General Partner and 80% to the Special Limited Partner and thereafter allocated solely to the General Partner; and

(8) Thereafter, Net Income shall be allocated 95% to the Limited Partners, in proportion to their funded Capital Commitments, and until December 31, 2020, 5% to and between the General Partner and the Special Limited Partner, with 20% allocated to the General Partner and 80% allocated to the Special Limited Partner, and after such date 5% to the General Partner.

(9) Notwithstanding anything in this Section 3.6(a) to the contrary, prior to any other allocations under this Section 3.6(a), the Management Fee shall be allocated among the Limited Partners in proportion to their respective Capital Commitments.

(b) Net Loss (and items thereof) for any fiscal year shall be allocated as follows, and, for the purpose of this Section 3.6(b), the term “Limited Partner” shall not include the Special Limited Partner:

(1) First, to the Limited Partners in proportion to and to the extent of the positive balances in their Adjusted Capital Accounts until the Adjusted Capital Account of each Limited Partner is reduced to zero;

(2) Second, until December 31, 2020, to and between the General Partner and the Special Limited Partner with 20% allocated to the General Partner and 80% allocated to the Special Limited Partner until the Adjusted Capital Account of the Special Limited Partner is reduced to zero;

(3) Third, to the General Partner until any Net Income allocated pursuant to Section 3.6(a)(5) and (6) after December 31, 2020 (to the extent that any resulting positive Capital Account has not been reduced or eliminated as a result of distributions to the General Partner) has been offset by allocations of Net Loss pursuant to this Section 3.6(b)(3);

(4) Fourth, to the General Partner (20%) and the Special Limited Partner (80%) until the General Partner’s Adjusted Capital Account is reduced to zero; and

(5) Thereafter, to the Special Limited Partner until its Adjusted Capital Account is reduced to zero.

(c) Allocations and distributions related to the forfeited Capital Account of a Defaulting Partner shall be allocated pro rata to the Partners that have been

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attributed that Capital Account under Section 3.3(a) and for purposes of determining such Defaulting Partner’s interest in Net Income, Net Loss, income, gain, loss, deduction and distributions, such Defaulting Partner’s interest in each of such items shall be reduced in proportion to the amount of such Defaulting Partners Capital Account forfeited pursuant to Section 3.3(a). A Person assuming the remaining unpaid Capital Commitment of a Defaulting Partner shall be treated as having a Capital Account that included the Capital Account of such Defaulting Partner solely for the purposes of making any other allocations and distributions related thereto.

(d) For purposes of allocating Net Income and Net Loss (including income from any interest charge assessed against a Delinquent Partner), such Delinquent Partner shall be deemed to have made a timely Capital Contribution.

(e) If at the time a Limited Partner is admitted to the Partnership, the Limited Partner notifies the General Partner in writing that the Limited Partner will not accept any Net Income, gain or income otherwise allocable to the Limited Partner that would constitute unrelated business taxable income within the meaning of Code Section 512 (“UBTI”) to the Limited Partner, then such UBTI shall be specially allocated to the General Partner through the period such Limited Partner is a Limited Partner of the Partnership.

Section 3.7 Tax Allocations. The Partnership’s income, gains, losses, deductions and credits for federal, state and local income tax purposes shall be allocated among the Partners in accordance with Code Section 704 and applicable Treasury Regulations taking into account each Partner’s economic interest in the respective item, as determined by the General Partner in its sole discretion, and the other provisions of this Article 3. In the event the allocations set forth in this Section 3.7 are disallowed by the Internal Revenue Service, such allocations shall be deemed to be amended to the minimum extent necessary to conform with Code Section 704, while preserving the intent of the foregoing allocations to the fullest possible extent.

Section 3.8 Assignment During the Fiscal Year. Transfers will be recognized on the books and records of the Partnership only at the end of the Fiscal Quarter in which such transfer is accepted. If a Partner’s Interest is transferred at any time other than at the end of a Fiscal Year, each item of income, gain, loss, deduction and credit attributable to such Interest for the Fiscal Year in which the transfer occurs shall be divided and allocated between the transferor and the transferee in accordance with their respective interests in the Partnership during that Fiscal Year using any method permitted by Code Section 706 that is selected by the General Partner.

Section 3.9 Section 704(c) and Reverse Section 704(c) Tax Allocations. In accordance with Code Section 704(c) and with the Treasury Regulations, items of taxable income, gain, loss and deduction with respect to any Partnership asset, other than money, that has been contributed to the Partnership by a Partner or that has been revalued on the books of the Partnership shall, solely for income tax purposes, be allocated among the Partners so as to take into account the difference between the asset’s adjusted tax basis

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immediately before the contribution or revaluation and the value at which the asset is entered on the books of the Partnership. Unless otherwise agreed by all Partners, such allocations shall be made utilizing the “traditional method” set forth in Treasury Regulations Section 1.704-3(b).

Section 3.10 Book-ups. Consistent with Treasury Regulations Sections 1.704- 1(b)(2)(iv)(f) and (g), the Partnership may adjust the Gross Asset Values of all the Partnership’s assets to equal their respective gross fair market values, as determined by the General Partner, in its sole discretion, and reflect any such increase or decrease in the Capital Account of the Partners, as of the following times:

(a)(i) The acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis capital contribution; (ii) the distribution by the Partnership to a Partner of property as consideration for all or any part of an Interest owned by the Partner other than a de minimis amount; (iii) at such times as the General Partner shall determine in order to carry out the purposes for which the Partnership is established, and (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) of this Section 3.10(a) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership and are appropriate under generally accepted accounting practices;

(b) The distribution of any Partnership asset to any Partner, which distribution shall be treated as made for an amount equal to the gross fair market value of such asset on the date of distribution; and

(c) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Code Section 754; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 3.10(c) to the extent the General Partner determines that an adjustment pursuant to Section 3.10(a) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 3.10(c). If the Partnership revalues any of the Partnership’s assets pursuant to this Section 3.10 each Partner’s share of gain or loss from such assets (and to the extent applicable, share of depreciation, depletion, and amortization) shall be computed for tax purposes so as to take into account the variation between the adjusted tax basis and book value of such assets in the same manner as under Code Section 704(c) for property contributed to a partnership and the Partners’ Capital Accounts shall be adjusted for allocations to them of gain or loss (and to the extent applicable, share of depreciation, depletion, and amortization) as computed for book purposes with respect to such assets. This provision is intended to satisfy the requirements of Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(3) and (4), and accordingly, shall be interpreted consistently with such requirements.

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Section 3.11 Special Tax Allocations. The Partnership will make the following allocations in the following order:

(a) Stop Loss. No losses shall be allocated to a Partner which would cause such Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. Any such losses not allocated to a Member due to the foregoing limitation shall be specially allocated to the Partners with positive Capital Account balances in proportion to such Capital Account balances until all such Capital Account balances have been reduced to zero and any remainder shall be allocated to the Partners in accordance with their Capital Commitments.

(b) Partnership Minimum Gain Chargeback. If Partnership Minimum Gain has a net decrease during any Partnership fiscal year, the Partnership will allocate items of income and gain for such year (and, if necessary, for subsequent years) to each Partner in the amounts required by Treasury Regulations Sections 1.704-2(f) and 1.704-2(g)(2).

(c) Partner Nonrecourse Debt Minimum Gain Chargeback. If Partner Nonrecourse Debt Minimum Gain has a net decrease during any Partnership fiscal year, the Partnership will allocate to each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain items of income and gain for such year (and, if necessary, for subsequent years) in the amounts required by Treasury Regulations Section 1.704-2(i).

(d) Qualified Income Offset. If a Partner unexpectedly receives an adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), the Partnership will allocate to the Partner items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit, if any, caused by such adjustment, allocation, or distribution, as quickly as possible as required by Regulations Section 1.704-1(b)(2)(ii)(d).

(e) Nonrecourse Deductions. The Partnership will allocate each nonrecourse deduction, as defined in Regulations Section 1.704-2(b)(1) and determined in accordance with Regulations Section 1.704-2(c), in accordance with the Partners’ respective Capital Commitments. In connection therewith, excess nonrecourse liabilities of the Partnership (as defined in Treasury Regulations Section 1.752-3(a)(3)) will be allocated in accordance with each Partner’s respective Capital Commitments.

(f) Partner Nonrecourse Deductions. The Company will allocate each Partner Nonrecourse Deduction, as defined in Treasury Regulations Section 1.704- 2(i)(2), to the Partners who bear the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable as provided in Treasury Regulations Section 1.704-2(i)(1).

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(g) Allocation of Cancellation of Debt Income. The Company will allocate any cancellation of debt income realized by the Partnership among the Partners in proportion to the allocation among the Partners (as provided in Code Section 752) of the debt to which such income is attributable.

(h) Calculation of Minimum Gain. To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the Partnership may treat distributions of cash as having been made from the proceeds of a nonrecourse liability or a Partner nonrecourse liability only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

Section 3.12 Curative Allocations. The Special Tax Allocations are intended to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2. The Special Tax Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner, to the extent not inconsistent with Code Section 704(b), may allocate items of Partnership income or loss among the Partners so as to offset any distortion resulting from the Special Tax Allocations in the amounts that would have been allocable to the Partners if the Special Tax Allocations were not part of this Agreement.

Section 3.13 Amounts Withheld. Amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment or distribution by the Company to any Member shall be treated as an amount distributed to such Member pursuant to this Article 3 for all purposes of this Agreement.

Section 3.14 No Deficit Makeup. Notwithstanding anything herein to the contrary, upon the liquidation of the Partnership, no Partner shall be required to make any Capital Contribution to the Partnership in respect of any deficit in such Partner’s Capital Account.

Section 3.15 Additional Allocations. Notwithstanding the foregoing except for Sections 3.11, 3.12 and 3.13, if, upon the final dissolution and termination of the Partnership and after taking into account all allocations of taxable items under this Article 3, the positive Capital Account balance of each Partner does not equal the amount that will be distributed to that Partner under Section 4.2, then gross items of income and gain (and other tax items) for the taxable year of the final dissolution and termination (and, to the extent permitted under Code Section 761(c), gross items of income and gain (and other tax items) for the immediately preceding taxable year) shall be allocated to the Partners to increase or decrease their Capital Account balances, as the case may be, so that the final positive Capital Account balances of the Partners equal the amount that will be distributed to the Partners under Section 4.2.

Section 3.16 Tax Basis Adjustment. In the event of a transfer of all or any part of the Interest of a Partner, the death of a Partner, or the distribution of assets in kind to a Partner, the General Partner may (but shall not be required to) cause the Partnership to elect to adjust the tax basis of the Partnership’s assets pursuant to an election made under Code Section 754.

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Section 3.17 No Priority. No Limited Partner shall have priority over any other Limited Partner either as to the return of the amount of its Capital Contribution to the Partnership or, other than as provided in Section 3.13, as to any allocation of Net Income and Net Loss.

Section 3.18 Partnership Property; Partnership Interest. No real or other property of the Partnership shall be deemed to be owned by any Partner individually, but shall be owned by and title shall be vested solely in the Partnership. The Interests of the Partners shall constitute personal property.

Section 3.19 Limited Partner Tax Information. Where the General Partner reasonably requires, each Limited Partner shall provide such proof of its residence or status for Taxation purposes (including any appropriate forms of affidavit such as Form W-9) as the General Partner shall deem necessary in order to satisfy itself whether any interest or dividend payments collected by or paid to it should be paid under deduction of, or after withholding for, any Tax.

ARTICLE 4

Distributions

Section 4.1 Return of Capital Contributions.

(a) No Partner shall have any right to withdraw capital or to demand the return of its Capital Contribution.

(b) The General Partner, in its sole discretion, may make partial returns of Capital Contributions to Partners, provided that at the time of such partial returns: (i) all liabilities of the Partnership to Persons other than Partners have been paid or, the General Partner determines, in good faith, that there remains property of the Partnership sufficient to pay them, and (ii) the General Partner causes the books and records of the Partnership to be amended to reflect a reduction in Capital Contributions. In the event that the Partnership makes a partial return of Capital Contributions to Partners, to the fullest extent permitted by Applicable Laws and subject to the provisions of Section 3.2(f) regarding Recallable Capital, such distribution shall be made to the Partners in proportion to their Capital Contributions and in accordance with this Section 4.1.

Section 4.2 Distributions.

(a) The Partnership shall make distributions of Cash Available for Distribution to the Partners when determined by the General Partner, in its sole

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discretion; provided that the General Partner will cause the Partnership to distribute cash proceeds received from Underlying Funds and cash proceeds from the sale of marketable securities received from the Underlying Funds that the Management Company in its discretion chooses to sell within 90 days after the Partnership receives them, less any amounts reasonably reserved by the General Partner to pay Partnership expenses and liabilities (including but not limited to any Management Fees). Distributions shall be made to the Partners, in the priority set forth in Section 4.2(b), provided, however, that Defaulting Partners and Delinquent Partners shall not receive any distributions.

(b) Subject to Sections 4.2, 7.2 and 7.3, distributions will be made by the Partnership at the discretion of the General Partner. Distributions shall be allocated to the Partners in the following amounts and order of priority, and, for the purpose of this Section 4.2(b), the term “Limited Partner” shall not include the Special Limited Partner:

(1) Return of Funded Capital of Limited Partners: First, 100% to the Limited Partners (other than the Special Limited Partner), who will share in proportion to their funded Capital Commitments, until they have received distributions in an aggregate amount equal to their funded Capital Commitments;

(2) Preferred Return: Second, 100% to the Limited Partners (but not including the Special Limited Partner) until they have received two times their Capital Contributions (the “Preferred Return”) (in addition to the amount in Section 4.2(b)(1)). Calculation of the Preferred Return will be from the date such Capital Contributions were made to the Partnership to the date cash proceeds available for distribution are received by the Partnership from an Underlying Fund or cash proceeds available for distribution are received from the sale of marketable securities received from the Underlying Funds that the Management Company in its discretion chooses to sell.

(3) General Partner Catch-up: Third, 100% to and between the General Partner (20%) and the Special Limited Partner (80%) with respect to positive Capital Account Balances established as of December 31, 2020, and thereafter 100% to the General Partner in an amount equal to 5% of the sum of (A) the distributed Preferred Return and (B) distributions made pursuant to this Section 4.2(b)(3); and

(4) 95/5 Split: Thereafter, 95% to the Limited Partners, who will share in proportion to their funded Capital Commitments, and 5% to and between the General Partner (20%) and the Special Limited Partner (80%) with respect to positive Capital Account Balances established as of December 31, 2020, and thereafter 100% to the General Partner (the distributions to the General Partner and the Special Limited Partner described in Section 4.2(b)(3) and this Section 4.2(b)(4) being referred to collectively as the “Carried Interest Distributions”).

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(c) The Partnership may make distributions in kind. If the Partnership receives marketable securities from Underlying Funds (including Portfolio Investments) or otherwise and the Management Company in its discretion chooses not to sell such marketable securities, the Partnership shall distribute such marketable securities within 30 days after the Partnership receives them. Any other property received by the Partnership other than marketable securities shall be sold by the General Partner as soon as practicable in an orderly fashion as determined by the General Partner. In the event the Partnership makes a distribution of any property, other than cash, such property shall be deemed to be sold for its fair market value on the date of such distribution (net of any liabilities secured by the distribution property that the recipient Partners are considered to assume or take subject to Section 752 of the Code). Any gain or loss associated with such deemed sales shall be included in determining Net Income or Net Loss for the applicable Fiscal Year. All distributions pursuant to this Section 4.2(c) shall be made in the same priority and proportions, as distributions at such time would be made pursuant to Section 4.2(b).

(d) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any federal, state, local and foreign withholding requirement with respect to any allocation, payment or distribution by the Partnership to any Partner or other Person. All amounts of distribution so withheld for such purposes and in the manner determined by the General Partner, in its sole discretion, and all amounts withheld with respect to any allocation, payment or distribution by any Person to the Partnership, shall be treated as distributions to the Partners to which such amounts would have been distributed under this Section 4.2 but for the withholding. If any such withholding requirement with respect to any Partner exceeds the amount distributable to such Partner under this Section 4.2, or if any withholding requirement was not satisfied with respect to any amount previously allocated or distributed to the Partner, such Partner and any successor or assignee with respect to such Partner’s Interest will, to the fullest extent permitted by Applicable Laws, indemnify and hold harmless the General Partner and the Partnership for such excess amount or such withholding requirement, as the case may be (including interest on such amount at the annual rate equal to the Prime Rate plus 2%).

Section 4.3 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its Interest in the Partnership if such distribution would violate Sections 17-607 or 17- 804 of the Act or other Applicable Laws.

Section 4.4 Restrictions on Distributions. The foregoing provisions of this Article 4 to the contrary notwithstanding, no distribution shall be made (i) if such distribution would violate any contract or agreement to which the Partnership is then a party or any Applicable Laws, rules, regulations or directives of any governmental authority then applicable to the Partnership, (ii) to the extent that the General Partner, in its sole discretion, determines that any amount otherwise distributable should be retained

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by the Partnership to pay, or to establish a reserve for the payment of, any liability or obligation of the Partnership, whether liquidated, fixed, contingent or otherwise, or (iii) to the extent that the General Partner, in its sole discretion, determines that the cash available to the Partnership is insufficient to permit such distribution.

ARTICLE 5

Management

Section 5.1 Management by General Partner. Except as otherwise provided herein (including in Section 2.4(b)), the management of the Partnership shall be vested exclusively in the General Partner, and the General Partner shall devote such time to the business affairs of the Partnership as it deems reasonably necessary therefor. Limited Partners shall have no part in the management of the Partnership, and shall have no authority or right in their capacity as Partners to act on behalf of the Partnership in connection with any matter or to bind the Partnership. Employees of the Partnership shall have authority to act on behalf and in the name of the Partnership to the extent authorized in writing by the General Partner or as expressly authorized by this Agreement.

Section 5.2 Investment Services. The Management Company or other persons, firms or entities selected by the General Partner will provide management and administrative services, including without limitation, assistance in identifying Underlying Funds and investment opportunities, to the Partnership. The General Partner will cause the Partnership to compensate the Management Company for such services; provided, however, that the General Partner shall maintain ultimate responsibility for the management, operations and the investment decisions of the Partnership.

Section 5.3 Authority of General Partner. Except as otherwise provided herein (including in Section 2.4(b)), the General Partner shall have the power by itself on behalf and in the name of the Partnership to carry out any and all of the objectives and purposes of the Partnership set forth in Section 2.4 and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable, convenient or incidental thereto, to the extent otherwise permissible under Applicable Laws, including, without limitation, the power to:

(a) Take any and all action that is permitted under the Act and that is customary or reasonably related to the business of the Partnership;

(b) Invest and dispose of investments, and, pursuant to Section 2.4(b), cause the Partnership to enter into and carry out the terms of the Investment Services Agreement without any further act, approval or vote of any Partner.

(c) Pay the Management Fee provided in Section 5.9 and, to the extent permitted by Applicable Laws (including ERISA), provide customary indemnification by the Partnership in connection therewith.

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(d) Call for Partners to make Capital Contributions in accordance with the terms of this Agreement and to perform, or supervise the performance of, the management and administrative services necessary for the operation of the Partnership including the administration of investor accounts, and the handling of investor relations;

(e) Open, maintain and close accounts with brokers, dealers, banks, currency dealers and others, including the General Partner and its Affiliates; and issue all instructions and authorizations to entities regarding the purchase and sale or entering into, as the case may be, of securities, certificates of deposit, bankers’ acceptances, agreements for the borrowing and lending of portfolio securities and other assets, instruments and investments for the purpose of seeking to achieve the Partnership’s purposes as well as to facilitate capital contributions, distributions, withdrawals, the payment of Partnership expenses and the business and affairs of the Partnership in general;

(f) Open, maintain and close bank accounts and draw checks or other orders for the payment of monies;

(g) Do any and all acts on behalf of the Partnership, and exercise all rights of the Partnership, with respect to its interest in any property or any Partner, including, without limitation, the voting of securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

(h) Acquire, lease, sell, hold or dispose of any assets or investments in the name or for the account of the Partnership or enter into any contract or endorsement in the name or for the account of the Partnership with respect to any such assets or investments or in any other manner bind the Partnership to acquire, lease, sell, hold or dispose of any such assets or investments whatsoever on such terms as the General Partner shall determine or otherwise deal in any manner with the assets of the Partnership in accordance with the purposes of the Partnership;

(i) Borrow money for Partnership purposes, other than for investment purposes (except for borrowings on a short-term basis), to fund withdrawals, to reduce the need for the Partnership to hold cash, to pay operating expenses or for temporary liquidity purposes, including, without limitation, making required capital contributions to the Underlying Funds pending receipt of Capital Contributions from Limited Partners on other receipts of cash, and to pledge or grant security interests in assets of the Partnership in connection therewith, all without any limitation whatsoever; provided, however, that the Partnership shall borrow money only on terms that do not involve personal liability by any Limited Partner for the obligations of the Partnership;

(j) In the name of the Partnership, execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness and secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of property then owned or thereafter acquired by the Partnership, and refinance, recast, modify or extend any of the obligations of the Partnership and the instruments securing those obligations;

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(k) Employ, retain, or otherwise secure or enter into contracts, agreements and other undertakings with Persons in connection with the management and operation of the Partnership’s business, including, without limitation, any attorneys and accountants, and including, without limitation, contracts, agreements or other undertakings and transactions with the General Partner or any other Partner or any Person controlling, under common control with or controlled by the General Partner or any other Partner, all on such terms and for such consideration as the General Partner deems advisable; provided, however, that any such contracts, agreements or other undertakings and transactions with the General Partner or any Affiliate or any other Partner shall be on terms and for consideration which are no less favorable to the Partnership than could be obtained from a non-affiliated party and fair to the parties consistent with the duties of the General Partner as provided herein and shall also be subject to the terms of Section 5.4 to the extent applicable;

(l) Make such elections under the Code and other relevant tax laws as to the treatment of items of income, gain, loss, deduction and credit, and as to all other relevant matters, as the General Partner deems necessary, appropriate, convenient or incidental, including, without limitation, elections referred to in Code Section 754, the determination of which items of cash outlay are to be capitalized or treated as current expenses, and the selection of the method of accounting and bookkeeping procedures to be used by the Partnership;

(m) Bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

(n) Deposit, withdraw, invest, pay, retain and distribute the Partnership’s funds or other assets in a manner consistent with the provisions of this Agreement;

(o) Cause the Partnership to carry such indemnification insurance as the General Partner deems necessary to protect it and any other individual or Entity entitled to indemnification by the Partnership pursuant to Section 5.7, provided such insurance complies with ERISA; and

(p) Authorize any officer, director, employee or other agent of the General Partner or Partner, or any employee or agent of the Partnership to act for and on behalf of the Partnership in any or all of the foregoing matters and all matters incidental thereto or otherwise contemplated by this Agreement. The General Partner may not, however, cause the termination of its services and/or engage a new General Partner other than as provided in Section 6.5.

Section 5.4 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate of the General Partner to the effect that it is then acting as the General Partner and upon the power and authority of the General Partner and any employee or agent of the General Partner or the Partnership as herein set forth.

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Section 5.5 Activities of General Partner; Conflicts of Interest.

(a) Each Covered Person shall devote so much of its time to the affairs of the Partnership as in its judgment the conduct of the Partnership’s business shall reasonably require and each Covered Person shall not be obligated to do or perform any act or thing in connection with the Partnership’s business not expressly set forth herein. Notwithstanding anything to the contrary in this Agreement, each Covered Person will be permitted to perform similar duties for any other Entity. As set forth in Section 5.8, Covered Persons may be entitled to payment from the Partnership for services provided for the benefit of the Partnership.

(b) Nothing herein contained shall be deemed to preclude a Covered Person from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling or holding securities, options, separate accounts, investment contracts, currency, currency units or any other asset and any interests therein for their own accounts or for the account of any other Person, whether as investment adviser, dealer, broker or otherwise. No Partner shall, by reason of being a Partner, have any right to participate in any manner in any profits or income earned or derived by or accruing to a Covered Person from the conduct of any business other than the Partnership’s business or from the conduct of any activities for any account other than that of the Partnership.

Section 5.6 Exculpation.

(a) No Covered Person shall be liable to any Partner or the Partnership for any act or failure to act on behalf of the Partnership, unless such act or failure to act resulted from the bad faith, gross negligence or intentional misconduct of the Covered Person. Each Covered Person may consult with counsel and accountants in respect of Partnership affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants. In addition, the General Partner shall not be liable for the gross negligence, dishonesty or bad faith of any employee, broker or other agent selected by the General Partner with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 5.6 shall not be construed so as to relieve (or attempt to relieve) any Covered Person of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under Applicable Laws, but shall be construed so as to effectuate the provisions of this Section 5.6 to the fullest extent permitted by law.

(b) Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Covered Person shall be entitled to consider any such interests and factors as it desires, provided that such Covered Person shall endeavor to make such decisions in a manner consistent with the Partnership’s best interests, or (ii) in

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its “good faith” or under another express standard, such Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or other Applicable Laws.

(c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Partner, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. Except as required by ERISA, the provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

(d) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the General Partner or any other Covered Person, on the one hand, and the Partnership or a Partner on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the General Partner shall act in a manner that is, or provide terms that are, fair and reasonable to the Partnership or any Partner, the General Partner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner, to the extent permissible under Applicable Laws, shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the General Partner.

Section 5.7 Indemnification.

(a) The Partnership, out of its own assets and not out of the assets of any Partner (except as provided in Section 5.7(b)), shall indemnify and hold harmless each Covered Person, to the maximum extent permitted by Applicable Law, from and against any loss, expense, judgment, settlement cost, fee and related expenses (including reasonable attorneys’ fees and expenses), costs or damages suffered or sustained by reason of being or having been a Covered Person or incurred in connection with any action, suit or proceeding as long as such Covered Person has not acted with bad faith, gross negligence, intentional misconduct or intentional and material breach of this Agreement or knowing violation of the law. The Partnership shall, in the sole discretion of the General Partner, advance to any Covered Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder provided such Covered Person agrees to reimburse the Partnership for such advance to the extent that it shall be finally judicially determined that such Covered Person was not entitled to indemnification under this Section 5.7.

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(b) Each Partner who is at the time of any allocation or distribution a “foreign partner” within the meaning of Code Section 1446(e) shall indemnify the Partnership and the General Partner with respect to any taxes, including any penalties, assessed by the Internal Revenue Service with respect to such allocation or distribution by reason of any failure by the General Partner or the Partnership to withhold a portion, or the requisite portion, of such allocation or distribution.

(c) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 5.7 shall not be construed so as to provide for the indemnification of the Partnership or any Covered Person for any liability to the extent (but only to the extent) that such indemnification would be in violation of Applicable Laws or such liability may not be waived, modified or limited under Applicable Laws, but shall be construed so as to effectuate the provisions of this Section 5.7 to the fullest extent permitted by Applicable Laws.

(d) The indemnification rights provided for in this Section 5.7 shall survive the termination of the Partnership or this Agreement.

(e) This Section 5.7 shall not restrict the ability of the General Partner to enter into indemnification agreement on behalf of the Partnership, which obligations may be satisfied from the Partnership’s assets.

(f) Any indemnification expressly given in this Agreement is in addition to and without prejudice to any indemnification allowed by law.

Section 5.8 Payment of Costs and Expenses.

(a) The Partnership shall pay all “Organizational Expenses,” which expenses shall include all legal and accounting fees, costs and other expenses of organizing and raising capital for the Partnership, filing, printing, presentations, travel and communication fees, incurred by the Partnership, or the General Partner on the Partnership’s behalf, in connection with the initial structuring and organization of the Partnership, including marketing expenses; provided, however, any Organizational Expenses in excess of $100,000 shall be borne by the General Partner without any credit hereunder.

(b) All ongoing expenses of the Partnership, including, but not limited to, all investment-related expenses, including the management fees of entities in which the Partnership invests, all taxes and investment expenses (i.e., expenses that the General Partner reasonably determines to be directly related to the investment, holding and/or disposing of the Partnership’s assets), expenses of maintaining a fidelity bond, legal expenses, auditing and tax return preparation, mailing expenses, printing and postage expenses, insurance expenses, external accounting and reporting expenses related to the Partnership and its investments, as determined by the General Partner in its reasonable discretion, as determined by the General Partner in its reasonable discretion, as well as reimbursement of expenses incurred in connection with such service, and any

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extraordinary expenses (such as litigation and indemnification of the General Partner) shall be paid by the Partnership. The Partnership shall pay all taxes imposed on the Partnership. The General Partner shall be responsible for administrative expenses such as office space, telephone, personnel (except payments to any consultants or professional advisors engaged by the General Partner for the benefit of the Partnership), maintenance of books and records and other general overhead. The expenses payable by the Partnership pursuant to this Section 5.8(b) may be paid to Covered Persons.

(c) In the event the General Partner pays, on the Partnership’s behalf, any of those expenses to be borne by the Partnership pursuant to this Section 5.8, the Partnership shall cause to be paid to the General Partner a reimbursement for such expenses as soon as possible after the General Partner’s incurrence thereof.

(d) In addition to the proportionate share of Organizational Expenses each Limited Partner contributes to the Partnership under Section 3.2(c)(2) or 3.2(c)(3), each Limited Partner shall bear its proportionate share of Organizational Expenses incurred through the final Closing Date (up to a maximum of $100,000 in the aggregate for all Limited Partners).

Section 5.9 Management Fee. Starting on the first Closing Date and through the fifth anniversary of the first Closing Date, the Management Company shall be paid a Management Fee payable quarterly in advance, within ten (10) days after each January 1, April 1, July 1 and October 1 (or the Closing Date in the case of the initial offering of Interests) prorated for any partial period. The fee percentage charged to a Limited Partner shall be based on the Capital Commitments of such Limited Partner at the date of the final Closing, with such fee percentage applied against the aggregate Capital Contributions of the Limited Partner as of the date each Management Fee is payable.

Capital Commitments	Quarterly Management Fee
$0-$500,000	0.375%

Next $500,000 ($500,001 -$999,999)	0.3125%

Next $2 million ($1 ,000,000-$2,999,999)	0.250%

Next $2 million ($3,000,000-$4,999,999)	0.1875%

Additional amounts ($5,000,000 and over)	0.125%

After the fifth anniversary of the first Closing Date through the date of the tenth anniversary of the first Closing Date of the Partnership, the Management Company shall

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be paid an annual Management Fee at the rate of 75% of the above Management Fee, per annum on the same terms as set forth above. No Management Fee will be charged beyond the tenth anniversary of the first Closing Date. The Management Fee shall be charged to the Limited Partners’ Capital Account in proportion to their Capital Commitments. The General Partner may in its discretion withhold distributions to pay any Management Fee due or expected to be due in the future.

Section 5.10 Merger. The Partnership may merge with, convert into, or consolidate into, another Delaware limited partnership or “other business entity” (as defined in Section 17-21l(a) of the Act) upon the approval of Partners whose Interests represent a majority of the Interests then outstanding. No other approval shall be necessary for the Partnership to merge with, convert into, or consolidate into any other Person in accordance with this Section 5.10.

Section 5.11 Acquisition of Investments from the General Partner. To the extent that the General Partner or an Affiliate of the General Partner has acquired one or more investments in an Underlying Fund on behalf of the Partnership pending the first Closing Date, the Partnership shall acquire any such investments from the General Partner or the Affiliate of the General Partner and shall reimburse the General Partner or such Affiliate of the General Partner for any amount of any commitment that it has funded on the Partnership’s behalf. If at the first Closing the Partnership’s assets do not constitute plan assets governed by ERISA, the Partnership shall pay the General Partner or such Affiliate of the General Partner an additional payment computed on the amount set forth in the immediately preceding sentence at a rate per annum equal to the Prime Rate plus two percent (2%).

Section 5.12 Receipt of Property Other Than Cash. To the extent feasible, prior to an Underlying Fund’s in-kind distribution to the Partnership of any security, the General Partner shall, to the extent practical, give each ERISA Partner advance notice of such distribution. If an ERISA Partner notifies the General Partner in writing that the receipt by the Partnership of such security would violate ERISA, or if the General Partner determines such distribution would violate ERISA, then the General Partner shall attempt to arrange for a substituted distribution to the Partnership of cash, other securities, or both, with a fair market value approximately equal to the fair market value of such securities less, if necessary, any transaction costs. If this is not possible, the General Partner and the affected ERISA Partner shall use their reasonable best efforts to develop and implement (if practical) mutually acceptable alternatives.

Section 5.13 Early Termination of Commitment Period. Partners whose Interests represent more than 50% of the Interests may terminate the Commitment Period by providing written notice to the General Partner requiring the General Partner to cease making new investments on behalf of the Partnership, other than (i) completing investments by the Partnership in transactions that were in process prior to the General Partner’s receipt of such notice; (ii) satisfying capital commitments with respect to then existing Underlying Funds; and (iii) effecting Follow-on Investments in process prior to the General Partner’s receipt of such notice.

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ARTICLE 6

Resignation, Assignments, Withdrawal and Removal

Section 6.1 Resignation.

(a) A Partner shall not have the right to resign from the Partnership except (i) in accordance with Section 6.5 or 6.6, or (ii) when, to the satisfaction and in the sole discretion of the General Partner, such resignation is required to comply with laws or regulations applicable to a Partner.

(b) The General Partner may terminate the Interest of any Partner and cause such Partner to resign from the Partnership at any time upon at least seven days’ prior written notice, if the General Partner determines, in its sole discretion, that the continued participation of such Partner in the Partnership might adversely affect the Partnership, such as by (but not limited to) violating ERISA (if determined based on the opinion of qualified legal counsel), jeopardizing the treatment of the Partnership as a partnership for U.S. federal income tax purposes, involving the Partnership or any Partner in any litigation arising out of, or relating to, the participation of such Partner in the Partnership or causing the Partnership to be required to register as an investment company under the Investment Company Act. In the event of termination by the General Partner of a Partner’s Interest, such Partner shall immediately resign from the Partnership and cease to be a Partner but shall be paid within ninety (90) days or as soon thereafter as the Partnership has available funds an amount equal to the positive balance, if any, in the Partner’s Capital Account, as adjusted for unrealized Net Profits and Net Losses, which adjustments shall be made in good faith by the General Partner and shall be final and binding on the removed Partner.

(c) From and after the effective date of resignation of a Partner, the Interest of a resigning Partner shall not be included in calculating the Interests of the Partners required to take any action under this Agreement.

Section 6.2 Assignability of Interest.

(a) Except as provided in Section 6.6 or with the prior written consent of the General Partner, which may be withheld in its sole discretion, a Partner (other than the General Partner) may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of (collectively, “Transfer”) any of the attributes of its Interest (i.e., any rights under or evidenced by this Agreement), in whole or in part to any Person. Any Transfer of an Interest to any party that is not both a “qualified purchaser,” as such term is defined in the Investment Company Act, and an “accredited investor,” as such term is defined in the Securities Act, shall be void ab initio, except that the General Partner may, in its sole discretion, permit Transfers to Persons that are not “qualified purchasers” to the extent the ownership by such Person would be permitted by Rule 3c-5, Rule 3c-6 or other provision of or rule under the Investment Company Act or that are not “accredited investors” to the extent the ownership by such Person would be permitted by Rule 506 or

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other provision of or rule under the Securities Act. In addition, any Transfer to a party that is not a “United States person,” as defined in Code Section 7701(a)(3), shall be void ab initio unless the General Partner, in its sole discretion, determines to permit such Transfer. To the fullest extent permitted by law, any Transfer made in violation of this Section 6.2 shall be void and of no effect. No transferee of an Interest shall become a Partner except upon admission as a Substituted Limited Partner upon (i) the consent of the General Partner, such consent to be conclusively, but not exclusively, evidenced by the General Partner’s amendment to the books and records of the Partnership and Schedule A to reflect the admission of such Person as a Substituted Limited Partner, (ii) the execution and delivery by such transferee to the Partnership of an instrument of transfer containing such representations, warranties and agreements as in the Subscription Agreement of the transferor, (iii) the execution and delivery to the Partnership of a counterpart of this Agreement, (iv) the updating of the books and records of the Partnership and Schedule A to reflect such Person’s admission as a Substituted Limited Partner, and (v) the provision to the General Partner of such other documents including a power of attorney, as the General Partner shall require.

(b) Notwithstanding any other provisions of this Section 6.2, a Transfer of a Partner’s Interest may not be made if:

(1) Such Transfer, when added to the total of all other Transfers of Interests within the preceding twelve (12) months, would result in the Partnership being considered to have terminated within the meaning of Code Section 708;

(2) Such Transfer would violate any U.S. securities laws, or any state securities or “blue sky” laws (including any investor suitability standards) applicable to the Partnership or the Interest to be Transferred;

(3) Such Transfer would result in the Partnership being required to register as an investment company under the Investment Company Act;

(4) Such Transfer would cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes;

(5) Such Transfer would cause all or any portion of the Partnership’s property to be deemed “tax-exempt use property” within the meaning of Code Section 168;

(6) Such Transfer would cause the Partnership to be classified as a publicly traded partnership within the meaning of Code Section 7704(b); or

(7) Such Transfer would violate ERISA.

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(c) Without the consent of holders of at least 50% of Interests of Non-Affiliated Limited Partners, the General Partner may not Transfer its interest in the Partnership, as General Partner, in whole or in part, to any Person, (i) except by operation of law, (ii) unless, immediately prior to and after such Transfer, such Person was controlled by the General Partner or the Person or Persons who control the General Partner immediately prior to such transaction or (iii) except upon written notice given to all Partners on or prior to September 1 in the Fiscal Year prior to the year of the proposed Transfer; provided, however, in the case of the Transfers listed above, such Transfer would not violate ERISA. Any pledge or hypothecation of, or granting of a security interest, lien or other encumbrance in or against all or any portion of the General Partner’s interest in the Partnership as General Partner as permitted by this Section 6.2(c) shall not cause the General Partner to cease to be a General Partner, nor shall the General Partner cease to be a General Partner upon the foreclosure by any Person upon any such pledge, security interest, lien or other encumbrance, unless and until such Person is admitted to the Partnership as a General Partner, which admission is hereby authorized without the Consent of any other Partner. The General Partner shall not cease to be a General Partner upon any Transfer of its entire interest in the Partnership as General Partner to any Person, as permitted by this Section 6.2(c), unless and until such Person is admitted to the Partnership as a General Partner, which admission is hereby authorized without the Consent of any Partner.

(d) No purported Transfer by a transferor of an Interest will be recognized unless (i) the transferor shall have represented that such Transfer (A) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Interest have been approved by the General Partner as not being incident to a public trading market and not through any other broker-dealer or matching agent or (B) otherwise was not effected through a broker-dealer or matching agent which makes a market in Interests or which provides a readily available, regular and ongoing opportunity to Partners to sell or exchange their Interests through a public means of obtaining or providing information of offers to buy, sell or exchange Interests and (ii) the General Partner determines that such Transfer would not, by itself or together with any other Transfers, likely result in, as determined by the General Partner in its sole discretion, the Partnership being classified as a publicly traded partnership.

(e) No purported Transfer of an Interest will be recognized if, after giving effect to such Transfer, the Partnership would not satisfy at least one of the safe harbors contained in the Treasury Regulations Section 1.7704-1.

(f) To the fullest extent permitted by law, any purported Transfer of an Interest that is not made in compliance with this Agreement is hereby declared to be null and void and of no force or effect whatsoever.

(g) The General Partner may reasonably interpret, and is hereby authorized to take such action as it deems necessary or desirable to effect, the foregoing provisions of this Section 6.2. The General Partner may, in its sole discretion, amend the provisions of this Section 6.2 in such manner as may be necessary or desirable (or eliminate or amend such provisions to the extent they are no longer necessary or desirable) to preserve the tax status of the Partnership.

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Section 6.3 Effect of Death, Etc. The death, retirement, resignation, expulsion, disability, incapacity, incompetence, bankruptcy, insolvency or dissolution of a Partner, or the occurrence of any other event under the Act that terminates the continued ownership of a Partner in the Partnership, shall not cause the Partnership to be dissolved and its affairs to be wound up, so long as the Partnership at all times has at least one Limited Partner. Upon the occurrence of any such event, the business of the Partnership shall be continued without dissolution. The legal representatives, if any, of a Partner shall succeed as assignee to the Partner’s interest in the Partnership upon the death, incapacity, incompetence, bankruptcy, insolvency or dissolution of a Partner, but shall not be admitted as a Substituted Limited Partner without the consent of the General Partner in its sole discretion; the interest in the Partnership held by such legal representatives of a Partner shall not be included in calculating the interests of the Partners required to take any action under this Agreement.

Section 6.4 Limitations on Withdrawal. The right of any Partner or the legal representatives of such Partner to have distributed such Partner’s Capital Account pursuant to this Article 6 is subject to the provision by the General Partner for all Partnership liabilities in accordance with the Act and for reserves for contingencies established by the General Partner in good faith.

Section 6.5 Resignation, Removal or Replacement of General Partner.

(a) The General Partner may resign effective at any time upon the approval of Partners whose Interests represent a majority of the Interests then outstanding. Partners whose Interests represent more than 50% of the Interests shall have a right upon written notice to the General Partner to require the General Partner to cease making new investments on behalf of the Partnership, other than (i) completing investments by the Partnership in transactions that were in process prior to the General Partner’s receipt of such notice; (ii) satisfying capital commitments with respect to then existing Underlying Funds; and (iii) effect Follow-on Investments in process prior to the General Partner’s receipt of such notice. Upon the resignation of the General Partner, the Partners may appoint a new General Partner upon the affirmative vote of Partners whose Interests represent a majority of the Interests.

(b) Notwithstanding any other provision of this Agreement, the holders of a majority in Interest of Non-Affiliated Limited Partners shall have the right, at any time and from time to time, by written consent or at a meeting of the Limited Partners called by any one or more Limited Partners, to remove the General Partner from its position as the General Partner of the Partnership. Upon the removal of the General Partner, a majority in Interest of the Limited Partners, by written consent or at a meeting of the Limited Partners called by any one or more Limited Partners, shall at the same time designate any Person, with such Person’s consent, who owns an Interest in the Partnership or who acquires an Interest in the partnership contemporaneously with such designation, as the proposed successor General Partner of the General Partner so removed. Upon the removal of the General Partner, the holders of a majority in Interest of Non-Affiliated Limited Partners shall have the right to either require (i) the General

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Partner to withdraw from the Partnership and receive payment pursuant to Section 6.5(c) or (ii) the General Partner to become a Limited Partner with such General Partner’s Interest, without further action, becoming a Limited Partner’s Interest.

(c) Within 180 days after the date of removal under Section 6.5(b)(i), the General Partner shall be entitled to receive an amount equal to the positive balance, if any, in the General Partner’s Capital Account, as adjusted for unrealized Net Profits and Net Losses, which adjustments shall be made in good faith by the replacement General Partner and shall be final and binding on the removed General Partner. Any distribution to a removed General Partner pursuant to this Section 6.5 may be made in cash, securities, or in the form of a promissory note with the terms set forth below, provided that the percentage of the amount of any issue of any securities held by the Partnership that may be distributed (or an undivided beneficial interest in which may be assigned as aforesaid) pursuant to this Section 6.5 may not exceed the percentage which results from dividing the closing balance of the Capital Account of such removed General Partner by the sum of the closing balances of the Capital Accounts of the Partners on the date of withdrawal. Such promissory note shall bear simple interest at the Prime Rate as from time to time in effect, and (unless prepaid by the Partnership, at its sole option) shall be payable both as to principal and accrued interest only at the end of the term of the Partnership. Recourse for payment of any and all amounts due under such promissory note shall be solely to the assets of the Partnership, and such promissory note shall be without recourse to the General Partner.

(d) Notwithstanding anything contained herein to the contrary, the removed General Partner shall not be paid any amounts provided in Sections 4.2(b)(3) and (4), unless such amount is certain and payable at the time of the General Partner’s removal or resignation (such amounts shall be payable to the General Partner in place at the time an amount is due and owing). The replacement General Partner of the Partnership shall promptly prepare and file or cause to be filed, an amendment to the Certificate of Limited Partnership of the Partnership, and shall prepare and execute an amendment to this Agreement reflecting the admission of such replacement general partner, and the withdrawal of the General Partner. The replaced General Partner and its Affiliates shall continue to be Covered Persons and to be entitled to indemnification hereunder pursuant to Section 5.7 with respect to damages relating to Underlying Investments made prior to the removal of the General Partner.

Section 6.6 Resignation of ERISA Partner. If the conditions of Section 6.6(a) are satisfied, then that Partner may resign from the Partnership in accordance with Section 6.6(b).

(a) Notwithstanding any provision of this Agreement to the contrary, any ERISA Partner may elect to resign from the Partnership if such ERISA Partner obtains an opinion of qualified legal counsel, reasonably acceptable to the General Partner, that, as a result of specifically enumerated factual acts or omissions of the General Partner after the admission of the ERISA Partner to the Partnership (other than the existence of the General Partner’s powers and authority as set forth in this

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Agreement), either (i) the continuation of such ERISA Partner as a Partner would cause or constitute a violation of ERISA, or (ii) the trustees or other named fiduciaries of such ERISA Partner would have liability for such acts or omissions in the absence of such ERISA Partner’s resignation.

(b) A Partner who is entitled to resign pursuant to Section 6.6(a) shall deliver to the General Partner a written election to resign, along with the opinion of qualified legal counsel referred to in Section 6.6(a), within 30 days after the ERISA Partner knows of the act or omission described in Section 6.6(a), and the General Partner shall deliver to all Partners a copy of such Partner’s resignation and the opinion of qualified legal counsel. The Partnership and such resigning Partner shall make good faith efforts either (i) to take such actions, if any, which, in the opinion of counsel for either party, would enable compliance with ERISA without any Partner’s resignation from the Partnership, or (ii) to accomplish a Transfer of such Partner’s Interest to a qualified purchaser at a price equal to at least such Partner’s Capital Account and on other mutually agreeable terms and conditions. Notwithstanding the foregoing, no such Transfer shall be required if the Partner delivers to the General Partner an opinion of qualified legal counsel reasonably acceptable to the General Partner that such Transfer would violate ERISA. If more than one Partner is resigning pursuant to this Section 6.6, then any offer to purchase any resigning Partner’s Interest shall be deemed to have been made to all such Partners in proportion to their Capital Accounts, and each such Partner shall, pursuant to the terms of this Section 6.6(b), transfer a portion of its Interest to the offer or that is proportionate to their Capital Accounts.

(c) If a Transfer has not been arranged or if the cause for the resignation is not cured within 30 days after delivery to the General Partner of the notice referred to in Section 6.6(b), then the ERISA Partner shall immediately resign. Upon such resignation, the Partnership shall, subject to any restrictions imposed by ERISA, deliver to such Partner in full payment of its Interest a promissory note from the Partnership in a principal amount equal to the Partner’s Capital Account as of the effective date of the Partner’s resignation. Such promissory note shall be payable upon the termination of the Partnership, and shall bear interest at the Prime Rate. Alternatively, at such Partner’s written request, which request the General Partner shall attempt in good faith to honor, so long as it would not have an adverse effect on any continuing Partner, and subject to applicable securities laws and ERISA, the Partnership shall distribute to such Partner cash or property in an amount equal to its Capital Account. If neither of these alternatives are permissible under ERISA or other Applicable Laws, the General Partner and the affected ERISA Partner shall use their best efforts to develop and implement (if practical) mutually acceptable alternatives.

ARTICLE 7

Dissolution and Winding-up

Section 7.1 Events Causing Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

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(a) The expiration of the term of the Partnership in accordance with Section 2.9;

(b) At any time upon the election of the General Partner to dissolve the Partnership, provided that such decision has been approved by the Partners (other than Defaulting Partners) whose Interests represent a majority of the Interests then outstanding;

(c) The entry of a decree of judicial dissolution under Section 17-802 of the Act;

(d) The termination of the legal existence of the last remaining Limited Partner or the occurrence of any other event which terminates the continued ownership of the last remaining Limited Partner of the Partnership in the Partnership unless the business of the Partnership is continued in a manner permitted by this Agreement or the Act; or

(e) The withdrawal of the General Partner, if no successor is elected within 30 days after withdrawal.

Section 7.2 Winding-up. Upon dissolution of the Partnership, the General Partner, or if there is none, the Person or Persons approved by the Consent of a majority in Interests of the Partners, shall carry out the winding up of the Partnership’s affairs and shall, within no more than 30 days after completion of a final audit of the Partnership’s books and records (which shall be performed within 90 days of such dissolution), make payments or distributions out of the Partnership’s assets in the following manner and order:

(a) First, to satisfaction (whether by payment or reasonable provision therefor) of claims of all creditors of the Partnership (other than Partners);

(b) Second, to satisfaction (whether by payment or reasonable provision therefor) of the claims of all creditors of the Partnership who are Partners; and

(c) Third, after allocating income, gain and loss in accordance with Article 3 of this Agreement, to the Partners in accordance with the positive balance in the Partners’ Capital Accounts. Before the distribution of all the assets of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

Section 7.3 General Partner’s Potential Return of Carried Interest Distribution. If the aggregate amount or value of all distributions made to a Limited Partner during the term of the Partnership is less than the aggregate Capital Contributions made by that Limited Partner, plus its Preferred Return, the General Partner and the Special Limited Partner, respectively, will be required to contribute to the Partnership the amount of such deficit (with the General Partner contributing 20% of the deficit, and the Special Limited Partner contributing 80% of the deficit), which contributions shall be

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distributed to that Limited Partner; provided, however, the General Partner and Special Limited Partner, respectively, will not be required to contribute in the aggregate pursuant to this Section 7.3 an amount in excess of the total Carried Interest Distributions to the General Partner and Special Limited Partner, respectively, with respect to such Limited Partner, net of taxes as determined by the General Partner. For the purpose of this Section 7.3, the term “Limited Partner” shall not include the Special Limited Partner.

Section 7.4 Cancellation of Certificate. Notwithstanding anything to the contrary in this Agreement, the existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate in accordance with the Act.

ARTICLE 8

Books and Records

Section 8.1 Books and Records. The books and records of the Partnership, and a list of the names and residence, business or mailing addresses and Interests of all Partners, shall be maintained at the principal office of the Partnership and, subject to Section 8.8 shall be available for examination there by any Partner or by such Partner’s duly authorized representatives during normal business hours upon reasonable notice for any purpose reasonably related to the Partner’s Interest as a Partner of the Partnership. Subject to Section 8.8, any Partner, or such Partner’s duly authorized representatives, upon notification to the General Partner and upon paying the costs of collection, duplication and mailing, shall be entitled for any purpose reasonably related to the Partner’s Interest as a Partner to a copy of information to which such Partner is entitled under the Act. The Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner in its sole discretion deems advisable.

Section 8.2 Accounting; Tax Year.

(a) The books and records of the Partnership shall be kept on the accrual basis in accordance with GAAP. The Partnership may report its operations for tax purposes on the accrual method. The taxable year of the Partnership shall be its Fiscal Year or as otherwise required by Section 706 of the Code.

(b) The financial statements of the Partnership shall be audited by Accountants as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Partnership.

Section 8.3 Filing of Tax Returns and ERISA Reports. The General Partner shall prepare and file, or cause the Accountants of the Partnership to prepare and file, a federal information tax return in compliance with Code Section 6031, ERISA (if at the Closing the Partnership’s assets constitute plan assets governed by ERISA) and any required state and local income tax and information returns for each tax year of the Partnership.

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Section 8.4 Tax Matters Partner . The General Partner shall be designated on the Partnership’s annual federal information tax return as the Tax Matters Partner of the Partnership (the “Tax Matters Partner”) as provided in Code Section 6231(a)(7). Each Person (for purposes of this Section 8.4, called a “Pass-thru Partner”) that holds or controls an Interest as Partner on behalf of, or for the benefit of another Person or Persons, or which Pass-thru Partner is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Partner of a notice or document, convey such notice or other document in writing to all holders of beneficial Interests in the Partnership holding such interest through such Pass-thru Partner. In the event the Partnership shall be the subject of an income tax audit by any federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner. All expenses incurred in connection with any such audit, investigation, settlement or review and any other expenses incurred by the Tax Matters Partner in connection with its duties as Tax Matters Partner shall be borne by the Partnership.

Section 8.5 Reports.

(a) Annual Reports. As soon as practicable after the end of each Fiscal Year and the receipt by the Partnership of the necessary information from the Underlying Funds, the Partnership shall prepare and make available to each Partner, or shall cause others to do so, a financial report setting forth the following:

(1) A balance sheet of the Partnership as of the close of such Fiscal Year;

(2) A statement showing the Net Income or Net Loss for such Fiscal Year in reasonable detail; and

(3) A statement indicating changes in the aggregate Capital Account balances of the Partners for such Fiscal Year.

(b) Quarterly Reports. As soon as practical after the end of each Fiscal Quarter, and the receipt by the Partnership of the necessary information regarding its investments (including from the Underlying Funds), the Partnership shall prepare and make available to each Partner, or shall cause others to do so, a financial report containing that same information as shall be included in each annual report prepared pursuant to Section 8.5(a) for that Fiscal Year as of the end of the prior Fiscal Quarter; provided that Quarterly Reports need not be audited.

(c) Detail. The Partnership’s annual report shall be accompanied by the report thereon of the Accountants. The Partnership shall not be required to provide to any Partner in writing any listing of its assets or liabilities or any portion thereof in connection with such reports unless such information is required to comply with ERISA.

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Section 8.6 Tax Information. As soon as practicable after the end of each Fiscal Year and the receipt by the Partnership of the necessary information regarding its investments (including from the Underlying Funds), the Partnership shall prepare and make available, or shall cause others to do so, to each Partner and, to the extent necessary, to each former Partner (or such Partner’s legal representatives), a report setting forth in sufficient detail such information as shall enable such Partner or former Partner (or such Partner’s legal representatives) to prepare their respective federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing.

Section 8.7 Portfolio Valuations.

(a) For purposes of reporting values of the Partnership’s investments, all Partnership securities shall be valued by the General Partner, in its sole discretion. Formal valuations of the Partnership’s investment portfolio shall be made annually and reported to each Partner.

(b) All valuation decisions pursuant to this Section 8.7 shall be made by or at the direction of the General Partner in its sole discretion and shall be binding on all of the Partners.

(c) Any assets or liabilities initially expressed in terms of foreign currencies shall be translated into United States dollars ($) at the prevailing market rate as determined by the General Partner.

Section 8.8 Additional Information. Limited Partners may request, and the General Partner will provide, copies of any accounts or reports provided to the General Partner by the Underlying Funds or with respect to Underlying Investments; provided that such disclosure shall not be required if the General Partner is required by Applicable Laws or by an agreement with any Person to keep such information confidential.

ARTICLE 9

Miscellaneous

Section 9.1 General. This Agreement shall be binding on the executors, administrators, estates, heirs, and legal successors and representatives of the Partners.

Section 9.2 Power of Attorney. Each of the Partners hereby appoints the General Partner (and any substitute or successor General Partner or any officer thereof or of the Partnership), each acting individually, as the true and lawful representative of such Partner and attorney-in-fact, in such Partner’s name, place and stead:

(a) To receive and pay over to the Partnership on behalf of such Partner, to the extent set forth in this Agreement, all funds received hereunder;

(b) To complete or correct, on behalf of such Partner, all documents to be executed by such Partner in connection with such Partner’s subscription for an interest in the Partnership, including, without limitation, filling in or amending amounts, dates, and other pertinent information;

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(c) To make, execute, sign, acknowledge, swear to and file: (i) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the winding-up and termination of the Partnership (including, but not limited to, a certificate of cancellation of the Certificate); (ii) any business certificate, fictitious name certificate, amendment thereto, or amendment to the Certificate, or other instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Partnership, including all agreements and instruments necessary or advisable to consummate any investment (including the execution of organizational documents with respect to Separate Entities, and amendments thereto) or required by any Applicable Laws; (iii) any counterparts of this Agreement to be entered into pursuant to any agreements to which such Partner is a signatory; (iv) any duly adopted amendment to and/or restatement of this Agreement; and (v) all other filings with agencies of the federal government, or any state or local government, or of any other jurisdiction, that the General Partner considers necessary or desirable to carry out the purposes of this Agreement and the business of the Partnership; and

(d) To transfer, assign or sell such Partner’s Interest pursuant to Section 3.3(d) or Section 3.4, and/or to take any other actions pursuant to Section 3.3 or Section 3.4. Notwithstanding anything to the contrary above, the designated attorney-in-fact is not authorized to take any action on behalf of a Limited Partner which is inconsistent with this Agreement and the Limited Partner’s Subscription Agreement, including, but not limited to, increasing the amount of the Limited Partner’s Capital Commitment or the Limited Partner’s liability or altering the method of division of profits and losses or the method of distributions in connection with the investment of a Limited Partner without the Consent of the Limited Partner. The power of attorney hereby granted by each of the Partners is coupled with an interest, is irrevocable, shall survive the transfer of a Partner’s Interest and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetence, termination, bankruptcy, insolvency or dissolution of such Partner.

Section 9.3 Amendments. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the Consent of Partners whose Interests represent at least 50% of the Interests and the Consent of the General Partner, insofar as is consistent with the laws governing this Agreement; provided, however, that, without the Consent of the Partners, the General Partner may amend the Agreement and/or Schedules hereto to: (i) reflect changes validly made in the ownership of the Partnership and the Capital Contributions and Interests of the Partners; (ii) reflect a change in the name, registered office, or registered agent of the Partnership; (iii) make a change that is necessary or, in the opinion of the General Partner, advisable (A) to qualify the Partnership as a limited partnership in which the Limited Partners have limited liability under the laws of any state, (B) to ensure that the Partnership will not be treated as an association taxable as a corporation or classified as a publicly traded partnership for U.S. federal income tax purposes, or (C) to preserve the tax status of the Partnership as

50

provided in Section 6.2(g); (iv) admit Partners to the Partnership in the manner contemplated by this Agreement or to amend Schedule A to reflect the information on the books and records of the Partnership; (v) make a change that is necessary or desirable to cure any ambiguity, correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement, or make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Partners in any material respect; (vi) make a change that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Partners or that is required or contemplated by this Agreement; (vii) make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of Applicable Laws if the provisions of Applicable Laws are amended, modified or revoked so that the taking of such action is no longer required; (viii) prevent the Partnership or the General Partner from being deemed in any manner an “investment company” subject to the provisions of the Investment Company Act; (ix) make any change as long as such change does not adversely affect the Partners in any material respect; and/or (x) make any other amendments similar to the foregoing. Each Partner, however, must consent to any amendment that would reduce such Partner’s (other than Defaulting Partners) Capital Account (except as otherwise stated herein) or rights of contribution or withdrawal; amend the provisions of this Agreement relating to amendments; or result in the Partnership being treated as an association taxable as a corporation for U.S. federal income tax purposes. Notwithstanding any provision in this Agreement to the contrary, no amendment to this Agreement shall (i) increase the liability of a Partner (other than Defaulting Partners) without such Partner’s consent, or (ii) adversely affect the economic rights of the Special Limited Partner (including, without limitation, its rights to income allocations under Section 3.6(a) and distributions under Section 4.2(b)) without the prior written consent of the Special Limited Partner.

Section 9.4 Certain Elections. The Partnership shall not elect to be treated as a corporation for U.S. federal income tax purposes.

Section 9.5 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware without regard to principles of conflict of laws and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern the limited partnership aspects of the Agreement (subject to the terms of this Agreement).

Section 9.6 Notices. Except as otherwise specifically provided herein, each notice relating to this Agreement shall be in writing and delivered in person, by facsimile or by registered or certified mail. The receipt of any notice transmitted by facsimile must be confirmed by any means acceptable in the preceding sentence to be effective; provided, however, that such a confirmation does not, in turn, have to be confirmed. All

51

notices to a Partner shall be addressed to such Partner at the address set forth on the books and records of the Partnership. Any Partner may designate a new address by notice to that effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when faxed or mailed by registered or certified mail to the proper address or when delivered in person.

Section 9.7 Goodwill. No value shall be placed on the name or goodwill of the Partnership, which shall belong exclusively to the General Partner.

Section 9.8 Heading. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in constructing the terms and provisions of this Agreement.

Section 9.9 Irrevocable and Coupled with an Interest, Copies to Be Transmitted. The powers of attorney granted under Section 9.2 shall be deemed irrevocable and to be coupled with an interest. A copy of each document executed by the General Partner pursuant to the powers of attorney granted in Section 9.2 shall be transmitted to each Limited Partner promptly after the date of the execution of any such document.

Section 9.10 Survival of Power of Attorney. The powers of attorney granted in Section 9.2 shall survive delivery of an assignment by any Limited Partner of the whole or any part of such Partner’s Interest, provided that if such assignment was of all of such Limited Partner’s Interest and the substitution of the assignee as a Limited Partner has been consented to by the General Partner, the foregoing powers of attorney shall survive the delivery of such assignment for the purpose of enabling the General Partner to execute, acknowledge and file any and all certificates and other instruments necessary to effectuate the substitution of the assignee as a substitute Limited Partner. Such powers of attorney shall survive the death, incapacity, dissolution or termination of a Limited Partner and shall extend to such Limited Partner’s successors and assigns.

Section 9.11 Voting Rights. Except as otherwise provided herein, the Limited Partners shall be permitted to exercise any of the voting rights prescribed in this Agreement unless, prior to the exercise by the Limited Partners of any specified voting right or rights, the Partnership shall have obtained (and furnished a copy thereof to each Limited Partner) an opinion of counsel for the Partnership acceptable to at least a Majority in Interest to the effect that the exercise of such specified right or rights will (i) adversely affect the limited liability of the Limited Partners, or (ii) adversely affect the classification of the Partnership as a partnership for federal income tax purposes.

Section 9.12 Construction and Interpretation. This Agreement, the Subscription Agreement, and any other written agreements between the General Partner or the Partnership and any Partner constitute the entire agreement among the parties hereto pertaining to the subject matter hereof. This Agreement supersedes any prior agreements or understanding among the parties and may not be modified or amended in any manner other than as set forth herein. If any question should arise with respect to the

52

operation of the Partnership that is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner in its sole discretion is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. This Agreement together with the documents expressly referred to herein, each as amended or supplemented, constitutes the entire agreement among the parties with respect to the subject matter herein or therein. They supersede any prior agreement or understanding among the parties hereto.

Section 9.13 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding, and may be executed, through the use of separate signature pages or in any number of counterparts, with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however, that each such counterpart shall have been executed by the General Partner and that the counterparts, in the aggregate, shall have been signed by or on behalf of all of the Partners.

Section 9.14 Separability of Provisions. Whenever possible, the provisions of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Laws, but, if any provision of this Agreement shall be held by a court of competent jurisdiction to be unenforceable, illegal or invalid under said Applicable Laws, such provision shall be ineffective only to the extent of such unenforceability, illegality or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

Section 9.15 No Waiver. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

Section 9.16 Confidentiality. To the fullest extent permitted by law, each Partner will maintain the confidentiality of information together with analyses, studies or other documents or records prepared by the Partner, its affiliates, any representative or other Person acting on behalf of the Limited Partner, that is, to the knowledge of such Partner, non-public information or generated from non-public information regarding the Partnership and the General Partner, received by such Partner pursuant to this Agreement in accordance with such procedures as it applies generally to the information of this kind.

Section 9.17 No Right to Partition. Except as otherwise expressly provided in this Agreement, the Partners, on behalf of themselves and their shareholders, members, partners, heirs, executors, administrators, personal or legal representatives, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest that is considered to be Partnership property, regardless of the manner in which title to any such property may be held.

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Section 9.18 Survival. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Partnership until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

Section 9.19 Titles. Titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

Remainder of Page Intentionally Left Blank.

Signature Page(s) Follows.

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IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Agreement of Limited Partnership of PCM Private Equity L.P. as of the date first set forth above.

GENERAL PARTNER:

PCM CAPITAL-PRIVATE EQUITY LLC
By:
Name:
Title:

SPECIAL LIMITED PARTNER:

PCM, LLC

By:
Name:
Title:

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IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Agreement of Limited Partnership of PCM Private Equity L.P. as of the date set forth below.

LIMITED PARTNER:

By:
Print Name:
Title (if applicable):

Joint Signature (if applicable):

By:
Print Name:
Title (if applicable):

Attorney-in-Fact (if applicable):

By:
Print Name:

Date: July 30, 2010

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SCHEDULE A

PCM PRIVATE EQUITY L.P.

Part I

GENERAL PARTNER

Name and Address	Amount of Capital Commitment

PCM CAPITAL-PRIVATE EQUITY LLC 1010 Grand Blvd. Kansas City, MO 64106	$*

*	Investments in the Partnership by the members and/or Affiliates of the General Partner are counted toward the General Partner’s Capital Commitment.

1

Exhibit G

FORM OF KANSAS CITY SUBLEASE

THIS SUBLEASE (“Sublease”) is made and entered into as of this      day of                     , 2010, by and between GEORGE K. BAUM & COMPANY, a Missouri corporation (“Sublessor”), and UMB ADVISORS, LLC, a Delaware limited liability company (“Subtenant”).

RECITALS:

A. Pursuant to that certain Lease dated April 5, 2004, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the “Prime Lease”), Plaza Colonnade, L.L.C., a Missouri limited liability company (“Prime Landlord”), as landlord, leased to Sublessor, as tenant, 31,413 square feet on the 5th floor of the Plaza Colonnade Building, located at 4801 Main Street, Kansas City, Missouri 64112, as more particularly described in the Prime Lease (“Sublessor’s Space”).

B. Sublessor desires to sublease to Subtenant a portion of the Sublessor’s Space consisting of approximately 9,709 square feet in the location depicted on Exhibit B attached hereto and incorporated herein by this reference (the “Premises”), and Subtenant desires to sublease the Premises from Sublessor pursuant to the terms of this Sublease.

NOW, THEREFORE, in consideration of $10.00 and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Premises; Prime Lease.

A. Sublessor hereby subleases the Premises to Subtenant, and Subtenant hereby rents the Premises from Sublessor, together with the right in common with others to use certain common areas including related parking areas so designated pursuant to the Prime Lease. Subtenant shall also be entitled to utilize hallways, lobby areas, entrances, conference rooms, bathrooms and kitchen areas in the Sublessor’s Space so long as Subtenant does not materially interfere with Sublessor’s operations.

B. The parties agree that this Sublease shall be subject and subordinate to all of the terms, covenants, conditions and provisions of the Prime Lease, and to all of the title and other matters to which the Prime Lease is subject or subordinate. Except as otherwise herein provided, Subtenant shall have all of the right, privileges and obligations of the tenant under the Prime Lease with respect to the Premises (except any rights to extend the term), and Subtenant shall timely observe and perform all of such covenants and obligations under the Prime Lease arising after the date hereof and with respect to the Premises as if Subtenant were the original tenant thereunder. Neither Sublessor or Subtenant shall undertake or perform any action or fail to take any action which will cause a breach of any covenant or obligation under the Prime Lease, and unless caused by any matter outside of Sublessor’s control, Sublessor shall not breach the Prime Lease. Sublessor shall not terminate the Prime Lease or amend the Prime Lease in any manner affecting Subtenant’s rights to or use of the Premises without Subtenant’s consent, which consent will not be unreasonably withheld, conditioned or delayed. Sublessor represents that Sublessor is not in material default under the Prime Lease as of the date hereof, and that it has obtained the Prime Landlord’s Consent to sublease the Premises to Subtenant. Said Consent is attached hereto and incorporated herein as Exhibit C.

C. Sublessor warrants and represents to Subtenant that a true and correct copy of the Prime Lease is attached hereto as Exhibit A, and that the Prime Lease has not been amended or modified.

D. So long as Subtenant performs its obligations hereunder, Subtenant shall peaceably and quietly hold and enjoy the Premises for the terms set forth herein without hindrance or interruption by Sublessor or any other person lawfully or equitably claiming by, through or under Sublessor. Notwithstanding the foregoing, it is the intent of the Sublessor and Subtenant that all terms and conditions of this Sublease be consistent with the terms and conditions of the Prime Lease, and that in the event of a conflict or inconsistency in the terms of this Sublease and the terms of the Prime Lease, the terms of the Prime Lease shall control and be binding on the parties. In the absence of a term or condition in this Sublease, a term or condition relating to the same matter in the Prime Lease shall be construed as having been contained in this Sublease.

E. Sublessor shall provide mutually agreed upon signage for Subtenant consistent in type and size with signage for the prior subtenant of the Premises, at Subtenant’s costs, in the area immediately off the elevator, identifying Subtenant and indicating location of Subtenant office, subject to Prime Landlord’s approval rights, if any.

Section 2. Term.

A. The term (the “Term”) of this Sublease shall be for a period commencing on the closing date for the transaction contemplated by the Asset Purchase Agreement dated June 27, 2010 by and among Prairie Capital Management LLC, Subtenant, PCM LLC, UMB Merchant Banc, LLC, UMB Financial Corporation, Brian Kaufman, Robyn Schneider, Curtis Krizek and George K. Baum Holdings, Inc. (the “Commencement Date”) and expiring June 30, 2011, unless sooner terminated as provided herein or as agreed upon by the parties in writing (the “Expiration Date”).

B. Sublessor may terminate this Sublease effective at any time on or after June 30, 2011 by giving at least 30 days written notice of termination (and specifying the effective date of such termination) to Subtenant at least 30 days in advance of such stated termination date. Subtenant may terminate this Sublease effective at any time on or after January 31, 2011 by giving written notice of termination (and specifying the effective date of such termination) to Sublessor at least 30 days in advance of such stated termination date, and upon such termination, Sublessor and Subtenant shall have no further obligations hereunder.

Section 3. Rent.

Subtenant shall pay to Sublessor, at the office of Sublessor or as otherwise designated by Sublessor, rent for the period of time this sublease is in effect, payable in advance in monthly installments in the amount of $20,227.08 per month during the period between the Commencement Date and January 31, 2011, and $21,238.43 per

month for any period of time after February 1, 2011 during which this sublease is in effect, due on the first day of each month (“Rent”). Rent for any partial month shall be prorated on a monthly basis. Sublessor shall timely pay to Prime Landlord all rent and other charges owed under the Prime Lease, and Subtenant shall have no obligation for same.

Section 4. Operating Expenses, Utilities and Expenses; Maintenance and Repair; Services.

Sublessor shall initially be responsible for all operating expenses, utility expenses, taxes and assessments, maintenance, repair, restoration and other expenses required of Sublessor as the tenant under the Prime Lease or relating to the use and operation of the Premises, including, without limitation, charges owed by Sublessor to Prime Landlord under Section 5 of the Prime Lease. Any increase in the amount of such fees and expenses subsequent to December 31, 2008 that is paid by Sublessor to Prime Landlord shall be reimbursed to Sublessor by Subtenant within thirty (30) days after receipt by Subtenant from Sublessor of notice thereof. In accordance with Sublessor’s obligations under the Prime Lease, Subtenant shall maintain the Premises in good condition and repair and shall reasonably cooperate with Sublessor in Sublessor’s performance of its obligations under the Prime Lease. Subtenant recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of the Prime Landlord by the terms of the Prime Lease, however Sublessor shall use commercially reasonable efforts to cause the Prime Landlord to perform such obligations at Subtenant’s expense. Therefore, Sublessor will not be liable to Subtenant for any default of the Prime Landlord under the Prime Lease. Subtenant will not have any claim against Sublessor based on the Prime Landlord’s failure or refusal to comply with any of the provisions of the Prime Lease unless that failure or refusal is a result of Sublessor’s act or failure to act.

Section 5. Parking.

Pursuant to the terms of the Prime Lease, Sublessor is entitled to the exclusive use of 125 parking stalls within the covered parking garage serving the Building (the “Covered Parking Stalls”). Subtenant shall be entitled to the exclusive use of up to 50 parking stalls within the Covered Parking Stalls in mutually-acceptable location by Sublessor. The location of any Covered Parking Stalls utilized at the time of execution of this Sublease by employees of Subtenant is deemed mutually acceptable locations. Subtenant shall comply with all obligations of Sublessor related to parking as set forth in the Prime Lease. For each Covered Parking Stall utilized by Subtenant, Subtenant shall pay to Sublessor the rate charged by the Prime Landlord to the Sublessor for a Covered Parking Stall and such amount shall be paid by Sublessor to Subtenant as additional Rent due on a monthly basis.

Section 6. Insurance; Waiver of Subrogation.

A. Each party shall maintain, with respect to the Subleased Premises, such insurance coverage in such amounts and with such limits as required by the Prime Lease. Upon a party’s request, the requested party shall deliver certificate(s) of such insurance to the requesting party. Subtenant agrees to cause Sublessor and Prime Landlord each to be named as an additional insured on all insurance policies carried by Subtenant as required under the Prime Lease.

B. Each party hereto and all parties claiming under them hereby release and discharge the other from all claims and liabilities arising from or caused by any hazard covered by insurance on the Premises (or insurance required to be covered by this Sublease or the Prime Lease), or covered by insurance in connection with property on, or activities conducted on, the Premises (or required to be covered by this Sublease or the Prime Lease), regardless of the cause of the damage or loss.

Section 7. No Privity; Indemnity.

Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Prime Landlord. Neither Sublessor nor Subtenant shall do or permit to be done any act or thing that will constitute a breach or violation of any of the terms, covenants, conditions, or provisions of the Prime Lease, except that nothing herein shall obligate Sublessor to take any action or expend any money to enforce obligations of Prime Landlord under the Prime Lease. Subtenant will indemnify and hold Sublessor harmless from and against all claims, losses, costs, damages, expenses and liabilities, including, but not limited to, reasonable attorney fees, that Sublessor suffers as a result of the negligence or intentional misconduct of Subtenant and its agents, contractors or affiliates, or by reason of any breach or default hereunder on Subtenant’s part. Sublessor will indemnify and hold Subtenant harmless from and against all claims, losses, costs, damages, expenses, and liabilities including, but not limited to, reasonable attorney fees, that Subtenant suffers as a result of the negligence or intentional misconduct of Sublessor and its agents, contractors or affiliates, or by reason of any breach or default hereunder or under the Prime Lease by Sublessor.

Section 8. Assignment and Subletting.

Subtenant shall not pledge, mortgage, hypothecate, assign or in any way encumber this Sublease, or further sublet the Premises, or any part thereof, without the prior written consent of Sublessor and Prime Landlord in each instance, which with respect to Sublessor may be refused in its sole and absolute discretion.

Section 9. Use.

Subtenant shall use the Premises for those purposes permitted under the Prime Lease. Subtenant shall comply with all applicable laws and codes governing the Premises and Subtenant’s use thereof.

Section 10. Condition; Alterations; Surrender.

Upon the expiration or earlier termination of this Sublease, Subtenant shall promptly and peaceably surrender the Premises to Sublessor in the condition required by the Prime Lease. Subtenant shall reasonably repair all damage caused by the removal of Subtenant’s personal property, fixtures and equipment from the Premises.

Section 11. Default.

A. Each of the following events shall be an “Event of Default” hereunder:

i.	If default be made in the payment of the Rent, or any part thereof, as herein specified after the failure to make such payment within ten (10) days of written notice, or

ii.	If default be made in the performance of any of the terms, covenants, or conditions in this Sublease contained on the part of the Subtenant to be kept and performed following thirty (30) days written notice thereof, or

iii.	If the Subtenant

a. Makes an assignment for the benefit of creditors;

b. Is the subject of a bankruptcy;

c. Files a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation or other pleading admitting or failing to contest the material allegations of a petition filed against the Subtenant in a proceeding of such nature;

d. Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of Subtenant’s property; or

e. 120 days after the commencement of any proceeding against Subtenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if, within 90 days after the appointment, without Subtenant’s consent or acquiescence, of a trustee, receiver, or liquidator of Subtenant or of all or any substantial part of Subtenant’s property, the appointment is not vacated or stayed, or, within 90 days after the expiration of any such stay, the appointment is not vacated.

B. If any Event of Default shall occur, Sublessor shall have any of those remedies available to Prime Landlord under the Prime Lease.

C. If Sublessor fails to perform any of its obligations under this Sublease, Subtenant shall have the right to perform the same after giving thirty (30) days prior written notice to Sublessor, or if such failure cannot, with due diligence, be cured within thirty (30) days, if Sublessor does not commence curing within thirty (30) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice. Sublessor shall on demand reimburse Subtenant for the reasonable costs and expenses incurred by Subtenant in correcting such failure. If Sublessor shall fail to reimburse Subtenant, Subtenant shall have the right to commence suit against Sublessor to recover such amounts due until all amounts due Subtenant are recovered by Subtenant in full.

D. No failure by Sublessor or Subtenant to insist upon the strict performance of any covenant, term, or condition of this Sublease or to exercise any right or remedy consequent upon a breach thereof, and no payment by Subtenant or acceptance by Sublessor of Rent during the continuance of any such breach shall constitute a waiver of any such breach, or of such term, covenant, or condition. No term, covenant, or condition of this Sublease to be performed or complied with by either Sublessor or Subtenant, and no breach thereof, shall be waived, altered, or modified, except by a written instrument executed by the parties hereto. No waiver of any breach shall affect or alter this Sublease, but each and every term, covenant, and condition of this Sublease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 12. Notices.

All notices and demands which are required or permitted to be given hereunder shall be given by personal delivery or by sending such notice or demand by United States registered or certified mail, postage prepaid, return receipt requested. All notices shall be effective two days after being deposited in the United States mail in the manner required by this Section. Subtenant and Sublessor agree to promptly forward to each other copies of notices sent to and received from Prime Landlord except obligations of Sublessor shall be limited to notices of matters involving the Premises. All notices shall be sent to the address of the respective party set forth below or to such other address as said party shall specify in writing:

Sublessor:	George K. Baum & Company
4801 Main Street, Suite 500
Kansas City, MO 64112
Attn: Dana Bjornson

Subtenant:	UMB Advisors, LLC
1010 Grand Blvd.
Kansas City, MO 64106
Attn: Clyde F. Wendel, President

With a copy to:	UMB Bank, n.a.
928 Grand Boulevard
Kansas City, MO 64106
Attn: Mark Garten

Section 13. Miscellaneous Provisions.

A. This Sublease, together with any exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior representations or understandings. This Sublease may not be modified except in writing signed by the parties hereto.

B. Subject to the provisions of Section 8 above, this Sublease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, legal representatives and assigns. This Sublease may be executed in counterparts, each of which will be deemed to be an original, but all of which will be deemed to be one and the same instrument.

C. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Prime Lease.

D. This Sublease shall be governed by, and construed in accordance with, the laws of the State of Missouri.

E. Except as hereinafter provided, the parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute between the parties, including, but not limited to, any dispute concerning any transaction or the construction, performance or breach of this Sublease, such dispute shall be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association or the Federal Mediation and Conciliation Services, with such arbitration to be conducted only in the City of Kansas City, Missouri. Except as otherwise provided by applicable law, disputes will not be resolved in any other forum or venue. The parties understand that any party’s right to appeal or to seek modification of rulings in an arbitration is severely limited. Any award rendered by the arbitrators shall be final and binding and judgment may be entered upon it in any court of competent jurisdiction in Jackson County, Missouri at the time such award is rendered. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a notice of intention to arbitrate. Notwithstanding the foregoing, the parties agree that any breach of this Sublease may cause the parties substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available at law or in equity or by statute or otherwise, each party shall have the right to seek specific performance and injunctive relief, with exclusive in personam jurisdiction and exclusive venue of the courts of competent jurisdiction in the state of Missouri, including the United States District Court for the Western District of Missouri.

F. This Sublease shall be of no force or effect unless consented to by Prime Landlord prior to or concurrently with the execution hereof. In the event Subtenant fails to receive such executed Consent to Sublease prior to or concurrently with the execution of this Sublease, this Sublease shall have no force and effect.

IN WITNESS WHEREOF, the parties have executed this instrument, or caused the same to be executed, the day and year first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

SUBLESSOR:		SUBTENANT:

GEORGE K. BAUM & COMPANY,		UMB ADVISORS, LLC,
a Missouri corporation		a Delaware limited liability company

By:		By:
Name:	Dana Bjornson	Name:	Clyde F. Wendel
Title:	Chief Financial Officer	Title:	President

[Signature page to Form of Kansas City Sublease]

Exhibit A

Prime Lease

A-1

Exhibit B

Premises

B-1

Exhibit C

Prime Landlord Consent

C-1

Exhibit H

SUPPORT SERVICES AGREEMENT

THIS SUPPORT SERVICES AGREEMENT (the “Agreement”) is made and entered into as of the      day of                     , 2010, by and among George K. Baum & Company, a Missouri corporation (“Company”), UMB Advisors, LLC, a Delaware limited liability company (“Advisors”), and UMB Financial Services, Inc., a Missouri corporation (“UMBFSI”).

RECITALS

WHEREAS, Company is engaged in the business of providing investment advisory and securities brokerage services;

WHEREAS, Advisors is engaged in the business of providing investment advisory and wealth management services;

WHEREAS, UMBFSI is a registered broker-dealer and is engaged in the business of providing securities brokerage services; and

WHEREAS, Advisors and UMBFSI (collectively, “UMB”) desire to retain certain services from Company and Company desires to provide certain services to UMB, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1

Support Services

1.1	Support Services. During the term of this Agreement, defined below in Section 1.2, Company shall, through its qualified officers, employees, independent contractors or agents, make available, offer, provide, and perform to and for UMB certain support services listed on Exhibit A attached hereto (the “Services”), as may reasonably be requested from time to time by UMB in connection with the operation of its business.

1.2	Term. This Agreement shall commence on the Closing Date of the Asset Purchase Agreement among Prairie Capital Management LLC (“PCM”) and certain affiliated entities or persons, as Sellers, and Advisors and certain affiliated entities, as Buyers (the “Effective Date”), and shall continue until January 31, 2011, unless terminated as hereinafter provided; provided, however, that UMB may in its discretion extend the term of this Agreement on a month-to-month basis (the “Extended Term”) by providing written notice to Company no later than December 31, 2010; provided, however, that the Extended Term shall not exceed the term of the Kansas City Sublease of even date herewith. In the event UMB exercises its right to extend the term of this Agreement, the Monthly Fee (as defined below) shall be increased by five percent (5%) during the Extended Term. Notwithstanding the foregoing, this Agreement may be terminated by UMB at any time (including during the Extended Term) for any or no reason upon at least thirty (30) days’ prior written notice to Company.

1.3	Limited Warranty; Limitation of Liability. Company shall use its reasonable commercial efforts to ensure that the Services are timely provided and free from material errors. The Services will be provided by Company to UMB in a similar manner that like services are provided by Company for its own business. COMPANY MAKES NO OTHER WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR LIABILITY FOR THE LOSS OF USE OF THE SERVICES WARRANTED, LOSS OF TIME, INCONVENIENCES, COMMERCIAL LOSS OR ANY OTHER INDIRECT, CONSEQUENTIAL, SPECIAL, OR INCIDENTAL DAMAGES AS A RESULT OF THE SERVICES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL COMPANY BE LIABLE TO UMB FOR ANY DAMAGES ARISING OUT OF COMPANY’S PERFORMANCE OF THE SERVICES OR OTHERWISE IN EXCESS OF THE GREATER OF $100,000 OR THE AMOUNT OF FEES PAID BY UMB TO COMPANY UNDER SECTION 2.1.

1.4	Force Majeure. Company shall not be liable to UMB for any failure to perform in this Agreement if such failure arises out of any cause or event beyond Company’s reasonable control and without its gross negligence, including, but not limited to, labor disputes, acts of God, or interruptions in power supplies.

SECTION 2

Compensation

2.1	Support Service Fees. In addition to all other fees and reimbursements provided in this Agreement, Advisors shall pay Company a monthly fee equal to $18,000.00 (the “Monthly Fee”), which shall be prorated for any partial month. The Monthly Fee shall be payable on the last day of each calendar month and payments will be made by wire-transfer of immediately available funds.

2.2	Tangible Personal Property. If Company provides to UMB any tangible personal property, such property will be valued and billed to UMB separately.

2.3	Direct Cost Reimbursement. UMB shall reimburse Company for all out of pocket expenses incurred by Company on behalf of UMB for services and goods used by or provided to UMB. These expenses shall include, but are not limited to, allocated and/or direct costs such as communication expenses, quotation services, messenger and delivery services, postage, office supplies, furniture leases, direct data processing costs, and other office expenses agreed upon by the parties, provided such expenses and costs are generally consistent with the goods and services provided by Company to PCM and the reimbursement paid by PCM over the six (6) months preceding the date of this Agreement. UMB will provide such reimbursement to Company for a payment to a third party vendor upon presentation to UMB of (a) an invoice showing the cost of such goods or services and (b) a statement reflecting the reasonable and fair allocation of the cost of such goods or services between Company and UMB, provided, that allocations by the Company with respect to UMB which are consistent with the allocations by the Company with respect to PCM and would require a payment by UMB of less than $25,000 shall be deemed reasonable and fair for purposes of this Agreement. UMB’s reimbursement shall be due and payable by wire-transfer of immediately available funds within thirty (30) days following receipt by UMB of such invoice and statement.

2.4	Late Payments. Payments (including any reimbursements) not received within thirty (30) days after the due date thereof shall be subject to a late payment fee on such unpaid amount equal to an annual rate that is equal to the “prime rate” as set from time to time by UMB.

SECTION 3

Cooperation

3.1	Company shall use reasonable commercial efforts in the performance of its obligations under this Agreement. UMB shall provide such access to its information and property as may be reasonably required in order to permit the Company to perform its obligations under this Agreement. Company shall cooperate with UMB’s personnel, shall not interfere with the conduct of UMB’s business and shall observe any rules, regulations and security requirements of UMB provided to Company concerning the safety of persons and property and the confidentiality and security of UMB’s proprietary and confidential information.

SECTION 4

Representations and Warranties of the Company

Company represents and warrants to UMB as follows:

4.1	Organization. Company is a corporation and is duly organized, validly existing, and in good standing under the laws of the state of Missouri. Company has all requisite power and authority to conduct its business where such business is presently conducted. Company is qualified or licensed to do business and is in good standing in every jurisdiction where such qualification or licensing is required, except where the failure to be so qualified or licensed will not have a material adverse effect on this Agreement or the transactions contemplated herein.

4.2	Authority; Binding Effect. Company has the power to execute and deliver this Agreement and to carry out the transactions contemplated herein. This Agreement has been duly executed by Company and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

4.3	Compliance with Laws. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement will conflict with or result in a material breach of any of the terms, conditions or provisions of any contract or other instrument to which Company is a party or by which it is bound. Neither the execution and delivery of this Agreement by Company nor compliance by it with the terms and provisions of this Agreement will violate any law, statute or regulation relating to the conduct of its business, which violation will create any material liability to UMB or materially interfere with UMB’s conduct of its business.

SECTION 5

Representations and Warranties of UMB

UMB represents and warrants to Company as follows:

5.1

Organization. Advisors is a limited liability company and is duly organized, validly existing, and in good standing under the laws of the state of Delaware; UMBFSI is a corporation and is duly organized, validly existing, and in good standing under the laws of the state of Missouri. UMB has all requisite power and authority to conduct its business where such business is presently conducted. UMB is qualified or licensed to do business and is in good standing in every jurisdiction where such qualification or licensing is required, except where the failure to be so qualified or licensed will not have a material adverse effect on this Agreement or the transactions contemplated herein.

5.2	Authority; Binding Effect. UMB has the power to execute and deliver this Agreement and to carry out the transactions contemplated herein. This Agreement has been duly executed by UMB and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

5.3	Compliance with Laws. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions of this Agreement will conflict with or result in a material breach of any of the terms, conditions or provisions of any contract or other instrument to which UMB is a party or by which it is bound. Neither the execution and delivery of this Agreement by UMB nor compliance by it with the terms and provisions of this Agreement will violate any law, statute or regulation relating to the conduct of its business, which violation will create any material liability to Company or materially interfere with Company’s conduct of its business.

SECTION 6

Miscellaneous

6.1	Modification. This Agreement constitutes the entire agreement between the parties pertaining to the purchase of the Services. The parties make no representations or warranties not expressly set forth in this Agreement. This Agreement supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements between the parties relating to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

6.2	Waiver. Any failure of any party to comply with any of the obligations, agreements, or conditions of this Agreement may be waived only by a written waiver from the other party. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

6.3	Binding Effect. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by Company and UMB.

6.4	Assignability. No party hereto may assign this Agreement without the prior written consent of the others, which shall not be unreasonably withheld. Any impermissible attempted assignment of this Agreement without such prior written consent shall be void.

6.5	Governing Law. The parties have agreed that the validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of Missouri.

6.6	Independent Contractor Status. Company shall perform all services under this Agreement as an independent contractor and not as an employee or agent of UMB. Company is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, UMB or to bind UMB in any manner.

6.7	Separate Entities. Company and UMB are separate entities, and nothing in this Agreement or otherwise shall be construed to create any partnership or other combination of the parties hereto. Nothing contained herein shall create any right or impose any obligation on one of the parties hereto that relates solely to the other party.

6.8	Confidentiality. The Company, in providing services to UMB, may acquire confidential information about UMB and UMB’s customers and prospective customers, including but not limited to financial information, business or marketing plans, product development, customer lists and other nonpublic customer and prospective customer information (collectively, “Confidential Information”). Company agrees that all Confidential Information shall be held in strict confidence and disclosed only to those employees of Company whose duties require access to such Information. Company shall use Confidential Information only in connection with performance of the Services. Company shall protect Confidential Information using the same degree of care, but no less than reasonable care, to prevent the unauthorized use or disclosure of Confidential Information as Company uses to protect its own customer information. If Company becomes aware of any unauthorized access to or disclosure of Confidential Information caused by a breach of the Company’s obligations hereunder, Company shall take appropriate actions to address the incident and shall promptly notify UMB of such incidents. Company shall establish and maintain policies and procedures to ensure compliance with this Section 6.8 and agrees to permit UMB to monitor Company’s compliance with this Section 6.8 during business hours upon reasonable notice to Company. Company shall return Confidential Information to UMB once the Services have been completed or upon termination of this Agreement, and Company shall supply UMB, upon request, with written certification that it is no longer in possession of any Confidential Information; provided, however, notwithstanding the forgoing provision of this Section 6.8, Company may retain copies of any Confidential Information and any files, letters, memoranda, reports, records, data or any other information obtained or created by Company in connection with the performance of the Services if required by any mandatory provision of law or other governmental regulation. The provisions of this Section 6.8 shall survive for a period of two (2) years following the termination of this Agreement.

6.9	Reports. Throughout the term of this Agreement, Company shall provide to UMB, upon UMB’s reasonable request, reports regarding its performance of the Services. As of the Effective Date, Company shall provide to UMB all email folders and history on an external drive related to UMB business.

6.10	Transaction Information. For a period of one hundred twenty (120) days following the date of the termination of this Agreement, Company agrees to promptly provide UMB with copies of any transaction information, including confirmations and statements, it receives in connection with personal or related person securities transactions for UMB associates who were previously licensed securities representatives of Company.

6.11	Business Continuity Plan. Upon UMB’s request, Company shall provide to UMB current copies of its business continuity plan.

6.12

Arbitration. Except as hereinafter provided, the parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute between the parties, including, but not limited to, any dispute concerning any transaction or the construction, performance or breach of this Agreement, such dispute shall be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association, the Federal Mediation and Conciliation Services or the Financial Industry Regulatory Authority, with such arbitration to be conducted only in the City of Kansas City, Missouri. Except as otherwise provided by applicable law, disputes will not be resolved in any other forum or venue. The parties understand that any party’s right to appeal or to seek modification of rulings in an arbitration is severely limited. Any award rendered by the arbitrators shall be final and binding and judgment may be entered upon it in any court of competent jurisdiction in Jackson County, Missouri at the time such award is rendered. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a notice of intention to arbitrate. Notwithstanding the foregoing, the parties agree that any breach of this Agreement may cause the parties substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, each party shall have the right to seek specific performance and injunctive relief, with exclusive in personam jurisdiction and exclusive venue of the courts of competent jurisdiction in the state of Missouri, including the United States District Court for the Western District of Missouri.

6.13	Indemnity. Advisor and UMBFSI jointly and severally agree to indemnify and hold Company, its affiliates, officers, directors, managers, owners, attorneys, agents and employees harmless from and against any and all damage, loss, cost, obligation, claim or liability and all expenses (including, without limitation, attorneys’ fees) arising out of, relating to or in connection with the services provided by Company hereunder; provided, however, UMB’s obligation to indemnify Company hereunder shall not apply to the extent the matter arises from the gross negligence, willful misconduct of Company or breach of any provision of this Agreement by Company.

6.14	Joint and Several Liability. All obligations and liability of Advisors and UMBFSI shall be joint and several.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

COMPANY:

George K. Baum & Company

By:

Name:

Title:

Date:

UMB Advisors, LLC

By:

Name:	Clyde F. Wendel

Title:	President

Date:

UMB Financial Services, Inc.

By:

Name:

Title:

Date:

EXHIBIT A

Communication

1)	Manage phone contracts

2)	Provide internet access

3)	Provide voice mail system

4)	Manage office phone system and additions/deletions to phone network

Information Technology

1)	BETA and AS400 report management, and report writing, design and management

2)	Manage all PC’s – software and hardware updates, license purchases, maintenance and trouble shooting

3)	Provide Network connectivity

4)	Provide servers and storage, with the exception of email

5)	Data back-up and disaster recovery plan

6)	Help desk for PC issues

7)	Provide support and execute IT initiatives requested by users – e.g. contact management system, special reports, data management, scanning and on-line document management system, etc, including requests for historical data from Company’s clearing broker-dealer, First Clearing, LLC, but not including email or website domain

8)	Install and manage firewalls so that they are effective and provide security for the network

9)	Provide programming resources for reports reasonably requested by UMB personnel

10)	Implement PC moves (except to another location), adds, changes, and deletions as requested. This will include the installation and/or updating of necessary software to enable computers to access the network and perform the necessary tasks assigned to each person

11)	Manage FCC data download to AS400

12)	Manage Advent download and server

13)	Support clearing broker arrangements with First Clearing, LLC, as requested, including interface with clearing broker, assistance in negotiations and other issues

14)	Provide assistance to UMBFSI in connection with SEC and FINRA examinations, limited, however, to services provided during the term (including any Extended Term) of this Agreement as set forth in Section 1.2

15)	Transfer control of Prairie Capital Management’s domain

General Office Management

1)	Manage cleaning service and deal with any related issues

2)	Mail room – daily mail distribution and mail sending

3)	Office supply management – ordering, checking receipt of orders, delivering, etc

4)	Printers/faxes/copiers – manage program and provide national account pricing

5)	Provide beverage for all employees

6)	Manage office décor – e.g. florist contracts, art, etc

7)	Deal with all office issues related to carpeting, walls, doors, décor, noise, etc

8)	Manage document shredding services contract

9)	Responsible for parking administration – billing, passes, reserved spots, etc

10)	Provide secured access to space and manage all access/security passes and keys

11)	Administer leases for existing cubicles and major office furniture purchases.

Exhibit I

AMENDMENT AND ASSIGNMENT OF CLEARING AGREEMENT

THIS AMENDMENT AND ASSIGNMENT OF CLEARING AGREEMENT (this “Amendment and Assignment”) dated as of             ,             2010 is by and among First Clearing, LLC (the “Clearing Firm”), George K. Baum & Company (“Baum”), and UMB Financial Services, Inc. (“UMBFSI”)

WHEREAS, the Clearing Firm and Baum are parties to a Clearing Agreement dated as of March 17, 2004 (the “Clearing Agreement”), whereby the Clearing Firm agreed to provide to Baum clearing, execution and other services related to the securities business; and

WHEREAS, Baum acts as an introducing broker for customers of Prairie Capital Management, LLC (“PCM”), through Baum’s Prairie Brokerage Services division, which, among other things, transmits orders to the Clearing Firm; and

WHEREAS, pursuant to the terms of an asset purchase agreement involving PCM and certain affiliated entities or persons, as Sellers, and UMB Advisors, LLC, and certain affiliated entities, as Buyers (the “Transaction”), Baum will transfer the PCM customer accounts to UMBFSI, an affiliate of UMB Advisors, LLC; and

WHEREAS, UMBFSI wishes to maintain the clearing broker arrangement with the Clearing Firm for the PCM customers following the closing of the Transaction by taking assignment of Baum’s rights and obligations under the Clearing Agreement; and

WHEREAS, Baum, UMBFSI and the Clearing Firm desire to enter into this Amendment and Assignment, which will be effective upon consummation of the Transaction (the “Effective Date”).

NOW, THEREFORE the parties agree as follows:

1. Baum hereby assigns to UMBFSI all of its rights, duties and responsibilities under the Clearing Agreement, and UMBFSI hereby accepts such assignment and agrees to perform all duties and responsibilities of Baum (i.e. the Introducing Firm) as described in the Clearing Agreement, as the same is being amended by this Amendment and Assignment.

2. The Clearing Firm hereby consents to the assignment of the Clearing Agreement from Baum to UMBFSI as provided herein and agrees that such consent fully satisfies all conditions required for the Clearing Firm’s consent under the terms of and in accordance with the Clearing Agreement. The Clearing Firm further agrees that Baum shall be released from all future obligations arising under the Clearing Agreement from and after the Effective Date, and UMBFSI shall assume responsibility for all future obligations under the Clearing Agreement arising from and after the Effective Date (but not any obligations arising prior to the Effective Date).

3. Section 14.2.f. is deleted and is replaced by the following:

f. The Clearing Firm, in providing services to UMBFSI, will acquire confidential information about UMBFSI and UMBFSI’s customers and prospective customers, including but not limited to financial information, business or marketing plans, product development, customer lists and other nonpublic customer and prospective customer information (collectively, “Confidential Information”). Clearing Firm agrees that all Confidential Information shall be held in strict confidence and disclosed only to those employees of Clearing Firm whose duties require access to such Confidential Information. Clearing Firm shall use Confidential Information only in connection with performance of the services described in this Agreement. Clearing Firm shall protect Confidential Information using the same degree of care, but no less than reasonable care, to prevent the unauthorized use or disclosure of Confidential Information as Clearing Firm uses to protect its own confidential information. If Clearing Firm becomes aware of any unauthorized access to or disclosure of Confidential Information, Clearing Firm shall take appropriate actions to address the incident and shall promptly notify UMBFSI of such incidents. Clearing Firm shall establish and maintain policies and procedures to ensure compliance with this section and agrees to permit UMBFSI to monitor Clearing Firm’s compliance with this section during business hours upon reasonable notice to Clearing Firm and to provide UMBFSI with a certification of compliance with this section upon UMBFSI’s written request. Clearing Firm shall return Confidential Information to UMBFSI upon termination of this Agreement, and Clearing Firm shall supply UMBFSI with written certification that it is no longer in possession of any Confidential Information; provided, however, that Clearing Firm may retain copies of such information as may be required to satisfy the requirements of the SEC or FINRA. The provisions of this section 14.2.f. shall survive the termination of this Agreement.

4. All of the references in the Clearing Agreement to Baum are replaced by UMBFSI and all references to “Introducing Firm” in the Clearing Agreement shall be deemed to refer to UMBFSI.

5. To the extent necessary for Baum to comply with any provision of law or other regulation or internal policy, Clearing Firm agrees to provide Baum with reasonable access to statements and other account documents maintained by Clearing Firm related to transactions arising on or prior to the Effective Date for accounts in which Baum acted as the Introducing Firm.

6. The parties agree that, except as otherwise set forth herein, all of the terms and conditions of the Clearing Agreement shall remain in full force and effect.

7. The parties acknowledge that pursuant to Section 16.1 of the Clearing Agreement Baum has made a deposit with the Clearing Firm in the amount of $100,000 (the “Deposit”). The parties agree that as of the Effective Date, the Deposit together with all accrued and unpaid interest thereon shall be transferred by the Clearing Firm to the Deposit Account (as defined in the Clearing Agreement) of UMBFSI in satisfaction of the deposit requirements set forth in Section 16.1 of the Clearing Agreement. On the Effective Date, UMBFSI shall pay to Baum by wire transfer of immediately available funds to an account designated by Baum the amount of the Deposit together with accrued and unpaid interest thereof. Upon reasonable request by Baum or UMBFSI, the Clearing Firm agrees to provide in writing the amount of any accrued and unpaid interest on the Deposit.

8. On the Effective Date, UMBFSI agrees to provide the Clearing Firm written notice of the consummation of the Transaction.

IN WITNESS WHEREOF, the parties have executed this Amendment and Assignment as of the day and year first above written.

GEORGE K. BAUM & COMPANY

By:

Name:

Title:

FIRST CLEARING, LLC

By:

Name:

Title:

UMB FINANCIAL SERVICES, INC.

By:

Name:

Title:

[Signature page to Amendment and Assignment of Clearing Agreement]

Exhibit J

FORM OF

NON-SOLICITATION AGREEMENT

THIS NON-SOLICITATION AGREEMENT (this “Agreement”), is made and entered into this             day of July, 2010, by and between UMB Advisors, LLC, a Delaware limited liability company (the “Company”), and George K. Baum Holdings, Inc., a Delaware corporation (“Holdings”).

RECITALS

WHEREAS, the Company and Holdings are entering into this Agreement as part of, and as a condition precedent to, the transactions contemplated under the Asset Purchase Agreement dated June 27, 2010, among Prairie Capital Management LLC, a Delaware limited liability company (“Advisor Seller”), the Company, PCM LLC, a Delaware limited liability company (“GP Seller”), UMB Merchant Banc, LLC, a Missouri limited liability company, UMB Financial Corporation, a Missouri corporation, Brian Kaufman, a resident of Kansas, Robyn Schneider, a resident of Illinois, Curtis Krizek, a resident of Kansas, and Holdings (the “Asset Purchase Agreement”);

WHEREAS, Holdings, a member of Advisor Seller, will receive certain benefits as a result of the consummation of the transactions contemplated by the Asset Purchase Agreement (such time, the “Closing”);

WHEREAS, the Company, following its acquisition of certain assets of Advisor Seller and GP Seller, will be engaged in the business of providing certain investment advisory and wealth management services.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1

Non-Solicitation Covenants

1.1 Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

(a) “Restricted Person” shall refer individually, and “Restricted Persons” shall refer collectively, to each of Holdings, its subsidiaries and any other entities which are controlled, directly or indirectly, by Holdings or its subsidiaries and any entities controlled by any person(s) or entities who control Holdings, and the senior officers of Holdings.

(b) “Restricted Customer” shall mean each of the individuals and entities on the confidential computer disk list delivered by the Company to Holdings on the date hereof (a copy of which will also be placed in escrow by the parties, on terms mutually agreed by the parties, promptly following the date hereof), as well as each spouse, minor child or estate of such individual, subsidiary of such entity, and any family estate planning entity controlled by or created for the benefit of any of the foregoing persons, and each trust for the benefit of any of the foregoing persons, of which any of the foregoing is, to the Restricted Person’s knowledge, a trustee. The Company represents and warrants to Holdings that each of the individuals and entities on the computer disk list is a client of the Company or an investor in the funds advised by the Company on the date hereof and was transferred to Company by Advisor Seller at the Closing. [Customer list to be identical to the list provided to Holdings on June 27, 2010, updated for any clients added or lost between that date and the date of Closing.]

(c) “Prohibited Services” shall mean the provision to any Restricted Customer of investment services or products of the type provided by Advisor Seller as of June 27, 2010. To avoid possible misunderstandings, Prohibited Services (A) means (i) the advising of Restricted Customers with respect to using third-party managers and funds of funds for the management and investment of their assets; (ii) the soliciting or advising of Restricted Customers to invest in limited partnerships or other entities that pool client assets to be managed and invested by third parties; and (iii) assisting Restricted Customers to establish relationships with managers, brokers and custodians in connection with (i) or (ii) above, and (B) excludes (by way of example, and not limitation) (i) the selling of bonds to, purchasing of bonds from, or management of bond portfolios for, a Restricted Customer; (ii) the provision of advice to a Restricted Customer as to, and sale to or purchase from a Restricted Customer of, individual securities, mutual funds, money market funds and exchange traded funds; and (iii) operation of a collective investment vehicle (commonly referred to as a “merchant bank”) whose sole function is the investment and holding of ownership interests in private operating companies, rather than funds.

1.2 Non-Solicitation Agreement. Holdings covenants and agrees that until October 31, 2013 (the “Non-Solicit Period”), no Restricted Person shall, directly or indirectly:

(i)	recruit, hire or assist others in recruiting or hiring, any person or entity who is an employee or independent contractor of the Company on the date hereof and who worked for Advisor Seller immediately prior to the Closing (a “Restricted Employee”), or solicit, induce, or attempt to solicit or induce, any Restricted Employee to terminate or otherwise cease such employment or independent contractor relationship; provided, however, that it shall not be a violation of this subpart (i) to solicit, induce or attempt to solicit or induce and hire a Restricted Employee (1) as a result of general solicitations not directed at such person or at employees or consultants of the Company, or (2) whose employment or engagement with the Company has been terminated for at least one hundred twenty (120) days; or

(ii)	provide Prohibited Services to any Restricted Customer or solicit the business or patronage of any Restricted Customer with respect to Prohibited Services, or divert or take away from the Company the business or patronage of any Restricted Customer with respect to any Prohibited Services.

1.3 Reasonableness of Covenants. The Company and Holdings specifically acknowledge and agree that the foregoing covenants in this Section 1 are reasonable in content and scope and are given by Holdings knowingly, willingly, voluntarily, and for adequate and valid consideration and do not impose a greater restraint than is necessary to protect the legitimate business interests of the Company.

1.4 Limitations On Enforcement. If any restriction set forth in this Section 1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities, the parties expressly agree that such restriction shall be interpreted to extend only over the maximum period of time or range of activities as to which such court shall consider such restriction enforceable.

1.5 Tolling of Non-Solicitation. If Holdings violates any of the provisions of Section 1.1, the computation of the time period provided in Section 1.1 shall be tolled from the first date of the breach until the earlier of (i) ninety (90) days after the Company becomes aware of such breach, unless within such ninety day period the Company seeks and pursues judicial relief, in which case the date judicial relief is obtained by the Company (or denied by the adjudicative forum, in which case there is no tolling), (ii) the date the Company states in writing that it will seek no judicial relief for said violation, or (iii) the date Holdings provides satisfactory evidence to the Company that such breach has been terminated.

Section 2

Non-Disclosure Covenants

2.1 Company’s Property.

(a) Holdings covenants and represents that (i) it has no interest in or claim to any information or know-how, whether or not in writing, of a private, secret, or confidential nature concerning the business and affairs of the Company (collectively, the “Proprietary Information”) and (ii) all Proprietary Information is and shall remain the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include procedures, written technical data, research data, financial data, customer lists, prospect files, computer software and related documentation, copyrights, methods, techniques, practices, plans, projections, statistics, trade secrets, and trade names. Except as may otherwise be required by law, Holdings agrees that it will not, without the Company’s prior written consent, (x) disclose or transfer any Proprietary Information to any person or entity other than the Company or (y) use any Proprietary Information for any purpose other than for the benefit of the Company, unless and until such Proprietary Information (1) has become available to the public generally without fault by Holdings, (2) has become available to Holdings on a non-confidential basis from a source other than the Company or (3) was or is independently developed by Holdings without reference to the Proprietary Information.

(b) To the extent Proprietary Information is comprised of customer or other information that cannot be directly or indirectly communicated, published or disclosed under the Gramm-Leach-Bliley Act (“GLBA”), Holdings agrees to comply with all applicable GLBA privacy laws and regulations with respect to the use and disclosure of customer information.

(c) Holdings recognizes and acknowledges the competitive value and the confidential and proprietary nature of the list of Restricted Customers and the damage that could result to the Company or its affiliates if information contained therein is used for any purpose other than complying with this Agreement or is disclosed to any third party. Holdings agrees that it will not (i) use the list of the Restricted Customers except for the purpose of complying with this Agreement, (ii) disclose the list of Restricted Customers, or (iii) use the list of Restricted Customers in any manner that is competitive with or detrimental to the business or operations of the Company or its affiliates. Holdings acknowledges that Holdings shall be responsible for any breach of this Section 2.1(c) by its affiliates and or by any employees, agents or representatives of Holdings or any of its affiliates.

(d) Within five (5) business days following the expiration of the Non-Solicit Period, Holdings agrees to promply return to the Company all Proprietary Information, including but not limited to the list of Restricted Customers. The obligations set forth in this Section 2.1 will survive until the expiration of the Non-Solicit Period.

(e) Holdings agrees that it will not disclose to any third party, including a Restricted Customer, that Holdings has knowledge that any Restricted Customer is or was a customer of Company, Advisor Seller or GP Seller.

Section 3

Violations

3.1 Additional Remedies. Before exercising any remedies available at law or in equity, Company must give thirty (30) days written notice of any breach of this Agreement, providing Holdings the opportunity to cure such breach.

Section 4

Necessity of Covenants; Injunctive Relief

4.1 Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by Holdings to be reasonable for such purpose. Holdings agrees that any breach of this Agreement may cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief, and the Company shall not be required to post bond in pursuit of such claims.

Section 5

Miscellaneous

5.1 Governing Law. The parties have agreed that the validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of Missouri.

5.2 Attorneys’ Fees. The prevailing party in any litigation or dispute arising under or relating to this Agreement shall be entitled to reimbursement of all fees, expenses and other costs incurred in seeking to enforce or defend such matter.

5.3 Severability and Savings Clauses. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Further, should any provision in this Agreement ever be revised or interpreted by a court of competent jurisdiction otherwise than in strict accordance with its terms, such provision as revised or interpreted shall be binding as if contained in the original Agreement, but only within the jurisdiction of such court.

5.4 Holdings’ Affiliates. The commitments made herein by Holdings shall apply to it and to any entity directly controlled by it.

5.5 Waiver. Any failure of any party to comply with any of the obligations, agreements, or conditions of this Agreement may be waived only by a written waiver from the other party. No waiver of any provision of this Agreement shall be deemed or shall constitute waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

5.6 Modification. This Agreement constitutes the entire agreement between the parties pertaining to the matters addressed herein. The parties make no representations or warranties not expressly set forth in this Agreement. This Agreement supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements between the parties relating to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

5.7 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of this Agreement, and shall not be used as an aid to the interpretation of this Agreement.

5.8 Arbitration. Except as hereinafter provided, the parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute between the parties, including, but not limited to, any dispute concerning any transaction or the construction, performance or breach of this Agreement, such dispute shall be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association or the Federal Mediation and Conciliation Services, with such arbitration to be conducted only in the City of Kansas City, Missouri. Except as otherwise provided by applicable law, disputes will not be resolved in any other forum or venue. The parties understand that any party’s right to appeal or to seek modification of rulings in an arbitration is severely limited. Any award rendered by the arbitrators shall be final and binding and judgment may be entered upon it in any court of competent jurisdiction in Jackson County, Missouri at the time such award is rendered. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a notice of intention to arbitrate. Notwithstanding the foregoing, the parties agree that any breach of this Agreement may cause the parties substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, each party shall have the right to seek specific performance and injunctive relief, with exclusive in personam jurisdiction and exclusive venue of the courts of competent jurisdiction in the state of Missouri, including the United States District Court for the Western District of Missouri.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

COMPANY:

UMB Advisors, LLC

By:
	Name:	Clyde F. Wendel
	Title:	President

HOLDINGS:

George K. Baum Holdings, Inc.

By:
	Name:	Jonathan E. Baum
	Title:	President

Exhibit K

June 28, 2010

Because you are a valued customer of Prairie Capital Management LLC (“Prairie”) and the Prairie Brokerage Services Division of George K. Baum & Company (“PBS”), we wish to inform you that UMB Advisors, LLC, an affiliate of UMB Financial Corporation, and certain other affiliated UMB entities, have signed an agreement to purchase Prairie’s assets.

You currently have a brokerage account with PBS, which uses First Clearing, LLC (“First Clearing”) for custodial and clearing services. Upon the completion of the purchase, PBS will no longer service your brokerage account and will cease its clearing relationship with First Clearing.

In order for you to maintain your current brokerage account, PBS will transfer it to UMB Financial Services, Inc. (“UMBFSI”), a registered brokerage firm affiliated with UMB Financial Corporation. To facilitate the transfer with minimal effect to you and your brokerage account, UMBFSI also will partner with First Clearing. The securities and other assets in your brokerage account will continue to be custodied by, and transactions executed through, First Clearing; however, UMBFSI will become your new introducing broker/dealer. All terms and conditions contained in your current brokerage account application and agreement will remain in full force and effect following the transfer. PBS will continue to comply with Securities and Exchange Commission Regulation S-P (Privacy of Consumer Financial Information) relating to your account information in connection with the transfer.

Throughout the conversion, you will still maintain the relationships with the same Prairie associates, who will become UMBFSI representatives following the closing of the purchase transaction. Your representative will continue to provide you with the same high level of service you are accustomed to receiving.

Unless you otherwise advise your PBS representative in writing or by phone no later than July 29, 2010, we will automatically transfer your brokerage account to UMBFSI upon the closing of the purchase agreement between UMB Advisors, LLC and Prairie. The transfer will be executed with no fees charged to you, our customer. If you notify us in writing or by phone that you do not want your brokerage account transferred to UMBFSI, you will need to make arrangements for your brokerage account to be transferred to another broker/dealer prior to July 29, 2010, and a $95.00 transfer fee (and additional $95.00 closing fee, in the case of an IRA) will be payable to First Clearing. For any IRA accounts that have an outside Trustee, such as Principal/Delaware Charter, an additional $75.00 termination/transfer fee will apply. The above fees represent customary transfer/termination fees for most ordinary accounts. There may be additional charges for special services and/or special assets, including but not limited to, foreign securities, physical certificates and out of pocket expenses. Note again, that these fees are not charged by First Clearing for accounts that transfer to UMBFSI.

The transition from PBS to UMBFSI is expected to occur on July 30, 2010. We will let you know if the date of the transfer changes.

Please contact your PBS representative if you have any questions.

Please see the enclosed disclosures for important information about your brokerage account with UMBFSI.

Prairie Brokerage Services, a division of George K. Baum & Company

Prairie Brokerage Services, a division of George K. Baum & Company

4801 Main Street, Suite 520    —    Kansas City, Missouri 64112    —    816.531.1101    —    816.283.5386 (f)

IMPORTANT INFORMATION ABOUT YOUR ACCOUNT WITH UMB FINANCIAL SERVICES, INC.

Brokerage services to your account will be provided by UMB Financial Services, Inc. (“UMBFSI”), member FINRA and SIPC, as introducing broker, and not by any bank. UMBFSI is a subsidiary of UMB Bank, n.a., which is a wholly-owned subsidiary of UMB Financial Corporation. UMBFSI is an affiliated company of UMB Advisors, LLC. UMBFSI is not a bank and is separate from UMB Bank, n.a. and other banks. UMBFSI is solely responsible for its contractual obligations and commitments.

UMBFSI offers products for which it may charge the purchaser a fee or commission, receive a dealer concession and/or receive additional transaction-related compensation. In addition, UMBFSI assesses a carrying charge for amounts invested in any of the Scout Money Market Funds. Investors are encouraged to consult the UMBFSI Commission Schedule, the prospectus and/or offering circular for a complete detail of all charges.

An investment in a mutual fund may involve sales charges, management fees, 12b-1 fees, shareholder servicing fees, and other charges and expenses (applicable at the time of purchase, periodically during the holding period and/or at the time of redemption or withdrawal) some or all of which may be payable to UMBFSI or to an affiliate of UMBFSI. These charges, fees and expenses are described in the prospectuses.

UMBFSI may offer shares of the Scout Funds, including the Scout Money Market Funds. Scout Investment Advisors, Inc. (“SIA”), an affiliate of UMBFSI, as investment adviser to the Scout Funds, receives investment advisory fees from the Funds based upon a percentage of each Fund’s average daily net assets, as set forth in the Funds’ prospectus. A portion of the fee is paid by SIA to UMBFSI in connection with the purchase of Scout Fund shares through UMBFSI.

UMB Bank, n.a., or an affiliate of UMB Bank, n.a., receives fees for providing custody, transfer agency, administration, fund accounting, investment advisory and other services to registered investment companies (including the Scout Funds) and other pooled investment funds.

UMBFSI may receive referral fees for referring clients to investment advisers, including UMB Advisors, LLC.

Securities and other investments offered, recommended or sold by UMBFSI:

•	Are not insured by the FDIC or any other government agency;
•	Are not deposits or obligations of, nor guaranteed by, UMB Bank, n.a., UMBFSI or any other financial institution; and
•	Are subject to investment risks, including possible loss of the principal invested.

“UMB”, “Scout”, and “Scout Investment Advisors” – Reg. U.S. Pat. & Tm. Off. In addition, UMB Financial Corporation claims service mark rights in “SIA”.

Prairie Brokerage Services, a division of George K. Baum & Company

4801 Main Street, Suite 520    —    Kansas City, Missouri 64112    —    816.531.1101    —    816.283.5386 (f)

Exhibit L

FORM OF

RETENTION BONUS AND NON-COMPETITION AGREEMENT

FOR KEY EMPLOYEES [FOR MANAGING DIRECTORS]

This Retention Bonus and Non-Competition Agreement (“Agreement”) is entered into on this 30th day of July, 2010 (hereinafter the “Effective Date”), between                              (“Key Employee”) and UMB Advisors, LLC (“Company”).

WHEREAS, this Agreement is executed as part of the transactions contemplated under the Asset Purchase Agreement dated June 27, 2010, among Prairie Capital Management, LLC, a Delaware limited liability company (“Advisor Seller”), the Company, PCM LLC, a Delaware limited liability company (“GP Seller”), UMB Merchant Banc, LLC, a Missouri limited liability company (“GP Buyer”), UMB Financial Corporation, a Missouri corporation (“UMB”), Brian Kaufman, a resident of Kansas, Robyn Schneider, a resident of Illinois, Curtis Krizek, a resident of Kansas, and George K. Baum Holdings, Inc., a Delaware corporation (the “Asset Purchase Agreement”); and

WHEREAS, in anticipation of the sale of substantially all assets of Advisor Seller and GP Seller to the Company and GP Buyer, respectively, Company wants to be assured that Key Employee’s services will remain available after such sale, and Key Employee desires to receive certain retention bonus payments if Key Employee makes available Key Employee’s services following the closing date of the Asset Purchase Agreement (the “Closing Date”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

I. RETENTION BONUS PAYMENT.

A. Subject to the terms and conditions of this Agreement, Key Employee will receive a retention bonus payment in immediately available funds in the amount of                              Dollars ($            ) in the aggregate (the “Retention Bonus Payment Amount”) on the Closing Date.

B. If Key Employee resigns without Good Reason (as defined below) or is terminated by Company for Cause (as defined below), on or before the first anniversary date following the Closing Date, Key Employee will return to the Company twenty-five percent (25%) of the Retention Bonus Payment Amount in immediately available funds within ten (10) business days following such termination event.

C. “Cause” shall mean (i) Key Employee’s (A) failure to perform, in all material respects, Key Employee’s obligations as a managing director of the Company in a reasonable professional manner, (B) failure to devote substantially all of Key Employee’s working hours to the Company’s business, or (C) refusal to observe and abide by the Company’s policies and decisions in all material respects after Key Employee has received written notice and direction regarding such policies and decisions; (ii) Key Employee’s refusal to comply in material respects with reasonable, specific and lawful directions of the Board or the President and Chief Executive

Officer of the Personal Financial Services Division of UMB Bank, n.a., or if that title or position changes, the person who assumes such responsibilities; (iii) Key Employee engages in acts or omissions or other misconduct against the Company, including, without limitation, breaches of fiduciary duty, malfeasance, intentional wrongdoing or dishonest or fraudulent acts, that materially injure the Company’s business, reputation or operations; (iv) Key Employee is convicted of, or enters into a plea of nolo contendere to, any crime involving the theft or willful destruction of money or other property, any crime involving moral turpitude or fraud, or any crime constituting a felony; or (v) Key Employee engages in the use of alcohol or drugs on the job (excluding the reasonable use of alcohol in connection with entertaining clients or similar business functions), or engages in excessive absenteeism from the performance of Key Employee’s duties as the Company’s employee, other than for reasons of illness or disability; provided, however, that no termination for Cause will be made for the reasons set forth in clauses (i), (ii) and (v) above, unless (A) the Company has given Key Employee thirty (30) days’ written notice of the reason or circumstances providing a basis for the termination, (B) Key Employee has had an opportunity during such thirty (30)-day period to cure the reason or circumstance (if it is capable of being cured), and (C) the reason or circumstance remains uncured after the expiration of such thirty (30)-day period, in which case Company may terminate Key Employee’s employment with the Company for Cause by giving five (5) days’ notice thereof to Key Employee. The Company is not required to provide additional written notice or give Key Employee the opportunity to cure such reason or circumstance if Key Employee subsequently engages in the same or substantially similar conduct that gave rise to the original notice of termination.

D. “Good Reason” shall mean that, without Key Employee’s prior written consent, one or more of the following events occurred after the date hereof: (i) the Company materially changes Employee’s duties as a managing director of the Company; or (ii) the Company transfers Employee to a location more than fifteen (15) miles from                                  [list Employee’s current location as of the date of this Agreement]; provided, however, that Employee will not be deemed to have quit for the reasons set forth in clauses (i) and (ii) above, unless (A) Employee has given the Company thirty (30) days’ written notice of the reason or circumstances providing a basis for Employee’s resignation, (B) the Company has had an opportunity during such thirty (30) day-period to cure the reason or circumstance (if it is capable of being cured), and (C) the reason or circumstance remains uncured after the expiration of such thirty (30)-day period, in which case Employee may terminate Employee’s employment with the Company by giving five (5) days’ notice thereof to the Company. Employee is not required to provide additional written notice or give the Company the opportunity to cure such reason or circumstance if the Company subsequently engages in the same or substantially similar conduct that gave rise to the original notice of termination.

II. REQUIREMENTS.

A. Key Employee acknowledges: (a) that pursuant to the Asset Purchase Agreement, UMB and the Company have made a substantial investment to acquire the business and goodwill of Advisor Seller and GP Seller, (b) that during Key Employee’s employment with Advisor Seller and GP Seller, Key Employee has established and will continue to establish favorable relations with the customers, clients and accounts of Advisor Seller, GP Seller, the Company and GP Buyer, and (c) that during Key Employee’s employment with the Company, Key Employee will have access to the intellectual property and confidential information of the Company (or any subsidiary, parent or affiliate of the Company). Key Employee further acknowledges and agrees that the Company’s business is national in scope, and is not limited to any specific geographic area in the United States (the “Territory”). Key Employee also acknowledges that the Company would not have paid a retention bonus to Key Employee if Key Employee had not agreed to the covenants not to compete contained in this Section II.A. Therefore, in consideration of the foregoing:

(i) Key Employee agrees that for a period of two (2) years from the Closing Date and, in addition to the extent such period is longer, during the period of Key Employee’s employment with the Company, Key Employee will not directly or indirectly, without the express written consent of the Company, own, manage, operate, control or participate in the ownership, management, operation or control of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, member, manager, shareholder, proprietor, employee, agent, representative, consultant or independent contractor of, or in any way assist any person or entity in the conduct of, any business located in the Territory that is engaged or becomes engaged in any business competitive to any business engaged in by Advisor Seller, the Company, GP Seller or GP Buyer on the date of this Agreement or at any time during Key Employee’s employment by the Company, including, but not limited to, any business that is engaged in (A) the provision of investment advice to high net worth individuals with respect to using third party managers, funds and funds of funds for the management and investment of their assets, or (B) facilitating the use of such third parties by, for example, organizing and serving as general partners or managers of limited partnerships or other entities used to pool client assets to be managed and invested by third parties; provided, however, that notwithstanding the foregoing, Employee may own up to 5% of the outstanding securities in any corporation or entity that is listed upon a national stock exchange or actively traded in the over-the-counter market; and

(ii) Key Employee agrees that for a period of four (4) years from the Closing Date and, in addition, to the extent such period is longer, during the period of Key Employee’s employment with the Company, Key Employee will not directly or indirectly, without the express written consent of the Company, alone or in concert with others, (A) solicit, encourage, influence, or induce, or attempt to solicit, encourage, influence, or induce, any person or entity who is or was a client or customer of Advisor Seller, GP Seller, GP Buyer and/or Company, and/or is or was an ongoing prospect (as reflected in correspondence, written proposals or similar documentation) of Advisor Seller, GP Seller and/or Company who had been recruited by Key Employee (or any officer, owner, employee or representative of any such client or customer or prospect), in an effort to divert, transfer or take away from Company, the business of such client or customer or prospect, or (B) request, encourage or promote such client or customer or prospect to cease or refrain from doing business with (or reduce the type or amount of business done with) Company or GP Buyer (or its permitted assignees), or to do business with another provider of services of a type similar to that offered by Company or GP Buyer (or its permitted assignees);

B. Key Employee acknowledges that it is the policy of Company and UMB to maintain as confidential all trade secrets, customer lists and information relating to their and their affiliates’ respective businesses, operations, employees and customers (“Confidential Information”). Key Employee recognizes that the Confidential Information is the sole and exclusive property of Company or UMB, as applicable, and that disclosure of Confidential

Information would cause damage to Company and/or UMB. Key Employee shall not disclose or use or authorize anyone else to disclose or use any Confidential Information or Company proprietary information other than for the purpose of carrying out Key Employee’s duties for the Company. This obligation will survive for a period of four (4) years from the Closing Date and, in addition, to the extent such period is longer, during the period of Key Employee’s employment with the Company, provided, however, that to the extent Confidential Information is comprised of customer or other information that cannot be directly or indirectly communicated, published or disclosed under the Gramm-Leach-Bliley Act (the “GLBA”), Key Employee agrees to comply with all applicable GLBA privacy laws and regulations with respect to the use and disclosure of customer information.

C. In the event that Key Employee conceives or develops any inventions, discoveries, processes, know-how, technology, software, ideas, writings, designs, drawings, artwork, expressions, or other proprietary developments while employed by the Company that: (i) directly or indirectly relate to or arise out of Key Employee’s job responsibilities or the performance of the duties or assigned tasks of Key Employee with the Company; or (ii) directly or indirectly relate or pertain in any way to the existing or reasonably anticipated business, products, services, or other activities of the Company; or (iii) were otherwise conceived or developed, in whole or in part, using Company time or materials (collectively, the “Intellectual Property”), all right, title, and interest in and to the Intellectual Property shall become exclusively owned by the Company. Key Employee shall assign and does hereby assign all right, title and interest in and to such Intellectual Property exclusively to the Company, including any patent, copyright, trademark, trade secret, and other proprietary rights therein. Key Employee further agrees to execute and deliver all documents and do all acts that the Company shall deem necessary or desirable to secure to the Company the entire right, title and interest in and to the Intellectual Property, at the Company’s expense. Key Employee further agrees to cooperate with the Company as reasonably necessary to maintain or enforce the Company’s rights in the Intellectual Property.

III. ENTIRE AGREEMENT. This Agreement, the Investment Adviser Representative Agreement of even date herewith between Key Employee and the Company, and the Company Code and Procedures Manual (as defined in the Investment Adviser Representative Agreement), supersede any prior agreements or understandings of the parties with respect to the subject matter hereof. The terms and conditions of this Agreement shall prevail over any conflicting terms or conditions in the Adviser Representative Agreement or in the Company Code or Procedures Manual, or in any other agreements or policies, that govern the respective subject matters specifically governed by the terms and conditions of this Agreement. No rights are granted to Key Employee by virtue of this Agreement other than those specifically set forth herein.

IV. NOT AN EMPLOYMENT AGREEMENT. Nothing in this Agreement may be construed as requiring Company, GP Buyer, UMB or any of their affiliates to employ Key Employee for any specific period of time.

V. ASSIGNMENT. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by Key Employee without the prior written consent of Company. This Agreement and the rights, obligations and interests arising hereunder will inure to any successor of Company.

VI. GOVERNING LAW; BINDING EFFECT. This Agreement is made and entered into in the State of Delaware and will be interpreted, enforced and governed by the laws of the State of Delaware, and will be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

VII. POTENTIAL UNENFORCEABILITY OF ANY PROVISION. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against Key Employee, the provisions of this Agreement will be rendered void only to the extent that a judicial determination finds the provisions unenforceable, and the unenforceable provisions will automatically be reconstituted and become a part of this Agreement, effective as of the date of this Agreement, to the maximum extent in order to give effect to the parties’ intent that is lawfully enforceable and to give effect to the parties’ intent. For the avoidance of doubt, it is the parties’ intent that the non-competition provisions set forth in Section II hereof be enforced to the maximum extent allowed by judicial determination. A judicial determination that any provision of this Agreement is unenforceable will not render the entire Agreement unenforceable, but rather this Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

VIII. SPECIFIC PERFORMANCE. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants, agreements and assurances by Key Employee contained in Section II of this Agreement, and that the Company’s remedies at law for any such breach or threatened breach may be inadequate, the Company, in addition to such other remedies that may be available to it, will be entitled to seek injunctive relief from any court of competent jurisdiction, provided that nothing herein shall limit any other legal or equitable remedies that the Company may have. The covenants, agreements and obligations of Employee set forth in Section II of this Agreement are in addition to and not in lieu or exclusive of any other obligations and duties of Key Employee to the Company, whether express or implied in fact or in law. In connection with any claim or other proceeding brought pursuant to this Agreement, the non-prevailing party in such claim or proceeding shall pay to the prevailing party the reasonable costs and attorneys’ fees sustained by the prevailing party by reason of the breach or threatened breach of this Agreement.

IX. ARBITRATION. This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association or the Federal Mediation and Conciliation Service. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Key Employee understands and agrees that any dispute will be heard solely by the panel of three (3) arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly relating to this Agreement.

(c) The arbitration decision shall be in writing specifying the essential findings of fact and conclusions of law on which the decision is based.

(d) Key Employee may retain and be represented by personal legal counsel in any arbitration held under this Section IX.

(e) Key Employee acknowledges and understands that Key Employee is giving up the right to sue the Company, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from this Agreement. This includes giving up the right to a trial by jury.

(f) The panel of arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section IX shall, in the discretion of the Company, be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Key Employee shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Key Employee and the Company and shall not apply to any dispute involving only Key Employee and UMB or any of its other affiliates.

X. AMENDMENT. This Agreement can be amended only by a written agreement signed by the Company and the Key Employee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PARAGRAPH IX OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Retention Bonus and Non-Competition Agreement on the date set forth above.

UMB ADVISORS, LLC

By:
Name: Clyde F. Wendel
Title: President

KEY EMPLOYEE
(Signature)

Printed name:

Exhibit M

FORM OF

RETENTION AND NON-COMPETITION AGREEMENT

FOR JOSEPH MICHAUD

This Retention and Non-Competition Agreement (“Agreement”) is entered into on this 30th day of July, 2010 (hereinafter the “Effective Date”), between Joseph Michaud (“Key Employee”) and UMB Advisors, LLC (“Company”).

WHEREAS, this Agreement is executed as part of the transactions contemplated under the Asset Purchase Agreement dated June 27, 2010, among Prairie Capital Management, LLC, a Delaware limited liability company (“Advisor Seller”), the Company, PCM LLC, a Delaware limited liability company (“GP Seller”), UMB Merchant Banc, LLC, a Missouri limited liability company (“GP Buyer”), UMB Financial Corporation, a Missouri corporation (“UMB”), Brian Kaufman, a resident of Kansas, Robyn Schneider, a resident of Illinois, Curtis Krizek, a resident of Kansas, and George K. Baum Holdings, Inc., a Delaware corporation (the “Asset Purchase Agreement”); and

WHEREAS, in anticipation of the sale of substantially all assets of Advisor Seller and GP Seller to the Company and GP Buyer, respectively, Company wants to be assured that Key Employee’s services will remain available after such sale, and Key Employee desires to be employed by the Company following the closing date of the Asset Purchase Agreement (the “Closing Date”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

I. REQUIREMENTS.

A. Key Employee acknowledges: (a) that pursuant to the Asset Purchase Agreement, UMB and the Company have made a substantial investment to acquire the business and goodwill of Advisor Seller and GP Seller, (b) that during Key Employee’s employment with Advisor Seller and GP Seller, Key Employee has established and will continue to establish favorable relations with the customers, clients and accounts of Advisor Seller, GP Seller, the Company and GP Buyer, and (c) that during Key Employee’s employment with the Company, Key Employee will have access to the intellectual property and confidential information of the Company (or any subsidiary, parent or affiliate of the Company). Key Employee further acknowledges and agrees that the Company’s business is national in scope, and is not limited to any specific geographic area in the United States (the “Territory”). Key Employee also acknowledges that the Company would not have employed Key Employee if Key Employee had not agreed to the covenants not to compete contained in this Section I.A. Therefore, in consideration of the foregoing:

(i) Key Employee agrees that for a period of two (2) years from the Closing Date and, in addition to the extent such period is longer, during the period of Key Employee’s employment with the Company, Key Employee will not directly or indirectly, without the express written consent of the Company, own, manage, operate, control or participate in the ownership, management, operation or control of, or have any interest, financial or otherwise, in or act as an officer, director, partner, principal, member, manager, shareholder, proprietor, employee, agent, representative, consultant or independent contractor of, or in any way assist any person or entity in the conduct of, any business located in the Territory that is engaged or becomes engaged in any business competitive to any business engaged in by Advisor Seller, the Company, GP Seller or GP Buyer on the date of this Agreement or at any time during Key Employee’s employment by the Company, including, but not limited to, any business that is engaged in (A) the provision of investment advice to high net worth individuals with respect to using third party managers, funds and funds of funds for the management and investment of their assets, or (B) facilitating the use of such third parties by, for example, organizing and serving as general partners or managers of limited partnerships or other entities used to pool client assets to be managed and invested by third parties; provided, however, that notwithstanding the foregoing, Employee may own up to 5% of the outstanding securities in any corporation or entity that is listed upon a national stock exchange or actively traded in the over-the-counter market; and

(ii) Key Employee agrees that for a period of four (4) years from the Closing Date and, in addition, to the extent such period is longer, during the period of Key Employee’s employment with the Company, Key Employee will not directly or indirectly, without the express written consent of the Company, alone or in concert with others, (A) solicit, encourage, influence, or induce, or attempt to solicit, encourage, influence, or induce, any person or entity who is or was a client or customer of Advisor Seller, GP Seller, GP Buyer and/or Company, and/or is or was an ongoing prospect (as reflected in correspondence, written proposals or similar documentation) of Advisor Seller, GP Seller and/or Company who had been recruited by Key Employee (or any officer, owner, employee or representative of any such client or customer or prospect), in an effort to divert, transfer or take away from Company, the business of such client or customer or prospect, or (B) request, encourage or promote such client or customer or prospect to cease or refrain from doing business with (or reduce the type or amount of business done with) Company or GP Buyer (or its permitted assignees), or to do business with another provider of services of a type similar to that offered by Company or GP Buyer (or its permitted assignees); provided, however, that from and after the date Key Employee ceases to be employed by the Company, Section I.A of this Agreement shall not restrict Employee with respect to clients in Key Employee’s family and clients for which Key Employee is the primary generating source while employed at the Company, to the extent such clients are disclosed in writing on the date hereof to Company. Company further agrees that such list of Key Employee family members and clients may be amended from time to time by the mutual consent of Company and Key Employee.

B. Key Employee acknowledges that it is the policy of Company and UMB to maintain as confidential all trade secrets, customer lists and information relating to their and their affiliates’ respective businesses, operations, employees and customers (“Confidential Information”). Key Employee recognizes that the Confidential Information is the sole and exclusive property of Company or UMB, as applicable, and that disclosure of Confidential Information would cause damage to Company and/or UMB. Key Employee shall not disclose or use or authorize anyone else to disclose or use any Confidential Information or Company proprietary information other than for the purpose of carrying out Key Employee’s duties for the

Company. This obligation will survive for a period of four (4) years from the Closing Date and, in addition, to the extent such period is longer, during the period of Key Employee’s employment with the Company; provided, however, that to the extent Confidential Information is comprised of customer or other information that cannot be directly or indirectly communicated, published or disclosed under the Gramm-Leach-Bliley Act (the “GLBA”), Key Employee agrees to comply with all applicable GLBA privacy laws and regulations with respect to the use and disclosure of customer information.

C. In the event that Key Employee conceives or develops any inventions, discoveries, processes, know-how, technology, software, ideas, writings, designs, drawings, artwork, expressions, or other proprietary developments while employed by the Company that: (i) directly or indirectly relate to or arise out of Key Employee’s job responsibilities or the performance of the duties or assigned tasks of Key Employee with the Company; or (ii) directly or indirectly relate or pertain in any way to the existing or reasonably anticipated business, products, services, or other activities of the Company; or (iii) were otherwise conceived or developed, in whole or in part, using Company time or materials (collectively, the “Intellectual Property”), all right, title, and interest in and to the Intellectual Property shall become exclusively owned by the Company. Key Employee shall assign and does hereby assign all right, title and interest in and to such Intellectual Property exclusively to the Company, including any patent, copyright, trademark, trade secret, and other proprietary rights therein. Key Employee further agrees to execute and deliver all documents and do all acts that the Company shall deem necessary or desirable to secure to the Company the entire right, title and interest in and to the Intellectual Property, at the Company’s expense. Key Employee further agrees to cooperate with the Company as reasonably necessary to maintain or enforce the Company’s rights in the Intellectual Property.

II. ENTIRE AGREEMENT. This Agreement, the Investment Adviser Representative Agreement of even date herewith between Key Employee and the Company, and the Company Code and Procedures Manual (as defined in the Investment Adviser Representative Agreement), supersede any prior agreements or understandings of the parties with respect to the subject matter hereof. The terms and conditions of this Agreement shall prevail over any conflicting terms or conditions in the Adviser Representative Agreement or in the Company Code or Procedures Manual, or in any other agreements or policies, that govern the respective subject matters specifically governed by the terms and conditions of this Agreement. No rights are granted to Key Employee by virtue of this Agreement other than those specifically set forth herein.

III. NOT AN EMPLOYMENT AGREEMENT. Nothing in this Agreement may be construed as requiring Company, GP Buyer, UMB or any of their affiliates to employ Key Employee for any specific period of time.

IV. ASSIGNMENT. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by Key Employee without the prior written consent of Company. This Agreement and the rights, obligations and interests arising hereunder will inure to any successor of Company.

V. GOVERNING LAW; BINDING EFFECT. This Agreement is made and entered into in the State of Delaware and will be interpreted, enforced and governed by the laws of the State of Delaware, and will be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

VI. POTENTIAL UNENFORCEABILITY OF ANY PROVISION. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against Key Employee, the provisions of this Agreement will be rendered void only to the extent that a judicial determination finds the provisions unenforceable, and the unenforceable provisions will automatically be reconstituted and become a part of this Agreement, effective as of the date of this Agreement, to the maximum extent in order to give effect to the parties’ intent that is lawfully enforceable and to give effect to the parties’ intent. For the avoidance of doubt, it is the parties’ intent that the non-competition provisions set forth in Section II hereof be enforced to the maximum extent allowed by judicial determination. A judicial determination that any provision of this Agreement is unenforceable will not render the entire Agreement unenforceable, but rather this Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

VII. SPECIFIC PERFORMANCE. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants, agreements and assurances by Key Employee contained in Section II of this Agreement, and that the Company’s remedies at law for any such breach or threatened breach may be inadequate, the Company, in addition to such other remedies that may be available to it, will be entitled to seek injunctive relief from any court of competent jurisdiction, provided that nothing herein shall limit any other legal or equitable remedies that the Company may have. The covenants, agreements and obligations of Employee set forth in Section II of this Agreement are in addition to and not in lieu or exclusive of any other obligations and duties of Key Employee to the Company, whether express or implied in fact or in law. In connection with any claim or other proceeding brought pursuant to this Agreement, the non-prevailing party in such claim or proceeding shall pay to the prevailing party the reasonable costs and attorneys’ fees sustained by the prevailing party by reason of the breach or threatened breach of this Agreement.

VIII. ARBITRATION. This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association or the Federal Mediation and Conciliation Service. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Key Employee understands and agrees that any dispute will be heard solely by the panel of three (3) arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly relating to this Agreement.

(c) The arbitration decision shall be in writing specifying the essential findings of fact and conclusions of law on which the decision is based.

(d) Key Employee may retain and be represented by personal legal counsel in any arbitration held under this Section IX.

(e) Key Employee acknowledges and understands that Key Employee is giving up the right to sue the Company, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from this Agreement. This includes giving up the right to a trial by jury.

(f) The panel of arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section IX shall, in the discretion of the Company, be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Key Employee shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Key Employee and the Company and shall not apply to any dispute involving only Key Employee and UMB or any of its other affiliates.

IX. AMENDMENT. This Agreement can be amended only by a written agreement signed by the Company and the Key Employee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PARAGRAPH VIII OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Retention and Non-Competition Agreement on the date set forth above.

UMB ADVISORS, LLC

By:
Name:	Clyde F. Wendel
Title:	President

KEY EMPLOYEE

(Signature)

Joseph Michaud
(Printed/Typed Name)

[Signature page to Retention and Non-Competition Agreement for Joseph Michaud]

Exhibit N

FORM OF

RETENTION BONUS AGREEMENT FOR EMPLOYEES

This Retention Bonus Agreement (“Agreement”) is entered into on this 30th day of July, 2010 (hereinafter the “Effective Date”), between                                          (“Employee”) and UMB Advisors, LLC (“Company”).

WHEREAS, this Agreement is executed as part of the transactions contemplated under the Asset Purchase Agreement dated June 27, 2010, among Prairie Capital Management, LLC, a Delaware limited liability company (“Advisor Seller”), the Company, PCM LLC, a Delaware limited liability company (“GP Seller”), UMB Merchant Banc, LLC, a Missouri limited liability company (“GP Buyer”), UMB Financial Corporation, a Missouri corporation (“UMB”), Brian Kaufman, a resident of Kansas, Robyn Schneider, a resident of Illinois, Curtis Krizek, a resident of Kansas, and George K. Baum Holdings, Inc., a Delaware corporation (the “Asset Purchase Agreement”); and

WHEREAS, in anticipation of the sale of substantially all assets of Advisor Seller and GP Seller to the Company and GP Buyer, respectively, Company wants to be assured that Employee’s services will remain available after such sale, and Employee desires to receive certain retention bonus payments in the aggregate amount of                              Dollars ($            ) (the “Retention Bonus Payment Amount”) if Employee makes available Employee’s services following the closing date of the Asset Purchase Agreement (the “Closing Date”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

I. RETENTION BONUS PAYMENT.

A. Subject to the terms and conditions of this Agreement, and if Employee is employed by the Company from the Closing Date through October 31, 2010, Employee will receive one-half of the Retention Bonus Payment Amount, which is                              Dollars ($            ), payable on the regular payroll date next following October 31, 2010.

B. Subject to the terms and conditions of this Agreement, and if is employed by the Company from the Closing Date through December     , 2010, Employee will receive the remaining one-half of Employee’s Retention Bonus Payment Amount, which is                              Dollars ($            ), payable on the regular payroll date next following December __, 2010, but in no event later than December 31, 2010.

II. REQUIREMENTS.

A. Employee will devote his or her full time and attention to the business of the Company and will be responsible to the Company for the maintenance of such standards of diligence and competence as set forth in the UMB Code of Ethics and Code of Conduct and Policies, as may be updated and amended from time to time and a current copy of which has been provided to Employee (the “Company Code”), and as set forth in the Company’s other policies and procedures as in effect from time to time.

B. Employee acknowledges that it is the policy of Company and UMB to maintain as confidential all trade secrets, customer lists and information relating to their and their affiliates’ respective businesses, operations, employees and customers (“Confidential Information”). Employee recognizes that the Confidential Information is the sole and exclusive property of Company or UMB, as applicable, and that disclosure of Confidential Information would cause damage to Company and/or UMB. Employee shall not disclose or use or authorize anyone else to disclose or use any Confidential Information or Company proprietary information other than for the purpose of carrying out Employee’s duties for the Company. Employee further agrees and acknowledges that to the extent Confidential Information is comprised of customer or other information that cannot be directly or indirectly communicated, published or disclosed under the Gramm-Leach-Bliley Act (the “GLBA”), Employee will comply with all applicable GLBA privacy laws and regulations with respect to the use and disclosure of customer information.

C. In the event that Employee conceives or develops any inventions, discoveries, processes, know-how, technology, software, ideas, writings, designs, drawings, artwork, expressions, or other proprietary developments while employed by the Company that: (i) directly or indirectly relate to or arise out of Employee’s job responsibilities or the performance of the duties or assigned tasks of Employee with the Company; or (ii) directly or indirectly relate or pertain in any way to the existing or reasonably anticipated business, products, services, or other activities of the Company; or (iii) were otherwise conceived or developed, in whole or in part, using Company time or materials (collectively, the “Intellectual Property”), all right, title, and interest in and to the Intellectual Property shall become exclusively owned by the Company. Employee shall assign and does hereby assign all right, title and interest in and to such Intellectual Property exclusively to the Company, including any patent, copyright, trademark, trade secret, and other proprietary rights therein. Employee further agrees to execute and deliver all documents and do all acts that the Company shall deem necessary or desirable to secure to the Company the entire right, title and interest in and to the Intellectual Property, at the Company’s expense. Employee further agrees to cooperate with the Company as reasonably necessary to maintain or enforce the Company’s rights in the Intellectual Property.

III. ENTIRE AGREEMENT. This Agreement and the Company Code, policies and procedures supersede any prior agreements or understandings of the parties with respect to the subject matter hereof. No rights are granted to Employee by virtue of this Agreement other than those specifically set forth herein.

IV. NOT AN EMPLOYMENT AGREEMENT. Nothing in this Agreement may be construed as requiring Company, GP Buyer, UMB or any of their affiliates to employ Employee for any specific period of time.

V. ASSIGNMENT. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by Employee without the prior written consent of Company. This Agreement and the rights, obligations and interests arising hereunder will inure to any successor of Company.

VI. GOVERNING LAW; BINDING EFFECT. This Agreement is made and entered into in the State of Delaware and will be interpreted, enforced and governed by the laws of the State of Delaware, and will be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

VII. POTENTIAL UNENFORCEABILITY OF ANY PROVISION. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement will be rendered void only to the extent that a judicial determination finds the provisions unenforceable, and the unenforceable provisions will automatically be reconstituted and become a part of this Agreement, effective as of the date of this Agreement, to the maximum extent in order to give effect to the parties’ intent that is lawfully enforceable and to give effect to the parties’ intent. A judicial determination that any provision of this Agreement is unenforceable will not render the entire Agreement unenforceable, but rather this Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

VIII. SPECIFIC PERFORMANCE. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants, agreements and assurances by Employee contained in Section II of this Agreement, and that the Company’s remedies at law for any such breach or threatened breach may be inadequate, the Company, in addition to such other remedies that may be available to it, will be entitled to seek injunctive relief from any court of competent jurisdiction, provided that nothing herein shall limit any other legal or equitable remedies that the Company may have. The covenants, agreements and obligations of Employee set forth in Section II of this Agreement are in addition to and not in lieu or exclusive of any other obligations and duties of Employee to the Company, whether express or implied in fact or in law. In connection with any claim or other proceeding brought pursuant to this Agreement, the non-prevailing party in such claim or proceeding shall pay to the prevailing party the reasonable costs and attorneys’ fees sustained by the prevailing party by reason of the breach or threatened breach of this Agreement.

IX. ARBITRATION. This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association or the Federal Mediation and Conciliation Service. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Employee understands and agrees that any dispute will be heard solely by the panel of three (3) arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly relating to this Agreement.

(c) The arbitration decision shall be in writing specifying the essential findings of fact and conclusions of law on which the decision is based.

(d) Employee may retain and be represented by personal legal counsel in any arbitration held under this Section IX.

(e) Employee acknowledges and understands that Employee is giving up the right to sue the Company, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from this Agreement. This includes giving up the right to a trial by jury.

(f) The panel of arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section IX shall, in the discretion of the Company, be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Employee shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Employee and the Company and shall not apply to any dispute involving only Employee and UMB or any of its other affiliates.

X. AMENDMENT. This Agreement can be amended only by a written agreement signed by the Company and the Employee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PARAGRAPH IX OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Retention Bonus Agreement on the date set forth above.

UMB ADVISORS, LLC

By:
Name: Clyde F. Wendel
Title: President

EMPLOYEE
(Signature)

Printed name:

[Signature Page to Retention Bonus Agreement for Employees]

Exhibit O

FORM OF

RETENTION AGREEMENT FOR NEW EMPLOYEES

This Retention Agreement (“Agreement”) is entered into on this 30th day of July, 2010 (hereinafter the “Effective Date”), between                              (“Employee”) and UMB Advisors, LLC (“Company”).

WHEREAS, this Agreement is executed as part of the transactions contemplated under the Asset Purchase Agreement dated June 27, 2010, among Prairie Capital Management, LLC, a Delaware limited liability company (“Advisor Seller”), the Company, PCM LLC, a Delaware limited liability company (“GP Seller”), UMB Merchant Banc, LLC, a Missouri limited liability company (“GP Buyer”), UMB Financial Corporation, a Missouri corporation (“UMB”), Brian Kaufman, a resident of Kansas, Robyn Schneider, a resident of Illinois, Curtis Krizek, a resident of Kansas, and George K. Baum Holdings, Inc., a Delaware corporation (the “Asset Purchase Agreement”); and

WHEREAS, in anticipation of the sale of substantially all assets of Advisor Seller and GP Seller to the Company and GP Buyer, respectively, Company wants to be assured that Employee’s services will remain available after such sale, and Employee desires to be employed by the Company following the closing date of the Asset Purchase Agreement (the “Closing Date”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

I. REQUIREMENTS.

A. Employee will devote his or her full time and attention to the business of the Company and will be responsible to the Company for the maintenance of such standards of diligence and competence as set forth in the UMB Code of Ethics and Code of Conduct and Policies, as may be updated and amended from time to time and a current copy of which has been provided to Employee (the “Company Code”), and as set forth in the Company’s other policies and procedures as in effect from time to time.

B. Employee acknowledges that it is the policy of Company and UMB to maintain as confidential all trade secrets, customer lists and information relating to their and their affiliates’ respective businesses, operations, employees and customers (“Confidential Information”). Employee recognizes that the Confidential Information is the sole and exclusive property of Company or UMB, as applicable, and that disclosure of Confidential Information would cause damage to Company and/or UMB. Employee shall not disclose or use or authorize anyone else to disclose or use any Confidential Information or Company proprietary information other than for the purpose of carrying out Employee’s duties for the Company. Employee further agrees and acknowledges that to the extent Confidential Information is comprised of customer or other information that cannot be directly or indirectly communicated, published or disclosed under the Gramm-Leach-Bliley Act (the “GLBA”), Employee will comply with all applicable GLBA privacy laws and regulations with respect to the use and disclosure of customer information.

C. In the event that Employee conceives or develops any inventions, discoveries, processes, know-how, technology, software, ideas, writings, designs, drawings, artwork, expressions, or other proprietary developments while employed by the Company that: (i) directly or indirectly relate to or arise out of Employee’s job responsibilities or the performance of the duties or assigned tasks of Employee with the Company; or (ii) directly or indirectly relate or pertain in any way to the existing or reasonably anticipated business, products, services, or other activities of the Company; or (iii) were otherwise conceived or developed, in whole or in part, using Company time or materials (collectively, the “Intellectual Property”), all right, title, and interest in and to the Intellectual Property shall become exclusively owned by the Company. Employee shall assign and does hereby assign all right, title and interest in and to such Intellectual Property exclusively to the Company, including any patent, copyright, trademark, trade secret, and other proprietary rights therein. Employee further agrees to execute and deliver all documents and do all acts that the Company shall deem necessary or desirable to secure to the Company the entire right, title and interest in and to the Intellectual Property, at the Company’s expense. Employee further agrees to cooperate with the Company as reasonably necessary to maintain or enforce the Company’s rights in the Intellectual Property.

II. ENTIRE AGREEMENT. This Agreement and the Company Code, policies and procedures supersede any prior agreements or understandings of the parties with respect to the subject matter hereof. No rights are granted to Employee by virtue of this Agreement other than those specifically set forth herein.

III. NOT AN EMPLOYMENT AGREEMENT. Nothing in this Agreement may be construed as requiring Company, GP Buyer, UMB or any of their affiliates to employ Employee for any specific period of time.

IV. ASSIGNMENT. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by Employee without the prior written consent of Company. This Agreement and the rights, obligations and interests arising hereunder will inure to any successor of Company.

V. GOVERNING LAW; BINDING EFFECT. This Agreement is made and entered into in the State of Delaware and will be interpreted, enforced and governed by the laws of the State of Delaware, and will be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.

VI. POTENTIAL UNENFORCEABILITY OF ANY PROVISION. If a final judicial determination is made that any provision of this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement will be rendered void only to the extent that a judicial determination finds the provisions unenforceable, and the unenforceable provisions will automatically be reconstituted and become a part of this Agreement, effective as of the date of this Agreement, to the maximum extent in order to give effect to the parties’ intent that is lawfully enforceable and to give effect to the parties’ intent. A judicial determination that any provision of this Agreement is unenforceable will not render the entire Agreement unenforceable, but rather this Agreement will continue in full force and effect absent any unenforceable provision to the maximum extent permitted by law.

VII. SPECIFIC PERFORMANCE. Recognizing that irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants, agreements and assurances by Employee contained in Section I of this Agreement, and that the Company’s remedies at law for any such breach or threatened breach may be inadequate, the Company, in addition to such other remedies that may be available to it, will be entitled to seek injunctive relief from any court of competent jurisdiction, provided that nothing herein shall limit any other legal or equitable remedies that the Company may have. The covenants, agreements and obligations of Employee set forth in Section I of this Agreement are in addition to and not in lieu or exclusive of any other obligations and duties of Employee to the Company, whether express or implied in fact or in law. In connection with any claim or other proceeding brought pursuant to this Agreement, the non-prevailing party in such claim or proceeding shall pay to the prevailing party the reasonable costs and attorneys’ fees sustained by the prevailing party by reason of the breach or threatened breach of this Agreement.

VIII. ARBITRATION. This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association or the Federal Mediation and Conciliation Service. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Employee understands and agrees that any dispute will be heard solely by the panel of three (3) arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly relating to this Agreement.

(c) The arbitration decision shall be in writing specifying the essential findings of fact and conclusions of law on which the decision is based.

(d) Employee may retain and be represented by personal legal counsel in any arbitration held under this Section VIII.

(e) Employee acknowledges and understands that Employee is giving up the right to sue the Company, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from this Agreement. This includes giving up the right to a trial by jury.

(f) The panel of arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section VIII shall, in the discretion of the Company, be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Employee shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Employee and the Company and shall not apply to any dispute involving only Employee and UMB or any of its other affiliates.

IX. AMENDMENT. This Agreement can be amended only by a written agreement signed by the Company and the Employee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PARAGRAPH VIII OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Retention Bonus Agreement on the date set forth above.

UMB ADVISORS, LLC

By:
Name: Clyde F. Wendel
Title: President

EMPLOYEE
(Signature)

Printed name:

[Signature page to Retention Agreement for New Employees]

Exhibit P

UMB ADVISORS, LLC

INVESTMENT ADVISOR REPRESENTATIVE AGREEMENT

(Standard form)

The undersigned investment advisor representative (“Representative”) and UMB Advisors, LLC (“UMB Advisors”) agree as follows:

1. Appointment.

UMB Advisors hereby appoints the Representative as a registered investment advisor representative, and Representative agrees to accept such appointment. Representative’s duties shall include, but not be limited to: analyzing customer financial information; reviewing and analyzing investment managers, registered or unregistered investment companies or other securities or financial or investment products; providing advice and counsel to customers on financial and investment products and investment strategies; providing investment advisory services and reports to customers; and performing other duties reasonably assigned by UMB Advisors to Representative from time to time (“Advisory Services”).

2. Terms of Representative Appointment.

(a) UMB Advisors does not have any obligation to Representative other than as specifically (not by implication) stated in this Agreement regarding Representative’s work as an investment advisor representative. Representative shall provide Advisory Services under this Agreement subject to any conditions contained in this Agreement and to all guidelines, standards, policies and procedures prescribed by UMB Advisors.

(b) This Agreement shall terminate upon the earlier to occur of the following events:

(i)	Immediately if Representative ceases to be registered and qualified as a registered investment advisor representative of UMB Advisors; or

(ii)	Immediately upon notice to Representative by UMB Advisors.

(c) This Agreement does not limit UMB Advisors’ right to terminate Representative at any time as a registered investment advisor representative of UMB Advisors, with or without cause, and with or without notice. Representative agrees that this Agreement does not limit the at-will nature of the employment relationship, nor does it constitute a contract for continued employment.

3. Effective Date.

Representative’s duties shall commence on the Effective Date stated below and the parties agree that Representative’s continued appointment as an investment advisor representative of UMB Advisors shall constitute adequate consideration for this Agreement.

4. Qualification and Licensing Requirements.

Representative agrees to satisfy all current and future qualification, education, training and licensing requirements which the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), state law or UMB Advisors may establish from time to time for registered investment advisor representatives. It is expressly agreed that Representative shall have no authority to provide Advisory Services unless and until Representative has obtained FINRA (a) Series 65 or (b) Series 7 and Series 66 securities licenses, together with any licenses required by any state(s) in which Representative provides Advisory Services.

5. Compliance.

(a) Representative shall use Representative’s best efforts to perform Representative’s responsibilities faithfully and efficiently in a professional and ethical manner satisfactory to and subject to the direction and control of the Board of Directors of UMB Advisors (the “Board”) and in accordance with the lawful rules, orders, regulations, policies, practices and decisions of UMB Advisors, including, without limitation, the UMB Code of Ethics and Code of Conduct and Policies, as may be updated and amended from time to time and a current copy of which has been provided to Representative (the “Company Code”), and the Procedures Manuals (as defined below). Representative shall truthfully and accurately maintain and preserve the records of UMB Advisors consistent with the practices and procedures (as they may be reasonably updated or amended) of UMB Advisors and make all reports reasonably required by UMB Advisors.

(b) Representative acknowledges that Representative has received, read and understands (i) the Company Code, and (ii) the UMB Advisors Investment Adviser Policies and Procedures and Code of Ethics, and all existing amendments and supplements thereto (collectively, the “Procedures Manuals”). UMB Advisors shall have the sole discretion at any time to modify, amend or terminate any or all parts of any applicable Procedures Manual. The Procedures Manuals as of the date hereof and each subsequent modification and amendment to such Procedures Manuals are incorporated by reference into this Agreement. Representative agrees to return all copies of the Procedures Manuals that are in Representative’s possession upon termination of this Agreement.

(c) Representative shall comply in all material respects with the Procedures Manuals and with all present and future rules, regulations, instructions, policies and procedures of UMB Advisors. To the extent not inconsistent with this Agreement and that certain Retention Bonus and Non-Competition Agreement of even date herewith between Representative and UMB Advisors (the “Retention Agreement”), Representative shall be subject to discipline under the terms of the Procedures Manuals and any other policies and procedures of UMB Advisors.

(d) Representative acknowledges and understands that the laws and regulations that apply to investment advisers and their investment adviser representatives are different from, and in some cases more strict than, the laws and regulations that apply to broker-dealers and their registered representatives. Representative acknowledges and understands that if Representative acts as an investment adviser representative on behalf of UMB Advisors, Representative will be required to provide periodic ownership and holdings reports for Representative’s accounts as well as those of family members, as required by UMB Advisors Investment Adviser Code of Ethics. Representative shall become familiar with the Procedures Manuals and the different rules that apply to investment adviser representatives.

(e) Representative shall strictly comply with all securities and banking laws, rules and regulations and any subsequent laws, rules or regulations relating to Representative’s duties hereunder.

(f) When acting as an investment adviser representative, Representative shall provide, no later than the time the client enters into an advisory agreement, a brochure containing the disclosures required under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), at that time and at any other relevant time in the future, and shall disclose to clients all material conflicts of interest.

6. Outside Employment. While employed by UMB Advisors, Representative shall have no authority to be licensed or registered with another broker/dealer or registered investment adviser, or to engage in any other outside business activities, except as described herein without the prior written permission of the Board.

7. Suitability. Representative shall adhere to reasonable and fair sales practices, in accordance with any applicable rules of the Securities and Exchange Commission. Representative must have reasonable grounds to believe that investment advice recommended or provided is suitable for a particular customer based upon information supplied by that customer. Representative shall make a reasonable effort to obtain information about such customer’s financial and tax status, financial objectives, investment objectives, risk tolerance, liquidity needs, investment experience, protection needs (if applicable) and such other information relevant in connection with the investment advice provided. Representative acknowledges that, when acting as an investment adviser representative, Representative is a fiduciary to his clients, and has a duty to act only in the best interests of his clients, to make suitable recommendations, and to disclose to clients any material conflicts of interest.

8. Maintenance of Investment Advisor Records. When acting as an investment adviser representative, Representative shall maintain all records required to be maintained by Representative under the Advisers Act. Representative shall make all such records available to UMB Advisors for examination and/or audit. In addition, Representative shall notify UMB Advisors of any modifications to the information contained in Representative’s Form U-4.

9. Marketing Materials. Representative shall not use any marketing or seminar materials unless UMB Advisors has prepared and/or authorized the materials for then-current use and a registered principal of UMB Advisors has approved the materials in advance for then-current use.

10. Complaints. Representative shall promptly notify the senior UMB Advisors compliance officer and UMB Advisors principal assigned to Representative of the receipt of any customer complaint, whether oral or written, concerning the Advisory Services provided by Representative.

11. Cooperation Regarding Litigation. During the term of this Agreement, and for a period of three (3) years thereafter, provided UMB Advisors has complied in all material respects with its obligations under this Agreement, Representative will cooperate with UMB Advisors and any subsidiary, parent or affiliate of UMB Advisors by making himself or herself reasonably available to testify on behalf of, and assist, UMB Advisors or any subsidiary, parent or affiliate of UMB Advisors, in any action, suit, or proceeding (whether civil, criminal, administrative or investigative) with respect to the operation of UMB Advisors during the term of this Agreement, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to UMB Advisors or any subsidiary, parent or affiliate of UMB Advisors, as reasonably requested. The parties acknowledge that following the termination of this Agreement, the time commitment of Representative contemplated by this section shall be minimal and shall not require Representative to neglect other employment or personal commitments. UMB Advisors will promptly reimburse Representative for all reasonable expenses incurred by Representative in connection with Representative’s provision of testimony or assistance.

12. No Conflict. Each party represents and warrants to the other party that neither the execution and delivery of this Agreement nor the performance of such party’s obligations under this Agreement will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any obligation, contract, agreement, covenant or instrument to which such party is a party or under which such party is bound.

13. Harassment Policy. Representative acknowledges that Representative has been provided a copy of UMB Advisors’ policy against discrimination and harassment in the workplace, which includes complaint reporting procedures. Representative will comply with this policy and will affirmatively support the commitment of UMB Advisors to an equal opportunity work environment free from illegal harassment or discrimination. UMB Advisors will promptly provide Representative with all new or updated policies.

14. Waiver of Breach. Failure of either party to demand strict compliance with any of the terms, covenants or conditions hereof will not be deemed a waiver of the term, covenant or condition, nor will any waiver or relinquishment by such party of any right or power under this Agreement at any one time or more times be deemed a waiver or relinquishment of the right or power at any other time or times.

15. Amendment. This Agreement may not be amended, modified or supplemented in any manner whatsoever except in a writing signed by each of the parties. This Agreement, the Company Code, the Procedures Manuals, and the Retention Agreement supersede any prior agreements or understandings of the parties with respect to the subject matter hereof. The terms and conditions of the Retention Agreement shall prevail over any conflicting terms or conditions in this Agreement, the Company Code, the Procedures Manuals or in any other agreements or policies that govern the respective subject matters specifically governed by the terms and conditions of the Retention Agreement.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not restrict or otherwise modify any of the terms or provisions of this Agreement.

17. Arbitration. This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association, the Federal Mediation and Conciliation Service, or the Financial Industry Regulatory Authority. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Representative understands and agrees that any dispute will be heard solely by the panel of three (3) arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly related to Representative’s appointment as an investment advisor representative of UMB Advisors.

(c) The arbitration decision shall be in writing specifying the essential findings of fact and conclusions of law on which the decision is based.

(d) Representative may retain and be represented by personal legal counsel in any arbitration held under this Section 17.

(e) Representative acknowledges and understands that Representative is giving up the right to sue UMB Advisors, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from Representative’s appointment as an investment advisor representative. This includes giving up the right to a trial by jury.

(f) The panel of arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section 17 shall, in the discretion of UMB Advisors, be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Representative shall not exceed those costs which would have been incurred in pursuing a court proceeding.

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Representative and UMB Advisors.

18. Assignment. This Agreement is personal and not assignable by Representative.

19. Fines; Penalties. Registered Representative shall reimburse UMB Advisors for any fines, penalties or other amounts suffered or incurred by UMB Advisors in connection with Representative’s employment under this Agreement to the extent resulting from Registered Representative’s willful misconduct, fraudulent or criminal acts or conduct, or actions or inactions taken or omitted intentionally in violation of a duty or obligation arising under this Agreement or the Procedures Manuals which result in a material personal benefit to Representative or his or her family members or affiliated entities.

20. Nondisclosure of Confidential Information. Representative’s obligations with respect to “Confidential Information,” as defined in the Retention Agreement, shall be as set forth in the Retention Agreement.

21. Non-Interference. During the term of this Agreement and for a period of one (1) year after the termination of Representative’s appointment as an investment advisor representative of UMB Advisors for any reason, and whether voluntary or involuntary and whether with or without cause, Representative shall not solicit, assist the solicitation of, or encourage any employee or independent contractor of UMB Advisors to terminate or otherwise modify that person’s or entity’s employment with or engagement or retention by UMB Advisors for the purposes of encouraging that person or entity to: (1) become employed, engaged or retained by any other person or entity unrelated to UMB Advisors or (2) leave the employment of or terminate the business relationship with UMB Advisors.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which constitute one agreement that is binding upon each of the parties, notwithstanding that all parties are not signatories to the same counterpart.

23. REPRESENTATIVE ACKNOWLEDGES HAVING READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY. Representative acknowledges having been given an opportunity to ask questions about this Agreement. Representative has also been given an opportunity to consult with an attorney of Representative’s choice. Representative agrees that Representative fully understands the terms of this Agreement and knowingly and freely agrees to abide by them.

PARAGRAPH 17 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Accepted by Investment Advisor Representative

Signature:

Name:

Date:

Accepted by

UMB Advisors, LLC

By:

Name: Clyde F. Wendel

Title: President

Date:

Effective Date: July 30, 2010

[Signature page to Investment Advisor Representative Agreement]

Exhibit Q

UMB FINANCIAL SERVICES, INC.

REGISTERED REPRESENTATIVE AGREEMENT

(KEY EMPLOYEES)

The undersigned (“Registered Representative”), UMB Financial Services, Inc. (“UMBFS”) and UMB Insurance, Inc. (“UMB Insurance”) agree as follows:

1. Appointment.

UMBFS hereby appoints Registered Representative as a registered securities representative and Registered Representative agrees to accept such appointment. Registered Representative’s duties shall include, but not be limited to: analyzing customer financial information; reviewing and analyzing securities, investment and (if applicable) insurance products; providing advice and counsel to customers on securities, investment and/or (if applicable) insurance products; marketing and/or selling securities products; solicitation and procurement of applications, orders and contracts for securities products and brokerage services offered through UMBFS; solicitation and procurement of applications for or sale of such insurance products as may be authorized by UMBFS (if applicable and if the Registered Representative has obtained the necessary licenses); and other duties assigned by UMBFS to Registered Representative from time to time (“Brokerage Services”). UMBFS shall direct and control Registered Representative’s performance of the duties which it assigns to Registered Representative, it being understood that all brokerage services, insurance services involving variable annuities and other registered insurance products (“Insurance Securities”), and securities-related activities shall be under the control and supervision of UMBFS. Registered Representative is being appointed by UMBFS to serve as a registered securities representative and (as applicable) an insurance agent.

2. Terms of Registered Representative Appointment.

UMBFS does not have any obligation to Registered Representative other than as specifically (not by implication) stated in this Agreement regarding Registered Representative’s work as a registered securities representative and, where applicable, an insurance agent. Registered Representative shall provide Brokerage Services under this Agreement subject to any conditions contained in this Agreement and to all guidelines and standards prescribed by UMBFS. Registered Representative agrees to sell only those products and to provide only those services which are specifically authorized by UMBFS and as to which Registered Representative holds the appropriate licenses(s). If Registered Representative wishes to sell Insurance Securities or other insurance products, Registered Representative agrees that he/she will sign a separate Agent Agreement with UMBFS and UMB Insurance, UMBFS’ affiliated insurance agency.

3. Effective Date.

Registered Representative’s duties shall commence on the Effective Date stated below, or if Registered Representative is already engaged as a registered securities representative on behalf of UMBFS prior to the Effective Date, the parties agree that Registered Representative’s duties shall continue only under this Agreement and that such continued employment shall constitute adequate consideration for this Agreement. In either case, this Agreement establishes the terms of the relationship among the parties in lieu of all prior written or oral agreements or understanding.

4. Qualification and Licensing Requirements.

Registered Representative agrees to satisfy all current and future qualification, education, training and licensing requirements which the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the various state insurance departments (in the case of Insurance Securities), or UMBFS may establish from time to time for registered securities representatives. It is expressly agreed that Registered Representative shall have no authority to recommend, offer or sell mutual funds, variable annuities or other Insurance Securities unless and until Registered Representative has obtained FINRA Series 6 and Series 63 securities licenses (along with applicable insurance licenses); or to recommend, offer or sell individual stocks or bonds unless and until Registered Representative has obtained FINRA Series 7 and Series 63 securities licenses; together with any licenses required by any state(s) in which Registered Representative provides Brokerage Services.

5. Compliance.

(a) Registered Representative acknowledges that he/she has received, read and understands the UMBFS Compliance Manual, UMBFS Anti-Money Laundering Procedures, UMBFS Supervisory Procedures Manual, UMB Insurance Compliance Policies and Procedures Manual (if applicable), and all existing amendments and supplements thereto (collectively, the “Procedures Manuals”). UMBFS and UMB Insurance, as the case may be, shall have the sole discretion at any time to modify, amend or terminate any or all parts of any applicable Procedures Manual. The Procedures Manuals as of the Effective Date and each subsequent modification and amendment to such Manuals are incorporated by reference into this Agreement. Registered Representative agrees to return all copies of the Procedures Manuals that are in Registered Representative’s possession upon termination of this Agreement.

(b) Registered Representative shall strictly comply with the Procedures Manuals and with all present and future rules, regulations, instructions, policies and procedures of UMBFS and UMB Insurance (if applicable). Without limitation regarding the reasons for discipline or discharge or the procedure for discipline or discharge, Registered Representative shall be subject to discipline under the terms of the Procedures Manuals.

(c) Registered Representative shall strictly comply with all securities and insurance laws, rules and regulations relating to Registered Representative’s duties hereunder (“Applicable Laws”).

6. Outside Employment.

During the term of this Agreement, Registered Representative shall have no authority to be licensed or registered with another broker/dealer or insurance agency without the prior written permission of the President of UMBFS.

7. Securities Transactions.

Registered Representative shall transmit to UMBFS, immediately upon execution, all brokerage and other applications, orders for the purchase or sale of securities (including Insurance Securities), and any other orders, and payments (without any deduction) received from customers. UMBFS reserves the right in its sole discretion to at any time reject any applications, orders or payments submitted by Registered Representative and to refund to customers any payments made by them.

8. Suitability.

Registered Representative shall adhere to reasonable and fair sales practices, in accordance with the FINRA Rules of Fair Practice, the Municipal Securities Rulemaking Board (“MSRB”), any applicable insurance laws and regulations, and any applicable SEC rules. Registered Representative must have reasonable grounds to believe that a specific securities product or insurance product recommended or provided is suitable for a particular customer based upon information supplied by that customer. Registered Representative shall make a reasonable effort to obtain information about such customer’s financial and tax status, financial objectives, investment objectives, risk tolerance, liquidity needs, investment experience, protection needs (if applicable) and such other information relevant in connection with the offer and sale of a securities product or Insurance Securities.

9. Prospectus Delivery; Disclosures.

(a) Registered Representative shall provide to customers on a timely basis all prospectuses, customer agreements, disclosures and other information and documents required by Applicable Laws, in connection with the offer and sale of securities and insurance products hereunder.

(b) When providing Brokerage Services to customers, Registered Representative shall clearly disclose that Registered Representative is acting as a registered securities representative and/or insurance agent (as the case may be) on behalf of UMBFS.

10. Marketing Materials.

Registered Representative shall not use any marketing or seminar materials unless UMBFS has prepared and/or authorized the materials for then-current use and a registered principal of UMBFS has approved the materials in advance for then-current use.

11. Complaints.

Registered Representative shall promptly notify the senior UMBFS compliance officer and the UMBFS principal assigned to Registered Representative of the receipt of any customer complaint, whether oral or written, concerning the Brokerage Services provided by Registered Representative.

12. Maintenance of Records.

Registered Representative shall maintain accurate and complete records, files and accounts of all securities products (including Insurance Securities) sold pursuant to this Agreement and as described in the UMBFS Compliance Manual and (if applicable) the Insurance Compliance Policies and Procedures Manual. Registered Representative shall make all such records available to UMBFS for examination and/or audit. In addition, Registered Representative shall notify UMBFS of any modifications to the information contained in Registered Representative’s Form U-4.

13. Compensation and Benefits.

(a) As compensation for the Brokerage Services provided by Registered Representative under this Agreement, UMBFS agrees to pay, and Registered Representative agrees to accept, compensation equal to One Thousand Dollars ($1,000.00) per calendar year. Registered Representative agrees that the compensation described in this Section 13 constitutes full and adequate consideration for the obligations undertaken by Registered Representative for UMBFS, and Registered Representative hereby waives any claim to any other financial consideration from UMBFS or UMB Insurance for Brokerage Services.

(b) The parties acknowledge that Registered Representative will also be employed by UMB Advisors, LLC, an affiliate of UMBFS and UMB Insurance, and will receive compensation and other financial consideration for the services provided by Registered Representative under the terms of an employment agreement with UMB Advisors.

14. Fines; Penalties.

Registered Representative shall promptly pay any fines and/or penalties imposed by UMBFS as a result of Registered Representative’s violation of Applicable Laws or the Procedures Manuals.

15. Nondisclosure of Confidential Information.

(a) Registered Representative agrees that all information about the business or customers of UMBFS or UMB Insurance that is disclosed to or acquired by Registered Representative, whether prior to or during the term of this Agreement, is “Confidential Information.” All Confidential Information shall be received by Registered

Representative in strict confidence, shall be used only for the purposes of this Agreement, and shall not be disclosed to third parties or to other employees of UMBFS, UMB Insurance or UMB Advisors, LLC, who do not have a business need for such information, without the prior written consent of the President or other designated principal of UMBFS. Upon termination of Registered Representative’s employment, Registered Representative shall return all documents and records, including copies, and whether maintained in hardcopy or electronic form, of Confidential Information as directed by the President or other designated officer of UMBFS. “Confidential Information” shall include, but not be limited to, the

(i) financial information;

(ii) sales figures and projections;

(iii) business records;

(iv) business and marketing plans;

(v) personnel data;

(vi) computer programs and data bases;

(vii) product lists;

(viii) internal policies and procedures

(ix) compensation policies

of UMBFS or UMB Insurance. “Confidential Information” shall also include all records or other materials reflecting the names, accounts, assets, liabilities, transactions and any non-public personal, financial, or health information relating to customers and prospects of UMBFS or UMB Insurance.

(b) Without limiting the foregoing, Registered Representative agrees to comply with all applicable privacy laws and regulations (including but not limited to the Gramm-Leach-Bliley Act), the UMB Financial Corporation Privacy Policy and any other privacy policies of UMBFS, UMB Insurance and UMB Financial Corporation with respect to the use and disclosure of nonpublic customer information.

16. Restrictive Covenants.

16.1 Non-Solicitation.

(a) During the existence of this Agreement and for a period of two (2) years after the termination of Registered Representative’s employment with UMBFS (for any reason whether voluntary or involuntary), Registered Representative shall not directly or indirectly solicit or assist in the solicitation of business from, or sell products to, any Customer of UMBFS or UMB Insurance with whom Registered Representative had direct or indirect contact or about whom Registered Representative possessed Confidential Information while Registered Representative was employed by UMBFS, in order to: (1) provide the same or similar products or services as provided by UMBFS or UMB Insurance, (2) modify in any detrimental manner that person’s or entity’s business relationship with UMBFS or UMB Insurance, or (3) interfere with the relationship or reduce the volume of business which that person or entity transacts with UMBFS or UMB Insurance.

(b) For purposes of this Agreement, the word “Customer” means any one or more of the individuals, partnerships, corporations, firms, businesses, sole proprietorships, or other entities who have had a business relationship with UMBFS or UMB Insurance within the two (2) year period immediately preceding the termination of Registered Representative’s employment with UMBFS.

16.2 Non-Interference.

During the term of this Agreement and for a period of one (1) year after the termination of Registered Representative’s employment with UMBFS for any reason, and whether voluntary or involuntary and whether with or without cause, Registered Representative shall not solicit, assist the solicitation of, or encourage any employee or independent contractor of UMBFS to terminate or otherwise modify that person’s or entity’s employment with or engagement or retention by UMBFS for the purposes of encouraging that person or entity to: (1) become employed, engaged or retained by any other person or entity unrelated to UMBFS or (2) leave the employment of or terminate the business relationship with UMBFS.

17. Registered Representative’s Acknowledgment.

Registered Representative agrees that (i) the restrictions described in Sections 15 and 16 and in Rider A are reasonable and necessary for the business and good will of UMBFS and (ii) any violation thereof will cause UMBFS and/or the customers of UMBFS substantial and irrevocable damage and, therefore, in the event of any such violation, UMBFS shall be entitled to seek and obtain specific performance and injunctive relief in addition to any other available remedies. Registered Representative represents and warrants that he or she is not bound by or subject to any non-compete, non-interference, non-solicitation, confidentiality or other restrictions by others that would be violated by his or her performance hereunder; and agrees to indemnify and hold UMBFS harmless from any Losses arising as a result of the breach of this representation and warranty. UMBFS shall be permitted to notify Registered Representative’s subsequent employers of the existence of the restrictions in this Registered Representative Agreement and may furnish copies thereof to such employers.

18. Termination.

(a) This Agreement shall terminate upon the earlier to occur of the following events:

(i) Immediately if Registered Representative ceases to be registered and qualified as a registered securities representative of UMBFS; or

(ii) Immediately upon notice to Registered Representative by UMBFS.

(b) Registered Representative’s authority to act as an insurance agent shall terminate upon the earlier to occur of the following events:

(i) Immediately if Registered Representative ceases to be licensed and appointed as an insurance agent of UMB Insurance; or

(ii) Immediately upon notice to Registered Representative by UMBFS or UMB Insurance.

(c) This Agreement does not limit UMBFS’ right to terminate Registered Representative at any time as a registered securities representative of UMBFS, with or without cause, and with or without notice. Registered Representative agrees that this Agreement does not limit the at-will nature of the employment relationship, nor does it constitute a contract for continued employment.

(d) Registered Representative agrees that, upon termination of this Agreement or the termination of Registered Representative as a registered securities representative of UMBFS, Registered Representative shall reimburse UMBFS in an amount equal to (i) the amount of all Losses and Indebtedness owed by Registered Representative to UMBFS at the time of termination and (ii) the amount of $2,000.00, which represents a portion of all licensing fees, training costs, books and materials paid or furnished by UMBFS to or on behalf of Registered Representative; provided that the amount described in (ii) shall be reimbursable only if Registered Representative voluntarily terminates his or her appointment as a registered securities representative of UMBFS within the first year of such appointment, and provided further, that UMBFS may increase from time to time the amount described in (ii) upon notice to Registered Representative. UMBFS shall have the right to withhold the amounts described in (i) and (ii) from Registered Representative’s final pay for commissions, bonuses, incentives or vacation; however, no such amounts shall be withheld from that portion of Registered Representative’s final pay which is for Registered Representative’s minimum guaranteed salary. It is understood that if the amount of Registered Representative’s final pay is insufficient to cover the amounts described in (i) and (ii) above, UMBFS shall have the right to pursue any other legal remedies to recover such amounts.

(e) The provisions of Sections 14, 15, 16, 17, 18 and 19 shall survive the termination of this Agreement.

19. Arbitration.

This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by arbitrators in accordance with the rules of the American Arbitration Association, the Federal Mediation and Conciliation Service, or the Financial Industry Regulatory Authority. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Registered Representative understands and agrees that any dispute will be heard solely by arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly related to Registered Representative’s recruitment, employment or termination of employment by the Company, including, but not limited to, claims arising under the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1991, 1871, 1866, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967, the Immigration Control and Reform Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, the Americans with Disabilities Act of 1990, Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, and any one or more of laws, regulations, executive orders, or ordinances enacted by federal, state, or municipal governments, or any one or more of them, regulating, without limitation, any one or more of employment relations, employment discrimination, fair employment practices, human rights, civil rights, retaliation claims based on the exercise of workers’ compensation rights, wages, hours of work, service letters, occupational safety and health, retaliatory discharge, or any other aspect of employment, but excluding worker’s compensation claims.

(c) The arbitration decision shall be in writing specifying the essential findings of fact on which the decision is based.

(d) Registered Representative may retain and be represented by personal legal counsel in any arbitration held under this Section.

(e) Registered Representative acknowledges and understands that Registered Representative is giving up the right to sue UMBFS, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from Registered Representative’s employment as a licensed securities representative. This includes giving up the right to a trial by jury.

(f) The arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section shall be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Registered Representative shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Registered Representative and UMBFS.

20. Amendments.

This Agreement can be changed only by a written amendment, which is signed by Registered Representative and by authorized representatives of UMBFS.

21. Miscellaneous.

(a) The parties agree that this Agreement supersedes all prior or contemporaneous discussions, representations or proposals, written or oral, regarding the subject matter of this Agreement.

(b) The delay or failure by a party to exercise all or any part of any right or power shall not waive that party’s right to exercise all or any part of the right or power at any time.

(c) The parties intend that any court or arbitrator or arbitration panel shall construe this Agreement in a manner so as to give maximum valid, binding and enforceable effect under the law; however, if any court or arbitrator or arbitration panel of competent jurisdiction declares invalid or unenforceable any provision of this Agreement, all other provisions of this Agreement shall remain in full force and effect. In particular, with regard to the restrictions contained within Sections 15 and 16 of this Agreement, it is the intention of the parties to restrict Registered Representative’s activities only to the extent necessary to protect UMBFS’ legitimate business interests. If any one or more of the covenants or restrictions contained in this Agreement shall for any reason be held to be excessively broad as to time, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with applicable law.

(d) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by Registered Representative under any circumstances.

(e) This Agreement shall be interpreted and enforced only under the laws of the State of Missouri or controlling federal law in accord with precedents established by the United States Court of Appeals for the Eighth Circuit.

(f) Except as to those disputes, claims or controversies submitted to arbitration as provided in Section 19 hereof, any action brought to enforce and interpret this Agreement shall be brought in the Circuit Court of Jackson County, Missouri, or, as applicable, the United States District Court for the Western District of Missouri.

22. REGISTERED REPRESENTATIVE ACKNOWLEDGES HAVING READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY. Registered Representative acknowledges having been given an opportunity to ask questions about it. Registered Representative has also been given an opportunity to consult with an attorney of his/her choice. Registered Representative agrees that he/she fully understands the terms of this document and knowingly and freely agrees to abide by them.

23. REGISTERED REPRESENTATIVE ACKNOWLEDGES THAT HE/SHE HAS AN ADDITIONAL THIRTY (30) DAYS FROM THE DATE REGISTERED REPRESENTATIVE SIGNS THIS AGREEMENT TO CONTINUE TO REVIEW IT AND SEEK LEGAL COUNSEL. At any time within the thirty (30) days, Registered Representative may rescind this Agreement by discontinuing Registered Representative’s employment with UMBFS without any of the provisions herein being enforced against Registered Representative. To the contrary, however, if Registered Representative continues his/her employment with UMBFS beyond said thirty (30) days, his/her continuation of employment will constitute Registered Representative’s ratification and complete acceptance of this Agreement.

SECTION 19 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Accepted by Registered Representative

Signature:
Name:
Date:

Accepted by

UMB Financial Services, Inc.

By:
Name:
Title:
Date:

Accepted by

UMB Insurance Services, Inc.

By:
Name:
Title:
Date:

[Signature page to Registered Representative Agreement (Key Employees)]

Exhibit R

UMB FINANCIAL SERVICES, INC.

REGISTERED REPRESENTATIVE AGREEMENT (OTHER PROFESSIONAL EMPLOYEES)

The undersigned (“Registered Representative”), UMB Financial Services, Inc. (“UMBFS”) and UMB Insurance, Inc. (“UMB Insurance”) agree as follows:

1. Appointment.

UMBFS hereby appoints Registered Representative as a registered securities representative and Registered Representative agrees to accept such appointment. Registered Representative’s duties shall include, but not be limited to: analyzing customer financial information; reviewing and analyzing securities, investment and (if applicable) insurance products; providing advice and counsel to customers on securities, investment and/or (if applicable) insurance products; marketing and/or selling securities products; solicitation and procurement of applications, orders and contracts for securities products and brokerage services offered through UMBFS; solicitation and procurement of applications for or sale of such insurance products as may be authorized by UMBFS (if applicable and if the Registered Representative has obtained the necessary licenses); and other duties assigned by UMBFS to Registered Representative from time to time (“Brokerage Services”). UMBFS shall direct and control Registered Representative’s performance of the duties which it assigns to Registered Representative, it being understood that all brokerage services, insurance services involving variable annuities and other registered insurance products (“Insurance Securities”), and securities-related activities shall be under the control and supervision of UMBFS. Registered Representative is being appointed by UMBFS to serve as a registered securities representative and (as applicable) an insurance agent.

2. Terms of Registered Representative Appointment.

UMBFS does not have any obligation to Registered Representative other than as specifically (not by implication) stated in this Agreement regarding Registered Representative’s work as a registered securities representative and, where applicable, an insurance agent. Registered Representative shall provide Brokerage Services under this Agreement subject to any conditions contained in this Agreement and to all guidelines and standards prescribed by UMBFS. Registered Representative agrees to sell only those products and to provide only those services which are specifically authorized by UMBFS and as to which Registered Representative holds the appropriate licenses(s). If Registered Representative wishes to sell Insurance Securities or other insurance products, Registered Representative agrees that he/she will sign a separate Agent Agreement with UMBFS and UMB Insurance, UMBFS’ affiliated insurance agency.

3. Effective Date.

Registered Representative’s duties shall commence on the Effective Date stated below, or if Registered Representative is already engaged as a registered securities representative on behalf of UMBFS prior to the Effective Date, the parties agree that Registered Representative’s duties shall continue only under this Agreement and that such continued employment shall constitute adequate consideration for this Agreement. In either case, this Agreement establishes the terms of the relationship among the parties in lieu of all prior written or oral agreements or understanding.

4. Qualification and Licensing Requirements.

Registered Representative agrees to satisfy all current and future qualification, education, training and licensing requirements which the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the various state insurance departments (in the case of Insurance Securities), or UMBFS may establish from time to time for registered securities representatives. It is expressly agreed that Registered Representative shall have no authority to recommend, offer or sell mutual funds, variable annuities or other Insurance Securities unless and until Registered Representative has obtained FINRA Series 6 and Series 63 securities licenses (along with applicable insurance licenses); or to recommend, offer or sell individual stocks or bonds unless and until Registered Representative has obtained FINRA Series 7 and Series 63 securities licenses; together with any licenses required by any state(s) in which Registered Representative provides Brokerage Services.

5. Compliance.

(a) Registered Representative acknowledges that he/she has received, read and understands the UMBFS Compliance Manual, UMBFS Anti-Money Laundering Procedures, UMBFS Supervisory Procedures Manual, UMB Insurance Compliance Policies and Procedures Manual (if applicable), and all existing amendments and supplements thereto (collectively, the “Procedures Manuals”). UMBFS and UMB Insurance, as the case may be, shall have the sole discretion at any time to modify, amend or terminate any or all parts of any applicable Procedures Manual. The Procedures Manuals as of the Effective Date and each subsequent modification and amendment to such Manuals are incorporated by reference into this Agreement. Registered Representative agrees to return all copies of the Procedures Manuals that are in Registered Representative’s possession upon termination of this Agreement.

(b) Registered Representative shall strictly comply with the Procedures Manuals and with all present and future rules, regulations, instructions, policies and procedures of UMBFS and UMB Insurance (if applicable). Without limitation regarding the reasons for discipline or discharge or the procedure for discipline or discharge, Registered Representative shall be subject to discipline under the terms of the Procedures Manuals.

(c) Registered Representative shall strictly comply with all securities and insurance laws, rules and regulations relating to Registered Representative’s duties hereunder (“Applicable Laws”).

6. Outside Employment.

During the term of this Agreement, Registered Representative shall have no authority to be licensed or registered with another broker/dealer or insurance agency without the prior written permission of the President of UMBFS.

7. Securities Transactions.

Registered Representative shall transmit to UMBFS, immediately upon execution, all brokerage and other applications, orders for the purchase or sale of securities (including Insurance Securities), and any other orders, and payments (without any deduction) received from customers. UMBFS reserves the right in its sole discretion to at any time reject any applications, orders or payments submitted by Registered Representative and to refund to customers any payments made by them.

8. Suitability.

Registered Representative shall adhere to reasonable and fair sales practices, in accordance with the FINRA Rules of Fair Practice, the Municipal Securities Rulemaking Board (“MSRB”), any applicable insurance laws and regulations, and any applicable SEC rules. Registered Representative must have reasonable grounds to believe that a specific securities product or insurance product recommended or provided is suitable for a particular customer based upon information supplied by that customer. Registered Representative shall make a reasonable effort to obtain information about such customer’s financial and tax status, financial objectives, investment objectives, risk tolerance, liquidity needs, investment experience, protection needs (if applicable) and such other information relevant in connection with the offer and sale of a securities product or Insurance Securities.

9. Prospectus Delivery; Disclosures.

(a) Registered Representative shall provide to customers on a timely basis all prospectuses, customer agreements, disclosures and other information and documents required by Applicable Laws, in connection with the offer and sale of securities and insurance products hereunder.

(b) When providing Brokerage Services to customers, Registered Representative shall clearly disclose that Registered Representative is acting as a registered securities representative and/or insurance agent (as the case may be) on behalf of UMBFS.

10. Marketing Materials.

Registered Representative shall not use any marketing or seminar materials unless UMBFS has prepared and/or authorized the materials for then-current use and a registered principal of UMBFS has approved the materials in advance for then-current use.

11. Complaints.

Registered Representative shall promptly notify the senior UMBFS compliance officer and the UMBFS principal assigned to Registered Representative of the receipt of any customer complaint, whether oral or written, concerning the Brokerage Services provided by Registered Representative.

12. Maintenance of Records.

Registered Representative shall maintain accurate and complete records, files and accounts of all securities products (including Insurance Securities) sold pursuant to this Agreement and as described in the UMBFS Compliance Manual and (if applicable) the Insurance Compliance Policies and Procedures Manual. Registered Representative shall make all such records available to UMBFS for examination and/or audit. In addition, Registered Representative shall notify UMBFS of any modifications to the information contained in Registered Representative’s Form U-4.

13. Compensation and Benefits.

(a) As compensation for the Brokerage Services provided by Registered Representative under this Agreement, UMBFS agrees to pay, and Registered Representative agrees to accept, compensation equal to One Thousand Dollars ($1,000.00) per calendar year. Registered Representative agrees that the compensation described in this Section 13 constitutes full and adequate consideration for the obligations undertaken by Registered Representative for UMBFS, and Registered Representative hereby waives any claim to any other financial consideration from UMBFS or UMB Insurance for Brokerage Services.

(b) The parties acknowledge that Registered Representative will also be employed by UMB Advisors, LLC, an affiliate of UMBFS and UMB Insurance, and will receive compensation and other financial consideration for the services provided by Registered Representative under the terms of an employment agreement with UMB Advisors.

14. Fines; Penalties.

Registered Representative shall promptly pay any fines and/or penalties imposed by UMBFS as a result of Registered Representative’s violation of Applicable Laws or the Procedures Manuals.

15. Nondisclosure of Confidential Information.

(a) Registered Representative agrees that all information about the business or customers of UMBFS or UMB Insurance that is disclosed to or acquired by Registered Representative, whether prior to or during the term of this Agreement, is “Confidential Information.” All Confidential Information shall be received by Registered

Representative in strict confidence, shall be used only for the purposes of this Agreement, and shall not be disclosed to third parties or to other employees of UMBFS, UMB Insurance or UMB Advisors, LLC, who do not have a business need for such information, without the prior written consent of the President or other designated principal of UMBFS. Upon termination of Registered Representative’s employment, Registered Representative shall return all documents and records, including copies, and whether maintained in hardcopy or electronic form, of Confidential Information as directed by the President or other designated officer of UMBFS. “Confidential Information” shall include, but not be limited to, the

(i) financial information;

(ii) sales figures and projections;

(iii) business records;

(iv) business and marketing plans;

(v) personnel data;

(vi) computer programs and data bases;

(vii) product lists;

(viii) internal policies and procedures

(ix) compensation policies

of UMBFS or UMB Insurance. “Confidential Information” shall also include all records or other materials reflecting the names, accounts, assets, liabilities, transactions and any non-public personal, financial, or health information relating to customers and prospects of UMBFS or UMB Insurance.

(b) Without limiting the foregoing, Registered Representative agrees to comply with all applicable privacy laws and regulations (including but not limited to the Gramm-Leach-Bliley Act), the UMB Financial Corporation Privacy Policy and any other privacy policies of UMBFS, UMB Insurance and UMB Financial Corporation with respect to the use and disclosure of nonpublic customer information.

16. Restrictive Covenants.

16.1 Non-Solicitation.

(a) During the existence of this Agreement and for a period of two (2) years after the termination of Registered Representative’s employment with UMBFS (for any reason whether voluntary or involuntary), Registered Representative shall not directly or indirectly solicit or assist in the solicitation of business from, or sell products to, any Customer of UMBFS or UMB Insurance with whom Registered Representative had direct or indirect contact or about whom Registered Representative possessed Confidential Information while Registered Representative was employed by UMBFS, in order to: (1) provide the same or similar products or services as provided by UMBFS or UMB Insurance, (2) modify in any detrimental manner that person’s or entity’s business relationship with UMBFS or UMB Insurance, or (3) interfere with the relationship or reduce the volume of business which that person or entity transacts with UMBFS or UMB Insurance.

(b) For purposes of this Agreement, the word “Customer” means any one or more of the individuals, partnerships, corporations, firms, businesses, sole proprietorships, or other entities who have had a business relationship with UMBFS or UMB Insurance within the two (2) year period immediately preceding the termination of Registered Representative’s employment with UMBFS.

16.2 Non-Interference.

During the term of this Agreement and for a period of one (1) year after the termination of Registered Representative’s employment with UMBFS for any reason, and whether voluntary or involuntary and whether with or without cause, Registered Representative shall not solicit, assist the solicitation of, or encourage any employee or independent contractor of UMBFS to terminate or otherwise modify that person’s or entity’s employment with or engagement or retention by UMBFS for the purposes of encouraging that person or entity to: (1) become employed, engaged or retained by any other person or entity unrelated to UMBFS or (2) leave the employment of or terminate the business relationship with UMBFS.

17. Registered Representative’s Acknowledgment.

Registered Representative agrees that (i) the restrictions described in Sections 15 and 16 and in Rider A are reasonable and necessary for the business and good will of UMBFS and (ii) any violation thereof will cause UMBFS and/or the customers of UMBFS substantial and irrevocable damage and, therefore, in the event of any such violation, UMBFS shall be entitled to seek and obtain specific performance and injunctive relief in addition to any other available remedies. Registered Representative represents and warrants that he or she is not bound by or subject to any non-compete, non-interference, non-solicitation, confidentiality or other restrictions by others that would be violated by his or her performance hereunder; and agrees to indemnify and hold UMBFS harmless from any Losses arising as a result of the breach of this representation and warranty. UMBFS shall be permitted to notify Registered Representative’s subsequent employers of the existence of the restrictions in this Registered Representative Agreement and may furnish copies thereof to such employers.

18. Termination.

(a) This Agreement shall terminate upon the earlier to occur of the following events:

(i) Immediately if Registered Representative ceases to be registered and qualified as a registered securities representative of UMBFS; or

(ii) Immediately upon notice to Registered Representative by UMBFS.

(b) Registered Representative’s authority to act as an insurance agent shall terminate upon the earlier to occur of the following events:

(i) Immediately if Registered Representative ceases to be licensed and appointed as an insurance agent of UMB Insurance; or

(ii) Immediately upon notice to Registered Representative by UMBFS or UMB Insurance.

(c) This Agreement does not limit UMBFS’ right to terminate Registered Representative at any time as a registered securities representative of UMBFS, with or without cause, and with or without notice. Registered Representative agrees that this Agreement does not limit the at-will nature of the employment relationship, nor does it constitute a contract for continued employment.

(d) Registered Representative agrees that, upon termination of this Agreement or the termination of Registered Representative as a registered securities representative of UMBFS, Registered Representative shall reimburse UMBFS in an amount equal to (i) the amount of all Losses and Indebtedness owed by Registered Representative to UMBFS at the time of termination and (ii) the amount of $2,000.00, which represents a portion of all licensing fees, training costs, books and materials paid or furnished by UMBFS to or on behalf of Registered Representative; provided that the amount described in (ii) shall be reimbursable only if Registered Representative voluntarily terminates his or her appointment as a registered securities representative of UMBFS within the first year of such appointment, and provided further, that UMBFS may increase from time to time the amount described in (ii) upon notice to Registered Representative. UMBFS shall have the right to withhold the amounts described in (i) and (ii) from Registered Representative’s final pay for commissions, bonuses, incentives or vacation; however, no such amounts shall be withheld from that portion of Registered Representative’s final pay which is for Registered Representative’s minimum guaranteed salary. It is understood that if the amount of Registered Representative’s final pay is insufficient to cover the amounts described in (i) and (ii) above, UMBFS shall have the right to pursue any other legal remedies to recover such amounts.

(e) The provisions of Sections 14, 15, 16, 17, 18 and 19 shall survive the termination of this Agreement.

19. Arbitration.

This Agreement contains a pre-dispute arbitration clause in the immediately following paragraphs. Arbitration is the referral of a dispute to a neutral arbitration panel designated by the parties to the dispute who have agreed to abide by the arbitral ruling after a hearing on the merits. Arbitration results in a binding resolution of the dispute. The parties hereto agree as follows:

(a) Except in cases where a party seeks injunctive relief, any dispute regarding this Agreement will be arbitrated by arbitrators in accordance with the rules of the American Arbitration Association, the Federal Mediation and Conciliation Service, or the Financial Industry Regulatory Authority. In this event, the parties shall mutually agree on a choice of an arbitral forum. The parties agree that the option to arbitrate any dispute is governed by the Federal Arbitration Act, and fully enforceable. Registered Representative understands and agrees that any dispute will be heard solely by arbitrators, and not by a court.

(b) This pre-dispute resolution agreement will cover all matters directly or indirectly related to Registered Representative’s recruitment, employment or termination of employment by the Company, including, but not limited to, claims arising under the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1991, 1871, 1866, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967, the Immigration Control and Reform Act, the Occupational Safety and Health Act, the Fair Credit Reporting Act, the Americans with Disabilities Act of 1990, Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, and any one or more of laws, regulations, executive orders, or ordinances enacted by federal, state, or municipal governments, or any one or more of them, regulating, without limitation, any one or more of employment relations, employment discrimination, fair employment practices, human rights, civil rights, retaliation claims based on the exercise of workers’ compensation rights, wages, hours of work, service letters, occupational safety and health, retaliatory discharge, or any other aspect of employment, but excluding worker’s compensation claims.

(c) The arbitration decision shall be in writing specifying the essential findings of fact on which the decision is based.

(d) Registered Representative may retain and be represented by personal legal counsel in any arbitration held under this Section.

(e) Registered Representative acknowledges and understands that Registered Representative is giving up the right to sue UMBFS, its subsidiaries, affiliates or employees or any other person in a court proceeding concerning matters related to or arising from Registered Representative’s employment as a licensed securities representative. This includes giving up the right to a trial by jury.

(f) The arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed. Both parties to the arbitration will work together to select a mutually agreeable arbitration panel. If the parties cannot agree on an appropriate arbitration panel, a panel will be selected pursuant to the rules governing the forum in which the arbitration is filed.

(g) Any arbitration conducted pursuant to this Section shall be held in the greater metropolitan area of Kansas City, Missouri.

(h) Unless prohibited or limited by applicable law, the costs of the arbitration shall be shared equally by both parties, and each party shall pay its own expenses of presenting evidence and arguments to the arbitrator. Administrative costs assessed to the Registered Representative shall not exceed those costs which would have been incurred in pursuing a court proceeding,

(i) The prevailing party shall be entitled to all items of recovery permitted by law, including attorneys fees, where applicable law would allow.

The foregoing pre-dispute arbitration clause shall only apply to a dispute involving Registered Representative and UMBFS.

20. Amendments.

This Agreement can be changed only by a written amendment, which is signed by Registered Representative and by authorized representatives of UMBFS.

21. Miscellaneous.

(a) The parties agree that this Agreement supersedes all prior or contemporaneous discussions, representations or proposals, written or oral, regarding the subject matter of this Agreement.

(b) The delay or failure by a party to exercise all or any part of any right or power shall not waive that party’s right to exercise all or any part of the right or power at any time.

(c) The parties intend that any court or arbitrator or arbitration panel shall construe this Agreement in a manner so as to give maximum valid, binding and enforceable effect under the law; however, if any court or arbitrator or arbitration panel of competent jurisdiction declares invalid or unenforceable any provision of this Agreement, all other provisions of this Agreement shall remain in full force and effect. In particular, with regard to the restrictions contained within Sections 15 and 16 of this Agreement, it is the intention of the parties to restrict Registered Representative’s activities only to the extent necessary to protect UMBFS’ legitimate business interests. If any one or more of the covenants or restrictions contained in this Agreement shall for any reason be held to be excessively broad as to time, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with applicable law.

(d) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by Registered Representative under any circumstances.

(e) This Agreement shall be interpreted and enforced only under the laws of the State of Missouri or controlling federal law in accord with precedents established by the United States Court of Appeals for the Eighth Circuit.

(f) Except as to those disputes, claims or controversies submitted to arbitration as provided in Section 19 hereof, any action brought to enforce and interpret this Agreement shall be brought in the Circuit Court of Jackson County, Missouri, or, as applicable, the United States District Court for the Western District of Missouri.

22. REGISTERED REPRESENTATIVE ACKNOWLEDGES HAVING READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY. Registered Representative acknowledges having been given an opportunity to ask questions about it. Registered Representative has also been given an opportunity to consult with an attorney of his/her choice. Registered Representative agrees that he/she fully understands the terms of this document and knowingly and freely agrees to abide by them.

23. REGISTERED REPRESENTATIVE ACKNOWLEDGES THAT HE/SHE HAS AN ADDITIONAL THIRTY (30) DAYS FROM THE DATE REGISTERED REPRESENTATIVE SIGNS THIS AGREEMENT TO CONTINUE TO REVIEW IT AND SEEK LEGAL COUNSEL. At any time within the thirty (30) days, Registered Representative may rescind this Agreement by discontinuing Registered Representative’s employment with UMBFS without any of the provisions herein being enforced against Registered Representative. To the contrary, however, if Registered Representative continues his/her employment with UMBFS beyond said thirty (30) days, his/her continuation of employment will constitute Registered Representative’s ratification and complete acceptance of this Agreement.

SECTION 19 OF THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Accepted by Registered Representative

Signature:
Name:
Date:

Accepted by

UMB Financial Services, Inc.

By:
Name:
Title:
Date:

Accepted by

UMB Insurance Services, Inc.

By:
Name:
Title:
Date:

[Signature Page to Registered Representative Agreement (Other Professional Employees)]

Exhibit S

INVESTMENT ADVISORY

AGREEMENT

FOR

(CLIENT)

This Investment Advisory Agreement (this “Agreement”) is entered into between UMB Advisors, LLC (“Advisor”) and the undersigned client (“Client”).

WHEREAS, Advisor and Prairie Capital Management, LLC (“Prairie Capital”) have entered into an Asset Purchase Agreement whereby Advisor would acquire certain assets of Prairie Capital, including but not limited to Prairie Capital’s rights, title and interest in certain contracts and the Prairie Capital name (the “Transaction”); and

WHEREAS, Client and Prairie Capital have entered into a certain investment advisory agreement effective as of                      (“Original Agreement”); and

WHEREAS, in connection with the Transaction, the parties desire to enter into this Agreement, which is contingent upon and will be effective upon consummation of the Transaction (“Closing”), in order (i) to permit Advisor to provide investment advisory services to Client, (ii) to permit UMB Financial Services, Inc., an affiliate of Advisor, to provide brokerage services to Client after the Closing, and (iii) to clarify the respective rights and duties of the parties, including but not limited to, with respect to advisory and brokerage fees; and

WHEREAS, contingent and effective upon the Closing, Prairie Capital and Client will terminate the Original Agreement and Prairie Capital will change its name concurrent upon the Closing, so that immediately following the Closing, Advisor may change its name to Prairie Capital Management, LLC; as a result, all references made in this Agreement to Advisor will be deemed to refer to Prairie Capital Management, LLC or such other name as chosen by Advisor, in either case, an entity formerly known as UMB Advisors, LLC, following the Closing.

NOW, THEREFORE, Advisor and Client agree as follows:

1. Services of Advisor

Immediately following and contingent upon the Closing, Advisor will provide Client with the services below (the “Services”) with respect to those assets designated by Client (“Assets”) and reflected in the Manager Allocation Document attached hereto as Exhibit A which may be updated from time to time by Advisor, provided such update is provided to Client (“Manager Allocation Document”). Services will be provided on an on-going basis until such time as this Agreement is terminated.

•	Assistance in the search for and the ongoing evaluation of investment managers (“Portfolio Managers”) to be selected by Client and reflected in the Manager Allocation Document.

•

Assistance in the search for and the ongoing evaluation of registered or unregistered investment companies (“Funds”) or other securities to be selected by Client as included in a Manager Allocation Document.

•

In addition to the Portfolio Managers or Funds selected by Client, Advisor may provide reports to the Client on certain investment managers or investments made by the Client designated in the Manager Allocation Document as “reporting only assets.” Advisor will have no responsibility to recommend or otherwise supervise the performance of these investments unless otherwise agreed to by the Client and Advisor.

Advisor will, after receipt of appropriate information from and about Client, recommend Portfolio Managers or Funds that appear to be suitable for Client, based upon Client’s stated investment objectives, risk/return expectations and financial needs. Advisor does not assume any responsibility nor shall it be liable for the conduct or investment performance, either historical or prospective, of any Portfolio Manager or Funds recommended by Advisor and selected by Client, which performance is not necessarily indicative of future results.

Advisor will not exercise any investment discretion or perform any discretionary trading with respect to the Assets. Advisor may manage Client Assets through the supervision of a Client’s designated investment in Funds or other securities selected by Client. In addition, Advisor and its employees will not render, or be responsible for rendering, any legal, accounting or actuarial advice to Client or prepare for Client any legal, accounting or actuarial documents.

Advisor will provide Client with a performance statement summarizing Asset positions and portfolio value at least on a quarterly basis. It is the Client’s responsibility to review this material and report any discrepancies to Advisor within ten (10) after receipt of the statement.

Advisor will help Client to establish its investment objectives based upon the information obtained from Client. Advisor shall rely on the information that Client provided to it, and Client agrees to notify Advisor if this information, including Client’s investment objectives, changes significantly.

Client acknowledges that the information provided or to be provided is accurate to the best of its knowledge and is representative of Client’s investment goals and objectives. This information will assist Advisor in recommending the appropriate Portfolio Manager(s) or Funds and, as needed, to assist in the development of an investment policy and/or asset allocation study. This information does not constitute or imply a guarantee with respect to the attainment of Client’s investment goals and objectives.

Additionally, the Client understands that asset allocation recommendations are based upon historical data which may not necessarily reflect the future behavior of an asset or asset class. Significant risk, particularly over short periods of time, may accompany investment in stocks, bonds and other asset classes.

2. Opening Your Accounts

Client may open a brokerage account (“Brokerage Account”) with UMB Financial Services, Inc. (“UMBFSI”), an affiliate of Advisor. In such cases, UMBFSI will arrange for trading and clearing services to be performed by a third-party clearing firm (“Clearing Firm”). Client may also open a custody account with the Clearing Firm or another financial institution chosen by the Client to hold the Assets (“Custodian”).

In connection with the Services, Advisor may assist the Client in the hiring of one or more Portfolio Managers chosen by the Client. A designated Portfolio Manager will manage all or a portion of Client’s Assets (“Investment Management Account”) on a discretionary basis.

Client agrees that Advisor will have the authority to issue instructions either orally or in writing to Portfolio Managers, Funds, UMBFSI, the Clearing Firm or the Custodian relating to the Client’s Assets and investments (“Instructions”). Instructions will be limited to providing information relating to: (i) Client’s financial background investment objectives and guidelines; (ii) reporting and disclosure of information relating to the Assets; (iii) purchase and redemption of specific securities based upon a Client’s direction; or (iv) any other directions provided to Advisor by Client either orally or in writing.

3. Portfolio Managers

If Client selects a Portfolio Manager, Client will sign a contract directly with the Portfolio Manager. In general, Client’s designation of the Portfolio Manager(s)

authorizes the Portfolio Manager(s) to buy, sell or otherwise trade securities or other investments in the Investment Management Account without discussing these transactions with Client or Advisor in advance. Such securities may include, but are not limited to, stocks, bonds, mutual funds and options. Advisor will not have discretionary authority with respect to the investment of Assets in the Investment Management Accounts.

4. Transactions in the Brokerage Account and Investment Management Account

If Client opens a Brokerage Account with UMBFSI as provided under Section 2, at Client’s direction, UMBFSI will provide securities brokerage services in accordance with an agreement between Client and UMBFSI at commission rates agreed to by Client and UMBFSI.

If Client selects a Portfolio Manager as provided under Section 3, such Portfolio Manager will execute transactions for the Investment Management Accounts to UMBFSI, through the Clearing Firm (“Directed Brokerage”) to the extent practical. Initially, equities will be traded at a commission rate of $0.05 per share with a minimum ticket charge of $20.00. Commission rates thereafter will be determined by mutual agreement between UMBFSI and Client. Client understands that, by directing brokerage trades, Client may prevent a Portfolio Manager from seeking and obtaining for its Investment Management Accounts better overall executions, including more favorable prices and lower commission rates or other charges, than a Portfolio Manager otherwise might be able to obtain by, for example, negotiating better prices or lower rates of commissions with other broker-dealers, or by aggregating the Client’s Investment Management Account’s trades with orders for its other clients and seeking volume discounts. Under these circumstances, Client’s direction to use UMBFSI to execute trades may result in higher commissions, greater spreads, or less favorable net prices than might be the case if a Portfolio Manager was empowered to negotiate commission rates or spreads freely, or to select brokers or dealers based on best execution. Commissions charged on transactions in over-the-counter securities executed through UMBFSI and the Clearing Firm on an agency basis will be in addition to any mark-ups and/or mark-downs received by the market-making broker-dealer, if any, on the transaction. In the unlikely instances in which transactions in over-the-counter securities are executed directly with a market-making broker-dealer on a principal basis, a clearing fee (in an amount approximately equal to the minimum trade commission) may nevertheless be charged to the Investment Management Account or Brokerage Account by UMBFSI or the Clearing Firm. UMBFSI and the

Clearing Firm shall be entitled to retain any order flow entitlement arising out of such services, if any. Order flow payments are made by third-party market makers and exchanges for orders entered with the market maker or exchange.

UMBFSI will perform no discretionary acts with respect to the Assets and will only effect transactions as agent for Client and as instructed by the Portfolio Manager(s) or Client from time to time.

There may be instances when UMBFSI, the Clearing Firm or an affiliate will have an opportunity to act as agent for both buyer and seller in a securities transaction. This is called an “agency cross transaction.” Advisor believes that it is advantageous that UMBFSI and the Clearing Firm have permission to effect agency cross transactions when they are appropriate. Because UMBFSI would receive compensation from each party to such a transaction, Advisor has a potentially conflicting division of responsibilities and loyalties. By signing this Agreement, Client is giving UMBFSI and the Clearing Firm permission to do agency cross transactions when UMBFSI or the Clearing Firm considers them advisable. Client may revoke its consent at any time by notifying Advisor or UMBFSI in writing. UMBFSI will provide Client with an annual report of the agency cross transactions in its account.

If cash is held at the Clearing Firm, then free credit cash balances resulting from sales, cash deposits, or interest or dividend credits (that is, cash that may be withdrawn from the Brokerage Account without resulting interest charges) will automatically be invested, at least once a week, in shares of a money market mutual fund or similar investment vehicle selected by Client at its then current net asset value, or other interest bearing accounts.

Except as instructed by Client, all dividends, interest, sales proceeds and other amounts earned by the Asset shall be retained therein for investment.

5. Other Information

Advisor will not be required to take action or render advice with respect to the voting of proxies solicited by, or with respect to Client’s Assets.

Advisor will not act on Client’s behalf or render advice in legal proceedings involving the Assets. Client will be sent the information and documents that Advisor has received for distribution to clients to help Client take whatever action Client deems advisable.

Client will receive a descriptive profile for the outside Portfolio Manager or Fund that Client selects. In managing the Investment Management Account and effecting transactions therein, a Portfolio Manager will be acting on Client’s behalf and not as an agent, or subcontractor or otherwise on behalf of Advisor or UMBFSI. Advisor and UMBFSI do not assume the responsibility for the selection of the Portfolio Manager orFund, or their performance, compliance with applicable laws or regulations or other matters within the Portfolio Manager’s or Fund’s control.

Client may invest in private investment funds for which Advisor, or an affiliate of Advisor, acts as the investment manager or general partner (“PCM Funds”). Client may select another investment vehicle at Client’s discretion. By selecting a PCM Fund, Client also acknowledges that Advisor, as investment manager to the PCM Funds, receives an investment management fee from the PCM Funds as set forth in the PCM Fund’s limited partnership agreement. Also, UMB Bank, n.a., an affiliate of Advisor, and/or one or more other affiliates of Advisor, may receive fees from the PCM Funds for providing custody, administration, fund accounting and other services to the PCM Funds. The revenue received by Advisor and its affiliates through this arrangement may create an incentive for Advisor to recommend investments of Assets in the PCM Funds.

Advisor may recommend investments in the Scout Funds, a series of registered investment companies for which Scout Investment Advisors, Inc. (“SIA”), an affiliate of Advisor, acts as investment advisor. By selecting a Scout Fund, Client acknowledges receipt of the prospectus covering the Scout Funds. Client may select another mutual fund at Client’s discretion. By selecting a Scout Fund, Client also acknowledges that SIA, as investment advisor to the Scout Funds, receives investment advisory fees from the Scout Funds based upon a percentage of each fund’s average daily net assets, as set forth in the Scout Funds’ prospectus. Also, UMB Bank, n.a., an affiliate of Advisor, and/or one or more affiliates of Advisor, receive fees from the Scout Funds for providing custody, transfer agency, administration, fund accounting and other services to the Scout Funds. The revenue received by SIA and its affiliates through this arrangement may create an incentive for Advisor to recommend investments of Assets in the Scout Funds.

Client understands that all investments carry a degree of risk and that investment performance of any kind can never be guaranteed.

6. Client Information

Client agrees to provide, or cause its accountants, actuaries, trustees, investment advisers or managers and legal advisers (all such persons being hereinafter referred to as “Representatives”) to provide Advisor with any and all necessary and appropriate information regarding liquidity needs, investment performance goals and other pertinent matters as requested by Advisor from time to time, including, without limitation, a written summary of any investment limitations or restrictions. Client understands that in providing its services hereunder, Advisor will rely on the information from time to time provided to it by Client and Client’s Representatives and shall not be required to verify any information obtained from Client or any Representative.

7. Limits of Responsibility

Advisor’s advice to Client pursuant to this Agreement is limited to the Services and Client shall retain absolute discretion over and responsibility for the implementation of any of Advisor’s recommendations. Advisor makes its recommendations and performs its reporting based upon information obtained and analyzed by it from a wide variety of public and private sources, including, in the case of Portfolio Managers, copies of their registration forms and periodic questionnaires. Although the information collected by Advisor is believed to be reliable, Advisor cannot guarantee the accuracy or validity of such information or, with respect to historical investment performance, the uniformity of the manner in which such calculations are made. Client understands that the prior performance of a Portfolio Manager or Fund is not necessarily indicative of such Manager’s or Fund’s future results.

Advisor shall be liable only for wrongful acts or omissions that are willful or intentional, negligent acts or acts that constitute a violation of any duty owed to Client by Advisor under any statute, rule or regulation to which Advisor’s activities are subject. Nevertheless, the federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights that Client may have under any federal or state securities laws. In no event shall Advisor be liable for any act or omission of any third person or entity providing services for Client pursuant to this or any other agreement, including the outside Portfolio Managers, Funds, the Custodian, the Clearing Firm and any Representative.

8. Fees

For the Services, Client agrees to pay Advisor a fee based upon the value of the Assets, of 0.__% quarterly (0.__% per annum) except for those Assets invested with Portfolio Managers or Funds listed in Exhibit B, for which the Client shall pay Advisor a fee as stated in Exhibit B, as amended from time to time. Fees shall be payable by Client to Advisor within thirty (30) daysof the end of each quarter. The fees paid by Client may be higher or lower than those typically charged by some other advisers for similar services.

The fee will be calculated based on the value of the Assets on the last business day of the preceding quarter. In the event of a withdrawal(s) of Assets prior to the end of the calendar quarter, the fee will be prorated to adjust for the withdrawn amount(s). Assets contributed during any fee period will be charged a pro rata fee based on the number of days remaining in the fee period. If the Agreement is terminated prior to the end of a quarter, the fee shall be payable on a pro rata basis based on the number of days in the quarter prior to termination divided by the total number of days in the quarter. In such event, the fee shall be due and payable immediately upon billing by Advisor. Advisor may terminate this Agreement if it believes the Assets have fallen too far below minimum opening size, or for any other reason it deems appropriate in its sole discretion.

If additional services are requested by Client, fees for those services will be agreed upon by Client and Advisor.

In addition to the above fees, commissions for executing transactions will be payable to UMBFSI or to other broker-dealers from transactions directed by Client or the Portfolio Managers. Additional other fees may include mark-ups or mark-downs in principal transactions, odd lot differentials, trust custodial fees, electronic fund transfer fees, retirement or IRA account services, fees of any fund or investment entity in which Client invests, exchange fees and transfer taxes and any other charges imposed by law with regard to any transactions. Client is responsible for paying the fees of any Portfolio Manager or Fund it selects.

Client authorizes Advisor to instruct the Custodian to submit fees payable to Portfolio Managers or Funds in accordance with the agreement between Client and a Portfolio Manager or Fund. Client will receive, in its quarterly statements, a specific statement with respect to the fees paid pursuant to an agreement between Client and a Portfolio Manager or Fund.

In valuing the Assets, Advisor will use the closing prices and/or mean bid and ask prices of the last recorded transaction for listed securities, options, and over-the-counter publicly-traded securities. In so doing Advisor will utilize information provided by quotation services, or other sources believed to be reliable. If any such prices are unavailable or believed to be unreliable, Advisor will determine price in good faith so as to reflect its understanding of fair market value.

Advisor has not represented and does not represent that the fees set forth above are the same as or lower than that charged to other clients by Advisor.

Client acknowledges that in addition to the fees payable to Advisor hereunder, Client is responsible for paying the fees of any outside Portfolio Manager or Fund retained by Client, other fees relating to the expenses of the Investment Management Account (e.g., commissions), and if Client chooses a Custodian other than the Clearing Firm, custodial fees associated with that Custodian.

9. Non-Exclusivity; Confidentiality

Client understands that the services provided hereunder are non-exclusive and that Advisor and its affiliates perform, among other things, research, brokerage and investment advisory services for clients other than Client. Client recognizes that Advisor may make recommendations, make purchases and sales of securities, give advice and take action in the performance of its duties to such other clients (including those who may also be advisory clients of Advisor) which may differ from the recommendations made with respect to Client.

From time to time, Advisor may acquire information about Client that may be regarded as confidential. Client acknowledges and agrees that Advisor will not be free to divulge, or to act upon such information with respect to the performance of its services hereunder except as necessary to perform the services contemplated in this Agreement.

All information and advice furnished by either party to the other, including their agents and employees, shall be treated as confidential and not disclosed to third parties except as agreed upon in writing or required by law.

10. Client Authority

If this Agreement is entered into by a trustee or other fiduciary, such trustee or other fiduciary represents and warrants that Client’s entering into this Agreement is permitted by the relevant governing instrument of such plan, and that such person executing and delivering this Agreement is duly authorized to enter into this Agreement. Client agrees to furnish such documents as Advisor shall reasonably request with respect to the foregoing. Client further agrees to advise Advisor of any event, which might affect this authority, or the validity of this Agreement.

If Client is other than a natural person, Client represents that the person executing and delivering this Agreement on behalf of Client has full power and authority to do so and that this Agreement is binding. Client undertakes to advise Advisor of any event which might affect this authority or the propriety of this Agreement.

Client represents that it is not, and it is not acting for the account of, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended. or Section 4975 of the Internal Revenue Code of 1986, as amended, because such plan or account, as the case may be, is either (i) an IRA or HSA, (ii) a Keogh plan, or (iii) a tax-qualified retirement plan under Code Section 401(a).

11. Assignment or Termination of Agreement

No assignment (as that term is defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”) of this Agreement may be made by Advisor without the prior consent of Client.

This Agreement may be terminated at will upon written notice by either party to the other and termination will become effective upon receipt of such notice. Termination shall not affect any liability resulting from transactions initiated before Advisor receives written notice of termination. Client should send such notice of termination to UMB Advisors, LLC at 1010 Grand Boulevard, Kansas City, MO 64106 or to another address that Advisor may provided from time to time. Upon termination of this Agreement, any fees paid in advance will be prorated and Client will be entitled to a refund from the date of termination through the end of the billing period. To the extent that there are amounts owing by Client to Advisor upon the date of termination of this Agreement, Client agrees to immediately pay such amounts to Advisor without further notice or demand therefor. Anything herein to the contrary notwithstanding, Client shall have the right to terminate this Agreement, without penalty, within five (5) business days of the date of execution of this Agreement by Client and to receive a full refund of all amounts paid in advance to Advisor.

12. Arbitration Agreement

Arbitration is final and binding on the parties.

The parties are waiving their right to seek remedies in court, including the right to jury trial.

Pre-arbitration discovery is generally more limited than and different from court proceedings.

The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Client agrees, and by carrying an account for Client, Advisor and UMBFSI agree any and all controversies which may arise between Client and Advisor or UMBFSI concerning any account, transaction, dispute or the construction, performance, or breach of this or any other agreement, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be held under and pursuant to and be governed by the Federal Arbitration Act, and shall be conducted before an arbitration panel convened by the Financial Industry Regulatory Association (“FINRA”). Such arbitration shall be governed by the rules of FINRA then in effect.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action and/or who is a member of a putative class who has opted out of the class with respect to any claims encompassed by the putative class action until: (I) the class certification is denied; (II) the class is decertified; or (III) the person is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

13. Governing Law

This Agreement is made and shall be construed under the laws of the State of Missouri, provided that nothing herein shall be construed in any manner inconsistent with the Advisers Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder.

14. Amendments

This Agreement contains the entire agreement of the parties with respect to the subject matter here of, and may not be modified or amended except by a writing signed by the parties hereto.

15. Severability

If any provision of this Agreement shall be held or made nonenforceable, by a statute, rule, regulation, decision of a tribunal or otherwise, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while most nearly preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement and, to that extent, the provisions of this Agreement shall be deemed to be severable.

16. Miscellaneous

Advisor represents that it is registered as an investment adviser under the Advisers Act.

Advisor reserves the right to cancel, refuse to accept or renew this Agreement in its sole discretion and for any reason.

The provisions of Sections 7, 9, 11 and 12 shall survive the termination of this Agreement.

As used herein, reference to persons in the masculine gender shall include persons of the feminine gender. Reference in the singular shall, as and if appropriate, include the plural. All paragraph headings in this Agreement are for convenience of reference only, do not form part of this Agreement and shall not affect in any way the meaning of interpretation of this Agreement.

All written communication to Advisor pursuant to this Agreement shall be sent to Advisor at the above-referenced address. All written communication to Client shall be sent to Client at its address set forth below. All notices and other written communication given under this Agreement shall be effective upon their receipt by the party to whom addressed.

Client acknowledges receipt of Advisor’s Form ADV, Part II and privacy notice at least forty-eight (48) hours prior to the execution of this Agreement.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN SECTION 12.

(CLIENT)	(CLIENT)

(Signature)	(Signature)

(Printed Name)	(Printed Name)

(Title if Applicable)	(Title if Applicable)

(Date)	(Date)

(Address)	(Address)

ADVISOR

UMB ADVISORS, LLC

[Name, Title, Date]

UMB Advisors, LLC
1010 Grand Boulevard
Kansas City, Missouri 64106
Telephone 816-860-7000

EXHIBIT A

MANAGER ALLOCATION DOCUMENT

EXHIBIT B

OTHER FEES

Notwithstanding Section 8 of this Agreement, Client agrees to pay Advisor a fee provided below based upon on the value of the Assets invested with the Portfolio Manager(s) or Fund(s) provided below.

(Portfolio Manager Name/Fee)

(Portfolio Manager Name/Fee)

(Portfolio Manager Name/Fee)

(Fund/Fee)

(Fund/Fee)

(Fund/Fee)

(CLIENT)	(CLIENT)

(Signature)	(Signature)

(Printed Name)	(Printed Name)

(Title if Applicable)	(Title if Applicable)

(Date)	(Date)

UMB ADVISORS, LLC

[Name, Title, Date]

UMB Advisors, LLC
1010 Grand Boulevard
Kansas City, Missouri 64106
Telephone 816-860-7000

INVESTMENT ADVISORY

AGREEMENT

FOR

(CLIENT)

This Investment Advisory Agreement (this “Agreement”) is entered into between UMB Advisors, LLC (“Advisor”) and the undersigned client (“Client”).

WHEREAS, Advisor and Prairie Capital Management, LLC (“Prairie Capital”) have entered into an Asset Purchase Agreement whereby Advisor would acquire certain assets of Prairie Capital, including but not limited to Prairie Capital’s rights, title and interest in certain contracts and the Prairie Capital name (the “Transaction”); and

WHEREAS, Client and Prairie Capital have entered into a certain investment advisory agreement effective as of                      (“Original Agreement”); and

WHEREAS, in connection with the Transaction, the parties desire to enter into this Agreement, which is contingent upon and will be effective upon consummation of the Transaction (“Closing”), in order (i) to permit Advisor to provide investment advisory services to Client, (ii) to permit UMB Financial Services, Inc., an affiliate of Advisor, to provide brokerage services to Client after the Closing, and (iii) to clarify the respective rights and duties of the parties, including but not limited to, with respect to advisory and brokerage fees; and

WHEREAS, contingent and effective upon the Closing, Prairie Capital and Client will terminate the Original Agreement and Prairie Capital will change its name concurrent upon the Closing, so that immediately following the Closing, Advisor may change its name to Prairie Capital Management, LLC; as a result, all references made in this Agreement to Advisor will be deemed to refer to Prairie Capital Management, LLC or such other name as chosen by Advisor, in either case, an entity formerly known as UMB Advisors, LLC, following the Closing.

NOW, THEREFORE, Advisor and Client agree as follows:

1. Services of Advisor

Immediately following and contingent upon the Closing, Advisor will provide Client with the services below (the “Services”) with respect to those assets designated by Client (“Assets”) and reflected in the Manager Allocation Document attached hereto as Exhibit A which may be updated from time to time by Advisor, provided such update is provided to Client (“Manager Allocation Document”). Services will be provided on an on-going basis until such time as this Agreement is terminated.

•	Assistance in the search for and the ongoing evaluation of investment managers (“Portfolio Managers”) to be selected by Client and reflected in the Manager Allocation Document.

•

Assistance in the search for and the ongoing evaluation of registered or unregistered investment companies (“Funds”) or other securities to be selected by Client as included in a Manager Allocation Document.

•

In addition to the Portfolio Managers or Funds selected by Client, Advisor may provide reports to the Client on certain investment managers or investments made by the Client designated in the Manager Allocation Document as “reporting only assets.” Advisor will have no responsibility to recommend or otherwise supervise the performance of these investments unless otherwise agreed to by the Client and Advisor.

Advisor will, after receipt of appropriate information from and about Client, recommend, on a non-discretionary basis, Portfolio Managers or Funds that appear to be suitable for Client, based upon Client’s stated investment objectives, risk/return expectations and financial needs. To the fullest extent permitted under applicable law, Advisor does not assume any responsibility nor shall it be liable for the conduct or investment performance, either historical or prospective, of any Portfolio Manager or Funds recommended by Advisor and selected by Client, which performance is not necessarily indicative of future results.

Advisor will not exercise any investment discretion or perform any discretionary trading with respect to the Assets. Advisor (or Advisor’s affiliate) may, however, manage the assets of a Fund or other commingled investment vehicle that Client selects and adds to the Manager Allocation Document from time to time (each, an “Affiliated Fund”).

Advisor and its employees will not render, or be responsible for rendering, any legal, accounting or actuarial advice to Client or prepare for Client any legal, accounting or actuarial documents.

Advisor will provide Client with a performance statement summarizing Asset positions and portfolio value at least on a quarterly basis. It is the Client’s responsibility to review this material and report any discrepancies to Advisor within ten (10) after receipt of the statement.

Advisor will help Client to establish its investment objectives based upon the information obtained from Client. Advisor shall rely on the information that Client provided to it, and Client agrees to notify Advisor if this information, including Client’s investment objectives, changes.

Client acknowledges that the information provided or to be provided is accurate to the best of its knowledge and is representative of Client’s investment goals and objectives. This information will assist Advisor in recommending the appropriate Portfolio Manager(s) or Funds and, as needed, to assist in the development of an investment policy and/or asset allocation study. This information does not constitute or imply a guarantee with respect to the attainment of Client’s investment goals and objectives.

Additionally, the Client understands that asset allocation recommendations are based upon historical data which may not necessarily reflect the future behavior of an asset or asset class. Significant risk, particularly over short periods of time, may accompany investment in stocks, bonds and other asset classes.

2. Opening Your Accounts

Client may open a brokerage account (“Brokerage Account”) with UMB Financial Services, Inc. (“UMBFSI”), an affiliate of Advisor. Client may also open a custody account with a third-party clearing firm (“Clearing Firm”) or another financial institution chosen by the Client to hold the Assets (“Custodian”).

In connection with the Services, Advisor may assist the Client in the hiring of one or more Portfolio Managers chosen by the Client. A designated Portfolio Manager will manage all or a portion of Client’s Assets (“Investment Management Account”) on a discretionary basis.

Client agrees that Advisor will have the authority to issue instructions either orally or in writing to Portfolio Managers, Funds, UMBFSI, the Clearing Firm or the Custodian relating to the Client’s Assets and investments (“Instructions”). Instructions will be limited to providing information relating to: (i) Client’s financial background investment objectives and guidelines; (ii) reporting and disclosure of information relating to the Assets; (iii) purchase and redemption of specific securities based upon a Client’s direction; or (iv) any other directions provided to Advisor by Client either orally or in writing.

3. Portfolio Managers

If Client selects a Portfolio Manager, Client will sign a contract directly with the Portfolio Manager. In general, Client’s designation of the Portfolio Manager(s) authorizes the Portfolio Manager(s) to buy, sell or otherwise trade securities or other investments in the Investment Management Account without discussing these transactions with Client or Advisor in advance. Such securities may include, but are not limited to, stocks, bonds, mutual funds and options. Advisor will not have discretionary authority with respect to the investment of Assets in the Investment Management Accounts.

4. Funds

Client understands and agrees that Advisor may recommend that Client invest in Funds (including the PCM Funds), which pay fees to Advisor (or its affiliates) for investment advisory, management or other services. The fees and expenses directly or indirectly paid by the Funds are described in each Fund’s prospectus, private placement memorandum or other similar offering documents and ultimately borne by all Fund investors. Fund fees and expenses may be in addition to the fees that Client pays to Advisor under this Agreement on the same Assets invested in the Funds. This may result in Client paying multiple layers of fees with respect to such Assets. Advisor also may receive administrative, distribution, or “12b-1” fees or shareholder servicing fees from Funds in which the Client Assets are invested, where permitted by applicable law. Client agrees that, to the extent permitted under applicable law, Advisor may retain these fees and understands that they will be in addition to and not in lieu of investment advisory fee under this Agreement. Where Advisor is not permitted under applicable law (including, ERISA) to retain these fees and except as provided for below with respect to investments in Affiliate Mutual Funds (defined below), Client acknowledges that Advisor will collect such fees for the Client’s benefit and provide an off-set of such fees received against any fees or expenses that Client owes to Advisor under this Agreement or otherwise credit such amount back to Client’s account. Client further acknowledges and agrees that where Advisor recommends an investment in shares of a Scout Mutual Fund or other open-end registered investment company that is managed, for any an advisory or management fee, by Advisor or an affiliate thereof (each an, “Affiliated Mutual Fund”), Advisor (or Advisor’s affiliate) may receive such fee in accordance with the terms of any applicable Department of Labor Prohibited Transaction

Exemption and Advisor will waive its investment advisory fee under this Agreement on that portion of the Assets invested in the Affiliated Mutual Fund for the period of time so invested. The differential between the fees to be charged by Advisor for its investment advisory services hereunder and the investment management, investment advisory and similar fees paid by the Affiliated Mutual Fund is the difference between any such fee disclosed on the Fee Schedule and the applicable investment management, investment advisory or other similar fee detailed in the relevant Affiliated Mutual Fund prospectus. Additionally, Client acknowledges and agrees that: (i) the investment in Affiliated Mutual Funds for the Client is appropriate because of among other things, their investment goals, redeemability/liquidity, and diversification; (ii) at the direction of the Client, all Assets can be invested in one or more of the Affiliated Mutual Funds; and (iii) before authorizing and directing the investment of Assets into shares of an Affiliated Mutual Fund, Client will have received and reviewed the fund’s then current prospectus, including a summary of all fees that may be paid by the Affiliated Mutual Fund to the Advisor (and its affiliates).

In the event that Client decides to invest Assets in a Fund, Client shall be responsible, where required, to complete and execute subscription agreements and other documents and agreements customarily required in the purchase of interest in such Fund, as may be required by the Funds from time to time.

5. Other Information

Advisor will not be required to take action or render advice with respect to the voting of proxies solicited by, or with respect to Client’s Assets. The responsibility to vote such proxies shall remain with the Client.

Advisor will not act on Client’s behalf or render advice in legal proceedings involving the Assets. Client will be sent the information and documents that Advisor has received for distribution to clients to help Client take whatever action Client deems advisable.

Client will receive a descriptive profile for the outside Portfolio Manager or Fund that Client selects. In managing the Investment Management Account and effecting transactions therein, a Portfolio Manager will be acting on Client’s behalf and not as an agent, or subcontractor or otherwise on behalf of Advisor or UMBFSI. Advisor and UMBFSI do not assume the responsibility for the selection of the Portfolio Manager or

Fund, or their performance, compliance with applicable laws or regulations or other matters within the Portfolio Manager’s or Fund’s control.

Client understands that all investments carry a degree of risk and that investment performance of any kind can never be guaranteed.

6. Client Information

Client agrees to provide, or cause its accountants, actuaries, trustees, investment advisers or managers and legal advisers (all such persons being hereinafter referred to as “Representatives”) to provide Advisor with any and all necessary and appropriate information regarding liquidity needs, investment performance goals and other pertinent matters as requested by Advisor from time to time, including, without limitation, a written summary of any investment limitations or restrictions. Client understands that in providing its services hereunder, Advisor will rely on the information from time to time provided to it by Client and Client’s Representatives and shall not be required to verify any information obtained from Client or any Representative.

7. Limits of Responsibility

Advisor’s advice to Client pursuant to this Agreement is limited to the Services and Client shall retain absolute discretion over and responsibility for the implementation of any of Advisor’s recommendations. Advisor makes its recommendations and performs its reporting based upon information obtained and analyzed by it from a wide variety of public and private sources, including, in the case of Portfolio Managers, copies of their registration forms and periodic questionnaires. Although the information collected by Advisor is believed to be reliable, Advisor cannot guarantee the accuracy or validity of such information or, with respect to historical investment performance, the uniformity of the manner in which such calculations are made. Client understands that the prior performance of a Portfolio Manager or Fund is not necessarily indicative of such Manager’s or Fund’s future results.

Advisor shall be liable only for wrongful acts or omissions that are willful or intentional, negligent acts or acts that constitute a violation of any duty owed to Client by Advisor under any statute (including, ERISA) , rule or regulation to which Advisor’s activities are subject. Nevertheless, the federal and state securities laws and ERISA impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights that Client may have under any federal or state securities laws or ERISA, where applicable. In no event shall Advisor be liable for any act or omission of any third-party person or entity providing services for Client pursuant to this or any other agreement, including outside Portfolio Managers, Funds managed by persons not affiliated with the Advisor, the Custodian, the Clearing Firm and any Representative.

8. Fees

For the Services, Client agrees to pay Advisor a fee based upon the value of the Assets (excluding the market value of any Assets invested in Affiliated Mutual Funds, as discussed in Section 4, above) of 0.        % quarterly (0.        % per annum). This fee will be subject to the fee offset specified in Section 4, above, if any. Fees shall be payable by Client to Advisor within thirty (30) days of the end of each quarter. The fees paid by Client may be higher or lower than those typically charged by some other advisers for similar services.

The fee will be calculated based on the value of the Assets on the last business day of the preceding quarter. In the event of a withdrawal(s) of Assets prior to the end of the calendar quarter, the fee will be prorated to adjust for the withdrawn amount(s). Assets contributed during any fee period will be charged a pro rata fee based on the number of days remaining in the fee period. If the Agreement is terminated prior to the end of a quarter, the fee shall be payable on a pro rata basis based on the number of days in the quarter prior to termination divided by the total number of days in the quarter. In such event, the fee shall be due and payable immediately upon billing by Advisor. Advisor may terminate this Agreement if it believes the Assets have fallen too far below minimum opening size, or for any other reason it deems appropriate in its sole discretion.

If additional services are requested by Client, fees for those services will be agreed upon by Client and Advisor.

In addition to the above fees, commissions for executing transactions with broker-dealers other than UMBFSI will be payable to such broker-dealers from transactions directed by Client or the Portfolio Managers. Additional other fees and expenses may include mark-ups or mark-downs in principal transactions, odd lot differentials, trust custodial fees, electronic fund transfer fees, retirement or IRA account services, fees of any fund or investment entity in which Client invests, exchange fees and transfer taxes and any other charges imposed by law with regard to any transactions. Client is responsible for paying the fees of any Portfolio Manager or Fund it selects.

Client authorizes Advisor to instruct the Custodian to submit fees payable to Portfolio Managers or Funds in accordance with the agreement between Client and a Portfolio Manager or Fund. Client will receive, in its quarterly statements, a specific statement with respect to the fees paid pursuant to an agreement between Client and a Portfolio Manager or Fund.

In valuing the Assets, Advisor will use the closing prices and/or mean bid and ask prices of the last recorded transaction for listed securities, options, and over-the-counter publicly-traded securities. In so doing Advisor will utilize information provided by quotation services, or other sources believed to be reliable. If any such prices are unavailable or believed to be unreliable, Advisor will determine price in good faith so as to reflect its understanding of fair market value.

Client acknowledges that in addition to the fees payable to Advisor hereunder, subject to any applicable fee offset, as discussed in Section 4 above, Client is responsible for paying the fees of any Portfolio Manager or Fund retained by Client, other fees relating to the expenses of the Investment Management Account (e.g., commissions paid to third-party broker-dealers), and if Client chooses a Custodian other than the Clearing Firm, custodial fees associated with that Custodian.

9. Non-Exclusivity; Confidentiality

Client understands that the services provided hereunder are non-exclusive and that Advisor and its affiliates perform, among other things, research, brokerage and investment advisory services for clients other than Client. Client recognizes that Advisor may make recommendations, make purchases and sales of securities, give advice and take action in the performance of its duties to such other clients (including those who may also be advisory clients of Advisor) which may differ from the recommendations made with respect to Client.

From time to time, Advisor may acquire information about Client that may be regarded as confidential. Client acknowledges and agrees that Advisor will not be free to divulge, or to act upon such information with respect to the performance of its services hereunder except as necessary to perform the services contemplated in this Agreement.

All information and advice furnished by either party to the other, including their agents and employees, shall be treated as confidential and not disclosed to third parties except as agreed upon in writing or required by law.

10. Client Authority

The following provisions apply if the Client is a “plan” subject to the prohibited transaction provisions of the section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), because such plan or account is either (A) an individual retirement account (“IRA”), (B) a Keogh plan, or (C) any other “plan” within the meaning of Code section 4975(e)(1); and not an ERISA Plan (each, a “Tax-Qualified Plan”):

(i)	The Client represents that the services to be provided by Advisor, and the investments and related transactions contemplated by this Client Agreement, are consistent with and permissible under the plan and/or terms and conditions of the Tax-Qualified Plan’s documents (including any related trust or custody documents).

(ii)	The Client represents that the individual(s) executing this Agreement on behalf of the Client is a fiduciary with respect to the Tax-Qualified Plan (the “Directing Fiduciary”), who is independent of and unrelated to Advisor, its affiliates.

(iii)	The Directing Fiduciary and the Client represent and warrant that the Tax-Qualified Plan is not a participant-directed plan (i.e., a plan under which participants direct the investment of their individual plan accounts) other than a traditional or Roth IRA, a SIMPLE IRA, a SEP IRA, or a “single-owner 401(k)” plan where the only eligible plan participants are the business owner and/or their spouse (subject to certain limitations with respect to participant Account funding levels).

The following provisions apply if the Client is an employee benefit plan subject to either the fiduciary duty provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) (each an “ERISA Plan” or an “Employer-Sponsored Plan”) or a law similar (“Similar Law”) to the fiduciary duty provisions of ERISA or the prohibited transaction rules under Code section 4975 (each an “Other

Plan”, and collectively with ERISA Plans referred to as a “Plan”):

(i)	The Client represents that the person executing this Agreement on behalf of a Plan (the “Named Fiduciary”): (A) is a “named fiduciary” as that term is defined in ERISA with respect to an Employer-Sponsored Plan or a person holding a position similar to that of a named fiduciary under a Similar Law with respect to an Other Plan, (B) is authorized under the terms and provisions of the plan document (including any trust document related thereto) to enter into this Agreement and to retain Advisor to perform the services contemplated herein in accordance with its terms, (C) is not prohibited from acting as a fiduciary with respect to the Plan and (D) is independent of and unrelated to Advisor, its affiliates and the financial advisor.

(ii)	The Named Fiduciary and the Client represent and warrant that the Plan, other than a plan for a SIMPLE or SEP IRA, is neither (A) a participant-directed plan in which participants direct the investment of their individual plan accounts, nor (B) a plan intended to comply with the provisions under ERISA section 404(c) (or a similar state or local law or regulation).

(iii)	The Named Fiduciary and the Client acknowledge that it is the responsibility of the Named Fiduciary and the Client to review the Plan documents (including any related trust document) and the applicable laws and regulations applicable to the Plan and its operations to determine that the arrangements contemplated herein (including the Manager Allocation Document attached hereto) and any investments purchased are suitable for the Plan and both permissible and consistent with the terms of the Plan documents and applicable law. Moreover, the Named Fiduciary and Client hereby adopt the Manager Allocation Document as the controlling investment policy statement for the Plan with respect to the Assets.

(iv)

The Client shall immediately advise Advisor, in writing, of any provision in any Plan document (including any related trust document), applicable law or any proposal to amend, or amendment of applicable law or any Plan document (including any related trust document) that could affect Advisor’s duties, rights or obligations under the Agreement or otherwise impose an investment restriction not otherwise noted in the Manager Allocation Document. Such notice shall include a copy of the provision, law or amendment. It is understood and agreed that no Plan amendment that affects the rights or obligations of Advisor will become binding on Advisor until agreed to by Advisor in writing. Advisor retains the sole discretion to terminate the advisory relationship with the Client after review of any such amendments to the Plan documents or changes to applicable law.

(v)	The Named Fiduciary and the Client represent that they have specifically considered the role that the Assets and the course of action contemplated by this Agreement (including the Manager Allocation Document) will play in the Client’s investment portfolio as a whole, including, but not limited to, consideration of: (A) the risk of loss and the opportunity for gain (or other return) associated with the investment strategy and investment course of action; (B) the composition of the Client’s investment portfolio with regard to diversification; (C) the liquidity; and (D) the current return of the Client’s investment portfolio relative to the Client’s anticipated cash flow requirements.

(vii)	The Named Fiduciary and the Client agree to immediately notify Advisor of any changes to the Plan’s actuarial assumptions, funding status, or liquidity needs (including any impending or upcoming distributions to be made from the Account).

If Client is other than a natural person, Client represents that the person executing and delivering this Agreement on behalf of Client has full power and authority to do so and that this Agreement is binding. Client undertakes to advise Advisor of any event which might affect this authority or the propriety of this Agreement.

11. Assignment or Termination of Agreement

No assignment (as that term is defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of this Agreement may be made by Advisor without the prior consent of Client.

This Agreement may be terminated at will upon written notice by either party to the other and termination will become effective upon receipt of such notice. Termination shall not affect any liability resulting from transactions initiated before Advisor receives written notice of termination. Client should send such notice of termination to UMB Advisors, LLC at 1010 Grand Boulevard, Kansas City, MO 64106 or to another address that Advisor may provided from time to time. Upon termination of this Agreement, any fees paid in advance will be prorated and Client will be entitled to a refund from the date of termination through the end of the billing period. To the extent that there are amounts owing by Client to Advisor upon the date of termination of this Agreement, Client agrees to immediately pay such amounts to Advisor without further notice or demand therefor. Anything herein to the contrary notwithstanding, Client shall have the right to terminate this Agreement, without penalty, within five (5) business days of the date of execution of this Agreement by Client and to receive a full refund of all amounts paid in advance to Advisor.

12. Arbitration Agreement

Arbitration is final and binding on the parties.

The parties are waiving their right to seek remedies in court, including the right to jury trial.

Pre-arbitration discovery is generally more limited than and different from court proceedings.

The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Client agrees, and by carrying an account for Client, Advisor and UMBFSI agree any and all controversies which may arise between Client and Advisor or UMBFSI concerning any account, transaction, dispute or the construction, performance, or breach of this or any other agreement, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be held under and pursuant to and be governed by the Federal Arbitration Act, and shall be conducted before an arbitration panel convened by the Financial Industry Regulatory Association (“FINRA”). Such arbitration shall be governed by the rules of FINRA then in effect.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action and/or who is a member of a putative class who has opted out of the class with respect to any claims encompassed by the putative class action until: (I) the class certification is denied; (II) the class is decertified; or (III) the person is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

13. Governing Law

This Agreement is made and shall be construed under the laws of the State of Missouri, provided that nothing herein shall be construed in any manner inconsistent with the Advisers Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder or, where applicable, ERISA or any rule, regulation or order of the Department of Labor promulgated thereunder.

14. Amendments

This Agreement contains the entire agreement of the parties with respect to the subject matter here of, and may not be modified or amended except by a writing signed by the parties hereto.

15. Severability

If any provision of this Agreement shall be held or made nonenforceable, by a statute, rule, regulation, decision of a tribunal or otherwise, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while most nearly preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement and, to that extent, the provisions of this Agreement shall be deemed to be severable.

16. Miscellaneous

Advisor represents that it is registered as an investment adviser under the Advisers Act.

Advisor reserves the right to cancel, refuse to accept or renew this Agreement in its sole discretion and for any reason.

The provisions of Sections 7, 9, 11 and 12 shall survive the termination of this Agreement.

As used herein, reference to persons in the masculine gender shall include persons of the feminine gender. Reference in the singular shall, as and if appropriate, include the plural. All paragraph headings in this Agreement are for convenience of reference only, do not form part of this Agreement and shall not affect in any way the meaning of interpretation of this Agreement.

All written communication to Advisor pursuant to this Agreement shall be sent to Advisor at the above-referenced address. All written communication to Client shall be sent to Client at its address set forth below. All notices and other written communication given under this Agreement shall be effective upon their receipt by the party to whom addressed.

Client acknowledges receipt of Advisor’s Form ADV, Part II and privacy notice at least forty-eight (48) hours prior to the execution of this Agreement.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN SECTION 12.

(CLIENT)	(CLIENT)

(Signature)	(Signature)

(Printed Name)	(Printed Name)

(Title if Applicable)	(Title if Applicable)

(Date)	(Date)

(Address)	(Address)

ADVISOR

UMB ADVISORS, LLC

[Name, Title, Date]

UMB Advisors, LLC
1010 Grand Boulevard
Kansas City, Missouri 64106
Telephone 816-860-7000

EXHIBIT A

MANAGER ALLOCATION DOCUMENT

INVESTMENT ADVISORY

AGREEMENT

FOR

(CLIENT)

This Investment Advisory Agreement (this “Agreement”) is entered into between UMB Advisors, LLC (“Advisor”) and the undersigned client (“Client”).

WHEREAS, Advisor and Prairie Capital Management, LLC (“Prairie Capital”) have entered into an Asset Purchase Agreement whereby Advisor would acquire certain assets of Prairie Capital, including but not limited to Prairie Capital’s rights, title and interest in certain contracts and the Prairie Capital name (the “Transaction”); and

WHEREAS, Client and Prairie Capital have entered into a certain investment advisory agreement effective as of                      (“Original Agreement”); and

WHEREAS, in connection with the Transaction, the parties desire to enter into this Agreement, which is contingent upon and will be effective upon consummation of the Transaction (“Closing”), in order (i) to permit Advisor to provide investment advisory services to Client, (ii) to permit UMB Financial Services, Inc., an affiliate of Advisor, to provide brokerage services to Client after the Closing, and (iii) to clarify the respective rights and duties of the parties, including but not limited to, with respect to advisory and brokerage fees; and

WHEREAS, contingent and effective upon the Closing, Prairie Capital and Client will terminate the Original Agreement and Prairie Capital will change its name concurrent upon the Closing, so that immediately following the Closing, Advisor may change its name to Prairie Capital Management, LLC; as a result, all references made in this Agreement to Advisor will be deemed to refer to Prairie Capital Management, LLC or such other name as chosen by Advisor, in either case, an entity formerly known as UMB Advisors, LLC, following the Closing.

NOW, THEREFORE, Advisor and Client agree as follows:

1.	Services of Advisor

Immediately following and contingent upon the Closing, Advisor will provide Client with the services below (the “Services”) with respect to those assets designated by Client (“Assets”) and reflected in the Manager Allocation Document attached hereto as Exhibit A which may be updated from time to time by Advisor, provided such update is provided to Client (“Manager Allocation Document”). Services will be provided on an on-going basis until such time as this Agreement is terminated.

•	Assistance in the search for and the ongoing evaluation of investment managers (“Portfolio Managers”) to be selected by Client and reflected in the Manager Allocation Document.

•

Assistance in the search for and the ongoing evaluation of registered or unregistered investment companies (“Funds”) or other securities to be selected by Client as included in a Manager Allocation Document.

•

In addition to the Portfolio Managers or Funds selected by Client, Advisor may provide reports to the Client on certain investment managers or investments made by the Client designated in the Manager Allocation Document as “reporting only assets.” Advisor will have no responsibility to recommend or otherwise supervise the performance of these investments unless otherwise agreed to by the Client and Advisor.

Advisor will, after receipt of appropriate information from and about Client, recommend Portfolio Managers or Funds that appear to be suitable for Client, based upon Client’s stated investment objectives, risk/return expectations and financial needs. Advisor does not assume any responsibility nor shall it be liable for the conduct or investment performance, either historical or prospective, of any Portfolio Manager or Funds recommended by Advisor and selected by Client, which performance is not necessarily indicative of future results.

Advisor will not exercise any investment discretion or perform any discretionary trading with respect to the Assets. Advisor may manage Client Assets through the supervision of a Client’s designated investment in Funds or other securities selected by Client. In addition, Advisor and its employees will not render, or be responsible for rendering, any legal, accounting or actuarial advice to Client or prepare for Client any legal, accounting or actuarial documents.

Advisor will provide Client with a performance statement summarizing Asset positions and portfolio value at least on a quarterly basis. It is the Client’s responsibility to review this material and report any discrepancies to Advisor within ten (10) after receipt of the statement.

Advisor will help Client to establish its investment objectives based upon the information obtained from Client. Advisor shall rely on the information that Client provided to it, and Client agrees to notify Advisor if this information, including Client’s investment objectives, changes significantly.

Client acknowledges that the information provided or to be provided is accurate to the best of its knowledge and is representative of Client’s investment goals and objectives. This information will assist Advisor in recommending the appropriate Portfolio Manager(s) or Funds and, as needed, to assist in the development of an investment policy and/or asset allocation study. This information does not constitute or imply a guarantee with respect to the attainment of Client’s investment goals and objectives.

Additionally, the Client understands that asset allocation recommendations are based upon historical data which may not necessarily reflect the future behavior of an asset or asset class. Significant risk, particularly over short periods of time, may accompany investment in stocks, bonds and other asset classes.

2. Opening Your Accounts

Client may open a brokerage account (“Brokerage Account”) with UMB Financial Services, Inc. (“UMBFSI”), an affiliate of Advisor. In such cases, UMBFSI will arrange for trading and clearing services to be performed by a third-party clearing firm (“Clearing Firm”). Client may also open a custody account with the Clearing Firm or another financial institution chosen by the Client to hold the Assets (“Custodian”).

In connection with the Services, Advisor may assist the Client in the hiring of one or more Portfolio Managers chosen by the Client. A designated Portfolio Manager will manage all or a portion of Client’s Assets (“Investment Management Account”) on a discretionary basis.

Client agrees that Advisor will have the authority to issue instructions either orally or in writing to Portfolio Managers, Funds, UMBFSI, the Clearing Firm or the Custodian relating to the Client’s Assets and investments (“Instructions”). Instructions will be limited to providing information relating to: (i) Client’s financial background investment objectives and guidelines; (ii) reporting and disclosure of information relating to the Assets; (iii) purchase and redemption of specific securities based upon a Client’s direction; or (iv) any other directions provided to Advisor by Client either orally or in writing.

3. Portfolio Managers

If Client selects a Portfolio Manager, Client will sign a contract directly with the Portfolio Manager. In general, Client’s designation of the Portfolio Manager(s) authorizes the Portfolio Manager(s) to buy, sell or otherwise trade securities or other investments in the Investment Management Account without discussing these transactions with Client or Advisor in advance. Such securities may include, but are not limited to, stocks, bonds, mutual funds and options. Advisor will not have discretionary authority with respect to the investment of Assets in the Investment Management Accounts.

4. Transactions in the Brokerage Account and Investment Management Account

If Client opens a Brokerage Account with UMBFSI as provided under Section 2, at Client’s direction, UMBFSI will provide securities brokerage services in accordance with an agreement between Client and UMBFSI at commission rates agreed to by Client and UMBFSI.

If Client selects a Portfolio Manager as provided under Section 3, such Portfolio Manager will execute transactions for the Investment Management Accounts to UMBFSI, through the Clearing Firm (“Directed Brokerage”) to the extent practical. Initially, equities will be traded at a commission rate of $0.05 per share with a minimum ticket charge of $20.00. Commission rates thereafter will be determined by mutual agreement between UMBFSI and Client. Client understands that, by directing brokerage trades, Client may prevent a Portfolio Manager from seeking and obtaining for its Investment Management Accounts better overall executions, including more favorable prices and lower commission rates or other charges, than a Portfolio Manager otherwise might be able to obtain by, for example, negotiating better prices or lower rates of commissions with other broker-dealers, or by aggregating the Client’s Investment Management Account’s trades with orders for its other clients and seeking volume discounts. Under these circumstances, Client’s direction to use UMBFSI to execute trades may result in higher commissions, greater spreads, or less favorable net prices than might be the case if a Portfolio Manager was empowered to negotiate commission rates or spreads freely, or to select brokers or dealers based on best execution. Commissions charged on transactions in over-the-counter securities executed through UMBFSI and the Clearing Firm on an agency basis will be in addition to any mark-ups and/or mark-downs received by the market-making broker-dealer, if any, on the transaction. In the unlikely instances in which transactions in over-the-counter securities are executed directly with a market-making broker-dealer on a principal basis, a clearing fee (in an amount approximately equal to the minimum trade commission) may nevertheless be charged to the Investment Management Account or Brokerage Account by UMBFSI or the Clearing Firm. UMBFSI and the Clearing Firm shall be entitled to retain any order flow entitlement arising out of such services, if any. Order flow payments are made by third-party market makers and exchanges for orders entered with the market maker or exchange.

UMBFSI will perform no discretionary acts with respect to the Assets and will only effect transactions as agent for Client and as instructed by the Portfolio Manager(s) or Client from time to time.

There may be instances when UMBFSI, the Clearing Firm or an affiliate will have an opportunity to act as agent for both buyer and seller in a securities transaction. This is called an “agency cross transaction.” Advisor believes that it is advantageous that UMBFSI and the Clearing Firm have permission to effect agency cross transactions when they are appropriate. Because UMBFSI would receive compensation from each party to such a transaction, Advisor has a potentially conflicting division of responsibilities and loyalties. By signing this Agreement, Client is giving UMBFSI and the Clearing Firm permission to do agency cross transactions when UMBFSI or the Clearing Firm considers them advisable. Client may revoke its consent at any time by notifying Advisor or UMBFSI in writing. UMBFSI will provide Client with an annual report of the agency cross transactions in its account.

If cash is held at the Clearing Firm, then free credit cash balances resulting from sales, cash deposits, or interest or dividend credits (that is, cash that may be withdrawn from the Brokerage Account without resulting interest charges) will automatically be invested, at least once a week, in shares of a money market mutual fund or similar investment vehicle selected by Client at its then current net asset value, or other interest bearing accounts.

Except as instructed by Client, all dividends, interest, sales proceeds and other amounts earned by the Asset shall be retained therein for investment.

5. Other Information

Advisor will not be required to take action or render advice with respect to the voting of proxies solicited by, or with respect to Client’s Assets.

Advisor will not act on Client’s behalf or render advice in legal proceedings involving the Assets. Client will be sent the information and documents that Advisor has received for distribution to clients to help Client take whatever action Client deems advisable.

Client will receive a descriptive profile for the outside Portfolio Manager or Fund that Client selects. In managing the Investment Management Account and effecting transactions therein, a Portfolio Manager will be acting on Client’s behalf and not as an agent, or subcontractor or otherwise on behalf of Advisor or UMBFSI. Advisor and UMBFSI do not assume the responsibility for the selection of the Portfolio Manager orFund, or their performance, compliance with applicable laws or regulations or other matters within the Portfolio Manager’s or Fund’s control.

Client may invest in private investment funds for which Advisor, or an affiliate of Advisor, acts as the investment manager or general partner (“PCM Funds”). Client may select another investment vehicle at Client’s discretion. By selecting a PCM Fund, Client also acknowledges that Advisor, as investment manager to the PCM Funds, receives an investment management fee from the PCM Funds as set forth in the PCM Fund’s limited partnership agreement. Also, UMB Bank, n.a., an affiliate of Advisor, and/or one or more other affiliates of Advisor, may receive fees from the PCM Funds for providing custody, administration, fund accounting and other services to the PCM Funds. The revenue received by Advisor and its affiliates through this arrangement may create an incentive for Advisor to recommend investments of Assets in the PCM Funds.

Advisor may recommend investments in the Scout Funds, a series of registered investment companies for which Scout Investment Advisors, Inc. (“SIA”), an affiliate of Advisor, acts as investment advisor. By selecting a Scout Fund, Client acknowledges receipt of the prospectus covering the Scout Funds. Client may select another mutual fund at Client’s discretion. By selecting a Scout Fund, Client also acknowledges that SIA, as investment advisor to the Scout Funds, receives investment advisory fees from the Scout Funds based upon a percentage of each fund’s average daily net assets, as set forth in the Scout Funds’ prospectus. Also, UMB Bank, n.a., an affiliate of Advisor, and/or one or more affiliates of Advisor, receive fees from the Scout Funds for providing custody, transfer agency, administration, fund accounting and other services to the Scout Funds. The revenue received by SIA and its affiliates through this arrangement may create an incentive for Advisor to recommend investments of Assets in the Scout Funds.

Client understands that all investments carry a degree of risk and that investment performance of any kind can never be guaranteed.

6. Client Information

Client agrees to provide, or cause its accountants, actuaries, trustees, investment advisers or managers and legal advisers (all such persons being hereinafter referred to as “Representatives”) to provide Advisor with any and all necessary and appropriate information regarding liquidity needs, investment performance goals and other pertinent matters as requested by Advisor from time to time, including, without limitation, a written summary of any investment limitations or restrictions. Client understands that in providing its services hereunder, Advisor will rely on the information from time to time provided to it by Client and Client’s Representatives and shall not be required to verify any information obtained from Client or any Representative.

7. Limits of Responsibility

Advisor’s advice to Client pursuant to this Agreement is limited to the Services and Client shall retain absolute discretion over and responsibility for the implementation of any of Advisor’s recommendations. Advisor makes its recommendations and performs its reporting based upon information obtained and analyzed by it from a wide variety of public and private sources, including, in the case of Portfolio Managers, copies of their registration forms and periodic questionnaires. Although the information collected by Advisor is believed to be reliable, Advisor cannot guarantee the accuracy or validity of such information or, with respect to historical investment performance, the uniformity of the manner in which such calculations are made. Client understands that the prior performance of a Portfolio Manager or Fund is not necessarily indicative of such Manager’s or Fund’s future results.

Advisor shall be liable only for wrongful acts or omissions that are willful or intentional, negligent acts or acts that constitute a violation of any duty owed to Client by Advisor under any statute, rule or regulation to which Advisor’s activities are subject. Nevertheless, the federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights that Client may have under any federal or state securities laws. In no event shall Advisor be liable for any act or omission of any third person or entity providing services for Client pursuant to this or any other agreement, including the outside Portfolio Managers, Funds, the Custodian, the Clearing Firm and any Representative.

8. Fees

For the Services, Client agrees to pay Advisor a fee based upon the value of the Assets, of 0.    % quarterly (0.    % per annum) except for those Assets invested with Portfolio Managers or Funds listed in Exhibit B, for which the Client shall pay Advisor a fee as stated in Exhibit B, as amended from time to time. Fees shall be payable by Client to Advisor within thirty (30) daysof the end of each quarter. The fees paid by Client may be higher or lower than those typically charged by some other advisers for similar services.

The fee will be calculated based on the value of the Assets on the last business day of the preceding quarter. In the event of a withdrawal(s) of Assets prior to the end of the calendar quarter, the fee will be prorated to adjust for the withdrawn amount(s). Assets contributed during any fee period will be charged a pro rata fee based on the number of days remaining in the fee period. If the Agreement is terminated prior to the end of a quarter, the fee shall be payable on a pro rata basis based on the number of days in the quarter prior to termination divided by the total number of days in the quarter. In such event, the fee shall be due and payable immediately upon billing by Advisor. Advisor may terminate this Agreement if it believes the Assets have fallen too far below minimum opening size, or for any other reason it deems appropriate in its sole discretion.

If additional services are requested by Client, fees for those services will be agreed upon by Client and Advisor.

In addition to the above fees, commissions for executing transactions will be payable to UMBFSI or to other broker-dealers from transactions directed by Client or the Portfolio Managers. Additional other fees may include mark-ups or mark-downs in principal transactions, odd lot differentials, trust custodial fees, electronic fund transfer fees, retirement or IRA account services, fees of any fund or investment entity in which Client invests, exchange fees and transfer taxes and any other charges imposed by law with regard to any transactions. Client is responsible for paying the fees of any Portfolio Manager or Fund it selects.

Client authorizes Advisor to instruct the Custodian to submit fees payable to Portfolio Managers or Funds in accordance with the agreement between Client and a Portfolio Manager or Fund. Client will receive, in its quarterly statements, a specific statement with respect to the fees paid pursuant to an agreement between Client and a Portfolio Manager or Fund.

In valuing the Assets, Advisor will use the closing prices and/or mean bid and ask prices of the last recorded transaction for listed securities, options, and over-the-counter publicly-traded securities. In so doing Advisor will utilize information provided by quotation services, or other sources believed to be reliable. If any such prices are unavailable or believed to be unreliable, Advisor will determine price in good faith so as to reflect its understanding of fair market value.

Advisor has not represented and does not represent that the fees set forth above are the same as or lower than that charged to other clients by Advisor.

Client acknowledges that in addition to the fees payable to Advisor hereunder, Client is responsible for paying the fees of any outside Portfolio Manager or Fund retained by Client, other fees relating to the expenses of the Investment Management Account (e.g., commissions), and if Client chooses a Custodian other than the Clearing Firm, custodial fees associated with that Custodian.

9. Non-Exclusivity; Confidentiality

Client understands that the services provided hereunder are non-exclusive and that Advisor and its affiliates perform, among other things, research, brokerage and investment advisory services for clients other than Client. Client recognizes that Advisor may make recommendations, make purchases and sales of securities, give advice and take action in the performance of its duties to such other clients (including those who may also be advisory clients of Advisor) which may differ from the recommendations made with respect to Client.

From time to time, Advisor may acquire information about Client that may be regarded as confidential. Client acknowledges and agrees that Advisor will not be free to divulge, or to act upon such information with respect to the performance of its services hereunder except as necessary to perform the services contemplated in this Agreement.

All information and advice furnished by either party to the other, including their agents and employees, shall be treated as confidential and not disclosed to third parties except as agreed upon in writing or required by law.

10. Client Authority

If this Agreement is entered into by a trustee or other fiduciary, such trustee or other fiduciary represents and warrants that Client’s entering into this Agreement is permitted by the relevant governing instrument of such plan, and that such person executing and delivering this Agreement is duly authorized to enter into this Agreement. Client agrees to furnish such documents as Advisor shall reasonably request with respect to the foregoing. Client further agrees to advise Advisor of any event, which might affect this authority, or the validity of this Agreement.

If Client is other than a natural person, Client represents that the person executing and delivering this Agreement on behalf of Client has full power and authority to do so and that this Agreement is binding. Client undertakes to advise Advisor of any event which might affect this authority or the propriety of this Agreement.

Client represents that it is not, and it is not acting for the account of, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended. or Section 4975 of the Internal Revenue Code of 1986, as amended, because such plan or account, as the case may be, is either (i) an IRA or HSA, (ii) a Keogh plan, or (iii) a tax-qualified retirement plan under Code Section 401(a).

11. Assignment or Termination of Agreement

No assignment (as that term is defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”) of this Agreement may be made by Advisor without the prior consent of Client.

This Agreement may be terminated at will upon written notice by either party to the other and termination will become effective upon receipt of such notice. Termination shall not affect any liability resulting from transactions initiated before Advisor receives written notice of termination. Client should send such notice of termination to UMB Advisors, LLC at 1010 Grand Boulevard, Kansas City, MO 64106 or to another address that Advisor may provided from time to time. Upon termination of this Agreement, any fees paid in advance will be prorated and Client will be entitled to a refund from the date of termination through the end of the billing period. To the extent that there are amounts owing by Client to Advisor upon the date of termination of this Agreement, Client agrees to immediately pay such amounts to Advisor without further notice or demand therefor. Anything herein to the contrary notwithstanding, Client shall have the right to terminate this Agreement, without penalty, within five (5) business days of the date of execution of this Agreement by Client and to receive a full refund of all amounts paid in advance to Advisor.

12. Arbitration Agreement

Arbitration is final and binding on the parties.

The parties are waiving their right to seek remedies in court, including the right to jury trial.

Pre-arbitration discovery is generally more limited than and different from court proceedings.

The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Client agrees, and by carrying an account for Client, Advisor and UMBFSI agree any and all controversies which may arise between Client and Advisor or UMBFSI concerning any account, transaction, dispute or the construction, performance, or breach of this or any other agreement, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be held under and pursuant to and be governed by the Federal Arbitration Act, and shall be conducted before an arbitration panel convened by the Financial Industry Regulatory Association (“FINRA”). Such arbitration shall be governed by the rules of FINRA then in effect.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action and/or who is a member of a putative class who has opted out of the class with respect to any claims encompassed by the putative class action until: (I) the class certification is denied; (II) the class is decertified; or (III) the person is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

13. Governing Law

This Agreement is made and shall be construed under the laws of the State of Missouri, provided that nothing herein shall be construed in any manner inconsistent with the Advisers Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder.

14. Amendments

This Agreement contains the entire agreement of the parties with respect to the subject matter here of, and may not be modified or amended except by a writing signed by the parties hereto.

15. Severability

If any provision of this Agreement shall be held or made nonenforceable by a statute, rule, regulation, decision of a tribunal or otherwise, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while most nearly preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement and, to that extent, the provisions of this Agreement shall be deemed to be severable.

16. Miscellaneous

Advisor represents that it is registered as an investment adviser under the Advisers Act.

Advisor reserves the right to cancel, refuse to accept or renew this Agreement in its sole discretion and for any reason.

The provisions of Sections 7, 9, 11 and 12 shall survive the termination of this Agreement.

As used herein, reference to persons in the masculine gender shall include persons of the feminine gender. Reference in the singular shall, as and if appropriate, include the plural. All paragraph headings in this Agreement are for convenience of reference only, do not form part of this Agreement and shall not affect in any way the meaning of interpretation of this Agreement.

All written communication to Advisor pursuant to this Agreement shall be sent to Advisor at the above-referenced address. All written communication to Client shall be sent to Client at its address set forth below. All notices and other written communication given under this Agreement shall be effective upon their receipt by the party to whom addressed.

Client acknowledges receipt of Advisor’s Form ADV, Part II and privacy notice at least forty-eight (48) hours prior to the execution of this Agreement.

EXHIBIT A

MANAGER ALLOCATION DOCUMENT

EXHIBIT B

OTHER FEES

Notwithstanding Section 8 of this Agreement, Client agrees to pay Advisor a fee provided below based upon on the value of the Assets invested with the Portfolio Manager(s) or Fund(s) provided below.

(Portfolio Manager Name/Fee)

(Portfolio Manager Name/Fee)

(Fund/Fee)

(Fund/Fee)

Notwithstanding Section 8 of this Agreement, Client agrees to pay Advisor 10% of any profits (before tax) received by Client as a result of its investment in Acartha Technology Partners, L.P. Client acknowledges and understands that a fee based upon the percentage of profits received from Client’s investments could incentivize Advisor to recommend investments that are more speculative than might otherwise be the case if the fee was not based upon a percentage of Client’s profits.

(CLIENT)	(CLIENT)

(Signature)	(Signature)

(Printed Name)	(Printed Name)

(Title if Applicable)	(Title if Applicable)

(Date)	(Date)

UMB ADVISORS, LLC

[Name, Title, Date]

UMB Advisors, LLC
1010 Grand Boulevard
Kansas City, Missouri 64106
Telephone 816-860-7000

Exhibit T

[Letterhead of Prairie Capital Management, LLC]

[To Our Valued Clients:] [or names and addresses]

On June 27, 2010, we signed an Asset Purchase Agreement with UMB Advisors, LLC (“UMB Advisors”), and certain other parties (the “Agreement”). It contemplates that we will sell substantially all of our assets to UMB Advisors and its affiliates and that, after the closing of the sale (the “Closing”), our employees will be employed by UMB Advisors, which will then provide investment advisory and related services to our clients.

With your approval, effective as of, and subject to, the Closing, your present Investment Advisory Agreement with us will terminate, and you will enter into a new Investment Advisory Agreement with UMB Advisors in the form enclosed. We will be entitled to any fees for our services under the existing Investment Management Agreement, and UMB Advisors will be entitled to any fees for its services under the new Investment Management Agreement.

If this meets your approval, please execute and return to us the enclosed new Investment Management Contract. In addition, please execute and return the enclosed copy of this letter to acknowledge and agree that, effective as of the Closing, your existing Investment Advisory Agreement(s) will terminate, and to instruct us, on your behalf, to deliver your new Investment Advisory Agreement to UMB Advisors at the Closing.

If for some reason the sale does not occur, your current Investment Advisory Agreement(s) will remain in effect in accordance with its terms, and we will continue to provide services as in the past.

Very truly yours,

Prairie Capital Management LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

By:
Name:

T-1

Exhibit U

FORM OF

BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITIES AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LIABILITIES AGREEMENT (this “Bill of Sale”) is made and entered into effective as of July 30, 2010, by and between Prairie Capital Management LLC, a Delaware limited liability company (“Advisor Seller”), UMB Advisors, LLC, a Delaware limited liability company (“Advisor Buyer”), PCM LLC, a Delaware limited liability company (“GP Seller”), and UMB Merchant Banc, LLC, a Missouri limited liability company (“GP Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Purchase Agreement (as defined below).

WHEREAS, pursuant to, and subject to the terms and conditions of, that certain Asset Purchase Agreement dated as of June 27, 2010 (the “Purchase Agreement”), by and among Advisor Seller, Advisor Buyer, GP Seller, GP Buyer and certain other parties named therein, Advisor Seller has agreed to sell, convey, assign and transfer, and Advisor Buyer has agreed to purchase, the Purchased Advisor Assets; GP Seller has agreed to sell, convey, assign and transfer, and GP Buyer has agreed to purchase, the Purchased GP Assets; Advisor Buyer has agreed to assume the Assumed Advisor Liabilities; and GP Buyer has agreed to assume the Assumed GP Liabilities; and

WHEREAS, the assignment of the Purchased Advisor Assets and the Purchased GP Assets is taking place simultaneously with the execution and delivery of this Bill of Sale.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties hereto agree as follows:

1. Advisor Seller hereby sells, assigns, transfers, conveys and delivers unto Advisor Buyer, its successors and assigns forever, all of its right, title and interest in and to any and all of the Purchased Advisor Assets, and Advisor Buyer hereby accepts such assignment.

2. GP Seller hereby sells, assigns, transfers, conveys and delivers unto GP Buyer, its successors and assigns forever, all of its right, title and interest in and to any and all of the Purchased GP Assets, and GP Buyer hereby accepts such assignment.

3. Advisor Buyer hereby assumes and agrees to pay, perform, satisfy and discharge, when due, all of the Assumed Advisor Liabilities.

4. GP Buyer hereby assumes and agrees to pay, perform, satisfy and discharge, when due, all of the Assumed GP Liabilities.

5. No representations and warranties, or indemnification agreements, are made in this Bill of Sale, it being understood and agreed that all of the rights and obligations of the parties with respect to the Purchased Advisor Assets, the Purchased GP Assets, the Assumed Advisor Liabilities and the Assumed GP Liabilities are governed by the Purchase Agreement.

6. Each of Advisor Seller and GP Seller covenants and agrees that it will from time to time do, execute, acknowledge and deliver any and all other acts, deeds, assignments, transfers, conveyances or other instruments that Advisor Buyer or GP Buyer, as the case may be, reasonably deems necessary or proper to carry out the assignment and conveyance intended to be made hereunder.

7. This Bill of Sale shall be binding upon and inure to the benefit of each party hereto and their successors and assigns.

8. This Bill of Sale may be executed in counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

9. This Bill of Sale and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

U-2

IN WITNESS WHEREOF, the parties have executed this Bill of Sale effective as of the date first above written.

ADVISOR SELLER: PRAIRIE CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

GP SELLER: PCM, LLC

By:
Name:
Title:

ADVISOR BUYER: UMB ADVISORS, LLC

By:
Name:	Clyde F. Wendel
Title:	President

GP BUYER: UMB MERCHANT BANC, LLC

By:
Name:	Clyde F. Wendel
Title:	President

U-3

Exhibit V

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT is made, executed and delivered as of July 30, 2010 (“Assignment”) among Prairie Capital Management LLC, a Delaware limited liability company (the “Advisor Seller”), PCM LLC, a Delaware limited liability company (the “GP Seller” and, together with the Advisor Seller, “Assignors”), and UMB Advisors, LLC, a Delaware corporation (“Assignee”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, Assignors, Assignee and certain other parties named therein have entered into an Asset Purchase Agreement, dated as of June 27, 2010 (the “Purchase Agreement”), pursuant to which Assignors have agreed to sell, convey, assign, and transfer, and Assignee has agreed to purchase, among other things, Assignors’ entire right, title and interest in and to each Assignor’s Intellectual Property (collectively the “Seller Intellectual Property”), all as more fully described in the Purchase Agreement; and

WHEREAS, Assignors wish to transfer to Assignee the Seller Intellectual Property and Assignee wishes to acquire such Seller Intellectual Property;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, Assignors hereby sell, convey, assign, transfer and deliver unto Assignee and its successors and assigns, all of their right, title and interest in and to the Seller Intellectual Property, including the items identified on Exhibit A hereto, including all rights of recovery for past and future infringement thereof, together with the goodwill of the business, if any, connected with the Seller Intellectual Property.

THIS ASSIGNMENT is intended to implement the provisions of the Purchase Agreement and shall not be construed to increase, enhance, extend or limit the rights, obligations, representations, warranties or remedies of Assignors or Assignee thereunder.

THIS ASSIGNMENT may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Each Assignor agrees to execute any assignments or other documents as may be reasonably requested by Assignee in the future in order to perfect, preserve and protect Assignee’s ownership in such Assignor’s Intellectual Property.

Each Assignor will deliver to Assignee all files and documentation that relate to such Assignor’s Intellectual Property.

Each Assignor will reasonably cooperate with Assignee in connection with the preparation, filing, prosecution, maintenance and defense of such Assignor’s Intellectual Property.

Assignors and Assignee each agree to promptly cooperate to complete the transfer of any domain names included in the Intellectual Property by whatever means reasonably available including, but not limited to: (i) forwarding to Assignee a registrant name change agreement, with all information, signatures and notarizations required to be performed by Assignors, in accordance with the current registrar’s existing policies and procedures regarding the transfer of Internet domain names; (ii) requesting a transfer to Assignee or its designee of the administrative and technical contacts listed for the domain names on the records of the related domain name registrar; (iii) requesting removal of any registrar lock or other lock on the domain name for purposes of completing the transfer; and (iv) any other steps reasonably necessary to complete such transfer.

This Assignment will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Assignment has been duly executed and delivered on behalf of the parties as of the date first above written.

ASSIGNORS:

PRAIRIE CAPITAL MANAGEMENT LLC

By:
Name:
Title:

PCM LLC

By:
Name:
Title:

ASSIGNEE:

UMB ADVISORS, LLC

By:
Name:	Clyde F. Wendel
Title:	President

[Signature page to Intellectual Property Assignment Agreement]

EXHIBIT A

1.	Names/Marks

(a)	“Prairie Capital Management”

(b)	“Prairie Capital”

(c)	“PCM”

(d)	“prairiecapital.com”

(e)	PCM Concentrated Global L/S Equity L.P.

(f)	PCM Diversified Strategies L.P.

(g)	PCM Long/Short Equity L.P.

(h)	PCM Managed Equity Fund I, L.P.

(i)	PCM Private Equity Co-Investment I L.P.

(j)	PCM Private Equity II, L.P.

(k)	PCM Private Equity III, L.P.

(l)	PCM Private Equity L.P.

(m)	PCM Select Managers Fund, L.P.

(n)	PCM Spartan Co-Invest, L.P.

(o)	PCM Strategic Small Mid Cap L.P.

(p)	PCM Tech Investments, L.P.

(q)	A mark, consisting of a cluster of wheat.

2.	Software Licenses

(a)	Off-the-shelf software – Word, Excel, Adobe, PowerPoint, Lotus, etc.

(b)	PerTrac

(i)	HFR Hedge Fund Databases – Hedge Fund Research

(ii)	PerTrac Analytical Platform

(iii)	PerTrac Portfolio Manager

(iv)	Morningstar Enhanced

(v)	PSN Database

(d)	Frontier

3.	Internal e-mail addresses previously provided to Advisor Buyer

Exhibit W

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT is made, executed and delivered as of July 30, 2010 (“Assignment”) between George K. Baum Holdings, Inc., a Delaware corporation (“Assignor”), and UMB Advisors, LLC, a Delaware corporation (“Assignee”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, Assignor, Assignee and certain other parties named therein have entered into an Asset Purchase Agreement, dated as of June 27, 2010 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, convey, assign, and transfer, and Assignee has agreed to purchase, among other things, Assignor’s entire right, title and interest in and to the GKB IP listed on Exhibit A hereto (collectively, the (“Assigned IP”); and

WHEREAS, Assignor wishes to transfer to Assignee the Assigned IP and Assignee wishes to acquire such Assigned IP;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, Assignor hereby sells, conveys, assigns, transfers and delivers unto Assignee and its successors and assigns, all of its right, title and interest in and to the Assigned IP, including all rights of recovery for past and future infringement thereof, together with the goodwill of the business, if any, connected with the Assigned IP.

THIS ASSIGNMENT is intended to implement the provisions of the Purchase Agreement and shall not be construed to increase, enhance, extend or limit the rights, obligations, representations, warranties or remedies of Assignor or Assignee thereunder.

THIS ASSIGNMENT may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Assignor agrees to execute any assignments or other documents as may be reasonably requested by Assignee in the future in order to perfect, preserve and protect Assignee’s ownership in the Assigned IP.

Assignor will deliver to Assignee all files and documentation that relate to the Assigned IP.

Assignor will reasonably cooperate with Assignee in connection with the preparation, filing, prosecution, maintenance and defense of the Assigned IP.

Assignor and Assignee each agree to promptly cooperate to complete the transfer of any domain names included in the Assigned IP by whatever means reasonably available including, but not limited to: (i) forwarding to Assignee a registrant name change agreement, with all information, signature and notarizations required to be performed by Assignor, in accordance with the current registrar’s existing policies and procedures regarding the transfer of Internet domain names; (ii) requesting a transfer to Assignee or its designee of the administrative and technical contacts listed for the domain names on the records of the related domain name registrar; (iii) requesting removal of any registrar lock or other lock on the domain name for purposes of completing the transfer; and (iv) any other steps necessary to complete such transfer.

This Assignment will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Assignment has been duly executed and delivered on behalf of the parties as of the date first above written.

ASSIGNOR:

GEORGE K. BAUM HOLDINGS, INC.

By:
Name:
Title:

ASSIGNEE:

UMB ADVISORS, LLC

By:
Name:	Clyde F. Wendel
Title:	President

[Signature page to Intellectual Property Assignment Agreement]

Exhibit A

Software Licenses for Advent/Axys (in the name of Prairie Capital Management, Inc. and owned by GKB, as successor to Prairie Capital Management, Inc.):

(a)	Advent TrustedNetwork Managed Data Service

(b)	Advent TrustedNetwork Held Away Data Service

(c)	Advent Corporate Actions

Prairie Capital Management, LLC	Exhibit X
Management Liability Run-Off Proposal
June 25, 2010

Lockton Companies has arranged the following management liability run-off coverage terms for the proposed Prairie Capital Management Liability, LLC transaction

Coverage/Insurer	Limit of Liability(1)	Retention/Underlying Amount	6 Year Run-Off Premium
Illinois Union Insurance Company (Ace)

Directors & Officers & Company Liability Coverage	$5,000,000	$150,000	$165,000

Mutual Fund and Investment Advisor Professional Liability Coverage	$5,000,000	$250,000	Included

Employment Practices Liability	$100,000	$150,000	Included

(1) $5,000,000 total policy aggregate limit, including defense costs

Missouri Surplus Lines Tax			$8,250

“Follow Form” Excess Layers of Coverage

CNA	$5,000,000	$5,000,000	$104,000

Everest	$5,000,000	$10,000,000	$73,000

Missouri Surplus Lines Tax			$3,650

Chubb	$5,000,000	$15,000,000	$54,000

Fiduciary Liability

Chubb	$3,000,000	$5,000	$5,700

Total Cost			$413,600

Run-Off Coverage Terms and Conditions

•	All premiums fully earned at inception of the run-off term
•	Run-off term – July 31, 2010 to July 31, 2016
•	Ace limit of liability is an extension of the current December 31, 2009 to December 31, 2010 policy limit.
•	Chubb Fiduciary Liability limit of liability is an extension of the current January 1, 2010 to January 1, 2011 policy limit.
•	Run-off policies are non-cancelable by the insurer or insured

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

Named Insured				Endorsement Number
Policy Symbol	Policy Number	Policy Period		Effective
to
Issued By (Name of Insurance Company)

Run-Off (Merger)

It is agreed that in consideration of the additional premium of $                     , and effective only as of the Run-Off Date, the Policy* is amended as follows:

1.	Section I, Insuring Clauses, of the Directors, Officers And Company Securities Liability Coverage Part, subsections A through C, are deleted in their entirety and the following is inserted:

A. Directors and Officers Liability (Individual)

The Insurer shall pay on behalf of the Insured Persons Loss for which the Insured Persons are not indemnified by the Company and which the Insured Persons become legally obligated to pay by reason of any Claim first made against the Insured Persons during the Run-Off Period for any Wrongful Acts taking place prior to the Run-Off Date.

B. Directors and Officers Liability (Reimbursement)

The Insurer shall pay on behalf of the Company Loss for which the Company grants indemnification to the Insured Persons, as permitted or required by law, and which the Insured Persons have become legally obligated to pay by reason of any Claim first made against the Insured Persons during the Run-Off Period for any Wrongful Acts taking place prior to the Run-Off Date.

C. Company Liability

The Insurer shall pay on behalf of the Company Loss which the Company becomes legally obligated to pay by reason of any Claim first made against the Company during the Run-Off Period for any Wrongful Acts taking place prior to the Run-Off Date.

2.	Section I, Insuring Clause, of the Employment Practices Liability Coverage Part, is deleted in its entirety and the following is inserted:

I. INSURING CLAUSE

The Insurer shall pay on behalf of the Insureds Loss which the Insureds become legally obligated to pay by reason of any Claim first made against the Insureds during the Run-Off Period for any Wrongful Acts taking place prior to the Run-Off Date, if such Claim is brought and maintained by or on behalf of any past, present or prospective full-time, part-time, temporary or leased employee(s) of the Company: ‘

3.	Section I, Insuring Clauses, of the Mutual Fund And Investment Adviser And Service Provider Professional Liability Coverage Part, subsections A through C, are deleted in their entirety and the following is inserted:

A. Mutual Fund Liability

The Insurer shall pay on behalf of the Insured Mutual Fund Loss which the Insured Mutual Fund becomes legally obligated to pay by reason of any Claim first made against the Insured Mutual Fund during the Run-Off Period for any Wrongful Acts by the Insured Mutual Fund or by a person or entity for whom the

MPP (6/10)	©ACE USA, 2010	Page 1 of 3

*	The Policy shall be substantially in the form of the professional liability policy currently un effect for Advisor Sellor.

Insured Mutual Fund is legally responsible in rendering or failing to render Professional Services, if such Wrongful Acts take place prior to the Run-Off Date.

B. Investment Adviser Liability

The Insurer shall pay on behalf of the Insured Adviser Loss which the Insured Adviser becomes legally obligated to pay by reason of any Claim first made against the Insured Adviser during the Run-Off Period for any Wrongful Acts by the Insured Advisor or by a person or entity for whom the Insured Advisor is legally responsible in rendering or failing to render Professional Services, if such Wrongful Acts take place prior to the Run-Off Date.

C. Service Provider Liability

The Insurer shall pay on behalf of the Insured Service Provider Loss which the Insured Service Provider becomes legally obligated to pay by reason of any Claim first made against the Insured Service Provider during the Run-Off Period for any Wrongful Acts by the Insured Service Provider or by a person or entity for whom the Insured Service Provider is legally responsible in rendering or failing to render Professional Services, if such Wrongful Acts take place prior to the Run-Off Date.

4.	Section 2, Definitions, of the General Conditions And Limitations, is amended to add the following:

•

Acquisition means an event as defined in Section 10, Transactions Changing Coverage, subsection b, Acquisition of the Parent Company, of the General Conditions And Limitations, as set forth in the Asset Purchase Agreement among Prairie Capital Management; LLC, et al., dated as of April 30, 2010, and any amendments thereto.

•	Run-Off Date means , 2010. ,

•

Run-Off Period means the six-year period following the Run-Off Date. Coverage under this Policy will continue in full force and effect until termination of the Run -Off Period, but only with respect to Claims for Wrongful Acts taking place before the Run-Off Date. Coverage under this Policy will cease as of the Run-Off Date with respect to Claims for Wrongful Acts taking place after the Run-Off Date.

5.	Section III, Exclusions, is amended to add the following:

•	alleging, based upon, arising out of, attributable to, or directly or indirectly resulting from any Wrongful Act subsequent to the Run-Off Date. .

6.	Any reference, to “Discovery Period” is deleted throughout the Policy.

7.	Section 2, Definitions, subsection E, Discovery Period, Section 4, Discovery Period, and Section 10, Transactions Changing Coverage, subsections a and b, of the General Conditions And Limitations, and Section III, Coverage For Newly Created, Acquired Or Sponsored Funds, of the Mutual Fund and Investment Adviser and Service Provider Professional Liability Coverage Part, are deleted in their entirety.

8.	Section 5, Limit Of Liability And Retention, is amended to add the following:

Any applicable Limit of Liability (whether a single aggregate Limit of Liability for all Coverage Parts or a separate aggregate liability for a Coverage Part) for the Run-Off Period shall be part of and not in addition to the corresponding Limit of Liability shown in the Declarations for the immediately preceding Policy Period. The purchase of the Run-Off Period shall not increase or reinstate any applicable Limit of Liability, which shall be the maximum applicable liability of the Insurer for the Policy Period and Run-Off Period, combined.

9.	Section 12, Termination Of The Policy, of the General Conditions And Limitations, is deleted in its entirety and the following is inserted:

MPP (6/10)	©ACE USA, 2010	Page 2 of 3

12. TERMINATION OF THE POLICY

This Policy may not be terminated, other than by or on behalf of the Insurer, 10 days after receipt by the Parent Company and/or the Successor Company of a written notice of termination from the Insurer for failure to pay a premium when due, unless the premium is paid within such 10 day period. The entire premium for the Run-Off Period shall be deemed fully earned and non-refundable upon payment.

All other terms and conditions of this Policy remain unchanged.

Authorized Representative

MPP (6/10)	©ACE USA, 2010	Page 3 of 3

Exhibit Y

AMENDMENT AND ASSIGNMENT

THIS AMENDMENT AND ASSIGNMENT (this “Amendment and Assignment”) dated as of July 30, 2010 is by and among                          (the “Adviser”), Prairie Brokerage Services / George K. Baum & Company (“Baum”), and UMB Financial Services, Inc. (“UMBFSI”).

WHEREAS, Baum and Adviser are parties to a [Referral/Solicitor Agreement] dated June 27, 2010 (the “Agreement”), whereby Baum refers potential investors to Adviser in exchange for certain referral fees; and

WHEREAS, in connection with a certain asset purchase agreement involving Prairie Capital Management LLC and certain affiliated entities or persons (including an affiliate of Baum), as Sellers, and UMB Advisors, LLC, and certain affiliated entities, as Buyers (the “Transaction”), Baum desires to assign its rights and obligations under the Agreement to UMBFSI, an affiliate of UMB Advisors, LLC; and

WHEREAS, Baum, UMBFSI and Adviser desire to enter into this Amendment and Assignment, which will be effective upon consummation of the Transaction (the “Effective Date”).

NOW, THEREFORE the parties agree as follows:

1. Baum hereby assigns to UMBFSI all of its rights, duties and responsibilities under the Agreement, and UMBFSI hereby accepts such assignment and agrees to perform all duties and responsibilities of Baum as described in the Agreement, as the same is being amended by this Amendment and Assignment.

2. Adviser hereby consents to the assignment of the Agreement from Baum to UMBFSI as provided herein and agrees that such consent fully satisfies all conditions required for Adviser’s consent under the terms of and in accordance with the Agreement. Adviser further agrees that Baum shall be released from all future obligations arising under the Agreement from and after the Effective Date, and UMBFSI shall assume responsibility for all future obligations under the Agreement arising from and after the Effective Date (but not any obligations arising prior to the Effective Date).

3. The Agreement is hereby amended by adding the following clause (with appropriate modifications to the terms “Adviser” and “UMBFSI” to be consistent with the identity of such parties as defined in the Agreement):

“Adviser acknowledges that UMBFSI has a responsibility to its clients to keep information about its clients and their accounts (“Client Information”) confidential. Adviser agrees not to disclose or use Client Information other than to carry out the purposes for which Adviser disclosed such Client Information to Adviser. Adviser shall not disclose Client Information other than on a “need to know” basis and then only to (a) affiliates of Adviser, (b) Adviser’s employees or officers, (c) independent contractors, agents and consultants designated by Adviser, or (d) pursuant to the exceptions set forth in 15 USC 6802(e) and accompanying regulations of Adviser’s primary regulator, which disclosures are made in the ordinary course of business.”

Y-1

4. All of the references in the Agreement to Baum are replaced by UMBFSI.

5. The parties agree that, except as otherwise set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. The parties agree that any accrued and unpaid referral or other fees owed by Adviser under the Agreement up to and including the Effective Date shall be paid by Adviser directly to Baum (as and when paid by Adviser), and any referral and other fees owed by Adviser under the Agreement relating to periods after the Effective Date shall be paid by Adviser to UMBFSI (as and when paid by Adviser). For purposes hereof, any referral or other fees for any period of time under the Agreement shall accrue in equal amounts on a daily basis. [Subject to agreement of Adviser to pay in this manner; absent such agreement, UMBFSI and Baum will agree to true up based on party that receives payment.]

7. On the Effective Date, UMBFSI agrees to provide the Adviser written notice of the consummation of the Transaction.

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IN WITNESS WHEREOF, the parties have executed this Amendment and Assignment as of the day and year first above written.

PRAIRIE BROKERAGE SERVICES / GEORGE K. BAUM & COMPANY

By:
Name:
Title:

UMB FINANCIAL SERVICES, INC.

By:
Name:
Title:

[Adviser]

By:
Name:
Title:

[Signature page to Intellectual Property Assignment Agreement]

Exhibit Z

AMENDMENT AND ASSIGNMENT OF CLIENT REFERRAL AND INTRODUCTION AGREEMENT

THIS AMENDMENT AND ASSIGNMENT (this “Amendment and Assignment”) dated as of July 30, 2010 is by and among George K. Baum & Company (the “Solicitor”), Prairie Capital Management, LLC (“PCM”), and UMB Advisors, LLC (“Advisors”).

WHEREAS, PCM and Solicitor are parties to a Client Referral and Introduction Agreement dated December 31, 2007 (the “Agreement”), whereby Solicitor refers potential investors to PCM in exchange for certain referral fees; and

WHEREAS, in connection with a certain Asset Purchase Agreement involving PCM and certain affiliated entities or persons, as Sellers, and Advisors and certain affiliated entities, as Buyers (the “Transaction”), PCM desires to assign its rights and obligations under the Agreement to Advisors; and

WHEREAS, PCM, Advisors and Solicitor desire to enter into this Amendment and Assignment, which will be effective upon consummation of the Transaction (the “Effective Date”).

NOW, THEREFORE the parties agree as follows:

1. PCM hereby assigns to Advisors all of its rights, duties and responsibilities under the Agreement, and Advisors hereby accepts such assignment and assumes and agrees to pay and perform all duties and responsibilities of PCM as described in the Agreement, as the same is being amended by this Amendment and Assignment.

2. Solicitor hereby consents to the assignment of the Agreement from PCM to Advisors as provided herein and agrees that such consent fully satisfies all conditions required for Solicitor’s consent under the terms of and in accordance with the Agreement. Solicitor further agrees that PCM shall be released from all future obligations arising under the Agreement from and after the Effective Date and that Advisors shall not have any obligations arising under the Agreement prior to the Effective Date, including but not limited to any obligation to indemnify Solicitor and affiliated persons or entities from any liability arising out of the actions or omissions of PCM prior to the Effective Date, and PCM acknowledges that it shall be responsible for all such obligations under the Agreement arising prior to the Effective Date.

3. The Agreement is hereby amended by deleting the words “Holdings No Longer Member of PCM or” from the heading of Section 8 and by deleting Section 8(a) from the Agreement.

4.	All of the references in the Agreement to Prairie Capital Management, LLC or PCM are replaced by Advisors.

5. The parties agree that, except as otherwise set forth herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. The parties agree that any accrued and unpaid referral or other fees owed to Solicitor under the Agreement in connection with “Protected Clients” (as defined in Section 2 of the Agreement) up to and including the Effective Date shall be paid by PCM directly to Solicitor (as and when paid by PCM), and

Z-1

any referral and other fees owed to Solicitor in connection with “Protected Clients” under the Agreement relating to periods after the Effective Date shall be paid by Advisors to Solicitor (as and when paid by Advisors). For purposes hereof, any referral or other fees for any period of time under the Agreement shall accrue in equal amounts on a daily basis.

7. On the Effective Date, Advisors agrees to provide Solicitor written notice of the consummation of the Transaction.

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IN WITNESS WHEREOF, the parties have executed this Amendment and Assignment as of the day and year first above written.

PRAIRIE CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

GEORGE K. BAUM & COMPANY

By:
Name:
Title:

Accepted by: UMB ADVISORS, LLC

By:
Name:	Clyde F. Wendel
Title:	President

[Signature page to Amendment and Assignment of Client Referral and Introduction Agreement]